            Prospectus Supplement to Prospectus Dated April 10, 2007
                                 $2,910,254,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2007-C2

             Credit Suisse Commercial Mortgage Trust Series 2007-C2
                                 issuing entity

              Credit Suisse First Boston Mortgage Securities Corp.
                                   depositor
                             Column Financial, Inc.
                          KeyBank National Association
                         sponsors/mortgage loan sellers
                            ------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of a segregated pool of commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue 27 classes of certificates, eight (8) of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in June 2007. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at a price of 100.5% of the total initial principal balance of the offered certificates plus (except with respect to the Class A-MFL certificates) accrued interest from May 1, 2007. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-45 of this prospectus supplement.

                                 Approximate Total
                                 Initial Principal                                                                   Expected
                                Balance or Notional     Initial Pass-       Assumed Final        Rated Final         Ratings
Offered Classes                       Amount            Through Rate      Distribution Date   Distribution Date   (Moody's/S&P)
---------------                 -------------------   -----------------   -----------------   -----------------   --------------
Class A-1.....................     $   26,000,000         5.2690%           October 2011         January 2049        Aaa/AAA
Class A-2.....................     $  318,000,000         5.4480%            April 2012          January 2049        Aaa/AAA
Class A-AB....................     $   64,298,000         5.4850%          December 2016         January 2049        Aaa/AAA
Class A-3.....................     $  368,000,000         5.5420%          February 2017         January 2049        Aaa/AAA
Class A-1-A...................     $1,532,119,000         5.5260%            March 2017          January 2049        Aaa/AAA
Class A-M.....................     $  229,773,000         5.6150%            March 2017          January 2049        Aaa/AAA
Class A-MFL...................     $  100,000,000     LIBOR + 0.2300%        March 2017          January 2049        Aaa/AAA
Class A-J.....................     $  272,064,000         5.7490%            April 2017          January 2049        Aaa/AAA

    Delivery of the offered certificates, in book-entry form only, will be made on or about May 9, 2007. Credit Enhancement will be provided by the subordination of certain classes of certificates to certain other classes of certificates as described in this prospectus supplement under "Summary of Prospectus Supplement-Distributions-B. Subordination," "--Distributions--C. Priority of Distributions," "Risk Factors--Risks Related to the Offered Certificates--The Class A-M, A-MFL and A-J Certificates Are Subordinate to, and Are Therefore Riskier Than, the Class A-1, A-2, A-AB, A-3, A-1-A and A-X Certificates" and "Description of the Offered Certificates--Distributions--Subordination," and "Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse Securities (USA) LLC, California Fina Group, Inc. (DBA:
Finacorp Securities), KeyBanc Capital Markets Inc., Greenwich Capital
Markets, Inc., and Wachovia Capital Markets, LLC will act as underwriters with respect to this offering. Credit Suisse Securities (USA) LLC will be the sole lead manager and the sole book running manager. Finacorp Securities, KeyBanc Capital Markets Inc., Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC will be the co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

                                 Credit Suisse

Finacorp Securities                                 KeyBanc Capital Markets Inc.

RBS Greenwich Capital                                        Wachovia Securities

           The date of this prospectus supplement is April 27, 2007.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C2

[MAP OMITTED]

WASHINGTON                      VIRGINIA
3 PROPERTIES                    13 PROPERTIES
0.8% OF TOTAL                   2.4% OF TOTAL

OREGON                          DISTRICT OF COLUMBIA
4 PROPERTY                      1 PROPERTIES
0.5% OF TOTAL                   0.2% OF TOTAL

COLORADO                        MARYLAND
2 PROPERTIES                    9 PROPERTIES
3.6% OF TOTAL                   1.7% OF TOTAL

CALIFORNIA                      PENNSYLVANIA
16 PROPERTIES                   3 PROPERTIES
6.4% OF TOTAL                   0.4% OF TOTAL

NORTHERN CALIFORNIA             NEW JERSEY
8 PROPERTIES                    1 PROPERTY
1.5% OF TOTAL                   0.03% OF TOTAL

SOUTHERN CALIFORNIA             CONNECTICUT
10 PROPERTIES                   1 PROPERTY
4.9% OF TOTAL                   1.6% OF TOTAL

NEVADA                          MASSACHUSETTS
1 PROPERTIES                    1 PROPERTIES
0.1% OF TOTAL                   0.1% OF TOTAL

UTAH                            NEW YORK
1 PROPERTIES                    13 PROPERTIES
0.3% OF TOTAL                   14.4% OF TOTAL

ARIZONA                         OHIO
6 PROPERTIES                    12 PROPERTIES
3.2% OF TOTAL                   3.1% OF TOTAL

NEW MEXICO                      MICHIGAN
1 PROPERTY                      2 PROPERTIES
0.04% OF TOTAL                  0.2% OF TOTAL

TEXAS                           INDIANA
20 PROPERTIES                   4 PROPERTIES
25.?% OF TOTAL                  0.3% OF TOTAL

ARKANSAS                        ILLINOIS
2 PROPERTIES                    10 PROPERTIES
0.2% OF TOTAL                   6.9% OF TOTAL

LOUISIANA                       WISCONSIN
2 PROPERTIES                    3 PROPERTIES
1.4% OF TOTAL                   0.5% OF TOTAL

ALABAMA                         MISSOURI
4 PROPERTIES                    7 PROPERTIES
0.4% OF TOTAL                   2.4% OF TOTAL

KENTUCKY                        MINNESOTA
1 PROPERTIES                    4 PROPERTIES
0.1% OF TOTAL                   ?.?% OF TOTAL

FLORIDA                         IOWA
16 PROPERTIES                   1 PROPERTIES
?.?% OF TOTAL                   8.1% OF TOTAL

GEORGIA                         NORTH DAKOTA
9 PROPERTIES                    1 PROPERTIES
3.3% OF TOTAL                   0.1% OF TOTAL

TENNESSEE                       NEBRASKA
6 PROPERTIES                    1 PROPERTIES
?.4% OF TOTAL                   1.3% OF TOTAL

SOUTH CAROLINA                  KANSAS
2 PROPERTIES                    1 PROPERTIES
1.5% OF TOTAL                   0.05% OF TOTAL

NORTH CAROLINA                  IDAHO
23 PROPERTIES                   2 PROPERTIES
7.9% OF TOTAL                   0.3% OF TOTAL

[CHART]

Self Storage      0.8%
Industrial        2.8%
Office           31.3%
Retail           14.4%
Multifamily      23.9%
Hotel             3.1%
Mixed Use         0.9%

[GRAPHIC OMITTED]

2.   966 LEXINGTON AVENUE
     NEW YORK, NY

[GRAPHIC OMITTED]

8A.  3885 BROADWAY
     NEW YORK, NY

[GRAPHIC OMITTED]

86.  SPRING HILL
     SUITES DALLAS LAS
     COLINAS IRVING

[GRAPHIC OMITTED]

30.  CORDATA
     MEDICAL BUILDING
     BELLINGHAM, WA

[GRAPHIC OMITTED]

22.  EL PASO
     SIMI VALLEY
     SIMI VALLEY, CA

[GRAPHIC OMITTED]

72.  SKY MARK TOWER
     ARLINGTON, TX

[GRAPHIC OMITTED]

10.  LATITUDES APARTMENTS
     VIRGINIA BEACH, VA

[GRAPHIC OMITTED]

4.   THREE WESTLAKE PARK
     HOUSTON, TX

[GRAPHIC OMITTED]

17.  THE GUCCI BUILDING
     BEVERLY HILLS, CA

[GRAPHIC OMITTED]

117. HERITAGE OFFICE
     LAKELAND, FL

[GRAPHIC OMITTED]

5.   TWO NORTH LASALLE
     CHICAGO, IL

[GRAPHIC OMITTED]

103. THE AMERICAN BUILDING
     BALTIMORE, MD

[GRAPHIC OMITTED]

33.  THE SHOPPES AT ST. CLAIR SQAURE
     FAIRVIEW HEIGHTS, IL

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
   PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS                     S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM                                    S-4
SUMMARY OF PROSPECTUS SUPPLEMENT                                             S-7
RISK FACTORS                                                                S-45
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT                        S-72
FORWARD-LOOKING STATEMENTS                                                  S-72
AFFILIATIONS                                                                S-72
DESCRIPTION OF THE ISSUING ENTITY                                           S-72
DESCRIPTION OF THE DEPOSITOR                                                S-74
DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS                       S-74
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS                                S-78
DESCRIPTION OF THE OFFERED CERTIFICATES                                    S-144
YIELD AND MATURITY CONSIDERATIONS                                          S-174
DESCRIPTION OF THE SWAP AGREEMENT                                          S-180
THE SERIES 2007-C2 POOLING AND SERVICING AGREEMENT                         S-183
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
   MORTGAGED PROPERTIES LOCATED IN TEXAS AND NEW YORK                      S-225
U.S. FEDERAL INCOME TAX CONSEQUENCES                                       S-226
ERISA CONSIDERATIONS                                                       S-230
LEGAL INVESTMENT                                                           S-233
USE OF PROCEEDS                                                            S-234
UNDERWRITING                                                               S-234
LEGAL MATTERS                                                              S-235
RATING                                                                     S-236
GLOSSARY                                                                   S-238

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1 -- CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED
               MORTGAGED REAL PROPERTIES

EXHIBIT A-2 -- MORTGAGE POOL INFORMATION

EXHIBIT B   -- FORM OF TRUSTEE REPORT

EXHIBIT C   -- DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D   -- CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

EXHIBIT E   -- GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
   PROSPECTUS                                                                  3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                          31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION                                                         129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

                                   ----------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-141613) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the offered certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of offered certificates to the public in that Relevant Member State:

          (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

          (b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (d) at any time in any other circumstance which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of offered certificates to the public" in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

     Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

          - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

          - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C2 Commercial Mortgage Pass-Through Certificates. The series 2007-C2 certificates will consist of 27 classes. The table below identifies and specifies various characteristics for 25 of those classes:

                                      APPROXIMATE
                                          % OF                                            ASSUMED
         EXPECTED    TOTAL INITIAL       TOTAL                       PASS-      INITIAL   WEIGHTED                    ASSUMED
         RATINGS       PRINCIPAL        INITIAL     APPROXIMATE     THROUGH      PASS-     AVERAGE     ASSUMED         FINAL
        (MOODY'S/      BALANCE OR     CERTIFICATE      CREDIT        RATE       THROUGH     LIFE      PRINCIPAL     DISTRIBUTION
CLASS      S&P)     NOTIONAL AMOUNT     BALANCE       SUPPORT     DESCRIPTION     RATE     (YEARS)      WINDOW          DATE
-----   ---------   ---------------   -----------   -----------   -----------   -------   --------   -----------   -------------
 A-1     Aaa/AAA     $   26,000,000      0.79%         30.00%        Fixed      5.2690%      2.6     06/07-10/11   October 2011
 A-2     Aaa/AAA     $  318,000,000      9.64%         30.00%       WAC Cap     5.4480%      4.6     10/11-04/12    April 2012
A-AB     Aaa/AAA     $   64,298,000      1.95%         30.00%       WAC Cap     5.4850%      7.3     04/12-12/16   December 2016
 A-3     Aaa/AAA     $  368,000,000     11.16%         30.00%       WAC Cap     5.5420%      9.7     12/16-02/17   February 2017
A-1-A    Aaa/AAA     $1,532,119,000     46.46%         30.00%       WAC Cap     5.5260%      9.4     06/07-03/17    March 2017
 A-M     Aaa/AAA     $  229,773,000      6.97%         20.00%       WAC Cap     5.6150%      9.9     03/17-03/17    March 2017
A-MFL    Aaa/AAA     $  100,000,000      3.03%         20.00%      Floating     LIBOR +      9.9     03/17-03/17    March 2017
                                                                    (LIBOR      0.2300%
                                                                     Plus)
 A-J     Aaa/AAA     $  272,064,000      8.25%         11.75%       WAC Cap     5.7490%      9.9     03/17-04/17    April 2017
  B      Aa1/AA+     $   16,489,000      0.50%         11.25%         WAC       5.8229%      N/A         N/A            N/A
  C       Aa2/AA     $   53,588,000      1.62%          9.63%         WAC       5.8229%      N/A         N/A            N/A
  D      Aa3/AA-     $   28,855,000      0.87%          8.75%         WAC       5.8229%      N/A         N/A            N/A
  E       A1/A+      $   16,489,000      0.50%          8.25%         WAC       5.8229%      N/A         N/A            N/A
  F        A2/A      $   28,855,000      0.87%          7.38%         WAC       5.8229%      N/A         N/A            N/A
  G       A3/A-      $   28,855,000      0.87%          6.50%         WAC       5.8229%      N/A         N/A            N/A
  H     Baa1/BBB+    $   45,344,000      1.38%          5.13%       WAC Cap     5.5500%      N/A         N/A            N/A
  J      Baa2/BBB    $   37,100,000      1.13%          4.00%       WAC Cap     5.5500%      N/A         N/A            N/A
  K     Baa3/BBB-    $   32,977,000      1.00%          3.00%       WAC Cap     5.5500%      N/A         N/A            N/A
  L      Ba1/BB+     $    8,244,000      0.25%          2.75%        Fixed      5.1920%      N/A         N/A            N/A
  M       Ba2/BB     $    8,245,000      0.25%          2.50%        Fixed      5.1920%      N/A         N/A            N/A
  N      Ba3/BB-     $   16,488,000      0.50%          2.00%        Fixed      5.1920%      N/A         N/A            N/A
  O       B1/B+      $    4,123,000      0.13%          1.88%        Fixed      5.1920%      N/A         N/A            N/A
  P        B2/B      $   12,366,000      0.37%          1.50%        Fixed      5.1920%      N/A         N/A            N/A
  Q       B3/B-      $    8,244,000      0.25%          1.25%        Fixed      5.1920%      N/A         N/A            N/A
  S       NR/NR      $   41,222,705      1.25%          0.00%        Fixed      5.1920%      N/A         N/A            N/A
 A-X     Aaa/AAA     $3,297,738,705       N/A            N/A      Variable IO   0.2801%      N/A         N/A            N/A

----------
     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL and A-J certificates are offered by this prospectus supplement.

     - The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL Upper-Tier REMIC regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, and there exists no continuing payment default by the swap counterparty under the swap agreement, the swap agreement will provide, among other things, that amounts payable with respect to the class A-MFL Upper-Tier REMIC regular interest will be exchanged for amounts payable as interest under the swap agreement, with payments to be made between the swap counterparty and the trustee on behalf of the issuing entity on a net basis. The swap agreement will provide for the calculation of the accrual of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL Upper-Tier REMIC regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date, provided that the ratings on the class A-MFL certificates will not address the payment of interest thereon at a rate in excess of the pass-through rate for the class A-MFL Upper-Tier REMIC regular interest. The rated final distribution date for each class of offered certificates is the distribution date in January 2049.

     - All of the classes in the table on page S-7, except the A-X class, will have principal balances. All of the classes shown in that table will bear interest. The series 2007-C2 certificates with principal balances constitute the series 2007-C2 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K,
          L, M, N, O, P, Q and S certificates and the class A-MFL Upper-Tier REMIC regular interest.

     - The total initial principal balance or notional amount of any class shown in the table on page S-7 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-7 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-7 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - Each class identified in the table on page S-7 as having a "WAC Cap" pass-through rate has a variable pass through rate equal to the lesser of--

               1. the initial pass-through rate shown for that class in that table, and

               2. a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The class A-MFL certificates identified in the table on page S-7 as having a "Floating (LIBOR plus)" pass-through rate, for so long as the swap agreement is in effect and there exists no continuing payment default by the swap counterparty under the swap agreement, have a pass-through rate for any interest accrual period equal to LIBOR plus 0.2300%; except that if (a) the total amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest for any distribution date is less than (b) 1/12th of the product of (i) 5.3400%, multiplied by (ii) the total principal balance of the class A-MFL certificates on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. If on any subsequent distribution date more interest is allocated to the class A-MFL Upper-Tier REMIC regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be reimbursed to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the issuing entity. Under certain circumstances described in this prospectus supplement, the swap agreement may terminate or there may be a continuing payment default by the swap counterparty and the pass-through rate applicable to the class A-MFL certificates may convert to the pass-through rate applicable to the class A-MFL Upper-Tier REMIC regular interest. The initial value of LIBOR will be determined by the swap counterparty on May 7, 2007, and subsequent values of LIBOR will be determined by the swap counterparty two LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Agreement--The Swap Agreement" and "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     - The class A-X certificates identified in the table on page S-7 as having a "Variable IO" pass-through rate will have a variable pass-through rate for any interest accrual period equal to the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the classes of series 2007-C2 principal balance certificates (exclusive of the class A-MFL certificates) or all of the total principal balance of the class A-MFL Upper-Tier REMIC regular interest. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     - The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular mortgage loan in the issuing entity, an annual interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, any related primary servicing fee and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     - The initial pass-through rates shown in the table on page S-7 with respect to the class B, C, D, E, F, G and A-X certificates are each approximate.

     - As to any given class of offered certificates shown in the table on page S-7, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

               1. all of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

               2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

               3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-7, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-7, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-7, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R and V certificates are not represented in the table on page S-7. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2007-C2 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of May 1, 2007, between us, as depositor, a trustee, two master servicers and a special servicer.

     The series 2007-C2 certificates will evidence the entire beneficial ownership of an issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from two mortgage loan sellers. The assets of the issuing entity will also include a swap agreement. As of their respective due dates in May 2007, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "Description of the Underlying Mortgage Loans" in this prospectus supplement.

     For purposes of calculating distributions on the respective classes of the series 2007-C2 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with two (2) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred twenty-one (121) mortgage loans, with an initial loan group no. 1 balance of $1,765,619,068, representing approximately 53.5% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but two (2) of the underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of eighty-six (86) mortgage loans, with an initial loan group no. 2 balance of $1,532,119,637, representing approximately 46.5% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY                   Credit Suisse Commercial Mortgage Trust
                                 2007-C2, a New York common law trust, will issue the series 2007-C2 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the two mortgage loan sellers.

DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New
                                 York 10010. All references to "we," "us" and
                                 "our" in this prospectus supplement and the accompanying prospectus are intended to mean
                                 Credit Suisse First Boston Mortgage Securities
                                 Corp. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." in the accompanying
                                 prospectus.

SPONSORS AND MORTGAGE LOAN
SELLERS We will acquire the mortgage loans that are to back the offered certificates from two separate mortgage loan sellers, which are also sponsors of the series 2007-C2 transaction.

                                 -    Column Financial, Inc., a Delaware
                                      corporation and an affiliate of the
                                      depositor, will act as a sponsor and
                                      mortgage loan seller with respect to the issuing entity. Column Financial, Inc. is also an affiliate of Credit Suisse

                                      Securities (USA) LLC, one of the
                                      underwriters, and a non-cashiering primary servicer with respect to certain of the underlying mortgage loans originated or acquired by Column Financial, Inc. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                                 - KeyBank National Association, a national banking association, will act as a sponsor and mortgage loan seller. It is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer and one of the master servicers, and is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                                 See "Description of the Underlying Mortgage
                                 Loans--The Mortgage Loan Sellers" in this prospectus supplement.

MASTER SERVICERS                 KeyCorp Real Estate Capital Markets, Inc., an
                                 Ohio corporation, will act as master servicer with respect to one hundred seventeen (117) of the underlying mortgage loans, representing
                                 56.3% of the initial mortgage pool balance. It is a wholly owned subsidiary of KeyBank
                                 National Association, one of the sponsors and mortgage loan sellers, and it is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. The primary servicing offices of KeyCorp Real Estate Capital Markets, Inc. are located 911 Main Street, Suite 1500, Kansas
                                 City, Missouri 64105. See "The Series 2007-C2
                                 Pooling and Servicing Agreement--The Master
                                 Servicers" in this prospectus supplement.

                                 Wachovia Bank, National Association, a national banking association, will act as master servicer with respect to ninety (90) of the underlying mortgage loans, representing 43.7% of the initial mortgage pool balance. It is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. The primary servicing offices of Wachovia Bank National Association are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. See "The Series 2007-C2 Pooling and Servicing Agreement--The Master Servicers" in this prospectus supplement.

                                 As consideration for servicing the underlying mortgage loans, the master servicers will receive a master servicing fee. The master servicing fee ranges from 0.01% to 0.02% per annum on the stated principal balance of each underlying mortgage loan that it services. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The applicable master servicer will also be entitled to additional servicing compensation as more particularly described in "The Series 2007-C2 Pooling and Servicing
                                 Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation."

                                 See "The Series 2007-C2 Pooling and Servicing Agreement--The Master Servicers" in this prospectus supplement.

SPECIAL SERVICER                 ING Clarion Partners, LLC, a New York limited
                                 liability company, will act as special servicer with respect to the underlying mortgage loans and any related foreclosure properties. See
                                 "The Series 2007-C2 Pooling and Servicing
                                 Agreement--The Special Servicer" in this prospectus supplement.

                                 The special servicer will, in general, be responsible for servicing and administering:

                                 -    underlying mortgage loans that, in
                                      general, are in default or as to which
                                      default is reasonably foreseeable; and

                                 -    any real estate acquired by the issuing
                                      entity upon foreclosure of a defaulted
                                      underlying mortgage loan.

                                 The special servicer and its affiliates will be permitted to purchase series 2007-C2 certificates.

                                 The holders of a majority interest in the series 2007-C2 controlling class can replace the special servicer, with or without cause.

                                 As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicer will receive a special servicing fee that will accrue at a rate of 0.35% per annum (with a minimum of $4,000 per loan per month) on the stated principal balance of the underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicer monthly from collections on the mortgage loans. Additionally, the special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The workout fee will be payable out of, and will generally be calculated by application of a workout fee rate of 1.0% to, each payment of interest (other than default interest) and principal received on the underlying mortgage loan for so long as it remains a worked out mortgage loan. The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller upon the breach of a representation of warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment of proceeds, exclusive of liquidation expenses.

                                 See "The Series 2007-C2 Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

PRIMARY SERVICERS                No primary servicer with respect to the series
                                 2007-C2 mortgage pool (other than the master servicers, which will act as primary servicers with respect to one hundred fifty-two (152) of the underlying mortgage loans, collectively representing 78.1% of the initial mortgage pool balance) will service mortgage loans representing 10% or more of the initial mortgage pool balance.

                                 Column Financial, Inc., a Delaware corporation and an affiliate of the depositor, will act as a non-cashiering primary servicer with respect to 32 mortgage loans in the issuing entity, representing 8.4% of the initial mortgage pool balance, which were originated or acquired by Column Financial, Inc. Column Financial, Inc. is also a sponsor and mortgage loan seller with respect to the issuing entity and an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

                                 See "The Series 2007-C2 Pooling and Servicing Agreement--The Primary Servicer" in this prospectus supplement.

TRUSTEE Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2007-C2 certificateholders. It maintains an office at 9062 Old

                                 Annapolis Road, Columbia, Maryland 21045-1951. As consideration for acting as trustee, Wells Fargo Bank, N.A. will receive as its fee 0.00068% per annum on the stated principal balance of each underlying mortgage loan. Such fee is calculated on the same basis as interest in the underlying mortgage loans and will generally be payable to the trustee from collections on the mortgage loans. See "The Series 2007-C2 Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

599 LEXINGTON AVENUE MORTGAGE
LOAN, MASTER SERVICER AND
SPECIAL SERVICER                 Notwithstanding the foregoing, the underlying
                                 mortgage loan identified on Exhibit A-1 to this prospectus supplement as 599 Lexington Avenue will be serviced and administered pursuant to the J.P. Morgan Chase Commercial Mortgage
                                 Securities Trust 2007-LDP10 pooling and
                                 servicing agreement, which provides for
                                 servicing arrangements that are similar but not identical to those under the series 2007-C2 pooling and servicing agreement. In that regard--

                                 -    Wells Fargo Bank, N.A., which is a
                                      co-trustee under the J.P. Morgan Chase
                                      Commercial Mortgage Securities Trust
                                      2007-LDP10 pooling and servicing
                                      agreement, will, in that capacity, be the mortgagee of record for the 599 Lexington Avenue mortgage loan;

                                 -    Midland Loan Services, Inc., which is a
                                      master servicer under the J.P. Morgan
                                      Chase Commercial Mortgage Securities Trust
                                      2007-LDP10 pooling and servicing
                                      agreement, will, in that capacity, be the master servicer for the 599 Lexington Avenue mortgage loan; and

                                 -    J.E. Robert Company, Inc., which is the
                                      special servicer under the J.P. Morgan
                                      Chase Commercial Mortgage Securities Trust
                                      2007-LDP10 pooling and servicing
                                      agreement, will, in that capacity, be the special servicer of the 599 Lexington Avenue mortgage loan.

                                 References in this prospectus supplement, however, to the trustee, the master servicers and the special servicer will mean the trustee, the applicable master servicer and the special servicer under the series 2007-C2 pooling and servicing agreement unless the context clearly indicates otherwise.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Matters Regarding the 599
                                 Lexington Avenue Mortgage Loan" and
                                 "--Significant Mortgage Loans--599 Lexington
                                 Avenue" in this prospectus supplement.

SIGNIFICANT OBLIGOR              The mortgaged real property related to the
                                 underlying mortgage loan identified on Exhibit
                                 A-1 to this prospectus supplement as Alliance -
                                 SAFD PJ constitutes a "significant obligor" within the meaning of Regulation AB Item 1112.
                                 For more information regarding such mortgaged real property, see "Description of the Underlying Mortgage Loans--Alliance SAFD PJ" in this prospectus supplement.

PARTIES The following diagram illustrates the various parties involved in the transaction and their functions.

                                 -----------------------------------
                                     Column Financial, Inc. and
                                    KeyBank National Association
                                 (Originators, Mortgage Loan Sellers
                                            and Sponsors)
                                 -----------------------------------
                                                  |
                                                  |
                                                  | Mortgage Loans
                                                 \ /
                                 -----------------------------------       ----------------------------
                                 Credit Suisse First Boston Mortgage        KeyCorp Real Estate Capital
                                          Securities Corp.                       Markets, Inc. and
                                             (Depositor)                |--       Wachovia Bank,
                                 -----------------------------------    |      National Association
                                                  |                     |       (Master Servicers)
                                                  |                     |  ----------------------------
                                                  | Mortgage Loans      |
                                                 \ /                    |
                                 -----------------------------------    |  ----------------------------
                                 Credit Suisse Commercial Mortgage      |  ING Clarion Partners, LLC.
                                       Trust Series 2007-C2         ----|--    (Special Servicer)
                                         (Issuing Entity)               |  ----------------------------
                                 -----------------------------------    |
                                                                        |
                                                                        |
                                                                        |  ----------------------------
                                                                        |     Wells Fargo Bank, N.A.
                                                                        |--          (Trustee)
                                                                           ----------------------------

CONTROLLING CLASS OF SERIES
2007-C2 CERTIFICATEHOLDERS       At any time of determination, the controlling
                                 class of series 2007-C2 certificateholders will be the holders of the most subordinate class of series 2007-C2 certificates, exclusive of the A-X, R and V classes, that have a total principal balance at least equal to 25% of the total initial principal balance of that class.
                                 However, if no class of series 2007-C2
                                 certificates, exclusive of the A-X, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2007-C2 certificateholders will be the holders of the most subordinate class of series 2007-C2 certificates, exclusive of the A-X, R and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series
                                 2007-C2 certificateholders, (i) the class A-1, A-2, A-AB, A-3, and A-1-A certificateholders will be considered a single class and (ii) the class A-M and class A-MFL certificateholders will be considered a single class. See "The
                                 Series 2007-C2 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Series 2007-C2 Controlling Class and
                                 Series 2007-C2 Directing Certificateholder" in this prospectus supplement.

SERIES 2007-C2 DIRECTING
CERTIFICATEHOLDER                The series 2007-C2 directing certificateholder
                                 will, in general, be a certificateholder

                                 (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2007-C2 controlling class selected by holders (or beneficial owners) of series 2007-C2 certificates representing a majority interest in the series 2007-C2 controlling class.

                                 As and to the extent described under "The
                                 Series 2007-C2 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Asset Status Report" in this prospectus supplement, the series 2007-C2 directing certificateholder may direct the applicable master servicer and the special servicer with respect to various servicing matters involving each of the underlying mortgage loans, except the series 2007-C2 directing certificateholder will be entitled to provide such direction with respect to the 599 Lexington Avenue whole loan, consisting of the 599 Lexington Avenue mortgage loan and the 599 Lexington Avenue outside-the-issuing entity mortgage loans, only in conjunction with the holder or holders of such 599 Lexington Avenue outside-the-issuing entity mortgage loans, that when combined with the 599 Lexington Avenue mortgage loan, represent more than 50% of the total outstanding principal balance of the 599 Lexington Avenue whole loan.

                                 See "The Series 2007-C2 Pooling and Servicing Agreement--Realization Upon Mortgage
                                 Loans--Asset Status Report" and "--Realization Upon Mortgage Loans--Series 2007-C2 Controlling Class and Series 2007-C2 Directing Certificateholder" in this prospectus supplement.

                                 If any mortgage loan in the issuing entity becomes 90 days delinquent as to any balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur) or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2007-C2 controlling class representative or the special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2007-C2 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement, subject to any prior purchase rights of any mezzanine lender or the holder of any related junior CBA B-Note companion loan.

                                 With respect to any CBA A/B loan pair, the holder of the B-Note companion loan will have certain rights as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs."

UNDERWRITERS                     Credit Suisse Securities (USA) LLC, California
                                 Fina Group, Inc. (DBA: Finacorp Securities),
                                 KeyBanc Capital Markets Inc., Greenwich Capital
                                 Markets, Inc. and Wachovia Capital Markets, LLC are the underwriters with respect to this offering. Credit Suisse Securities (USA) LLC will be lead and bookrunning manager. Finacorp
                                 Securities, KeyBanc Capital Markets Inc.,
                                 Greenwich Capital Markets, Inc. and Wachovia
                                 Capital Markets, LLC will act as co-managers with respect to the offering. Credit Suisse
                                 Securities (USA) LLC is an affiliate of us, Column Financial, Inc., one of the mortgage loan sellers, sponsors and a non-cashiering primary servicer with respect to certain of the mortgage loans originated or acquired by Column
                                 Financial Inc. KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, one of the mortgage loan sellers and sponsors, and of KeyCorp Real Estate Capital Markets,
                                 Inc., one of the master servicers and a primary servicer. Wachovia Capital Markets, LLC is an affiliate of Wachovia Bank, National
                                 Association, one of the master servicers and a primary servicer.

SWAP COUNTERPARTY                Credit Suisse International, an affiliate of
                                 the depositor, one of the sponsors and mortgage loan sellers and one of the underwriters, will be the counterparty under the swap agreement relating to the class A-MFL certificates. As of the date of this prospectus supplement, the swap counterparty has been assigned a senior unsecured debt rating of "AA-" (stable outlook) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa3" (stable outlook) by Moody's Investors Service, Inc. and a long-term rating of "AA-" (stable outlook) by Fitch, Inc.
                                 See "Description of the Swap Agreement--The
                                 Swap Counterparty" in this prospectus
                                 supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE                     The underlying mortgage loans will be
                                 considered part of the issuing entity as of their respective due dates in May 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in June 2007, those underlying mortgage loans will be considered part of the issuing entity on the equivalent day of the month in May 2007 had their first due date been in May 2007. All payments and collections received on each of the underlying mortgage loans after its due date in May 2007 or its date of origination, as the case may be, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in May 2007 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE                       The date of initial issuance for the series
                                 2007-C2 certificates will be on or about May 9, 2007.

DUE DATES                        Subject, in some cases, to a next business day
                                 convention, the dates on which monthly
                                 installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                           % OF INITIAL
                                              NUMBER OF    MORTGAGE POOL
                                 DUE DATE  MORTGAGE LOANS     BALANCE
                                 --------  --------------  -------------
                                   11th         179            81.4%
                                    1st          28            18.6%
                                                ---           -----
                                 TOTAL          207           100.0%

DETERMINATION DATE               The monthly cut-off for collections on the
                                 underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2007-C2 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date.
                                 The determination date will be the 11th
                                 calendar day of each month, commencing with June 2007, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE                Distributions on the series 2007-C2
                                 certificates are scheduled to occur monthly, commencing in June 2007. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE                      The record date for each monthly distribution
                                 on a series 2007-C2 certificate will be the last business day of the prior calendar month.
                                 The registered holders of the series 2007-C2 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD                Amounts available for distribution on the
                                 series 2007-C2 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                 - will relate to a particular distribution date,

                                 -    will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin as of the cut-off date, and

                                 - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD          The amount of interest payable with respect to
                                 the interest-bearing classes of the series
                                 2007-C2 certificates and the class A-MFL
                                 Upper-Tier REMIC regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the interest-bearing classes of the series
                                 2007-C2 certificates (other than the class
                                 A-MFL certificates) and the class A-MFL
                                 Upper-Tier REMIC regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to each interest bearing class of series 2007-C2 certificates and the class A-MFL Upper-Tier REMIC regular interest assuming that each year consists of twelve 30 day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no payment default by the swap counterparty exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days). The interest accrual period for the class A-MFL certificates for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, from and including May 9,
                                 2007) to, but excluding, the related
                                 distribution date; except that, if the swap agreement is terminated and not replaced or if there exists a continuing payment default by the swap counterparty under the swap agreement, then the interest accrual period with respect to the class A-MFL certificates for any distribution date will be the same as the interest accrual period for the class A-MFL
                                 Upper-Tier REMIC regular interest.

LIBOR DETERMINATION DATE         The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-MFL certificates as well as the payment obligations under the swap agreement, will initially be determined on May 7, 2007 and will thereafter be determined monthly on the second
                                 LIBOR business day preceding the first day of the applicable interest accrual period.

ASSUMED FINAL DISTRIBUTION       For each of the class of certificates, the date
DATE                             set forth on the cover page of this prospectus
                                 supplement.

RATED FINAL DISTRIBUTION DATE    The distribution date occurring January 2049.

                            THE OFFERED CERTIFICATES

GENERAL The series 2007-C2 certificates offered by this prospectus supplement are the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL and A-J certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-7 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

                                   COLLECTIONS

GENERAL The master servicers, the primary servicers, if any, or the special servicer, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the related master servicer's collection account within two (2) business days of receipt.

                                  DISTRIBUTIONS

A. GENERAL                       Funds collected or advanced on the underlying
                                 mortgage loans will be distributed on each distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B. SUBORDINATION                 The chart below under "C. Priority of
                                 Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C. PRIORITY OF DISTRIBUTIONS     The trustee will make distributions of interest
                                 and, if and when applicable, principal, to the following classes of series 2007-C2 certificateholders in the following order:

                                                                    -------------------------------
                                  |                                                                  / \
                                  |                                      Class A-1, class A-2,        |
                                  |                                     class A-AB, class A-3,        |
                                  |                                         class A-1-A and           |
                                  |                                            class A-X              |
                                  |                                                                   |
                                  |                                 -------------------------------   |
                                  |                                                                   |
                                  |  Accrued certificate interest,     class A-M and class A-MFL      |   Losses
                                  |       then principal                                              |
                                  |                                 -------------------------------   |
                                  |                                                                   |
                                  |                                            class A-J              |
                                  |                                                                   |
                                  |                                 -------------------------------   |
                                  |                                                                   |
                                  |                                    non-offered certificated       |
                                  |                                  other than class A-X, class R    |
                                  |                                          and class V)             |
                                  |                                                                   |
                                  |                                 -------------------------------   |
                                  |
                                 \ /

                                 No other form of credit enhancement will be available to you as a holder of offered certificates.

                                 Allocation of interest distributions among the class A-1, A-2, A-AB, A-3, A-1-A and A-X certificates are to be made concurrently:

                                 - in the case of the A-1, A-2, A-AB and A-3 classes on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                                 -    in the case of the A-1-A class, from
                                      available funds attributable to loan group no. 2;

                                 -    in the case of the A-X class, from
                                      available funds attributable to loan group no. 1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-AB, A-3, A-1-A and/or A-X classes, then distributions of interest will be made on those classes of series 2007-C2 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                 Allocation of interest distributions between the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest are to be made concurrently on a PRO RATA basis.

                                 Allocation of principal distributions among the A-1, A-2, A-AB, A-3 and A-1-A classes and between the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest is described under "--Distributions--Principal Distributions" below. The class A-X, R and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS        Each class of series 2007-C2 certificates,
                                 other than the class R and V certificates, and the class A-MFL Upper-Tier REMIC regular interest will bear interest. With respect to each interest-bearing class of series 2007-C2 certificates and the class A-MFL Upper-Tier
                                 REMIC regular interest, that interest will accrue during each interest accrual period based upon:

                                 - the pass-through rate with respect to that class or the class A-MFL Upper-Tier REMIC regular interest, as the case may be, for that interest accrual period;

                                 -    the total principal balance or notional
                                      amount, as the case may be, of that class, or the class A-MFL Upper-Tier REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

                                 - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no payment default by the swap counterparty exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days);

                                 except that if (a) the total amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest for any distribution date is less than (b) 1/12th of the product of (i) 5.3400%, multiplied by (ii) the principal balance of the class A-MFL Upper-Tier REMIC regular interest on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. In this regard, the class A-MFL Upper-Tier REMIC regular interest will accrue interest at a fixed rate and the class A-MFL certificates will accrue interest at the pass-through rate for such class set forth on the cover page hereof, subject to applicable reductions.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the applicable master servicer as described under "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) as described under "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions," may be allocated to reduce the amount of accrued interest otherwise payable on the class A-MFL Upper-Tier REMIC regular interest and to the holders of the interest-bearing classes of series 2007-C2 certificates (other than, subject to the discussion in the next sentence, the class A-MFL certificates), including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period. Any shortfalls allocated to the class A-MFL Upper-Tier REMIC regular interest will, in turn, result in a proportionate reduction (for so long as the swap agreement is in effect and no continuing payment default by the swap counterparty exists) or a dollar-for-dollar reduction (if there is no longer an effective swap agreement or there exists a continuing payment default by the swap counterparty) to the interest distributable on the class A-MFL certificates.

                                 On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--C. Priority of Distributions" above and, in the case of the class A-MFL certificates only, the amount payable to or received from the swap counterparty for that distribution date, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions," "--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

E. SWAP AGREEMENT                The assets of the issuing entity will include
                                 an interest rate swap agreement between the issuing entity and Credit Suisse International as swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL Upper-Tier REMIC regular interest
                                 (and, correspondingly, of the class A-MFL certificates). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest
                                 (and, correspondingly, of the class A-MFL certificates). The termination date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-MFL certificates, (ii) the date on which the total principal balance of the class A-MFL Upper Tier
                                 REMIC regular interest is reduced to zero,
                                 (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity is exercised and (iv) the date on which the termination of the issuing entity occurs. Under the swap agreement, the issuing entity will generally be obligated to pay to the swap counterparty with respect to each distribution date, out of interest amounts and any yield maintenance charges paid or payable, as the case may be, with respect to the class A-MFL
                                 Upper-Tier REMIC regular interest, an amount equal to the sum of (i) any yield maintenance charges allocable to the class A-MFL Upper-Tier
                                 REMIC regular interest and (ii) 1/12th of the product of (A) the notional amount of the swap agreement for that distribution date and (B) 5.3400% per annum, subject to adjustment as discussed in the following two paragraphs. The swap counterparty will generally be obligated to pay to the issuing entity with respect to each distribution date an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii)
                                 LIBOR plus 0.2300% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360, subject to adjustment as discussed in the following two paragraphs.

                                 If there is for any reason an interest
                                 shortfall with respect to the class A-MFL
                                 Upper-Tier REMIC regular interest, then the amount payable by the issuing entity to the swap counterparty with respect to any distribution date will be reduced by an amount equal to the amount, if any, by which (a) 1/12th of the product of (i) 5.3400%, multiplied by (ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on deposit in the floating rate account on that distribution date. As a result, the amount payable by the swap counterparty to the issuing entity with respect to the subject distribution date will also be reduced by an amount equal to the product of (a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient of (i) the product of (x) LIBOR plus 0.2300%, multiplied by (y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, divided by (ii) 1/12th of the product of (y) 5.3400%, multiplied by (z) the notional amount of the swap agreement for that distribution date.

                                 If the amount paid by the issuing entity to the swap counterparty is reduced on any distribution date as described in the preceding paragraph, and if on any subsequent distribution date the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest pursuant to the priority of distributions on that distribution date exceeds 1/12th of the product of (i) 5.3400%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the issuing entity will be obligated under the swap agreement to reimburse such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the issuing entity an amount equal to the product of (i) each amount reimbursed to the swap counterparty on the current distribution date and (ii) the quotient specified in clause (b) of the last sentence of the preceding paragraph for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

                                 Payments by the trustee on behalf of the issuing entity to the swap counterparty, and by the swap counterparty to the issuing entity, as described above in this "--Swap Agreement" section will be made on a net basis, and any such amounts paid to or retained by the issuing entity will be available to make payments of interest to the class A-MFL certificateholders. See "Risk Factors--Risks Relating to the Swap Agreement" and "Description of the Swap Agreement" in this prospectus supplement.

F. PRINCIPAL DISTRIBUTIONS       Subject to--

                                 -    available funds,

                                 -    the distribution priorities described
                                      under "--Distributions--Priority of
                                      Distributions" above, and

                                 -    the reductions to principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a total amount of principal (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest) over time equal to the total principal balance of their particular class.

                                 The total distributions of principal to be made on the series 2007-C2 certificates (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest) on any distribution date will, in general, be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicers and/or the trustee, as applicable, and

                                 - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2 such that:

                                 - no principal distributions will be made to the holders of any of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q or S certificates until the total principal balance of the offered certificates and the class A-MFL Upper-Tier REMIC regular interest is reduced to zero;

                                 - no principal distributions will be made to the holders of the class A-J certificates until the total principal balance of all more senior classes of offered certificates and the class A-MFL Upper-Tier REMIC regular interest is reduced to zero;

                                 - no principal distributions will be made to the holders of the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest until the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no principal
                                      distributions with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no principal
                                      distributions with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-AB, and/or A-3 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2 and A-AB certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in April 2012 (the first distribution date on which the schedule attached to this prospectus supplement as Exhibit D targets a principal balance for such class that is less than its initial balance), unless the total principal balances of the class A-1 and A-2 certificates are reduced to zero prior to such date;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D; and

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit D unless the total principal balance of the class A-1 and A-2 certificates is reduced to zero.

                                 Because of the losses on the underlying
                                 mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates could be reduced to zero at a time when any two or more of the class A-1, A-2, A-AB, A-3 and A-1-A certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2, A-AB, A-3 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 Any principal distributions on the A-M and A-MFL classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 All distributions of principal with respect to the class A-MFL Upper-Tier REMIC regular interest will be made to a segregated account or sub-account maintained by the trustee, on behalf of the issuing entity, from which they will, in turn, if not applied for other purposes, be distributed to the holders of the class A-MFL certificates. Additionally, any distributions of principal will first be made with respect to the class A-MFL Upper-Tier REMIC regular interest, after which any corresponding distributions will be made to the class A-MFL certificateholders.

                                 Notwithstanding the provisions otherwise described above, if a master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that either it or the special servicer has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2007-C2 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                 Additionally, in the event that any advance
                                 (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2007-C2 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                                 In addition, to the extent that reimbursements of any nonrecoverable and/or other above-described advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding two paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective underlying mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

                                 The class A-X, R and V certificates do
                                 not have principal balances. They do
                                 not entitle holders to any
                                 distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and
                                 "--Distributions--Priority of
                                 Distributions" in this prospectus
                                 supplement.

G. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES           Any yield maintenance charge collected in
                                 respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X certificates and/or as additional interest to any holders of class
                                 A-1, A-2,

                                 A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G,
                                 H, J or K certificates or the class A-MFL
                                 Upper-Tier REMIC regular interest that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES                         As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2007-C2 principal balance certificates (or, in the case of the reference to the "A-MFL" below, the class A-MFL Upper-Tier REMIC regular interest) sequentially, in the following order:

                                 REDUCTION ORDER CLASS               CLASS
                                 ---------------------   -----------------------------
                                          1st              Non-offered Certificates
                                          2nd                         A-J
                                          3rd                    A-M and A-MFL
                                          4th            A-1, A-2, A-AB, A-3 and A-1-A

                                 Any reduction of the principal balances of the A-1, A-2, A-AB, A-3 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 Any reduction of the principal balances of the A-M and A-MFL classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-MFL certificates, such losses and shortfalls may be allocated to the class A-MFL Upper-Tier REMIC regular interest in reduction of the total principal balance of the class A-MFL Upper-Tier REMIC regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest will result in a corresponding decrease in the total principal balance of the class A-MFL certificates, and any interest shortfalls suffered by the class A-MFL Upper-Tier REMIC regular interest (for whatever reason) will reduce the amount of interest distributed on the class A-MFL certificates to the extent described in this prospectus supplement.

                                 See "Description of the Offered Certificates
                                 Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS            Except as described below in this "--Advances
                                 of Delinquent Monthly Debt Service Payments" section, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on the underlying mortgage loans. The applicable master servicer will be required to make advances for balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make.
                                 As described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party

                                 (including the applicable J.P. Morgan Chase
                                 Commercial Mortgage Securities Trust 2007-LDP10 master servicer with respect to the 599 Lexington Avenue mortgage loan) that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Neither the master servicers nor the trustee will advance master servicing fees, primary servicing fees or work-out fees.

                                 Notwithstanding the foregoing, neither the master servicers nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee and the master servicers may each make an independent determination of nonrecoverability with respect to the 599 Lexington Avenue mortgage loan and neither is bound by the determination made by the applicable 599 Lexington Avenue master servicer or trustee as the case may be, under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement.

                                 In addition, if any of the adverse events or circumstances that we refer to under "The Series 2007-C2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                 -    the principal balance of, and other
                                      delinquent amounts (which may include
                                      unpaid servicing fees, unreimbursed
                                      servicing advances and interest on
                                      advances) due under or with respect to,
                                      the subject mortgage loan, exceed

                                 -    an amount equal to--

                                      1.   90% of the new appraised/estimated
                                           value of that real property (as such
                                           value may be adjusted downward by the
                                           special servicer), minus

                                      2.   any liens on that real property that
                                           are prior to the lien of the subject
                                           mortgage loan, plus

                                      3.   the amount of related escrow
                                           payments, reserve funds and letters
                                           of credit which are posted as
                                           additional security for payments due
                                           on the subject mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2007-C2 certificates outstanding.

                                 Furthermore, with respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 599 Lexington Avenue, the amount required to be advanced may be reduced based on an appraisal performed by the applicable special servicer under, and in accordance with, the J.P. Morgan Chase Commercial

                                 Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement, which reduction will be calculated with respect to the 599 Lexington Avenue mortgage loan in a manner similar to the calculation described in the preceding paragraph.

                                 Additionally, any reductions in advances with respect to any underlying mortgage loan that is part of a CBA A/B loan pair in accordance with the second preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the related CBA A/B loan pair that is allocable to the related underlying mortgage loan. The applicable master servicer or the special servicer will calculate any appraisal reduction amount with respect to the CBA A/B loan pair in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, first, to the junior CBA B-Note companion loan up to the unpaid principal balance of such junior mortgage loan, and then, to the related underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "The Series 2007-C2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS    On each distribution date, the trustee will
                                 provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2007-C2 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                 You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

SALE OF DEFAULTED LOANS          If any mortgage loan (other than the 599
                                 Lexington Avenue mortgage loan) in the issuing entity becomes 90 days delinquent as to any balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur) or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2007-C2 controlling class representative or the special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2007-C2 Pooling and Servicing
                                 Agreement--Fair Value Purchase Option" in this prospectus supplement, subject to any prior purchase rights of any mezzanine lender or the holder of any related junior CBA B-Note companion loan. The 599 Lexington Avenue mortgage loan will be subject to a similar fair value purchase option if it is determined in accordance with the J.P. Morgan Chase
                                 Commercial Mortgage Trust 2007-LDP10 pooling and servicing agreement that such mortgage loan together with the 599 Lexington

                                 Avenue outside-the-issuing entity mortgage loans have become a defaulted loan.

REPURCHASE OBLIGATION            If the related mortgage loan seller has been
                                 notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of the underlying mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2007-C2 certificates, then such mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the related mortgage loan seller chooses to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.
                                 See "Description of the Underlying Mortgage
                                 Loans--Representations and Warranties" in this prospectus supplement.

OPTIONAL TERMINATION             The following parties will each in turn,
                                 according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2007-C2 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2007-C2 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                 - any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2007-C2 controlling class;

                                 -    the special servicer; and

                                 -    the master servicers.

                                 In the event that any of the parties listed above exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                                 Following the date on which the total principal balance of the offered certificates and the class B, C, D, E, F, G, H, J and K certificates are reduced to zero, the issuing entity may also be terminated in connection with an exchange of all the remaining series 2007-C2 certificates (other than the class R and V certificates) for all the mortgage loans and foreclosure properties in the issuing entity at the time of the exchange.

DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the following
                                 denominations:

                                                                  MINIMUM     MULTIPLES IN EXCESS OF
                                            CLASS              DENOMINATION    MINIMUM DENOMINATION
                                 ---------------------------   ------------   ----------------------
                                 A-1, A-2, A-AB, A-3, A-1-A,      $10,000               $1
                                 A-M, A-MFL and A-J

CLEARANCE AND SETTLEMENT         You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, Luxembourg or The Euroclear System, in
                                 Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES                  The trustee or its agent will make elections to
                                 treat designated portions of the assets of the issuing entity as multiple separate real estate mortgage investment conduits under sections
                                 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Internal Revenue
                                 Code"). These REMICs will include:

                                 - the Lower-Tier REMIC, which will consist of, among other things--

                                      1.   the underlying mortgage loans, and

                                      2.   any mortgaged real properties that
                                           may be acquired by the issuing entity
                                           following a borrower default,

                                 but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                 - the Upper-Tier REMIC, which will hold the regular interests in the Lower-Tier REMIC.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S. federal income tax purposes. In addition, the portion of the issuing entity consisting of the class A-MFL Upper-Tier REMIC regular interest, the floating rate account and the swap agreement will be treated as a grantor trust for U.S. federal income tax purposes and will be beneficially owned by the holders of the class A-MFL certificates.

                                 The offered certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest will be treated as regular interests in the Upper-Tier REMIC. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. The class A-MFL certificates will represent undivided beneficial ownership interests in the class A-MFL Upper-Tier REMIC regular interest, the floating rate account and the swap agreement. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates (other than the class A-MFL certificates) will not represent any interest in the grantor trusts referred to above.

                                 For a more detailed discussion of the U.S.
                                 federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS             The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 Section 4975 of the Internal Revenue Code, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 -    Title I of ERISA, or

                                 -    Section 4975 of the Internal Revenue Code,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse Securities (USA) LLC by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code or applicable similar law. In addition, if you are a fiduciary of any such retirement plan or other employee benefit plan and are considering an investment in the class A-MFL certificates, you should review the specific requirements for purchases of class A-MFL certificates by plans. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                               MOODY'S   S&P
                                               -------   ---
                                 Class A-1       Aaa     AAA
                                 Class A-2       Aaa     AAA
                                 Class A-AB      Aaa     AAA
                                 Class A-3       Aaa     AAA
                                 Class A-1-A     Aaa     AAA
                                 Class A-M       Aaa     AAA
                                 Class A-MFL     Aaa     AAA
                                 Class A-J       Aaa     AAA

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in January 2049. For a description of the limitations of the ratings of the offered certificates, see "Rating" in this prospectus supplement.

LEGAL INVESTMENT                 The Class A-1, A-2, A-AB, A-3, A-1-A, A-M,
                                 A-MFL and A-J certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P and Moody's. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates.
                                 You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS        The rate and timing of payments and other
                                 collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                 In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                 Holders of the class A-1, A-2, A-AB and A-3 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                 Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                 The yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL We intend to include the 207 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity for the offered certificates. With respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 599 Lexington Avenue, references to "underlying mortgage loans" in this prospectus supplement include only the 599 Lexington Avenue mortgage loans (and not the PARI PASSU 599 Lexington Avenue outside-the-issuing entity mortgage loans). In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 -    "Description of the Underlying Mortgage
                                      Loans";

                                 -    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 -    Exhibit A-1--Characteristics of the
                                      Underlying Mortgage Loans and the Related
                                      Mortgaged Real Properties; and

                                 -    Exhibit A-2--Mortgage Pool Information.

                                 For purposes of calculating distributions on the respective classes of series 2007-C2 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                 -    Loan group no. 1, which will consist of
                                      all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with two (2) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred twenty-one (121) mortgage loans, with an initial loan group no. 1 balance of $1,765,619,068, representing approximately 53.5% of the
                                      initial mortgage pool balance.

                                 -    Loan group no. 2, which will consist of
                                      all but two (2) of the underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of eighty-six
                                      (86) mortgage loans, with an initial loan group no. 2 balance of $1,532,119,637, representing approximately 46.5% of the
                                      initial mortgage pool balance.

                                 Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                 -    All numerical information provided with
                                      respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the underlying mortgage loans.

                                 - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                      1.   all scheduled payments of principal
                                           and/or interest due on those mortgage
                                           loans on or before their respective
                                           due dates in May 2007 are timely
                                           made, and

                                      2.   there are no prepayments or other
                                           unscheduled collections of principal
                                           with respect to any of those mortgage
                                           loans during the period from its due
                                           date in April 2007 up to and
                                           including its due date in May 2007.

                                 - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                      1.   initial mortgage pool balance -- the
                                           total cut-off date principal balance
                                           of the entire mortgage pool;

                                      2.   initial loan group no. 1 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 1;
                                           and

                                      3.   initial loan group no. 2 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 2.

                                 - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                                 - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the issuing entity. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs," and "--Significant Mortgage Loans" and "--Certain Matters Regarding the 599 Lexington Avenue Mortgage Loan," none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

                                 -    In some cases, an individual underlying
                                      mortgage loan is secured by multiple
                                      mortgaged real properties. For purposes of providing property specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                      1.   relative appraised values,

                                      2.   relative underwritten net cash flow,
                                           or

                                      3.   prior allocations reflected in the
                                           related loan documents.

                                 -    In some cases, an individual underlying
                                      mortgage loan is secured by additional
                                      collateral that will be released upon
                                      satisfaction of certain performance
                                      related criteria or, if not so satisfied, may be applicable to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

                                 - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                 -    Whenever we refer to a particular
                                      mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

                                 -    Statistical information regarding the
                                      underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                 - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS                   We are not the originator of the mortgage loans
                                 that we intend to include in the issuing entity. We will acquire those mortgage loans from two separate mortgage loan sellers. Each of the mortgage loans that will comprise the assets of the issuing entity was originated or acquired by--

                                 - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                 - an affiliate of the related mortgage loan seller,

                                 -    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit lending program, or

                                 - both mortgage loan sellers in the case of the 599 Lexington Avenue mortgage loan.

                                 The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers or affiliated groups of mortgage loan sellers:

                                                          NUMBER OF MORTGAGE        % OF INITIAL
                                   MORTGAGE LOAN SELLER        LOANS(1)        MORTGAGE POOL BALANCE
                                 ----------------------   ------------------   ---------------------
                                 Column Financial, Inc.          179.5                 85.9%
                                 KeyBank National
                                 Association                      27.5                 14.1%
                                                                 -----                -----
                                 TOTAL                             207                100.0%

----------
                                 (1) The 599 Lexington Avenue Mortgage Loan is secured, on a PARI PASSU basis, by four
                                      (4) notes, one (1) of which is held by
                                      Column Financial, Inc. and one (1) of
                                      which is held by KeyBank National
                                      Association. Each mortgage loan seller is contributing its respective share of such mortgage loan into the issuing entity.

PAYMENT AND OTHER TERMS          Each of the mortgage loans that we intend to
                                 include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                 Most of the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered nonrecourse.

                                 None of the underlying mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS                    One hundred ninety-four (194) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 95.7% of the initial mortgage pool balance, of which one hundred eight (108) mortgage loans are in loan group no. 1, representing 91.9% of the initial loan group no. 1 balance, and eighty-six (86) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                 -    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or no amortization prior to stated maturity; and

                                 - a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES                  Nine (9) of the mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 3.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing
                                 5.8% of the initial loan group no. 1 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                 -    Commencing on the related anticipated
                                      repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                      1.   be deferred,

                                      2.   in some cases, compound,

                                      3.   be payable only after the outstanding
                                           principal balance of the subject
                                           mortgage loan is paid in full, and

                                      4.   be payable only to the holders of the
                                           class V certificates, which are not
                                           offered by this prospectus
                                           supplement.

                                 -    Commencing no later than the related
                                      anticipated repayment date, the subject
                                      mortgage loan may be freely prepaid.

                                 -    Commencing no later than the related
                                      anticipated repayment date, cash flow
                                      from the related mortgaged real property will be deposited into a lockbox under the control of the lender or the party servicing the subject mortgage loan.

                                 -    Commencing on the related anticipated
                                      repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

                                 All of these mortgage loans with anticipated repayment dates require amortization after the related anticipated repayment date only to the extent of the remaining cash flow available as described in the last bullet above.

FULLY AMORTIZING LOANS           Four (4) of the mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 1.2% of the initial mortgage pool balance, all of which are in loan group no. 1, representing
                                 2.3% of the initial loan group no. 1 balance, have a payment schedule that provides for the payment of the principal balance of the subject mortgage loan in full or substantially in full by its maturity date. These mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH INTEREST
ONLY PERIODS                     Sixty-five (65) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 71.9% of the initial mortgage pool balance, of which twenty-six (26) mortgage loans are in loan group no. 1, representing
                                 63.3% of the initial loan group no. 1 balance, and thirty-nine (39) mortgage loans are in loan group no. 2, representing 81.8% of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. Eighty-four (84) other mortgage loans that we intend to include in the issuing entity, representing 19.4% of the initial mortgage pool balance, of which forty-five (45) mortgage loans are in loan group no. 1, representing 21.8% of the initial loan group no. 1 balance, and thirty-nine (39) mortgage loans are in loan group no. 2, representing 16.7% of the initial loan group no. 2 balance, are balloon loans or loans with anticipated repayment dates that provide for an interest only period of between twelve (12) and sixty-one (61) months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired.

CROSSED MORTGAGE LOANS           The issuing entity will include two (2) groups
                                 of mortgage loans that are cross-collateralized and cross-defaulted with each other. These groups consist of the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as set forth in the table below.

                                                                                                   % OF INITIAL
                                                                              NUMBER OF MORTGAGE   MORTGAGE POOL
                                                  LOAN NAMES                         LOANS            BALANCE
                                 ------------------------------------------   ------------------   -------------
                                 Three Westlake Park and Four Westlake Park            2               4.4%
                                 GHC Brookside Park I & II, GHC
                                 Icemorelee Apartments, GHC
                                 Downing Place Apartments, GHC
                                 Peachtree Court Apartments, GHC
                                 Rockwood Place Apartments and
                                 GHC Carriage Hill Apartments                          6               0.3%

MULTI-PROPERTY MORTGAGE LOANS    The table below identifies each group of
                                 mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the issuing entity:

                                                                          NUMBER OF     % OF INITIAL
                                                                       MORTGAGED REAL   MORTGAGE POOL
                                       PROPERTY/PORTFOLIO NAMES          PROPERTIES        BALANCE
                                 -----------------------------------   --------------   -------------
                                 Alliance SAFD - PJ                          32             14.4%
                                 Alliance SAFD - HC4                         10              2.8%
                                 Broadway Portfolio                           8              2.1%
                                 Laurel Springs Apartments Portfolio          3              1.2%
                                 8320, 8400 Ward Parkway
                                 and One Petticoat Lane                       3              1.2%
                                 8330 Ward Parkway and Building B             2              0.8%
                                 Duke Portfolio                               6              0.3%
                                 GHC Brookside Park I & II                    2              0.1%
                                 Gardens Medical Plaza Portfolio              2              0.1%

                                 You should note that some of the underlying mortgage loans that are secured by multiple real properties (alone or through cross-collateralization) allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage
                                 Loans--Cross-Collateralized Mortgage Loans,
                                 Multi-Property Mortgage Loans and Mortgage
                                 Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE/YIELD MAINTENANCE
MORTGAGE LOANS                   One hundred seventy-four (174) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 86.8% of the initial mortgage pool balance, of which one hundred one
                                 (101) mortgage loans are in loan group no. 1, representing 83.2% of the initial loan group no. 1 balance, and seventy-three (73) mortgage loans are in loan group no. 2, representing
                                 91.0% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s). In all of these cases, defeasance may not occur earlier than the second anniversary of the date of the initial issuance of the offered certificates.

                                 In addition, seventeen (17) of the mortgage loans that we intend to include in the issuing entity, representing 8.9% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 9.7% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 7.9% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property, after the expiration of a prepayment lockout period during which voluntary prepayments are prohibited, upon prepayment in full of the mortgage loan and payment of a yield maintenance charge.

                                 In addition, two (2) of the mortgage loans that we intend to include in the issuing entity, representing 2.0% of the initial mortgage pool balance all of which are in loan group 1, representing 3.8% of the initial loan group no. 1 balance, permit the borrower to obtain the release of the related mortgaged real property
                                 (i) at any time during the loan term upon payment in full of the mortgage loan and payment of a yield maintenance charge or, (ii) at any time after the second anniversary of the date of the initial issuance of the offered certificates upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The securities must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

                                 In addition, thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 1.6% of the initial mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1 representing 2.0% of the initial loan group no. 1 balance, and which four (4) mortgage loans are in loan group no. 2 representing 1.1% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property at any time during the loan term upon payment in full of the mortgage loan and payment of a yield maintenance charge.

                                 In addition, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.7% of the initial mortgage pool balance and 1.3% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property at any time after the second anniversary of the date of the initial issuance of the offered certificates (i) upon payment in full of the mortgage loan and payment of a yield maintenance charge or (ii) upon the pledge of the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The securities must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

ADDITIONAL COLLATERAL MORTGAGE
LOANS Seven (7) of the mortgage loans that we intend to include in the issuing entity, representing 1.4% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 0.8% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 2.1% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

                                 - will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                 - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $3,425,000.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS                    Eighty-seven (87) mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 77.8% of the initial mortgage pool balance, of which forty-two (42) mortgage loans are in loan group no. 1, representing 73.4% of the initial loan group no. 1 balance, and forty-five (45) mortgage loans are in loan group no. 2, representing 82.9% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes:

                                 HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                                 SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                                 - a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                                 -    a decline, by more than a specified
                                      amount, in the net operating income of the related mortgaged real property; or

                                 - a failure to meet a specified debt service coverage ratio; or

                                 -    an event of default under the mortgage.

                                 For purposes of this prospectus supplement, (i) a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event and (ii) except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, with respect to a modified lockbox, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                 The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                     NUMBER OF      % OF INITIAL MORTGAGE
                                 TYPE OF LOCKBOX   MORTGAGE LOANS        POOL BALANCE
                                 ---------------   --------------   ---------------------
                                 Springing               71                 36.6%
                                 Hard                    16                 41.2%
                                                        ---                 ----
                                 TOTAL                   87                 77.8%

PREPAYMENT CHARACTERISTICS OF
THE MORTGAGE LOANS               Each underlying mortgage loan restricts
                                 voluntary prepayments in one or more of the following ways:

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased;

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated and thereafter requiring that any voluntary principal prepayment made be accompanied by a prepayment premium or yield maintenance charge; and/or

                                 - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                                 However, as described under "--Additional
                                 Collateral Mortgage Loans" above, some
                                 underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                                 The holder of each CBA B-Note companion loan will have the right to purchase the related underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans-The CBA A/B Loan Pairs" in this prospectus supplement.

                                 The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment but the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge. In addition if the mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, and is required to repurchase the affected mortgage loan, it would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                 Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                                 LOAN GROUP   LOAN GROUP
                                                                 MORTGAGE POOL      NO. 1        NO. 2
                                                                 -------------   ----------   ----------
                                 Maximum remaining lock-out or
                                 lock-out/ defeasance period        233 months   233 months   116 months
                                 Minimum remaining lock-out or
                                 lock-out/ defeasance period          8 months     8 months     8 months
                                 Weighted average remaining
                                 lock-out or lock-out/
                                 defeasance period                   99 months    95 months   103 months

DELINQUENCY STATUS               None of the mortgage loans that we intend to
                                 include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment--

                                 - as of the related due date in May 2007, if any, or

                                 -    at any time during the 12-month period
                                      preceding the related due date in May
                                      2007, if any.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS       The mortgage loans that we intend to include in
                                 the mortgage pool will have the following general characteristics as of the cut-off date:

                                                          MORTGAGE POOL   LOAN GROUP NO. 1   LOAN GROUP NO. 2
                                                         --------------   ----------------   ----------------
Initial mortgage pool/loan balance                       $3,297,738,705     $1,765,619,068     $1,532,119,637
Number of underlying mortgage loans                                 207                121                 86
Number of mortgaged real properties                                 266                130                136
Greatest cut-off date principal balance                  $  475,000,000     $  300,000,000     $  475,000,000
Smallest cut-off date principal balance                  $      275,000     $      765,000     $      275,000
Average cut-off date principal balance                   $   15,931,105     $   14,591,893     $   17,815,345
Highest annual mortgage interest rate                            6.6000%            6.6000%            6.3700%
Lowest annual mortgage interest rate                             5.3400%            5.3400%            5.3450%
Weighted average annual mortgage interest rate                   5.6650%            5.6986%            5.6262%
Longest original term to maturity or anticipated
repayment date                                               300 months         300 months         122 months
Shortest original term to maturity or anticipated
repayment date                                                58 months          58 months          59 months
Weighted average original term to maturity or
anticipated repayment date                                   115 months         113 months         117 months
Longest remaining term to maturity or anticipated
repayment date                                               290 months         290 months         120 months
Shortest remaining term to maturity or anticipated
repayment date                                                53 months          53 months          56 months
Weighted average remaining term to maturity or
anticipated repayment date                                   112 months         110 months         113 months
Highest debt service coverage ratio, based on
underwritten net cash flow                                         2.86x              2.76x              2.86x
Lowest debt service coverage ratio, based on
underwritten net cash flow                                         1.07x              1.07x              1.16x
Weighted average debt service coverage ratio, based on
underwritten net cash flow                                         1.31x              1.31x              1.30x
Highest cut-off date loan-to-value ratio                           88.8%              88.8%              80.0%
Lowest cut-off date loan-to-value ratio                            30.2%              35.3%              30.2%
Weighted average cut-off date loan-to-value ratio                  75.6%              73.6%              77.9%

                                 In reviewing the foregoing table, please note that:

                                 - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 599 Lexington Avenue secures, on a PARI PASSU basis, four (4) notes. We intend to include two (2) of those notes, with an aggregate cut off date principal balance of $300,000,000, in the issuing entity. The other notes, with an aggregate cut off date principal balance of $450,000,000, will not be included in the issuing entity. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the 599 Lexington Avenue mortgage loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 599 Lexington Avenue mortgage loan and the 599 Lexington Avenue outside-the-issuing entity mortgage loans.

                                 -    In the case of the two (2) underlying
                                      mortgage loans where the related borrower encumbered the related mortgaged real property with junior debt that is secured by the same mortgage that secures the related underlying mortgage loan, which underlying mortgage loans represent 0.7% of the initial mortgage pool balance, none of the statistical information provided in this prospectus supplement reflects the presence of or otherwise includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 -    The underwritten net cash flow for any
                                      mortgaged real property is an estimated
                                      number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION      The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                     NUMBER OF      % OF INITIAL
                                                  MORTGAGED REAL   MORTGAGE POOL
                                      STATE         PROPERTIES        BALANCE
                                 --------------   --------------   -------------
                                 Texas                  70             25.3%
                                 New York               13             14.4%
                                 North Carolina         23              7.9%
                                 Illinois               10              6.9%
                                 Florida                16              6.5%
                                 California             16              6.4%

                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 31 other states and Washington, D.C. No more than 3.6% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more jurisdictions, the foregoing information reflects the allocated loan amounts for those properties.

                                 Ten (10) of the California properties, securing 4.9% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and six (6) of the California properties, securing 1.5% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

                                 See "Certain Legal Aspects of Mortgage Loans for Mortgage Properties Located in Texas and New York" in this prospectus supplement.

C. PROPERTY TYPES                The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                  NUMBER OF
                                                  MORTGAGED    % OF INITIAL
                                                    REAL      MORTGAGE POOL
                                 PROPERTY TYPE   PROPERTIES      BALANCE
                                 -------------   ----------   -------------
                                 Multifamily         138          46.7%
                                 Office               39          31.3%
                                 Retail               50          14.4%
                                 Hotel                11           3.1%
                                 Industrial           12           2.8%
                                 Mixed Use             5           0.9%
                                 Self-Storage         11           0.8%
                                                     ---          ----
                                 TOTAL               266           100%

D. ENCUMBERED INTERESTS          The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                    ENCUMBERED      NUMBER OF
                                 INTEREST IN THE    MORTGAGED   % OF INITIAL
                                  MORTGAGED REAL      REAL        MORTGAGE
                                     PROPERTY      PROPERTIES   POOL BALANCE
                                 ---------------   ----------   ------------
                                 Fee                   262          98.7%
                                 Fee/Leasehold           2           0.8%
                                 Leasehold               2           0.5%
                                                       ---          ----
                                 TOTAL                 266           100%

                                 In circumstances where both the fee and
                                 leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS    The ten (10) largest mortgage loans or groups
                                 of cross-collateralized mortgage loans of the initial mortgage pool balance that we intend to include in the issuing entity have--

                                 - cut-off date principal balances that range from $48,000,000 to $475,000,000, and

                                 - a total cut-off date principal balance of $1,477,360,000, which represents 44.8% of the initial mortgage pool balance.

                                 See "Description of the Underlying Mortgage
                                 Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the issuing entity is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

     -    office properties;

     -    retail properties, including anchored, shadow anchored and unanchored;

     - multifamily properties, including conventional rental properties and manufactured housing properties;

     - mixed use properties with significant office, retail and/or multifamily components;

     -    self-storage properties;

     -    limited service and full service hotel properties; and

     -    industrial properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans and a swap agreement relating to the class A-MFL certificates. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans and, solely in the case of the class A-MFL certificates, with respect to payments of interest only, and not of principal on such class, payments under the swap agreement.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any sponsor;

     -    any mortgage loan seller;

     -    any master servicer;

     -    the special servicer;

     -    any primary servicer;

     -    any sub-servicer of a master servicer or the special servicer;

     -    the swap counterparty;

     -    the trustee; or

     -    any of their respective affiliates.

     With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred ninety-four (194) of the mortgage loans that we intend to include in the issuing entity, representing 95.7% of the initial mortgage pool balance, of which one hundred eight (108) mortgage loans are in loan group no. 1, representing 91.9% of the initial loan group no. 1 balance, and eighty-six
(86) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans; and nine (9) of the mortgage loans that we intend to include in the issuing entity, representing 3.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 5.8% of the initial loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred eighty-three (183) of these mortgage loans, representing 68.1% of the initial mortgage pool balance, of which one hundred five (105) mortgage loans are in loan group no. 1, representing 78.8% of the initial loan group no. 1 balance, and seventy-eight
(78) mortgage loans are in loan group no. 2, representing 55.7% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2017 through December 31, 2017, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND IS BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A DIFFERENT SECURITIZATION; THEREFORE, THE SERIES 2007-C2 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT UNDERLYING MORTGAGE LOAN. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 599 Lexington Avenue is secured on a PARI PASSU basis with two (2) additional mortgage loans, the 599 Lexington Avenue outside-the-issuing entity mortgage loans, by a single mortgage instrument encumbering the 599 Lexington Avenue mortgaged real property. The 599 Lexington Avenue outside-the-issuing entity mortgage loans will not be included in the 2007-C2 issuing entity. One such 599 Lexington Avenue outside-the-issuing-entity mortgage loan has been separately securitized and directly backs the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 commercial mortgage pass-through certificates and one such 599 Lexington Avenue outside-the-issuing-entity mortgage loan may be separately securitized in one or more other future commercial mortgage securitizations. A co-lender agreement governs the relationship between the holders of the 599 Lexington Avenue mortgage loan and the 599 Lexington Avenue outside-the-issuing entity mortgage loans and generally provides that each of those mortgage loans will be serviced and administered pursuant to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement. Neither the series 2007-C2 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 issuing entity, including as security for or in satisfaction of any claim arising from the performance or failure of performance by any party under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement, except as related to the 2007-C2 issuing entity's rights to receive payments of principal and interest on the 599 Lexington Avenue mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances. However, the 2007-C2 issuing entity, as the holder of the 599 Lexington Avenue mortgage loan, is a third-party beneficiary of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement. Furthermore, the applicable master servicer, the special servicer and trustee under the series 2007-C2 pooling and servicing agreement may not independently exercise remedies following a default with respect to the 599 Lexington Avenue mortgage loan. The holders of the 599 Lexington Avenue whole loan representing more than 50% of the total unpaid principal balance of the 599 Lexington Avenue whole loan will be entitled to direct the servicing parties under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement with respect to various servicing matters involving the 599 Lexington Avenue whole loan. The applicable master servicer and the applicable special servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement are required to service the 599 Lexington Avenue whole loan in accordance with the servicing standard set forth in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement on behalf of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 certificateholders, the series 2007-C2 certificateholders and the other holders of an interest in the 599 Lexington Avenue mortgage, as a collective whole.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 599 Lexington Avenue Mortgage Loan" in this prospectus supplement.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. One hundred thirty-eight (138) mortgaged real properties, securing mortgage loans that represent 46.7% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental or manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

     In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically executed on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure underlying mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure underlying mortgage loans that we may include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to section 42 of the Internal Revenue Code of 1986. Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Issuing Entity--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Thirty-nine (39) mortgaged real properties, securing mortgage loans that represent 31.3% of the initial mortgage pool balance, are primarily used for office purposes. In addition, five (5) mortgaged real properties, securing mortgage loans that represent 0.9% of the initial mortgage pool balance, are mixed use properties that each has an office component. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Fifty (50) mortgaged real properties, securing mortgage loans that represent 14.4% of the initial mortgage pool balance, are primarily used for retail purposes. In addition, four (4) mortgaged real properties, securing mortgage loans that represent 0.9% of the initial mortgage pool balance, are mixed use properties that each has a retail component with net rentable area greater than 25.0%. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider twenty (20) of the subject retail properties, securing mortgage loans that represent 10.9% of the initial mortgage pool balance, to be anchored; and thirty (30) of the subject retail properties, securing mortgage loans that represent 3.5% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the underwriters, sponsors or mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Twenty (20) mortgaged real properties, securing 5.1% of the initial mortgage pool balance, are each leased by a single tenant. In addition, twenty-three (23) other mortgaged real properties, securing 17.9% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the underlying mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a underlying mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the underlying mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those underlying mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2007-C2 certificateholders to a greater delay, expense and risk than with respect to a underlying mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the issuing entity:

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                 % OF INITIAL
                                                CUT-OFF DATE       MORTGAGE
         PROPERTY/PORTFOLIO NAMES            PRINCIPAL BALANCE   POOL BALANCE
------------------------------------------   -----------------   ------------
Alliance SAFD - PJ                              $475,000,000         14.4%
599 Lexington Avenue                            $300,000,000          9.1%
Three Westlake Park and Four Westlake Park      $145,600,000          4.4%
Two North LaSalle                               $127,440,000          3.9%
Park Central                                    $115,000,000          3.5%
Alliance SAFD - HC4                             $ 93,000,000          2.8%
Broadway Portfolio                              $ 70,000,000          2.1%
Greenwich Financial Center                      $ 52,800,000          1.6%
Latitudes Apartments                            $ 50,520,000          1.5%
Metro Square 95 Office Park                     $ 48,000,000          1.5%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property;

     - related borrowers who have common general partners or common managing members could increase the risk that a financial setback or bankruptcy proceeding involving such parties could have an impact on the pool of mortgage loans;

     - related borrowers who have common affiliated property managers could increase the risk that a financial setback or bankruptcy proceeding involving such property manager could have an impact on the pool of mortgage loans; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     The following table identifies each of those groups of two (2) or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers, but are not cross-collateralized.

                             RELATED BORROWER LOANS

                                                                                NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL
                                                                                 MORTGAGE     DATE PRINCIPAL      MORTGAGE
                           PROPERTY/PORTFOLIO NAMES                               LOANS          BALANCE        POOL BALANCE
-----------------------------------------------------------------------------   ---------   -----------------   ------------
Alliance SAFD - PJ and Alliance SAFD - HC4                                           2         $568,000,000         17.2%

Latitudes Apartments, Canterbury Apartments, Laurel Springs Apartments
Portfolio, Wind River Apartments, Carriage Club Apartments, Paces Commons
Apartments, Mallard Creek II Apartments, Summerlyn Place Apartments, Oakbrook
Apartments, Chapel Hill Apartments and Pelham Apartments                            11         $281,840,000          8.5%

La Costa Apartments, Jefferson Place, Park at Woodlake, Reflections
Apartments, Jefferson Creek, Hunter's Chase, The Hollows Apartments, Wind
River Crossing, Woodmere Trace Apartments, Walnut Creek Crossing, Vista
Crossing, Bandera Crossing, Cypress Creek Apartments, Willow Brook Crossing,
Hunterwood Apartments and Willow Glen                                               16         $230,470,000          7.0%

8320, 8400 Ward Parkway and One Petticoat Lane and 8330 Ward Parkway and
Building B                                                                           2         $ 67,000,000          2.0%

Spring House, Oak Run Apartments, Country Club Villas and Hampton Greens
Apartments                                                                           4         $ 42,460,000          1.3%

Orleans Square Apartments, Mission Village, Timber Ridge Apartments, Canterbury
Place and Brandywine                                                                 5         $ 41,850,000          1.3%

Courtyard DFW Airport, Springhill Suites Dallas Las Colinas Irving, Homewood
Suites Irving DFW and Springhill Suites Dallas NW Highway                            4         $ 35,446,839          1.1%

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Two (2) groups of mortgage loans that we intend to include in the issuing entity, representing 4.7% of the initial mortgage pool balance, are cross collateralized, cross defaulted mortgage loans each secured by one or more real properties that are to be included in the issuing entity. In addition, nine (9) mortgage loans, representing 23.1% of the initial mortgage pool balance, are "multi-property mortgage loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property.

     These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

               1.   insolvent;

               2.   inadequately capitalized; or

               3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, two (2) individual multi-property mortgage loans that we intend to include in the issuing entity, collectively representing 17.2% of the initial mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     SUBSTITUTION OF MORTGAGED PROPERTIES MAY LEAD TO INCREASED RISKS. With respect to two (2) of the underlying mortgage loans, which represents 17.2% of the initial mortgage balance pool, the related borrower is permitted to substitute properties of like kind and quality or substantially similar to the use of the mortgaged real properties securing the related mortgage loan. As a result, it is possible that the mortgaged real properties that secure a mortgage loan as of a cut-off date may not secure the mortgage loan for its entire term. Any substitution may require the borrower to meet certain conditions, including satisfying debt service coverage tests, obtaining written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and providing an opinion of counsel that the REMIC status of the issuing entity will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See "Description of the Underlying Mortgage Loans--Substitution" and "--Significant Mortgage Loans--Alliance SAFD--PJ" and "Alliance SAFD--HC4" in this prospectus supplement.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans are presently or may subsequently become encumbered by other subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture secured financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     In addition, in the case of one (1) underlying mortgage loan that we intend to include in the issuing entity, representing 9.1% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 599 Lexington Avenue, the holder of the 599 Lexington Avenue outside-the-issuing entity mortgage loans (with an original principal balance of $450,000,000) has one or more of the following rights which may be exercised by the holder through a designee (which will be the series 2007-C2 directing certificateholder):

     - the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan; and

     - the right to consent to or to direct various servicing actions affecting the subject underlying mortgage loans.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2007-C2 certificates.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 599 Lexington Avenue Mortgage Loan" in this prospectus supplement.

     The mortgages on each of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Colerain Shopping Center and Columbia Medical Complex, representing 0.7% of the initial mortgage pool balance, also secure subordinate debt that is evidenced by another note that will not be included in the issuing entity. In the case of the foregoing mortgage loans, the holder of the related junior loan secured by the related mortgaged real property has one or more of the following rights:

     - the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the related underlying mortgage loan; and

     - the right to purchase the related underlying mortgage loan under various default scenarios.

     These parties may have interests that conflict with the interests of the holders of the series 2007-C2 certificates.

     See "--Offered Certificates--The Interests of the Holder of the CBA B-Note Companion Loan May Be in Conflict with the Interests of the Offered Certificateholders" below and "Description of the Underlying Mortgage Loans--CBA A/B Loan Pairs" in this prospectus supplement.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under four (4) of the mortgage loans, which collectively represent 20.8% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

     THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS. Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. A legal entity may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most (but not all) of the entities do not have personal assets or creditworthiness at stake.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Moreover, the organizational documents for the borrowers under certain mortgage loans in the issuing entity do not require the borrowers to be special purpose entities. Also, although a borrower may currently be a special purpose entity, in certain cases, that borrower was not originally a special purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged real property and may not have observed all covenants that are typically required to consider a borrower a "special purpose entity." Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Seven (7) of the mortgage loans that we intend to include in the issuing entity, representing 2.6% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. Not all tenants-in-common for those mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-AB, A-3, A-M, A-MFL and/or A-J certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     - regional factors such as earthquakes, floods, forest fires or hurricanes;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 37 states and Washington D.C. The table below sets forth the jurisdictions in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no jurisdiction contains more than 3.6%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans:

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                 NUMBER OF MORTGAGED   % OF INITIAL MORTGAGE
     STATE         REAL PROPERTIES          POOL BALANCE
--------------   -------------------   ---------------------
Texas                     70                    25.3%
New York                  13                    14.4%
North Carolina            23                     7.9%
Illinois                  10                     6.9%
Florida                   16                     6.5%
California                16                     6.4%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include debt-acceleration clauses which permit the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

     - the issuing entity may not have a perfected security interest in the rent payments until the applicable master servicer, special servicer, primary servicer or sub-servicer collects them;

     - the applicable master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the applicable master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental review with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for twenty-eight (28) mortgaged real properties securing mortgage loans representing 1.9% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance in lieu of an environmental review. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 11-month period ending in March 1, 2007. In the case of two hundred thirty-eight (238) mortgaged real properties securing mortgage loans representing 98.1% of the initial mortgage pool balance, the environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted Phase I environmental site assessment.

     In several cases, the environmental review for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental reviews described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then one of the following events may have occurred:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

               1. that condition is not known to have affected the mortgaged real property, or

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, an environmental assessment described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment or continuation of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the environmental reviewer identified the presence of asbestos-containing materials and/or lead-based paint but concluded that the matter was not of concern and did not recommend the establishment of an operation and maintenance plan.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents.

     Some borrowers, under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that those obligations will be satisfied or that recommended operations and maintenance plans have been or will continue to be implemented.

     Furthermore, any particular environmental review, assessment or testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the actual costs of the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted under it, because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of twenty-eight (28) mortgaged real properties, securing 1.9% of the initial mortgage pool balance, the environmental review that was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those twenty-eight (28) mortgaged real properties was based upon the delivery of an environmental insurance policy covering specific environmental matters with respect to the particular property. Those mortgaged real properties are covered by one or more blanket environmental insurance policies. The policies, however, do not provide coverage for adverse environmental conditions at levels below legal limits and typically do not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of an environmental insurance policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged real property.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICERS, THE SPECIAL SERVICER, THE PRIMARY SERVICERS, THE SUB-SERVICERS AND THE TRUSTEE MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers, the special servicer, the primary servicers and sub-servicers will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

     In these cases, the interests of a master servicer, the special servicer, a primary servicer or a sub-servicer as applicable, and their other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. In addition, KeyBank National Association., a national banking association, which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer and a master servicer, and is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. Furthermore, Wachovia Bank, National Association, which is a master servicer and a primary servicer, is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. Under the series 2007-C2 pooling and servicing agreement, the master servicers, special servicer, the primary servicers and sub-servicers are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of such mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. A mortgage loan seller and its affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged real property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Four (4) of the mortgage loans that we intend to include in the issuing entity, representing 2.1% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the United States Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated, notwithstanding lender protection provisions contained in the ground lease or the related mortgage.

     Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the United States Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the United States Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the United States Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. Generally, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected during the 12-month period preceding May 2007. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     At eighteen (18) of those properties, the inspections identified immediate conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three (3)-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. On December 22, 2005, this act was extended for an additional two (2) years. Pursuant to the provisions of the act as renewed, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 85% (in 2007) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed, with respect to the time period from January 1, 2007 to December 31, 2007 (the new termination date for this act), $100,000,000 (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2007. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either
a) authorized such reinstatement in writing or b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. Additionally, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     It is possible, particularly since the federal program trigger limits increased to $50,000,000 on April 1, 2006 and to $100,000,000 on January 1, 2007
, that premiums for terrorism insurance coverage will increase and may not be available at commercially reasonable rates (and may not be available at the premium limits applicable to the related borrowers of the underlying mortgage loans) and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (possibly to the point where it is effectively not available). Further, since the federal program trigger increased to $50,000,000 or $100,000,000 on April 1, 2006 and January 1, 2007, respectively, insurance companies may increase their deductibles for terrorism insurance coverage to counter the federal trigger amount. In such events, a borrower may be permitted under the terms of the applicable mortgage loan documents not to purchase terrorism insurance or to purchase a lower amount.

     The applicable master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the applicable master servicer will maintain - all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller, unless the applicable master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related mortgage loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2007-C2 controlling class representative, approves such determination provided, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C2 controlling class representative, if following any such direction of the series 2007-C2 controlling class representative or refraining from taking such action based upon the lack of any such direction of the series 2007-C2 controlling class representative would violate the Servicing Standard. The cost of any such insurance so maintained by the applicable master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance with respect to acts of terrorism, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the special servicer and the series 2007-C2 controlling class representative; provided that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C2 controlling class representative, if following any such direction of the series 2007-C2 controlling class representative or refraining from taking such action based upon the lack of any such direction of the series 2007-C2 controlling class representative would violate the servicing standard), in accordance with the servicing standard, that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located (which determination shall be subject to the approval of the special servicer), or

     -    such insurance is not available at any rate.

     Notwithstanding the foregoing, for any underlying mortgage loan in respect of which the related mortgage loan documents contain express provisions requiring terrorism insurance, the master servicers will use reasonable efforts consistent with the servicing standard set forth in the series 2007-C2 pooling and servicing agreement and described in this prospectus supplement to enforce such express provisions.

     If the related mortgage loan documents do not expressly require a particular type of insurance, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related mortgage loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series certificates.

     If a borrower is required, as determined by the applicable master servicer, to maintain such insurance for terrorist or similar acts, such borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real properties.

     Some of the mortgage loans that we intend to include in the issuing entities specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002, or, are otherwise insured for less than the full replacement cost. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain adequate. The related borrowers under all of the mortgage loans that we intend to include in the issuing entity is required to maintain terrorism insurance.

     THE ABSENCE OR INADEQUACY OF EARTHQUAKE FLOOD OR OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged real properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged real properties are located in Texas, California and Florida, states, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs thereof. As a result of any of these factors, the amount available to make distributions on the certificates could be reduced.

     BLANKET INSURANCE POLICIES. Certain of the mortgaged real properties permit required insurance coverage to be provided by blanket insurance policies which may also cover other properties of the related borrower, the related property manager or its affiliates. If any such policies are drawn on to cover losses on other properties, the amount of available insurance coverage would be reduced and could be insufficient to cover each mortgaged real property's insurable risks.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance or other prepayment premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     THE BANKRUPTCY OF THE DEPOSITOR OR A MORTGAGE LOAN SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

     POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage loans and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner or landlord following foreclosure under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such leases were terminated. This is particularly likely if such tenants were paying above market rent or could not be replaced.

     If a lease is not subordinate to the mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged real property (unless otherwise agreed to by the tenant). If the lease contains provisions which are inconsistent with the mortgage or which could affect the enforcement of the lender's rights, the provisions of the lease may take precedence over the terms of the mortgage.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2007-C2 pooling and servicing agreement, the special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2007-C2 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2007-C2 pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if the special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-C2 certificateholders.

     LIMITATIONS ON OR LACK OF LOCKBOXES. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds. In general with respect to those underlying mortgage loans secured by hotel properties, cash or "over the counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into lockbox account.

RISKS RELATED TO THE SWAP AGREEMENT

     DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL DEPEND, IN PART, ON PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY. The issuing entity will have the benefit of a swap agreement relating to the class A-MFL certificates with Credit Suisse International. Because the class A-MFL Upper-Tier REMIC regular interest accrues interest at a fixed rate of interest, the ability of the holders of the class A-MFL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

     A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY MAY RESULT IN THE TERMINATION OF THE SWAP AGREEMENT AND, AS A RESULT, THE PASS-THROUGH RATE ON THE CLASS A-MFL CERTIFICATES MAY CONVERT TO THE PASS-THROUGH RATE ON THE CLASS A-MFL UPPER-TIER REMIC REGULAR INTEREST. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, the swap counterparty will be required, in the case of a collateralization event, to post collateral, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies, or in the case of a rating agency trigger event, to find a replacement swap counterparty acceptable to the rating agencies or, in certain circumstances, find a guarantor acceptable to the rating agencies that will guarantee the obligations of the swap counterparty under the swap agreement, in each case, as described in the swap agreement. In the event that the swap counterparty fails to either post acceptable collateral, find an acceptable guarantor or find an acceptable replacement swap counterparty after a collateralization event or to post acceptable collateral as required and to find a replacement swap counterparty or to find an acceptable guarantor after a rating agency trigger event as described in the swap agreement, as the case may be, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-MFL certificates, to enforce the rights of the issuing entity under the swap agreement as may be permitted by the terms of the swap agreement and the series 2007-C2 pooling and servicing agreement, including terminating the swap agreement, and using any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement swap agreement will not be entered into and any such proceeds will instead be distributed in one full payment to the holders of the class A-MFL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement.

     During the occurrence of a swap default or in the event that the swap agreement is terminated and a replacement swap counterparty is not found, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest, which is a fixed rate equal to 5.3400% per annum. Any such conversion to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     IF THERE IS A SHORTFALL OF INTEREST DISTRIBUTIONS WITH RESPECT TO THE CLASS A-MFL UPPER-TIER REMIC REGULAR INTEREST, INTEREST DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL BE REDUCED. If for any reason the funds allocated to the payment of interest distributions on the class A-MFL Upper-Tier REMIC regular interest are insufficient to make all required interest payments on the class A-MFL Upper-Tier REMIC regular interest (for example, as a result of prepayment interest shortfalls) while the swap agreement is in effect and no payment default by the swap counterparty exists, then the amount payable by the swap counterparty, and, consequently, interest distributions on the class A-MFL certificates will also be reduced proportionately. If on any subsequent distribution date more interest is allocated to the class A-MFL Upper-Tier REMIC regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be reimbursed to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the issuing entity. See "Description of the Swap Agreement" in this prospectus supplement.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M, A-MFL AND, A-J CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A- 2, A-AB, A-3, A-1-A AND A-X CERTIFICATES. If you purchase class A-M, A-MFL or A-J certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2007-C2 certificates.

     In addition, if losses and/or shortfalls relating to the issuing entity exceed amounts payable out of collections on the issuing entity, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates is not sufficient to bear such shortfalls or losses.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2007-C2 certificates,

     - the order in which the principal balances of the respective classes of the series 2007-C2 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2007-C2 certificates,

     - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - whether any underlying mortgage loan is repurchased due to a breach of any of the related mortgage loan seller's representations and warranties, and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-AB and A-3 certificates should be concerned with the factors described in the second, third, fourth, fifth, sixth and seventh bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2. In certain scenarios that result in the payment in full of the class A-1, A-2, A-AB and A-3 certificates, the holders of the class A-1-A certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 1. In certain scenarios that result in the payment in full of the class A-1-A certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-MFL certificates.

     In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate on the class A-MFL certificates may convert to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-MFL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-MFL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from an insufficiency of funds allocated to the payment of interest distributions on the class A-MFL Upper-Tier REMIC regular interest would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-MFL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher mortgage interest rates pay principal faster than the mortgage loans with relatively lower mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicers, the special servicer, the primary servicers, the sub-servicers or the trustee will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2007-C2 certificateholders.

     Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all classes of interest-bearing class of the series 2007-C2 certificates, on a PRO RATA basis, based on interest accrued. See "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, in September 2006, a federal district court in Illinois held that the subject "yield maintenance" premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty under Illinois law. This decision is currently on appeal to the U.S. Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges and prepayment premiums will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2007-C2 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. The master servicers, the special servicer and the trustee (and, with respect to the 599 Lexington Avenue mortgage loan, the applicable J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 master servicer, special servicer and trustee) will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF THE MASTER SERVICERS OR THE SPECIAL SERVICER PURCHASE SERIES 2007-C2 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES 2007-C2 CERTIFICATES. Any of the master servicers and/or special servicer or an affiliate of any of them may purchase or retain any class of the series 2007-C2 certificates. In fact, it is anticipated that Clarion will purchase some of the non-offered series 2007-C2 certificates. The purchase of series 2007-C2 certificates by any of the master servicers and/or the special servicer could cause a conflict between its duties under the series 2007-C2 pooling and servicing agreement and its interest as a holder of a series 2007-C2 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2007-C2 certificates. However, under the series 2007-C2 pooling and servicing agreement, the master servicers and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties, without regard to any series 2007-C2 certificates owned by it.

     THE INTERESTS OF THE SERIES 2007-C2 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2007-C2 certificates representing a majority interest in the controlling class of series 2007-C2 certificates will be entitled to designate a particular series 2007-C2 controlling class certificateholder (or beneficial owner of series 2007-C2 controlling class certificates), referred to in this prospectus supplement as the series 2007-C2 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2007-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2007-C2 Controlling Class and Series 2007-C2 Directing Certificateholder" in this prospectus supplement. In addition, subject to the conditions described under "The Series 2007-C2 Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2007-C2 certificates representing a majority interest in the controlling class of series 2007-C2 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2007-C2 certificates, the trustee or the master servicers. You should expect that the series 2007-C2 directing certificateholder will exercise the rights and powers described above on behalf of the series 2007-C2 controlling class certificateholders, and it will not be liable to any class of series 2007-C2 certificateholders for doing so. In the absence of significant losses on the underlying mortgage loans, the series 2007-C2 controlling class will be a non-offered class of series 2007-C2 certificates. The series 2007-C2 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDERS OF THE CBA B-NOTE COMPANION LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the CBA B-Note Companion Loans will be entitled, through a designee, to exercise the rights and powers with respect to the related CBA A/B Loan Pair described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement. You should expect that the holder of the CBA B-Note Companion Loans will exercise those rights and powers exclusively for the holder's own benefit, and will not be liable to any class of series 2007-C2 certificateholders for doing so. The holders of the CBA B-Note Companion Loans are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2007-C2 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2007-C2 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2007-C2 certificates will be required to direct, consent to or approve certain actions, including amending the series 2007-C2 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2007-C2 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the applicable master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2007-C2 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward- looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences and the risks and uncertainties described under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

     Column Financial, Inc., which is a sponsor, a mortgage loan seller, an originator and a non-cashiering primary servicer of certain of the underlying mortgage loans, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the depositor and the swap counterparty. KeyBank National Association., a national banking association, which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer and a master servicer, and is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. Wachovia Bank, National Association, which is a master servicer and a primary servicer, is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described in this prospectus supplement.

                        DESCRIPTION OF THE ISSUING ENTITY

     The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2007-C2, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the series 2007-C2 pooling and servicing agreement. The series 2007-C2 pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the series 2007-C2 pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the series 2007-C2 pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the applicable master servicer or trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The series 2007-C2 pooling and servicing agreement may be amended as set forth under "The Series 2007-C2 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the applicable master servicer, the special servicer and the trustee. A discussion of the duties of the master servicers, the special servicer and the trustee, including any discretionary activities performed by each of them, is set forth herein under "The Series 2007-C2 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the series 2007-C2 pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicers and the special servicer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicers and the special servicer.

     The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan sellers, in each case, pursuant to a mortgage loan purchase agreement, as described herein under "Summary of Prospectus Supplement--The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

     Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $6,500,000 will be paid by the depositor from the proceeds of the offering of the certificates.

     As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

     - With respect to Column, if such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

     - With respect to KeyBank National Association, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for KeyBank National Association, as applicable, pursuant to
          Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. Section 1823(e).

     - If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of the Depositor or a Mortgage Loan Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

              DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS

THE SPONSORS AND MORTGAGE LOAN SELLERS

   COLUMN FINANCIAL, INC.

     Column Financial, Inc. ("Column"), a Delaware corporation, is a sponsor of this securitization and is one of the mortgage loan sellers. Column is the seller of 179.5 of the underlying mortgagee loans or 85.9% of the initial mortgage pool balance. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. Column is an affiliate of the depositor and one of the underwriters, and will also act as a non-cashiering primary servicer with respect to certain of the Column mortgage loans. See "The Sponsor" in the accompanying prospectus and "Description of the Series 2007-C2 Pooling and Servicing Agreement--The Primary Servicers" in this prospectus supplement.

     Column's principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 7,400 commercial and multifamily rental mortgage loans totaling more than $72.6 billion since beginning operations in 1993.

   KEYBANK NATIONAL ASSOCIATION

     KeyBank National Association ("KeyBank") is a sponsor of this securitization and is one of the mortgage loan sellers. KeyBank is the seller of
27.5 of the underlying mortgage loans or 14.1% of the initial mortgage pool balance, all of which loans were underwritten and originated by KeyBank. KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and a primary servicer, and is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of December 31, 2006, KeyBank had total assets of approximately $88.081 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $81.228 billion and approximately $6.853 billion in stockholder's equity.

     KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2006, KeyBank's Real Estate Capital Group originated a total of $16.0 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $3.3 billion was originated for sale through commercial mortgage-backed securities ("CMBS") transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

     KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank's commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2006, KeyBank had originated approximately $8.2 billion of commercial mortgage loans that have been securitized in 33 securitization transactions. The following table sets forth information for the past three (3) years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

                                                       YEAR
                                               (AMTS IN $ BILLIONS)
                                              ---------------------
                                               2004    2005    2006
                                              -----   -----   -----
Originated by KeyBank                         1.213   1.385   2.221
                                              -----   -----   -----
TOTAL COMMERCIAL MORTGAGE LOANS SECURITIZED   1.099   1.323   1.905

     Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

     KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

LITIGATION INVOLVING TRANSACTION PARTIES

     There are no legal proceedings pending against the sponsors, the mortgage loan sellers, the depositor, the trustee, the issuing entity, the master servicers, the special servicer, the primary servicers or the originators that are material to the certificateholders.

UNDERWRITING STANDARDS

   COLUMN'S UNDERWRITING STANDARDS

     GENERAL. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. The underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

     LOAN ANALYSIS. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan to value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

     ESCROW REQUIREMENTS. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

     - Taxes and Insurance--Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     - Replacement Reserves--Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

     - Deferred Maintenance/Environmental Remediation--An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     - Re-tenanting--In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

   KEYBANK'S UNDERWRITING STANDARDS

     GENERAL. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

     The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "-KeyBank's Underwriting Standards" section.

     LOAN ANALYSIS. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

     LOAN APPROVAL. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. KeyBank's underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definitions of Underwritten Net Cash Flow in the "Glossary" to this prospectus supplement and "Exhibit A-1-Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties" in this prospectus supplement.

     PROPERTY ASSESSMENTS. As part of its underwriting process, KeyBank will obtain the following property assessments:

     - Appraisals--KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     - Environmental Assessment--KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

     - Property Condition Assessment--KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     - Seismic Report--If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

     ZONING AND BUILDING CODE COMPLIANCE. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

     ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "-KeyBank's Underwriting Standards" section, the depositor may purchase underlying mortgage loans for inclusion in the trust fund that vary from, or do not comply with, KeyBank's underwriting guidelines.

SELECTION OF MORTGAGE LOANS

     The selection of mortgage loans for the series 2007-C2 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2007-C2 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the two hundred and seven (207) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $3,297,738,705. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2007-C2 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with two (2) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of one hundred twenty-one (121) mortgage loans, with an initial loan group no. 1 balance of $1,765,619,068, representing approximately 53.5% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but two (2) of the underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of eighty-six (86) mortgage loans, with an initial loan group no. 2 balance of $1,532,119,637, representing approximately 46.5% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any CBA B-Note Companion Loan is equal to its unpaid principal balance as of its due date in May 2007, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

     You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

     The 599 Lexington Avenue Property secures the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Companion Loans on a PARI PASSU basis. The 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Companion Loans collectively constitute the 599 Lexington Avenue Whole Loan. The 599 Lexington Avenue Companion Loans are not included in the issuing entity. The 599 Lexington Avenue Mortgage Loan has a cut-off date principal balance of $300,000,000 and the 599 Lexington Avenue Companion Loans have a cut-off date principal balance of $450,000,000.

     Each property securing a CBA A-Note Mortgage Loan also secures, on a subordinated basis, a CBA B-Note Companion Loan. The CBA A-Note Mortgage Loan and the CBA B-Note Companion Loan collectively constitute the CBA A/B Loan Pair. The CBA B-Note Companion Loans are not included in the issuing entity. The CBA A-Note Mortgage Loans have a cut-off date principal balance of $22,111,000.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the issuing entity, we have assumed that--

               1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in May 2007, are timely made, and

               2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in April 2007 up to and including its due date in May 2007.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance, or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     - Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross defaulted with one or more other mortgage loans in the issuing entity, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs," and "--Significant Mortgage Loans--599 Lexington Avenue" below in this prospectus supplement, none of the mortgage loans that we intend to include in the issuing entity is cross-collateralized with any loan outside of the issuing entity.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.   relative appraised values,

               2.   relative underwritten net cashflow, or

               3.   prior allocations reflected in the related loan documents.

     - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include sixteen (16) mortgage loans, representing approximately 27.7% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two (2) or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

     The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the issuing entity:

                                                NUMBER OF STATES
                                               WHERE THE MORTGAGED   NUMBER OF
                                               REAL PROPERTIES ARE    MORTGAGE        % OF INITIAL
                LOAN NAMES                           LOCATED           LOANS     MORTGAGE POOL BALANCE
--------------------------------------------   -------------------   ---------   ---------------------
Three Westlake Park and Four Westlake Park              1                2                4.4%
GHC Brookside Park I & II, GHC Icemorelee
Apartments, GHC Downing Place Apartments,
GHC Peachtree Court Apartments, GHC
Rockwood Place Apartments and GHC
Carriage Hill Apartments                                1                6                0.3%

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as GHC Brookside Park I & II, GHC Icemorelee Apartments, GHC Downing Place Apartments, GHC Peachtree Court Apartments, GHC Rockwood Place Apartments and GHC Carriage Hill Apartments, which collectively represent 0.3% of the initial mortgage pool balance, the related borrower is permitted to release one or more of the mortgaged real properties in connection with a partial defeasance of the related mortgage loan so long as (i) the remaining mortgaged real properties have a debt service coverage ratio of at least 1.35x, (ii) the loan-to-value ratio of the remaining mortgaged real properties is not higher than 80%, (iii) the borrower pays a release price equal to 120% of the PRO RATA release amount, (iv) the release does not consist of both the underlying related mortgaged real properties known as GHC Rockwood Place Apartments and GHC Downing Place Apartments and (v) two prior releases have not occurred.

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the issuing entity:

                                                     NUMBER OF STATES
                                                 WHERE THE MORTGAGED REAL        % OF INITIAL
           PROPERTY/PORTFOLIO NAMES               PROPERTIES ARE LOCATED    MORTGAGE POOL BALANCE
----------------------------------------------   ------------------------   ---------------------
Alliance SAFD - PJ                                           5                      14.4%
Alliance SAFD - HC4                                          2                       2.8%
Broadway Portfolio                                           1                       2.1%
Laurel Springs Apartments Portfolio                          1                       1.2%
8320, 8400 Ward Parkway and One Petticoat Lane               1                       1.2%
8330 Ward Parkway and Building B                             1                       0.8%
Duke Portfolio                                               1                       0.3%
GHC Brookside Park I & II                                    1                       0.1%
Garden Medical Plaza Portfolio                               1                       0.1%

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Alliance SAFD - PJ, which represents 14.4% of the initial mortgage pool balance, prior to May 14, 2009, the related borrower is permitted to release one or more of the mortgaged real properties upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including that (i) the remaining properties maintain a certain debt service coverage ratio after the release and (ii) the loan-to-value ratio of the remaining mortgaged real properties is not higher than a certain ratio after the release. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Alliance SAFD - PJ Portfolio" in this prospectus supplement. Additionally, following two years from the closing date of the series 2007-C2 transaction, the related borrower is permitted to release one or more of the mortgaged real properties through partial defeasance upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including that (i) the principal balance of the related defeased note must equal or exceed the 115% of the allocated loan amount for the individual property; provided, however, that if the undefeased portion of the mortgage loan at the time that the release is requested is less than 115% of the allocated loan amount for the individual property, the defeased note must equal the remaining undefeased portion of the mortgage loan at the time of release, (ii) the remaining properties maintain a certain debt service coverage ratio after the release and
(iii) the loan-to-value ratio of the remaining mortgaged real properties is not higher than a certain ratio after the release.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Alliance SAFD - HC4, which represents 2.8% of the initial mortgage pool balance, prior to May 14, 2009, the related borrower is permitted to release one or more of the mortgaged real properties upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including that (i) the remaining properties maintain a certain debt service coverage ratio after the release and (ii) the loan-to-value ratio of the remaining mortgaged real properties is not higher than a certain ratio after the release. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans-- Alliance SAFD - HC4 Portfolio" in this prospectus supplement. Additionally, following two years from the closing date of the series 2007-C2 transaction, the related borrower is permitted to release one or more of the mortgaged real properties through partial defeasance upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including that (i) the principal balance of the related defeased note must equal or exceed the 115% of the allocated loan amount for the individual property (or 100% with respect to Avalon Bay); provided, however, that if the undefeased portion of the mortgage loan at the time that the release is requested is less than 115% of the allocated loan amount for the individual property, the defeased note must equal the remaining undefeased portion of the mortgage loan at the time of release,
(ii) the remaining properties maintain a certain debt service coverage ratio after the release and (iii) the loan-to-value ratio of the remaining mortgaged real properties is not higher than a certain ratio after the release.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Broadway Portfolio, which represents 2.1% of the initial mortgage pool balance, the related borrower is permitted to release one or more of the mortgaged real properties upon satisfaction of certain conditions set forth in the related mortgage loan documents, including that (i) the remaining properties, after the first $21,000,000 of the mortgaged real property is released from the lien, maintain (x) a certain debt service coverage ratio after the release and (y) a certain loan-to-value ratio after the release, (ii) the loan-to-value ratio, after the first $28,000,000 of the mortgaged real property is released from the lien, of the remaining mortgaged real properties is not higher than a certain ratio after the release and (iii) net operating income after the release is not lower than the aggregate net operating income before the release. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Broadway Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 8320, 8400 Ward Parkway and One Petticoat Lane, which represents 1.2% of the initial mortgage pool balance, the related borrower is permitted to release one or more of the individual parcels comprising the mortgaged real property in connection with a partial prepayment of the underlying mortgage loan subject to certain conditions, including: (i) no default then exists under the mortgage loan documents, (ii) the remaining mortgaged real property has a debt service coverage ratio of at least 1.20x,
(iii) the LTV of the remaining mortgaged real property is not higher than 75%,
(iv) if required by the series 2007-C2 pooling and servicing agreement, rating agency confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates, and
(v) appropriate endorsements to the title policy so as to exclude the release parcel(s).

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 8330 Ward Parkway and Building B, which represents 0.8% of the initial mortgage pool balance, the related borrower is permitted to release one or more of the individual parcels comprising the mortgaged real property in connection with a partial prepayment of the underlying mortgage loan subject to certain conditions, including: (i) no default then exists under the mortgage loan documents, (ii) the remaining mortgaged real property has a debt service coverage ratio of at least 1.20x, (iii) the LTV of the remaining mortgaged real property is not higher than 75%, (iv) if required by the series 2007-C2 pooling and servicing agreement, rating agency confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates, and (v) appropriate endorsements to the title policy so as to exclude the release parcel(s).

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Duke Portfolio, which represents 0.3% of the initial mortgage pool balance, the related borrower is permitted to release one or more of the mortgaged real properties with a yield maintenance premium subject to certain conditions, including that (i) the remaining mortgaged real properties have a debt service coverage ratio of at least 1.20x and (ii) the loan-to-value ratio of the remaining mortgaged real properties is not higher than 80%.

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two (2) or more non-cross collateralized mortgage loans or groups of mortgage loans that we intend to include in the issuing entity, which mortgage loans have a total cut-off date principal balance equal to at least 1% of the initial mortgage pool balance.

                                                                                                           % OF INITIAL
                                                                 NUMBER OF                                 MORTGAGE POOL
                  PROPERTY/PORTFOLIO NAMES                    MORTGAGE LOANS   AGGREGATE CUT-OFF BALANCE      BALANCE
-----------------------------------------------------------   --------------   -------------------------   -------------
Alliance SAFD - PJ and Alliance SAFD - HC4                           2                $568,000,000             17.2%
Latitudes Apartments, Cantebury Apartments, Laurel Springs
Apartments Portfolio, Wind River Apartments, Carriage Club
Apartments, Paces Commons Apartments, Mallard Creek II
Apartments, Summerlyn Place Apartments, Oakbrook
Apartments, Chapel Hill Apartments and Pelham Apartments.           11                $281,840,000             8.5%
La Costa Apartments, Jefferson Place, Park at Woodlake,
Reflections Apartments, Jefferson Creek, Hunter's Chase,
The Hollows Apartments, Wind River Crossing, Woodmere Trace
Apartments, Walnut Creek Crossing, Vista Crossing, Bandera
Crossing, Cypress Creek Apartments, Willow Brook Crossing,
Hunterwood Apartments and Willow Glen                               16                $230,470,000             7.0%
8320, 8400 Ward Parkway and One Petticoat Lane and 8330
Ward Parkway and Building B                                          2                $ 67,000,000             2.0%
Spring House, Oak Run Apartments, Country Club Villas and
Hampton Greens Apartments                                            4                $ 42,460,000             1.3%
Orleans Square Apartments, Mission Village, Timber Ridge
Apartments, Canterbury Place and Brandywine                          5                $ 41,850,000             1.3%
Courtyard DFW Airport, Springhill Suites Dallas Las Colinas
Irving, Homewood Suites Irving DFW and Springhill Suites
Dallas NW Highway                                                    4                $ 35,446,839             1.1%

PARTIAL RELEASES OF PROPERTY

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Metro Square 95 Office Park, which represents 1.5% of the initial mortgage pool balance, the related borrower is permitted to release a specifically identified parcel of the mortgaged real property in connection with a partial defeasance of the underlying mortgage loan, subject to the satisfaction of certain conditions, including: (i) the parcel is released at an amount that is the greater of (a) $7,513,220, (b) an amount that will cause the debt service coverage ratio for the remaining mortgaged real property to be greater than or equal to 1.30x, (c) an amount that will cause the loan-to-value ratio for the remaining mortgaged real property to be greater than or equal to 80% of the outstanding principal balance of the mortgage loan and (d) an amount that will cause the loan-to-value ratio for the remaining mortgaged real property to be less than or equal to 85% of the outstanding principal balance of the mortgage loan plus the outstanding principal balance of the related mezzanine loan, (ii) no default then exists under the mortgage loan documents, (iii) confirmation by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2007-C2 certificates then rated by Moody's or S&P, respectively and (iv) appropriate endorsements to the title policy so as to exclude the release parcel. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Metro Square 95 Office Park" in this prospectus supplement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as The Shoppes at St. Clair Square, which represents 0.7% of the initial mortgage pool balance, the related borrower is permitted to a partial release of an unimproved portion of the related mortgaged real property which portion was not considered in the underwriting of such mortgage loan subject to the satisfaction of various conditions, including: (i) no default then exists under the mortgage loan documents and (ii) assurances being provided with respect to ongoing compliance with zoning requirements and ongoing adequacy of access by the remaining mortgaged real property.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Quail Lakes, which represents 0.4% of the initial mortgage pool balance, the related borrower is permitted to release one or more of certain specifically identified pad sites comprising the mortgaged real property in connection with a partial prepayment of the underlying mortgage loan subject to certain conditions, including: (i) no default then exists under the mortgage loan documents, (ii) the remaining mortgaged real property has a debt service coverage ratio of at least 1.35x, (iii) the loan-to-value ratio of the remaining mortgaged real property is not higher than 65%, (iv) assurances being provided with respect to ongoing compliance with zoning requirements, (v) if required by the series 2007-C2 pooling and servicing agreement, rating agency confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates, and
(vi) appropriate endorsements to the title policy so as to exclude the release parcel(s).

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Hammonton Retail Center, which represents 0.3% of the initial mortgage pool balance, the related borrower is permitted to release a specifically identified parcel of the mortgaged real property in connection with a specified tenant's exercise of its right to purchase such parcel, subject to the satisfaction of certain conditions, including: (i) the borrower pay down the principal of the loan amount simultaneously with the closing of the purchase of the release parcel in an amount equal to the purchase price of such parcel,
(ii) the purchase price of the release parcel is in an amount equal to or greater than $455,000 and (iii) the borrower pays a yield maintenance premium.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Hamilton Bay Apartments, which represents 0.1% of the initial mortgage pool balance, a partial release of an unimproved portion of the common area associated with the related mortgaged real property is permitted subject to the satisfaction of various conditions, including: (i) no default then exists under the mortgage loan documents, (ii) assurances being provided with respect to ongoing compliance with zoning requirements and ongoing adequacy of parking and access by the remaining mortgaged real property, (iii) the remaining mortgaged real property has a debt service coverage ratio of at least 1.20x, (iv) the loan-to-value ratio of the remaining mortgaged real property is not higher than 75%, (v) if required by the series 2007-C2 pooling and servicing agreement, rating agency confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the ratings of the certificates, and (vi) appropriate endorsements to the title policy so as to exclude the release parcel.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as GHC Brookside I & II, which represents 0.1% of the initial mortgage pool balance, the related borrower is permitted to release one or more of the mortgaged real properties in connection with a partial defeasance of the related mortgage loan subject to certain conditions, including that (i) the remaining mortgaged real properties have a debt service coverage ratio of at least 1.35x, (ii) the loan-to-value ratio of the remaining mortgaged real properties is not higher than 80%, (iii) the borrower pays a release price equal to 120% of the PRO RATA release amount.

SUBSTITUTION OF PROPERTY

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Alliance SAFD - PJ, which represents 14.4% of the initial mortgage pool balance, the related borrower is permitted to substitute one or more of the mortgaged real properties upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including that (i) the remaining properties maintain a certain debt service coverage ratio after the release and (ii) the fair market value of the substitute property meet the tests set forth in the related loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Alliance SAFD - PJ" in this prospectus supplement.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Alliance SAFD - HC4, which represents 2.8% of the initial mortgage pool balance, the related borrower may substitute one or more of the mortgaged real properties upon satisfaction of certain conditions set forth in the related mortgage loan documents, including that (i) the remaining properties maintain a certain debt service coverage ratio after the release and (ii) the fair market value of the substitute property meet the tests set forth in the related loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans-- Alliance SAFD - HC4" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                           % OF INITIAL
 DUE DATE   NUMBER OF MORTGAGE LOANS   MORTGAGE POOL BALANCE
---------   ------------------------   ---------------------
   11th              179                        81.4%
   1st                28                        18.6%
                     ---                       -----
TOTAL                207                       100.0%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.3400% per annum to 6.6000% per annum, and the weighted average of those mortgage interest rates was 5.6650% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

     Two hundred and five (205) mortgage loans that we intend to include in the issuing entity, representing 98.3% of the initial mortgage pool balance, of which one hundred nineteen (119) mortgage loans are in loan group no. 1, representing 96.9% of the initial loan group no. 1 balance, and eighty-six (86) of the mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance accrue interest on an Actual/360 Basis.

     BALLOON LOANS. One hundred ninety-four (194) of the mortgage loans that we intend to include in the issuing entity, representing 95.7% of the initial mortgage pool balance, of which one hundred eight (108) mortgage loans are in loan group no. 1, representing 91.9% of the initial loan group no. 1 balance, and eighty-six (86) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are each characterized by--

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Nine (9) of the mortgage loans that we intend to include in the issuing entity, representing 3.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 5.8% of the initial loan group no. 1 balance:

     - A maturity date that is generally 10 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to two (2) percentage points over the initial mortgage interest rate.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     All of the ARD Loans require amortization after the related anticipated repayment date only to the extent of the cash flow available therefor as described in the last bullet above.

     In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Four (4) of the mortgage loans that we intend to include in the issuing entity, representing 1.2% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 2.3% of the initial loan group no. 1 balance:

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     This fully amortizing mortgage loan does not have either--

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Sixty-five (65) of the mortgage loans that we intend to include in the issuing entity, representing 71.9% of the initial mortgage pool balance, of which twenty-six (26) mortgage loans are in loan group no. 1, representing 63.3% of the initial loan group no. 1 balance, and thirty-nine (39) mortgage loans are in loan group no. 2, representing 81.8% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that do not provide for any amortization prior to the maturity date or the anticipated repayment date, as the case may be. Eighty-four (84) other mortgage loans that we intend to include in the issuing entity, representing 19.4% of the initial mortgage pool balance, of which forty-five (45) mortgage loans are in loan group no. 1, representing 21.8% of the initial loan group no. 1 balance, and thirty-nine (39) mortgage loans are in loan group no. 2, representing 16.7% of the initial loan group no. 2 balance, are balloon loans or ARD Loans that provide for an interest only period of between twelve (12) and sixty-one (61) months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired. The following table sets forth the length of the interest only periods for those mortgage loans.

LENGTH OF INITIAL INTEREST ONLY   NUMBER OF MORTGAGE       % OF INITIAL
           (MONTHS)                      LOANS         MORTGAGE POOL BALANCE
-------------------------------   ------------------   ---------------------
               12                          1                    0.04%
               18                          2                    0.3%
               24                         24                    6.3%
               36                         32                    6.7%
               48                          2                    0.4%
               59                          1                    0.3%
               60                         18                    4.1%
               61                          4                    1.3%
                                         ---                   ----
          TOTAL                           84                   19.4%

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - One hundred seventy-four (174) of the mortgage loans that we intend to include in the issuing entity, representing 86.8% of the initial mortgage pool balance, of which one hundred one (101) mortgage loans are in loan group no. 1, representing 83.2% of the initial loan group no. 1 balance, and seventy-three (73) mortgage loans are in loan group no. 2, representing 91.0% of the initial loan group no. 2 balance, provided for--

               1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Seventeen (17) of the mortgage loans that we intend to include in the issuing entity, representing 8.9% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 9.7% of the initial loan group no. 1 balance and of which nine (9) mortgage loans are in loan group no. 2, representing 7.9% of the initial loan group no. 2 balance, provided for--

               1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

               2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration; and

     - Thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 1.6% of the initial mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 2.0% of the initial loan group no. 1 balance and of which four (4) mortgage loans are in loan group no. 2, representing 1.1% of the initial loan group no. 2 balance provided for--

               1. a prepayment consideration period during which voluntary principal prepayments may be made in connection with a release of such mortgaged property if accompanied by a Yield Maintenance Charge, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Two (2) of the mortgage loans that we intend to include in the issuing entity, representing 2.0% of the initial mortgage pool balance and 3.8% of the initial loan group no. 1 balance, provided for--

               1. a prepayment consideration period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               2. a period beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which the mortgage loan may be defeased or during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.7% of the initial mortgage pool balance and 1.3% of the initial loan group no. 1 balance, provided for--

               1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

               2. a period during which the mortgage loan may be defeased or during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge.

     The open prepayment period for any underlying mortgage loan will generally begin up to thirty-six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date. However, in the case of the three (3) underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Porterwood Apartments, Colony Apartments and Stone Hollow Apartments, which represents 0.4% of the initial mortgage pool balance and 0.8% of the initial loan group 2 balance, the open prepayment period will begin 61 months prior to stated maturity.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. All of the mortgage loans that we intend to include in the issuing entity provide for prepayment lock-out and/or defeasance periods as of the cut-off date. With respect to those mortgage loans, taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the cut-off date is two hundred thirty-three (233) months with respect to the entire mortgage pool, two hundred thirty-three (233) months with respect to loan group no. 1 and one hundred sixteen (116) months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the cut-off date is forty-nine (49) months with respect to the entire mortgage pool, forty-nine (49) months with respect to loan group no. 1 and fifty (50) months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the cut-off date is one hundred and seven (107) months with respect to the entire mortgage pool, one hundred and five (105) months with respect to loan group no. 1 and one hundred ten (110) months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross collateralized mortgage loans will be required under the circumstances described under "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Thirty-three (33) of the mortgage loans that we intend to include in the issuing entity, representing 13.2% of the initial mortgage pool balance, of which twenty (20) mortgage loans are in loan group no. 1, representing 16.8% of the initial loan group no. 1 balance, and thirteen (13) mortgage loans are in loan group no. 2, representing 9.0% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lockout period and/or a prepayment lockout/defeasance period.

     The relevant prepayment consideration will generally consist of the following:

     - In the case of all of the mortgage loans with yield maintenance periods, representing 13.2% of the initial mortgage pool balance, of which twenty (20) mortgage loans are in loan group no. 1, representing 16.8% of the initial loan group no. 1 balance, and thirteen (13) mortgage loans are in loan group no. 2, representing 9.0% of the initial loan group no. 2 balance, the related Yield Maintenance Charge will generally equal the greater of (x) a specified percentage of the principal balance of the mortgage loan being prepaid, and (y) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in certain cases, through the first open date or, in the case of an ARD Loan, through the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at either (A) the "discount rate" or "index" as defined in the related mortgage loan documents or (B) the "discount rate" or "index" as defined in the related mortgage loan documents plus a specified percentage set forth in the related mortgage loan documents, in each case less the amount of principal being prepaid.

     - In certain cases, alternative methods of the calculation of Yield Maintenance Charges are set forth in the mortgage loan documents.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2007-C2 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Certain of the mortgage loans that we intend to include in the issuing entity may provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property or a particular parcel thereof), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration or to pay a release price in respect of the affected parcel and obtain a release of that parcel. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Seven (7) of the mortgage loans that we intend to include in the issuing entity, representing 1.4% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 0.8% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 2.1% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) (or, under some mortgage loans, solely upon an event of default), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a Yield Maintenance Charge, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

See Exhibit A-1 to this prospectus supplement.

     In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $3,425,000.

     DEFEASANCE LOANS. One hundred seventy-four (174) of the mortgage loans that we intend to include in the issuing entity, representing 86.8% of the initial mortgage pool balance, of which one hundred one (101) mortgage loans are in loan group no. 1, representing 83.2% of the initial loan group no. 1 balance, and seventy-three (73) mortgage loans are in loan group no. 2, representing 91.0% of the initial loan group no. 2 balance, permit the borrower to deliver non-callable U.S. Treasury securities or other non-callable government securities as substitute collateral.

     In addition, two (2) of the mortgage loans that we intend to include in the issuing entity, representing 2.0% of the initial mortgage pool balance all of which are in loan group 1, representing 3.8% of the initial loan group no. 1 balance, permit the borrower to obtain the release of the related mortgaged real property (i) at any time during the loan term upon payment in full of the mortgage loan and payment of a yield maintenance charge or, (ii) at any time after the second anniversary of the date of the initial issuance of the offered certificates upon the pledge to the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The securities must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

     In addition, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.7% of the initial mortgage pool balance and 1.3% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property at any time after the second anniversary of the date of the initial issuance of the offered certificates (i) upon payment in full of the mortgage loan and payment of a yield maintenance charge or (ii) upon the pledge of the trustee of non-callable U.S. Treasury securities or other non-callable government securities. The securities must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as SouthPointe Pavilions which represents 1.3% of the initial mortgage pool balance, on or before that certain date which is 2 years and 15 days after the date of initial issuance of the offered certificates, the related borrower is permitted to partially prepay the mortgage loan so long as
(i) the loan-to-value of the mortgaged real property following the partial prepayment is not less than 50%, and (ii) the related borrower also pays the applicable prepayment consideration amount. Following the date which is 2 years and 15 days after the date of initial issuance of the offered certificates, the related borrower is permitted to partially defease the mortgage loan so long as the loan-to-value of the mortgaged real property following the partial defeasance is not less than 50%.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Eighty-seven (87) mortgage loans that we intend to include in the issuing entity, representing 77.8% of the initial mortgage pool balance, of which forty-two (42) mortgage loans are in loan group no. 1, representing 73.4% of the initial loan group no. 1 balance, and forty-five (45) mortgage loans are in loan group no. 2, representing 82.9% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage; or

          5. certain specified events relating to the tenancy at the related mortgaged real property (i.e., termination of a major lease).

          For purposes of this prospectus supplement, (i) a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event and (ii) except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, with respect to a modified lockbox, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced-mortgage loans provide for the following types of lockbox accounts:

                    NUMBER OF           % OF INITIAL
TYPE OF LOCKBOX   MORTGAGE LOANS   MORTGAGE POOL BALANCE
---------------   --------------   ---------------------
Springing                71               36.6%
Hard                     16               41.2%
                        ---               ----
TOTAL                    87               77.8%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     Some of the escrow and reserve accounts were established by the borrowers to hold nonrecurring escrows or reserves to address circumstances existing when the underlying mortgage loan was originated and the account was generally funded by the related borrower by means of a cash deposit or the delivery of a letter of credit upon origination. Some of the escrow and reserve accounts were established by the borrowers to hold recurring escrows or reserves and the account is generally required to be funded periodically during the term of the loan out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer or a primary servicer under the direction of the applicable master servicer.

     TAX ESCROWS. In the case of one hundred eighty-eight (188) of the mortgage loans that we intend to include in the issuing entity, representing 85.3% of the initial mortgage pool balance, of which one hundred two (102) mortgage loans are in loan group no. 1, representing 72.5% of the initial loan group no. 1 balance, and eight-six (86) mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, escrows were established for real estate taxes. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether a real estate tax escrow account was established for each applicable mortgage loan that we intend to include in the issuing entity. In cases in which a real estate tax escrow was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property. In the case of some of the mortgage loans described in the previous paragraph, however, the borrower made an upfront deposit into the real estate tax escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the real estate tax escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay real estate taxes directly to the taxing authority when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of one hundred eighty (180) of the mortgage loans that we intend to include in the issuing entity, representing 77.1% of the initial mortgage pool balance, of which ninety-five (95) mortgage loans are in loan group no. 1, representing 57.5% of the initial loan group no. 1 balance, and eighty-five (85) mortgage loans are in loan group no. 2, representing 99.7% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows whether an insurance escrow account was established for each applicable mortgage loan that we intend to include in the issuing entity. In cases in which an insurance escrow account was established, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for insurance premiums at the related mortgaged real property. In the case of some of the mortgage loans described in the previous paragraph, however, the borrower made an upfront deposit into the insurance escrow account in an amount equal to the aggregate of the monthly deposits that would otherwise have been required during a specified number of months following origination. Generally in those cases, the obligation to make monthly deposits to the insurance escrow account has been suspended for as long as an event of default has not occurred under the related underlying mortgage loan, the borrower is required pay insurance premiums directly to the insurers when due and the borrower is required to deliver evidence of those payments to the holder of the mortgage loan from time to time.

     Under some of the mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     RECURRING REPLACEMENT RESERVES/RECURRING TI/LC RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits identified in the table are initial deposit amounts and the required amounts of subsequent deposits may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or are entitled to substitute letters of credit for cash deposits and obtain a release of established cash reserves.

     ENGINEERING RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A 1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve,

     - the borrower agreed to perform the required repairs within a certain time period, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because the borrower contemplated completing repairs in addition to those shown in the related inspection report. Each engineering reserve constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work. The related borrowers are generally entitled to releases of funds from their engineering reserves to pay for the costs of the required work as that work progresses.

     NONRECURRING TI/LC RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the reserves established at the origination (or, in certain cases, required to be established within a specified period following origination) of the corresponding underlying mortgage loans for the estimated costs of leasing commissions and tenant improvements associated with specific space at the related mortgaged real property that was vacant and/or for which a lease was scheduled to expire imminently. Each of these reserves constitutes a nonrecurring reserve that is not required to be replenished at any time. We cannot provide any assurance that the reserved amounts will be sufficient to cover the entire actual leasing commissions and/or costs of required tenant improvements leasing commissions that are incurred by the borrower and that the borrower will successfully retenant any vacant or unleased space. The related borrowers are generally entitled to releases of funds from these reserves to pay for leasing commissions and the costs of tenant improvements as those costs are incurred.

     OTHER NONRECURRING RESERVES. In the case of certain of the mortgage loans that we intend to include in the issuing entity, the related borrower was required to establish nonrecurring reserves at origination to address circumstances involving the related mortgaged real property that were not addressed by the establishment of another reserve account. Some of these other nonrecurring reserves consist of earnout reserves to be released to the related borrower upon a new tenant taking occupancy of a specific space, the achievement of a specified debt service coverage ratio and/or the achievement of a specified occupancy rate; renovation reserves to be released to the related borrower as a planned capital improvements program progresses; and/or reserves to be released to the related borrower upon its performance of certain post-closing document delivery obligations of the borrower. We cannot provide any assurance that the related borrowers will satisfy the conditions to the releases of these other nonrecurring reserves or that the reserves will be sufficient for their intended purposes.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

               1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-C2 certificates, or

               2. the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower or beneficiary or trustee of a trust borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - transfers of ownership interests in the borrower or the issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     - a transfer of ownership interests if there is no change in the individuals who manage and control the mortgaged real property,

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a borrower or a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

     With respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Alliance SAFD--PJ, an amendment to the loan documents provides that the Alliance SAFD-PJ Loan may, subject to satisfaction of specific conditions set forth in the loan documents, be assumed through a transfer of equity interests in the Alliance SAFD-PJ Borrower to a United States affiliate of a public REIT traded on an internationally recognized stock exchange in Australia following an initial public offering which the current sponsors of the Alliance SAFD-PJ Borrower are contemplating.

     MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Certain of the underlying mortgage loans permit the related master servicer or special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the debt service coverage ratio for the applicable mortgage loan falls below a certain level, the related master servicer or special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the special servicer. In addition, certain of the underlying mortgage loans allow the related master servicer or special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     PROVISIONS RELATING TO CERTAIN UNDERLYING MULTI-PROPERTY MORTGAGE LOANS AND CROSSED MORTGAGE LOANS. Nine (9) of the mortgage loans, representing 23.1% of the initial mortgage pool balance, are "multi-property mortgage loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Two (2) groups of mortgage loans, representing 4.7% of the initial mortgage pool balance, are "crossed mortgage loans" that are evidenced by more than one mortgage note and are cross-collateralized with multiple mortgaged real properties. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain crossed mortgage loans collateralized by properties in such states may secure an amount less than the total initial principal balance of those crossed mortgage loans. For the same reason, the mortgages recorded with respect to certain multi-property mortgage loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1. the outstanding principal balance of the related mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan,

               2. the replacement cost or the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, as amended, or the National Flood Insurance Reform Act of 1994, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below, the applicable master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates as determined by the master servicer and approved by the special servicer, and

     - any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with similar property type and with express provisions governing such matters, in any case consistent with the Servicing Standard.

     In addition, the applicable master servicer must, to the extent they are not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance, provided that the master servicer will have no such obligation if such advance would be a Nonrecoverable Advance) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the Series 2007-C2 Directing Certificateholder, approves such determination except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2007-C2 Directing Certificateholder, if following any such direction of the Series 2007-C2 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2007-C2 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer have determined after due inquiry (with the consent of the special servicer and the Series 2007-C2 Directing Certificateholder except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2007-C2 Directing Certificateholder, if following any such direction of the Series 2007-C2 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2007-C2 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event), in accordance with the Servicing Standard, that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

     The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2007-C2 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     Each of the master servicers and the special servicer may satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by a applicable master servicer or the special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only for damages that do not exceed a specified dollar amount set forth in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002 or, are otherwise insured for less than the full replacement cost.

     There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. The borrowers under all of the mortgage loans that we intend to include in the issuing entity, are required to maintain terrorism insurance.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the underlying mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Twenty-three (23) mortgaged real properties securing mortgage loans representing 17.9% of the initial mortgage pool balance and 33.4% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Twenty (20) mortgaged real properties securing mortgage loans representing 5.1% of the initial mortgage pool balance and 9.5% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     - The Major Tenant(s) at some of the mortgaged office or mixed use properties are state or local government agencies or instrumentalities whose ability to pay rent depends on periodic legislative appropriations.

     GROUND LEASES. Four (4) of the mortgage loans that we intend to include in the issuing entity, representing 2.1% of the initial mortgage pool balance, of which all four (4) mortgage loans are in loan group no. 1, representing 3.9% of the initial loan group no. 1 balance, are secured by a mortgage lien on a leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest (other than with respect to 8320, 8400 Ward Parkway and One Petticoat Lane as described below the immediately succeeding bullets). The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately eighteen (18) years or more after the maturity date of the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     With respect to the underlying mortgage loan identified as 8320, 8400 Ward Parkway and One Petticoat Lane on Exhibit A-1 to this prospectus supplement, such mortgage loan is a multi-property mortgage loan containing one (1) fee/leasehold property and two (2) fee properties.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The 599 Lexington Avenue Mortgage Loan, which represents 9.1% of the initial mortgage pool balance, is secured by the 599 Lexington Avenue Property, on a PARI PASSU basis, with the 599 Lexington Avenue Companion Loans, which are not included in the issuing entity. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 599 Lexington Avenue Mortgage Loan" in this prospectus supplement.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, the related CBA B-Note Companion Loan, that is not included in the issuing entity. The CBA A-Note Mortgage Loans represent 0.7% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

     MEZZANINE DEBT. In the case of fifty-four (54) mortgage loans that we intend to include in the issuing entity, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the Alliance SAFD - PJ Mortgage Loan, which represents 14.4% of the initial mortgage pool balance, the related principals of the borrower have incurred $35,000,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc. currently holds such mezzanine loan. Additionally, the principals of the related mezzanine borrower have incurred a second mezzanine loan in the original principal amount of $20,790,000 which second mezzanine loan is secured by the ownership interests in the related mezzanine borrower as well as the ownership interests of the mezzanine borrower under the mezzanine loan related to the Alliance SAFD - HC4 Loan. LB Mezz Lender RTPJ, LLC, currently holds such second mezzanine loan. Column, as mortgage lender and mezzanine lender, has entered into an intercreditor agreement with lender and the second mezzanine lender, which provides for the subordination of the mezzanine loans to the underlying mortgage loans. The interest rate of the first mezzanine loan is 9.60% ($35,000,000) and the interest rate of the second mezzanine loan is LIBOR + 3.75% ($20,790,000), and in each case, are payable only out of excess cash flow after all amounts under the Alliance SAFD - PJ Mortgage Loan and, with respect to the second mezzanine loan only, all amounts under the Alliance SAFD- HC4 Mortgage Loan, have been paid. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Alliance SAFD - PJ" below.

     In the case of the Alliance SAFD - HC4 Mortgage Loan, which represents 2.8% of the initial mortgage pool balance, the related principals of the borrower have incurred $5,000,000 in mezzanine indebtedness that is secured by pledges of the ownership interests in the related borrower. The equity interests of the principal in the related borrower also secure the second mezzanine loan in the original principal amount of $20,790,000 made to the principals of the Alliance SAFD - PJ Loan, as described in the immediately preceding paragraph. The mezzanine lenders have entered into an intercreditor agreement with lender, which provides for the subordination of such mezzanine loans. The interest rate of the first mezzanine loan is LIBOR + 3.00% ($5,000,000) and the interest rate of the second mezzanine loan is LIBOR + 3.75% ($20,790,000), and in each case are payable only out of excess cash flow after all amounts under the Alliance SAFD - HC4 Mortgage Loan and, with respect to the second mezzanine loan only, all amounts under the Alliance SAFD - PJ Mortgage Loans have been paid. For a description of the terms of such mezzanine debt and the rights of the mezzanine lenders relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Alliance SAFD - HC4" below.

     In the case of the Broadway Portfolio Loan, which represents 2.1% of the initial mortgage pool balance, the related principals of the borrower have incurred $23,000,000 in total mezzanine debt that is secured by pledges of 99% of the ownership interests in the related borrower and 100% of the ownership interests in the managing member of the borrower.

Column Financial, Inc. currently holds the mezzanine debt and has entered into an intercreditor agreement with lender, which provides for the subordination of such mezzanine loan. The interest rate of the mezzanine loan is 7.07% and is payable only out of excess cash flow after all amounts under the Broadway Portfolio Loan have been paid. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Broadway Portfolio" below.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Metro Square 95 Office Park, which represents 1.5% of the initial mortgage pool balance, the principals of the borrower have incurred mezzanine debt in the total amount of $4,000,000, secured by the ownership interests in the related borrower. The mezzanine lender has entered into an intercreditor agreement with the lender, which provides for the subordination of the related mezzanine loan to the related underlying mortgage loan. For a description of the terms of such mezzanine debt and the rights of the mezzanine lender relating to such debt, see "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Metro Square 95 Office Park" below.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Latitudes Apartments, Canterbury Apartments, Laurel Springs Apartments Portfolio, Wind River Apartments, Carriage Club Apartments, Paces Commons, Mallard Creek II Apartments, Oakbrook Apartments, Summerlyn Place, Chapel Hill Apartments and Pelham Apartments, which collectively represent 8.5% of the initial mortgage pool balance, the sole member of the borrower under such underlying mortgage loans has incurred mezzanine debt in the total amount of $102,500,000, secured by ownership interests in each such borrower and also secured by the ownership interest in borrowers under mortgage loans that are not included in the issuing entity. Interest payments under such mezzanine loan have been waived by Column so long as the mezzanine borrower repays such mezzanine loan on its maturity date in May 2007. If the mezzanine borrower does not repay the mezzanine loan at such time, it will accrue interest at a rate of LIBOR + 1.00%.

     FUTURE SECONDARY FINANCING. In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Two North LaSalle, which represents 3.9% of the initial mortgage pool balance, any member of the borrower (other than North LaSalle Holdings LLC or JES LaSalle Holdings Co.,
LLC) may pledge their membership interests in order to obtain mezzanine financing, subject to the satisfaction of various conditions such as the mezzanine loan together with the Two North LaSalle Loan must not exceed a loan to value ratio of 85% or result in a debt service coverage ratio of less than 1.15x.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as SouthPointe Pavilions, which represents 1.3% of the initial mortgage pool balance, the related borrower may incur additional debt secured by the mortgaged real property subject to the satisfaction of various conditions, including (i) no default exists under the mortgage loan documents, (ii) the cash flow from the mortgaged property and the combined obligations of the mortgage loan and the subordinate mortgage loan would result in a debt service coverage ratio for the mortgaged property of no less than 1.10x, (iii) the loan-to-value ratio of the mortgaged real property taking into account the combined obligations of the mortgage loan and the subordinate mortgage loan is not higher than 85%, (iv) the subordinate lender has entered into an intercreditor agreement with the lender, which provides for subordination of the related subordinate loan to the related underlying mortgage loan, (v) the related borrower shall have entered into a lockbox agreement governing the collection of rent and the disbursement thereof; and (vi) the holder of the subordinate debt is an institutional lender satisfying rating agency criteria.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Broadway Portfolio, Greenwich Financial Center, Latitudes Apartments, Canterbury Apartments, Laurel Springs Apartments Portfolio, Carriage Club Apartments, La Costa Apartments, Paces Commons Apartments, Mallard Creek II Apartments, Jefferson Place, Oakbrook Apartments, Alexan Cityview Apartments, Park at Woodlake, Reflections Apartments, Jefferson Creek, Hunters Chase, The Hollows Apartments, Orleans Square Apartments, Wind River Crossing, Courtyard DFW Airport, Summerlyn Place Apartments, Woodmere Trace Apartments, On the Green, Walnut Creek Crossing, Vista Crossing, Chapel Hill Apartments, Springhill Suites Dallas Las Colinas Irving, Bandera Crossing, Pelham Apartments, Cypress Creek Apartments, Mequon Marketplace, Willow Brook Crossing, Timber Ridge Apartments, Homewood Suites Irving DFW, Springhill Suites Dallas NW Highway, Canterbury Place, Hunterwood Apartments, Willow Glen, Brandywine, Sturbridge Square Apartments, Eubanks Court, Tartan Square, Villagio Apartments, Gucci Building, Park Central, Shoppes at Live Oak, Wildewood Portfolio, Wind River Apartments and Oregon City Retail, which collectively represent 29.4% of the initial mortgage pool balance, each related borrower is permitted to obtain future mezzanine financing, subject to the satisfaction of various conditions as set forth in the related loan documents such as (i) receipt by the lender of written confirmation from each rating agency that the implementation of the mezzanine debt will not result in a qualification, downgrade or withdrawal of the then-current ratings assigned by such rating agency to the offered certificates, (ii) the mezzanine lender has entered into an intercreditor agreement with the lender, which provides for the subordination of the related mezzanine loan to the related underlying mortgage loan and (iii) satisfaction of loan-to-value ratio and debt service coverage ratio tests.

     UNSECURED INDEBTEDNESS. The borrowers under some of the underlying mortgage loans that we intend to include in the issuing entity have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under an underlying mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many underlying mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates or easements affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 0.7% of the initial mortgage pool balance, are secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Colerain Shopping Center and Columbia Medical Complex. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two (2) mortgage loans together constitute a "CBA A/B Loan Pair," is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the issuing entity. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

     Each CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5.00% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. One CBA B-Note Companion Loan, secured by Colerain Shopping Center, has an interest rate of 13.25% per annum. The other CBA B-Note Companion Loan, secured by Columbia Medical Complex has an interest rate of 12.00% per annum. Each CBA B-Note Companion Loan has generally the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

     The issuing entity, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note

Mortgage Loan (and, to the extent described below, each CBA B-Note Companion
Loan) will be performed by the applicable master servicer on behalf of the issuing entity (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, a "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the issuing entity (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest (other than Default Interest), principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a workout so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the issuing entity (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such workout did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case (unless the lender was required, but failed, to obtain the consent of the holder of a CBA B-Note Companion Loan at a time with such holder had a right to so consent), the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such workout (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2007-C2 pooling and servicing agreement. The applicable master servicer and/or special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The Servicing Standard requires the applicable master servicer and the special servicer to take into account the interests of both the issuing entity and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the issuing entity and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2007-C2 pooling and servicing agreement.

     The applicable master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the applicable master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related mortgage loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related mortgage loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees (including any primary servicing fees), special servicing fees and trustee's fees payable under the series 2007-C2 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

CERTAIN MATTERS REGARDING THE 599 LEXINGTON AVENUE MORTGAGE LOAN

     GENERAL. The 599 Lexington Avenue Mortgage Loan together with the 599 Lexington Avenue Companion Loans comprise the 599 Lexington Avenue Whole Loan. The 599 Lexington Avenue Mortgage Loan is secured, on a PARI PASSU basis with the 599 Lexington Avenue Companion Loans, by the 599 Lexington Avenue Property. The 599 Lexington Avenue Companion Loans have the same interest rate, maturity date and amortization term as the 599 Lexington Avenue

Mortgage Loan. The 599 Lexington Avenue Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $450,000,000.

     The 599 Lexington Avenue Companion Loans are not included in the issuing entity. As of the cut-off date $225,000,000 of the 599 Lexington Avenue Companion Loans have been separately securitized and directly back the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 commercial mortgage pass-through certificates. The remaining cut-off date principal balance of the 599 Lexington Avenue Companion Loans may be separately securitized in a future securitization transaction. JPMorgan Chase Bank, N.A., Column Financial, Inc. and KeyBank National Association, are parties to the 599 Lexington Avenue Co-Lender Agreement with respect to the 599 Lexington Avenue Whole Loan.

     599 LEXINGTON AVENUE CO-LENDER AGREEMENT. The 599 Lexington Avenue Co-Lender Agreement, provides, among other things, that all amounts received in respect of the 599 Lexington Avenue Whole Loan will be paid PRO RATA to the holder of the 599 Lexington Avenue Mortgage Loan and the holders of the 599 Lexington Avenue Companion Loans.

     SERVICING. The 599 Lexington Avenue Whole Loan will be serviced pursuant to the terms of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement and the 599 Lexington Avenue Co-Lender Agreement. The 599 Lexington Avenue Co-Lender Agreement generally provides that the 599 Lexington Avenue Whole Loan will be serviced by the applicable master servicer and the special servicer according to the servicing standards under the pooling and servicing agreement with respect to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 commercial mortgage securitization transaction.

     The applicable master servicer or special servicer is required to obtain the consent of the holders of greater than 50% of the outstanding principal balance of the 599 Lexington Avenue Whole Loan (the "599 Lexington Avenue Majority Holders"), with respect to certain servicing actions set forth below, (provided that generally a failure by the 599 Lexington Avenue Majority Holders to approve or disapprove any proposed action within 30 days (or such shorter time frame as is provided for in the related loan documents will have the effect of a deemed consent)). Additionally, the holder of the 599 Lexington Avenue Mortgage Loan and any 599 Lexington Avenue Companion Loan will have the right to consult with the applicable master servicer or special servicer with respect to:

     - any proposed or actual foreclosure upon or comparable conversion of the ownership of the 599 Lexington Avenue Property;

     - any modification, consent to a modification or waiver of any monetary term or material non-monetary term of the 599 Lexington Avenue Whole Loan or material modification or waiver of any terms of the 599 Lexington Avenue Whole Loan relating to the nature or amount of required insurance coverage;

     - any sale of the 599 Lexington Avenue Whole Loan or related REO Property for less than the outstanding principal balance of the 599 Lexington Avenue Whole Loan plus all accrued and unpaid interest thereon;

     - any determination to bring an REO Property related to the 599 Lexington Avenue Whole Loan into compliance with applicable environmental laws or to address hazardous materials located at a related REO Property;

     - any release of collateral or any acceptance of substitute or additional collateral for the 599 Lexington Avenue Whole Loan (other than pursuant to the specific terms of the loan documents);

     - any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause with respect to the 599 Lexington Avenue Whole Loan or a transfer of the 599 Lexington Avenue Mortgaged Property or interests in the related borrower (other than pursuant to the specific terms of the loan documents);

     - any property management changes with respect to the 599 Lexington Avenue Whole Loan as to which lender is required to consent or approve under the loan documents;

     - releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves with respect to the 599 Lexington Avenue Whole Loan, in an amount greater than or equal to $1,500,000 (other than those required pursuant to the specific terms of the loan documents);

     - any acceptance of an assumption agreement releasing the borrower from liability under the 599 Lexington Avenue Whole Loan (other than pursuant to the specific terms of the loan documents);

     - any approval of a material capital expenditure (if lender's approval is required under the 599 Lexington Avenue Whole Loan); and

     - any adoption or approval of a plan in bankruptcy of the borrower under the 599 Lexington Avenue Whole Loan.

     Notwithstanding the above, no advice, direction or objection from or by the 599 Lexington Avenue Majority Holders may (and the applicable master servicer or the special servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the applicable master servicer or the special servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable master servicer or the special servicer, as applicable, to violate any provision of the 599 Lexington Avenue Co-Lender Agreement or the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement (including the applicable master servicer's and special servicer's obligation to act in accordance with the servicing standards, the related loan documents or applicable law) or result in an adverse REMIC event or an adverse grantor trust event. The Series 2007-C2 Directing Certificateholder will be the designee of the issuing entity to vote on any servicing matter involving the 599 Lexington Avenue Whole Loan.

     If a servicing event of default with respect to the master servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement has occurred and remains unremedied that materially and adversely affect the holder of the 599 Lexington Avenue Mortgage Loan or the 599 Lexington Avenue Companion Loans, the 599 Lexington Avenue Majority Holders will have the right to require the master servicer to appoint a sub-servicer solely with respect to the 599 Lexington Avenue Whole Loan, subject to confirmation by the Rating Agencies that such appointment will not cause the downgrade, qualification or withdrawal of the ratings on any securities backed by the 599 Lexington Avenue Mortgage Loan or the 599 Lexington Avenue Companion Loans.

     SALE OF DEFAULTED MORTGAGE LOAN. Under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement, if the 599 Lexington Avenue Companion Loans are subject to a fair value purchase option, the special servicer will be required to determine the purchase price for the 599 Lexington Avenue Mortgage Loan. The J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 certificateholder holding the largest aggregate certificate balance of the controlling class and the special servicer will have an option to purchase the 599 Lexington Avenue Companion Loans and the holders of the 599 Lexington Avenue Mortgage Loan (or its designee, which will be the Series 2007-C2 Directing Certificateholder) will have an option to purchase the 599 Lexington Avenue Mortgage Loan, at the purchase price determined by the special servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement.

     DISTRIBUTIONS. Under the terms of the 599 Lexington Avenue Co-Lender Agreement, any payment (whether principal or interest or prepayment on the 599 Lexington Avenue Whole Loan, or proceeds relating to the 599 Lexington Avenue Property (in each case, subject to the rights of the applicable master servicer, the special servicer, the depositor, the co-trustee and the trustee and any related sub-servicer each under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 commercial mortgage securitization to payments and reimbursements pursuant to and in accordance with the terms of the each under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement)) will be applied to the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Companion Loans on a PRO RATA and PARI PASSU basis according to their respective outstanding principal balances.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity. In the case of 238 mortgaged real properties, securing 98.1% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or, in some instances, an update in lieu of a Phase I environmental assessment (which update may have been performed pursuant to a database or transaction screen update meeting ASTM standards) that was prepared within a 11-month period ending March 1, 2007. In the case of 28 mortgaged real properties, securing 1.9% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     - any of the other parties to the series 2007-C2 pooling and servicing agreement,

     -    any of the sponsors or mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 28 mortgaged real properties, securing mortgage loans that represent 1.9% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 28 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 28 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The series 2007-C2 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2007-C2 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are environmental insurance policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of the clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the issuing entity enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the environmental insurance policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the environmental insurance policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under those policies is Steadfast Insurance Co. which has a rating of "A+" by S&P.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the underlying mortgage loans that we intend to include in the issuing entity were inspected during the 12-month period ending in May 2007 by third party engineering firms or, a previously conducted inspection was updated, to assess--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. All of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity had an appraisal conducted by an independent appraiser that is state-certified and/or a member of the Appraisal Institute during the 12-month period ending in May 2007, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we, the sponsors, the mortgage loan sellers, the master servicers, the special servicer, the trustee nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, the master servicers, the special servicer, the trustee nor any of the underwriters, sponsors or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of underlying mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

               1.   to satisfy the entire subject mortgage loan, or

               2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - the review and analysis of environmental conditions of the related mortgaged real property are based on a limited review regarding the presence of asbestos-containing materials, lead-based paint, mold and/or radon, rather than a Phase I environmental site assessment.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Thirty-three (33) of the underlying mortgage loans, representing 2.5% of the initial mortgage pool balance, of which twenty-eight (28) mortgage loans are in loan group no. 1, representing 4.0% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 0.8% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the issuing entity:

                                                          PERCENTAGE
                                                          OF INITIAL
                                           CUT-OFF DATE    MORTGAGE                            MORTGAGE          CUT-OFF
                              PROPERTY       PRINCIPAL       POOL         SQ.      LOAN PER    INTEREST   U/W   DATE LTV
         LOAN NAME              TYPE          BALANCE       BALANCE    FT./UNITS  SQ.FT./UNITS   RATE      DSCR    RATIO
---------------------------  -----------  --------------  ----------  ---------  ------------  --------  -----  --------
Alliance SAFD-PJ             Multifamily  $  475,000,000     14.4%        9,504    $ 49,979     5.3650%  1.37x    79.2%
599 Lexington Avenue           Office     $  300,000,000      9.1%    1,019,461    $    294     5.4930%  1.26x    75.0%
Three Westlake Park and
   Four Westlake Park          Office     $  145,600,000      4.4%      975,857    $    149     5.6332%  1.37x    68.7%
Two North LaSalle              Office     $  127,440,000      3.9%      691,410    $    184     5.5575%  1.26x    78.7%
Park Central                   Office     $  115,000,000      3.5%      553,944    $    208     5.7605%  1.23x    78.8%
Alliance SAFD -HC4           Multifamily  $   93,000,000      2.8%        1,938    $ 47,988     5.3450%  1.37x    79.9%
Broadway Portfolio           Multifamily  $   70,000,000      2.1%          455    $153,846     6.2396%  1.36x    63.8%
Greenwich Financial Center     Office     $   52,800,000      1.6%       81,270    $    650     5.3400%  1.25x    75.4%
Latitudes Apartments         Multifamily  $   50,520,000      1.5%          448    $112,768     5.8700%  1.21x    80.0%
Metro Square 95 Office Park    Office     $   48,000,000      1.5%      472,322    $    102     6.0200%  1.24x    78.8%
                                          --------------     ----                               ------   ----     ----
TOTAL/WTD. AVG.                           $1,477,360,000     44.8%                              5.5427%  1.31x    76.4%

                               ALLIANCE SAFD - PJ

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $475,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $475,000,000
FIRST PAYMENT DATE:           December 11, 2006
MORTGAGE INTEREST RATE:       5.3650% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                November 11, 2016
MATURITY/ARD BALANCE:         $475,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is six (6)
                              months prior to the Maturity Date.
LOAN PER UNIT:                $49,979(1)
UP-FRONT RESERVES:            Engineering Reserve:           $1,708,314(3)
                              Renovation Reserve:            $4,016,686(4)
                              Operating Expense
                              and Liquidity Reserve:         $4,881,288(5)
ONGOING RESERVES:             Tax and Insurance Reserve:            Yes(6)
                              Replacement Reserve:            Springing(7)
                              Cash Collateral Reserve:              Yes(8)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        Yes(9)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Portfolio
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Conventional
LOCATION:                     Various(10)
YEAR BUILT/RENOVATED:         Various(11)
UNITS:                        9,504
OCCUPANCY AT U/W(12):         89%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Alliance Residential
                              Management, L.L.C.

                               12/31/2004    12/31/2005    12/31/2006
                              -----------   -----------   -----------
NET OPERATING INCOME:         $31,422,485   $31,130,460   $32,689,801
NET CASH FLOW:
DSCR:
                              YTD 3/31/2007      U/W
                              -------------  -----------
NET OPERATING INCOME:           $7,764,427   $36,469,288
NET CASH FLOW:                               $35,518,888
DSCR:                                            1.37x
APPRAISED VALUE:              $600,000,000
APPRAISAL DATE:               Various
CUT-OFF DATE LTV RATIO(1):    79.2%
MATURITY/ARD LTV RATIO:       79.2%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Alliance SAFD - PJ Loan is an interest only loan for its entire term.

(3) The engineering reserve was established at closing to fund immediate repairs.

(4) The renovation reserve was established at closing to fund capital improvements at the properties.

(5) The operating expense and liquidity reserve was established at closing to fund any debt service shortfalls.

(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7) Beginning on May 11, 2008 and continuing thereafter until the maturity date, the borrower is required to deposit a monthly amount of 1/12 of the product of $250 and the number of units at the properties into a replacement reserve to fund ongoing repairs and replacements.

(8) Each month, the borrower is required to deposit 50% of any excess cash flow into the cash collateral reserve.

(9) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $35,000,000 secured by the ownership interests in the related borrower. Additionally, the principals of the related mezzanine borrower have incurred a second mezzanine loan in the original principal amount of $20,790,000 which second mezzanine loan is secured by the ownership interests in the related mezzanine borrower as well as the ownership interests in the mezzanine loan related to the Alliance SAFD - HC4 property.

(10) The Alliance SAFD - PJ Loan is secured by 32 multifamily properties located in various states as set forth in the table below.

(11) The Alliance SAFD - PJ Properties were constructed and renovated in various years as set forth in the table below.

(12) Based on the February 2007 rent rolls (other than with respect to the Wooded Creek property) and the October 2006 rent roll for the Wooded Creek property.

     THE LOAN. The largest loan was originated on November 9, 2006. The Alliance SAFD - PJ Loan is secured by a first priority mortgage encumbering the fee interests in 32 multifamily properties in various jurisdictions, as set forth in the table below.

                                                           YEAR BUILT/   ALLOCATED LOAN   % OF TOTAL    ALLOCATED LOAN
     PROPERTY NAME             CITY        STATE   UNITS    RENOVATED        AMOUNT          LOAN      AMOUNT PER UNIT
------------------------   -------------   -----   -----   -----------   --------------   ----------   ---------------
Park Pointe North          Atlanta          GA      770     1988/2006      $52,687,489       11.1%         $68,425
Park Place at Turtle Run   Coral Springs    FL      350     1989/2005      $32,205,406        6.8%         $92,015
Stillwater                 Glendale         AZ      516     1986/2006      $26,233,906        5.5%         $50,841
Canyon Creek               Phoenix          AZ      440     1985/2006      $24,599,658        5.2%         $55,908
Woodland Meadows           Tamarac          FL      296     1974/2006      $24,518,514        5.2%         $82,833
Cranes Landing             Orlando          FL      252     1990/2006      $22,454,050        4.7%         $89,103
Waterford                  Corpus Christi   TX      580     1976/2006      $21,166,729        4.5%         $36,494
Hunters Glen               Plano            TX      276     1980/2005      $17,005,402        3.6%         $61,614
Enclave at Cityview        Fort Worth       TX      416     1986/2006      $16,825,058        3.5%         $40,445
Off Broadway               Mesa             AZ      320     1986/2006      $16,551,995        3.5%         $51,725
Churchill Crossing         Mesquite         TX      344     1984/2006      $16,436,734        3.5%         $47,781
The Equestrian             Scottsdale       AZ      202     1986/2006      $15,418,374        3.2%         $76,329
Wallingford                Houston          TX      462     1981/2006      $14,840,691        3.1%         $32,123
Fairway on the Park        Haltom City      TX      402     1980/2006      $14,040,963        3.0%         $34,928
Bellevue Heights           Nashville        TN      225     1985/2006      $13,050,611        2.7%         $58,003
Stone Ridge                Mesquite         TX      383     1984/2006      $12,921,628        2.7%         $33,738
Eagle's Point              Fort Worth       TX      240     1986/2006      $10,668,988        2.2%         $44,454
Surrey Oaks                Irving           TX      248     1985/2006      $10,345,940        2.2%         $41,718
Heritage Place             McKinney         TX      200     1986/2006      $10,039,902        2.1%         $50,200
Cedar Glen                 Dallas           TX      218     1986/2006      $10,031,920        2.1%         $46,018
Park Ridge                 Phoenix          AZ      168     1983/2006      $ 9,898,478        2.1%         $58,920
Windsor Court              Lewisville       TX      280     1984/2006      $ 9,798,796        2.1%         $34,996
Wooded Creek               De Soto          TX      196     1983/2006      $ 9,779,693        2.1%         $49,896
Meadowchase                Houston          TX      282     1981/2006      $ 9,666,497        2.0%         $34,278
Bent Creek                 McKinney         TX      200     1985/2006      $ 9,329,011        2.0%         $46,645
Shadowbluff                Nashville        TN      220     1985/2005      $ 9,233,995        1.9%         $41,973
Lofts on Hulen             Fort Worth       TX      325     1985/2006      $ 8,909,612        1.9%         $27,414
Woods at Lakeshore         Carrollton       TX      128     1985/2006      $ 6,970,207        1.5%         $54,455
Summer's Point             Glendale         AZ      164     1980/2006      $ 6,834,880        1.4%         $41,676
Creekside                  Fort Worth       TX      164     1984/2006      $ 4,992,075        1.1%         $30,439
The Savoy                  Fort Worth       TX      152     1983/2006      $ 4,892,888        1.0%         $32,190
The Corners                De Soto          TX       85     1983/2006      $ 2,649,910        0.6%         $31,175

     THE BORROWER. The borrowers under the Alliance SAFD - PJ Loan are Alliance PJRT Limited Partnership and Alliance PJWE Limited Partnership (collectively, the "Alliance SAFD - PJ Borrower"). Each entity is a limited partnership organized under the laws of the State of Delaware. The borrowers are special purpose entities, whose business is limited to owning and operating the Alliance SAFD - PJ Property. The sponsor, Alliance Holdings, LLC, was formed in 1994 to own and operate multifamily properties as a long-term investor. The company has grown from 5,000 units in 1994 to approximately 47,700 current units spanning 16 states including communities throughout Texas and the Midwest, Nevada, Arizona, and along the East Coast from Maryland to Florida.

     THE PROPERTY. Alliance SAFD - PJ Property consists of the 32 multifamily properties located in various states as set forth in the table above. The Alliance SAFD - PJ Property consists of approximately 9,504 units. As of February 2007, or in the case of the Wooded Creek property, as of October 9, 2006, the Alliance SAFD - PJ Property was 89% occupied.

     Historical occupancy at the related mortgaged real properties for 2002, 2003, 2004, 2005 and 2006 was 92%, 92%, 90%, 89% and 91%, respectively. The weighted average occupancy for the year 2002 excludes the following properties, which were purchased in late 2002 or 2003: Bellevue Heights, Cranes Landing, Meadowchase, Park Place at Turtle Run, Park Pointe North, Shadowbluff, Wallingford and Waterford. The weighted average occupancy calculation for the year 2003 excludes the following properties, which were purchased in August 2003: Bellevue Heights, Cranes Landing, Park Place at Turtle Run and Shadowbluff.

     The average effective annual rent per unit for each Alliance SAFD - PJ Property for fiscal years 2004, 2005 and 2006 is set forth in the table below:

     PROPERTY NAME          2004      2005      2006
------------------------   ------   -------   -------
Park Pointe North          $8,671   $ 8,577   $ 8,904
Park Place at Turtle Run   $9,925   $10,225   $10,889
Stillwater                 $5,628   $ 5,653   $ 5,859
Canyon Creek               $6,925   $ 7,209   $ 7,714
Woodland Meadows           $9,780   $ 9,945   $10,423
Cranes Landing             $9,234   $ 9,444   $ 9,691
Waterford                  $6,905   $ 7,051   $ 6,980
Hunters Glen               $8,216   $ 8,108   $ 8,125
Enclave at Cityview        $6,540   $ 6,546   $ 6,590
Off Broadway               $7,488   $ 7,168   $ 7,139
Churchill Crossing         $6,716   $ 6,537   $ 6,582
The Equestrian             $8,149   $ 8,325   $ 8,292
Wallingford                $7,705   $ 7,590   $ 6,844
Fairway on the Park        $6,081   $ 6,025   $ 5,961
Bellevue Heights           $9,261   $ 9,550   $ 9,436
Stone Ridge                $6,422   $ 6,286   $ 6,132
Eagle's Point              $7,183   $ 7,169   $ 7,170
Surrey Oaks                $6,505   $ 6,306   $ 6,493
Heritage Place             $6,869   $ 6,799   $ 7,041
Cedar Glen                 $8,061   $ 8,028   $ 7,893
Park Ridge                 $7,827   $ 7,714   $ 7,618
Windsor Court              $6,612   $ 6,487   $ 6,559
Wooded Creek               $7,291   $ 7,358   $ 7,335
Meadowchase                $7,306   $ 6,914   $ 6,482
Bent Creek                 $7,089   $ 7,072   $ 8,239
Shadowbluff                $6,274   $ 6,294   $ 6,331
Lofts on Hulen             $6,012   $ 5,742   $ 5,646
Woods at Lakeshore         $8,498   $ 8,529   $ 8,587
Summer's Point             $5,424   $ 5,323   $ 5,593
Creekside                  $5,781   $ 5,513   $ 5,605
The Savoy                  $6,461   $ 6,438   $ 6,416
The Corners                $7,011   $ 6,451   $ 6,592

     The Alliance SAFD - PJ Loan is secured by 32 multifamily properties containing 9,504 units located in Texas (59% of the total units), Arizona (19% of the total units), Florida (9% of the total units), Georgia (8% of the total units) and Tennessee (5% of the total units). The 9,504 total units are comprised of 476 studios, 5,204 one-bedroom units, 3,599 two-bedroom units and 225 three-bedroom units. The Alliance SAFD - PJ Property is composed of garden-style apartment complexes constructed between 1974 and 1990. Typical complex amenities include clubhouses, swimming pools, access gates, tennis courts, fitness centers and laundry facilities.

     All 32 properties comprising the Alliance SAFD - PJ Property were recently renovated with the majority of properties being renovated in 2006 and the remainder of properties renovated in 2005. Recent renovations totaling over $17,000,000 ($1,800/unit) included interior upgrades, exterior repairs and paint, HVAC replacement, roof repairs and replacement, new landscaping, clubhouse upgrades and new signage. At closing, the Alliance SAFD - PJ Borrower funded an upfront CapEx reserve with $4,016,686 for additional renovations planned over the next 24 months. Planned renovations include interior upgrades, foundation repair, HVAC - condensing units, balcony & stair repairs, landscaping, pool work, replacement of carpets and tile, appliances and major rehabiliation of the office/clubhouse space.

     OPERATING HISTORY. The following table shows certain information regarding the operating history of the Alliance SAFD - PJ Property:

                             ADJUSTED NET CASH FLOW

                                                                                        UNDERWRITTEN
                          12/31/2004     12/31/2005     12/31/2006    YTD 3/31/2007    NET CASH FLOW
                         ------------   ------------   ------------   -------------    -------------
Revenues                 $ 62,905,467   $ 62,472,537   $ 66,453,094   $ 16,650,931      $ 69,387,000
Expenses                 ($31,482,982)  ($31,342,077)  ($33,763,293)   ($8,886,504)     ($32,917,712)
                         ------------   ------------   ------------   ------------      ------------
Net Operating Income     $ 31,422,485   $ 31,130,460   $ 32,689,801   $  7,764,427      $ 36,469,288
Underwritten Reserves       ($950,400)     ($950,400)     ($950,400)     ($237,600)(1)     ($950,400)
                         ------------   ------------   ------------   ------------      ------------
Adjusted Net Cash Flow   $ 30,472,085   $ 30,180,060   $ 31,739,401   $  7,526,827      $ 35,518,888
                         ============   ============   ============   ============      ============

----------
(1) Underwritten Reserves for YTD 3/31/2007 is based on one-fourth of the annual Underwritten Reserves of $950,400.

     PROPERTY MANAGEMENT. The Alliance SAFD - PJ Property is managed by Alliance Residential Management, L.L.C. The management agreement generally provides for a management fee of not more than 2.75% of gross revenues per annum, in addition to possible incentive fees, each of which are subordinated to the Alliance SAFD
- PJ Loan. The lender under the Alliance SAFD - PJ Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Alliance SAFD - PJ Loan. Alliance Residential Management, L.L.C. manages approximately 47,700 multifamily units. Alliance Residential Property, LLC is headquartered in Houston, Texas.

     PAYMENT TERMS; INTEREST RATE. The Alliance SAFD - PJ Loan is an interest only loan. The Interest Rate with respect to the Alliance SAFD - PJ Loan is calculated on a Actual/360 Basis and is equal to 5.3650%. The Due Date under the Alliance SAFD - PJ Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Alliance SAFD - PJ Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Alliance SAFD - PJ Loan will be made.

     MEZZANINE FINANCING. Contemporaneously with entering into the Alliance SAFD
- PJ Loan, the related principals of the borrower incurred $35,000,000 in mezzanine debt that is secured by pledges of the ownership interests in the related borrower. Column Financial, Inc. currently holds such mezzanine loan. Additionally, the principals of the related mezzanine borrower have incurred a second mezzanine loan in the original principal amount of $20,790,000 which second mezzanine loan is secured by the ownership interests in the related mezzanine borrower as well as the ownership interests in the mezzanine loan related to the Alliance SAFD - HC4 property. LB Mezz Lender RTPT, LLC currently holds such second mezzanine loan. Column, as mortgage lender and mezzanine lender, has entered into an intercreditor agreement with lender and the second mezzanine lender, which provides for the subordination of the mezzanine loans to the underlying mortgage loans. The interest rate of the first mezzanine loan is 9.60% ($35,000,000) and the interest rate of the second mezzanine loan is LIBOR + 3.75% ($20,790,000), and in each case, are payable only out of excess cash flow after all amounts under the Alliance SAFD - PJ Mortgage Loan and with respect to the second mezzanine loan, all amounts under the Alliance SAFD- HC4 Mortgage Loan, have been paid.

     PARTIAL RELEASE. Prior to May 14, 2009, borrower may partially prepay up to 25% of the original principal amount of the Alliance SAFD - PJ Loan and obtain a release of an individual property upon satisfaction of various conditions, including (i) payment to lender of the applicable Adjusted Release Amount (generally 115% of the allocated loan amount of the individual property to be released) together with a yield maintenance premium plus interest through the next payment date if prepayment is not on a payment date, (ii) after giving effect to such release, the debt service coverage ratio for the properties still remaining subject to the lien of the mortgages shall be equal to or greater than the greater of (a) the debt service coverage ratio for the twelve (12) full calendar months immediately preceding the closing date of the Alliance SAFD - PJ Loan and (b) the debt service coverage ratio for all of the then remaining properties (including the individual property to be released and taking into account portion of the Alliance SAFD - PJ Loan evidenced by the note in question) for the twelve (12) full calendar months immediately preceding the release of the individual property, except that the preceding clause (a) will not apply in any case in which the borrower seeks the release of any of the three (3) individual properties then having the lowest debt service coverage ratio (calculated on an individual basis) and the number of the Alliance SAFD - PJ Properties remaining subject to the lien of the mortgages after such release is at least three (3) Alliance SAFD - PJ Properties, and (iii) after giving effect to such release, the loan-to-value ratio for the properties still remaining subject to the lien of the mortgages shall be equal to or less than the lesser of (a) the loan-to-value ratio immediately preceding the closing date of the Alliance SAFD
- PJ Loan and (b) the loan-to-value ratio for all of the then remaining properties (including the individual property to be released and taking into account portion of the Alliance SAFD - PJ Loan evidenced by the note in question) immediately preceding the release of the individual property, except that the preceding clause (a) will not apply in any case in which the borrower seeks the release of any of the three (3) individual properties then having the highest loan-to-value ratio (calculated on an individual basis) and the number of the Alliance SAFD - PJ Properties remaining subject to the lien of the mortgages after such release is at least three (3) Alliance SAFD - PJ Properties.

     Additionally, after May 14, 2009, the Alliance SAFD-PJ Borrower may release one or more properties constituting the Alliance SAFD - PJ Property in connection with a partial defeasance. See "Description of the Underlying Mortgage Loans - Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     SUBSTITUTION OF PROPERTIES. The borrower may obtain the release of the lien of a mortgage encumbering an individual property of the Alliance SAFD - PJ Property (a "Substituted Property") by substituting another residential multifamily apartment of like kind and quality acquired by the borrower (a "Substitute Property"), provided that certain conditions are satisfied, including: (x) the fair market value of the Substitute Property is not less than 105% of the greater of (A) the fair market value of the Substituted Property as of the closing date of the Alliance SAFD - PJ Loan and (B) the fair market value of the Substituted Property as of the date immediately preceding the substitution, except that the requirement in the immediately preceding clause
(a) will not apply in any case in which borrower seeks to substitute any of the three (3) individual properties then having the lowest fair market value (calculated on an individual basis) and the number of the Alliance SAFD - PJ Properties remaining subject to the lien of the mortgages after such release is at least four (4) Alliance SAFD - PJ Properties, (y) after giving effect to the substitution, the debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the Alliance SAFD - PJ Loan for all Alliance SAFD - PJ Properties (excluding the Substituted Property and including the Substitute Property) is not less than the debt service coverage ratio for the Alliance SAFD - PJ Loan for all Alliance SAFD - PJ Properties (A) as of the closing date of the Alliance SAFD - PJ Loan and (B) as of the date immediately preceding the substitution, except that the requirement in the immediately preceding clause (A) will not apply in any case in which the borrower seeks to substitute any of the three (3) individual properties then having the lowest debt service coverage ratio (calculated on an individual basis) and the number of Alliance SAFD - PJ Properties remaining subject to the liens of the mortgages is at least four (4) properties and (z) the lender has received written confirmation from S&P and Moody's that such substitution will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by such rating agency to any class of the series 2007-C2 certificates. Notwithstanding the foregoing, the Alliance SAFD -PJ Borrower will not be permitted to substitute properties in which the aggregate release amount of the Substituted Properties equals or exceeds 35% of the original principal amount of the Alliance SAFD -PJ Loan without the prior consent of the lender.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              599 LEXINGTON AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL           $300,000,000
BALANCE(1):
CUT-OFF DATE PRINCIPAL
BALANCE(2):                  $300,000,000
FIRST PAYMENT DATE:          April 1, 2007
MORTGAGE INTEREST RATE:      5.4930% per annum
AMORTIZATION TERM:           Interest only (3)
HYPERAMORTIZATION:           N/A
ARD DATE:                    N/A
MATURITY DATE:               March 1, 2017
MATURITY/ARD BALANCE:        $300,000,000
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Lockout/defeasance until the date that
                             is six (6) months prior to the
                             Maturity Date.
LOAN PER SF:                 $736(1)
UP-FRONT RESERVES:           None
ONGOING RESERVES:            None
LOCKBOX:                     Hard
SUBORDINATE FINANCING:       None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Office
PROPERTY SUB-TYPE:           Central Business District
LOCATION:                    New York, NY
YEAR BUILT/RENOVATED:        1986/NA
SQUARE FEET:                 1,019,461
OCCUPANCY AT U/W(4):         97%
OWNERSHIP INTEREST:          Fee
                                       % OF TOTAL     LEASE
MAJOR TENANT(S)               NRSF         NRSF     EXPIRATION
-----------------------      -------   ----------   ----------
Sherman & Sterling LLP
                             517,658      50.8%      8/31/2022
Kirkpatrick &
Lockhart                     125,176      12.3%     10/31/2017
Goodwin Proctor LLP          117,298      11.5%     10/30/2008

PROPERTY MANAGEMENT:         Boston Properties Limited Partnership

                              12/31/2004   12/31/2005   12/31/2006      U/W
                             -----------  -----------  -----------  -----------
NET OPERATING INCOME:        $41,242,009  $41,198,416  $41,932,203  $53,641,052
NET CASH FLOW:                                                      $52,547,834
DSCR(1):                                                               1.26x
APPRAISED VALUE:             $1,000,000,000
APPRAISAL DATE:              2/1/2007
CUT-OFF DATE LTV RATIO(1):   75.0%
MATURITY/ARD LTV RATIO(1):   75.0%

(1) The 599 Lexington Avenue Mortgage Loan is a $300,000,000 PARI PASSU portion of a $750,000,000 mortgage loan. All DSCR, LTV and Loan per SF numbers in this prospectus supplement are based on the $750,000,000 financing.

(2)  Based on the May 2007 cut-off date principal balance.

(3) The 599 Lexington Avenue Mortgage Loan is an interest only loan for its entire term.

(4)  Based on the February 1, 2007 rent roll.

     THE LOAN. The second largest loan in the issuing entity (the "599 Lexington Avenue Mortgage Loan") was originated on February 12, 2007. The 599 Lexington Avenue Mortgage Loan is secured by a first priority mortgage encumbering the 599 Lexington Avenue Property in New York, New York.

     THE BORROWER. The borrower under the 599 Lexington Avenue Mortgage Loan is BP 599 Lexington Avenue LLC, a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 599 Lexington Avenue Property. The sponsor, Boston Properties, Inc., owns and manages 123 properties totaling
33.1 million square feet in Boston, New York City, Washington D.C., San Francisco and Princeton, New Jersey.

     THE PROPERTY. The 599 Lexington Avenue Property consists of approximately 1,019,461 square feet and is located at the corner of Lexington Avenue and 53rd Street. As of February 1, 2007, the overall occupancy of the 599 Lexington Avenue Property was 97%.

     The 599 Lexington Avenue Property is primarily used for office purposes. Shearman & Sterling LLP is the largest tenant and occupies 517,658 square feet (50.8% of net rentable area). Shearman & Sterling LLP, a New York based law firm that current employs 1,000 attorneys located in 19 domestic and international offices, has practices that include antitrust, bankruptcy, capital markets, mergers and acquisitions, tax, and project development and finance.

     PROPERTY MANAGEMENT. The 599 Lexington Avenue Property is managed by Boston Properties Limited Partnership, a Delaware limited partnership. The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the 599 Lexington Avenue Mortgage Loan. The lender under the 599 Lexington Avenue Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 599 Lexington Avenue Mortgage Loan. Boston Properties Limited Partnership manages office buildings and is headquartered in Boston, Massachusetts.

     PAYMENT TERMS; INTEREST RATE. The 599 Lexington Avenue Mortgage Loan is an interest only loan for its entire term. The interest rate with respect to the 599 Lexington Avenue Mortgage Loan is calculated on an Actual/360 Basis and is equal to 5.4930% per annum. The due date under the 599 Lexington Avenue Mortgage Loan is the 1st day of each month (or, if such day is not a business day, the immediately succeeding business day).

     ESCROWS AND RESERVES. There are no reserves established for the 599 Lexington Avenue Mortgage Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the 599 Lexington Avenue Mortgage Loan must cause, or cause the manager to cause, the tenants of the 599 Lexington Avenue Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the 599 Lexington Avenue Mortgage Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. The 599 Lexington Avenue Property secures, on a PARI PASSU basis, two (2) other notes, 599 Lexington Companion Loans, with an original aggregate principal balance of $450,000,000. The 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Companion Loans are referred to herein as the "599 Lexington Avenue Whole Loan." The 599 Lexington Avenue Companion Loans are not included in the issuing entity, and have the same interest rate and maturity date as the 599 Lexington Avenue Mortgage Loan. The holders of the 599 Lexington Avenue Whole Loan have entered into an intercreditor agreement that governs the rights of such holders, the 599 Lexington Avenue Co-Lender Agreement. The 599 Lexington Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 securitization transaction, which includes one of the 599 Lexington Avenue Companion Loans. See "Description of the Mortgage Pool--599 Lexington Avenue Total Loan" herein.

                   THREE WESTLAKE PARK AND FOUR WESTLAKE PARK

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $145,600,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $145,600,000
FIRST PAYMENT DATE(2):        Three Westlake: January 11, 2007
                              Four Westlake: November 11, 2006
MORTGAGE INTEREST RATE:       5.6332% per annum(3)
AMORTIZATION TERM:            Interest only(4)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                October 11, 2011
MATURITY/ARD BALANCE:         $145,600,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is
                              three (3) months prior to the Maturity Date.
LOAN PER SF:                  $149(1)
UP-FRONT RESERVES:            TI/LC Reserve:               $2,951,433(5)
ONGOING RESERVES:             Tax and Insurance Reserve:          Yes(6)
                              Replacement Reserve:                Yes(7)
                              TI/LC Reserve:                Springing(8)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Portfolio
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     Houston, TX(9)
YEAR BUILT/RENOVATED:         Various(10)
SQUARE FEET:                  975,857
OCCUPANCY AT U/W(11):         100%
OWNERSHIP INTEREST:           Fee
                                        % OF TOTAL      LEASE
MAJOR TENANT(S)                 NRSF       NRSF      EXPIRATION
---------------               -------   ----------   ----------
FOUR WESTLAKE PARK
BP Corporation North          495,929      88.4%      6/30/2010
America
New Era Life Insurance Co.     64,828      11.6%      5/30/2010
THREE WESTLAKE PARK
ConocoPhilips Company         245,029      59.1%      2/28/2011
BP Corporation North          142,638      34.4%     11/30/2011
America
Murphy Oil Company             21,682       5.2%      6/30/2010

PROPERTY MANAGEMENT:          Crescent Property Services Inc.

                               12/31/2004   12/31/2005   12/31/2006     U/W
                              -----------  -----------  -----------  ----------
NET OPERATING INCOME:         $12,134,117  $12,864,094  $12,454,004  12,637,868
NET CASH FLOW:                                                       11,380,320
DSCR(1):                                                                1.37x
APPRAISED VALUE:              $211,850,000
APPRAISAL DATE:               9/15/2006
CUT-OFF DATE LTV RATIO(1):    68.7%
MATURITY/ARD LTV RATIO(1):    68.7%

(1)  Based on the May 2007 cut-off date principal balance.

(2) "Three Westlake" means the property known as Three Westlake Park which secures the mortgage loan originated on December 11, 2006, with an initial payment date of January 11, 2007, and "Four Westlake" means the property known as Four Westlake Park which secures the mortgage loan originated on September 25, 2006, with an initial payment date of November 11, 2006.

(3) This interest rate is the weighted average of the interest rates for Three Westlake, which has a principal balance of $63,200,000 at 5.5200%, and Four Westlake, which has a principal balance of $82,400,000 at 5.7200%.

(4) The Three Westlake Park and Four Westlake Park Loan is an interest only loan for its entire term.

(5) The TI/LC reserve was established at closing to fund tenant improvements and leasing commissions for Three Westlake.

(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7) The borrower is required to deposit $16,283 per month into a replacement reserve to fund ongoing repairs and replacements.

(8) If BP Exploration and Oil, Inc. ("BP") does not renew its lease at Four Westlake 24 months prior to its scheduled termination date, the borrower will be required to fund the tenant improvement and leasing commissions reserve immediately in an amount equal to six (6) months of the monthly interest payments plus all excess cash flow from both Three Westlake and Four Westlake, until a major tenant leases the BP space. If ConocoPhillips ("Conoco") does not renew its lease at Three Westlake 24 months prior to its scheduled termination date, the borrower will be required to fund the tenant improvement and leasing commissions reserve immediately in an amount equal to six (6) months of the monthly interest payments plus all excess cash flow from Three Westlake until a major tenant leases the Conoco space.

(9) The Three Westlake Park and Four Westlake Park Loan is secured by two (2) office building properties both of which are located in Houston, Texas.

(10) Three Westlake was constructed in 1983 and renovated in 2005. Four Westlake was constructed in 1992 and renovated in 2004.

(11) Based on the respective October 1, 2006 rent roll.

     THE LOAN. The cross-collateralized and cross-defaulted mortgage loans, collectively representing the third largest loan in the issuing entity are hereinafter referred to as the "Three Westlake Park and Four Westlake Park Loan". The Three Westlake Park loan was originated on December 11, 2006, and the Four Westlake Park loan was originated on September 25, 2006. The Three Westlake Park and Four Westlake Park Loan is secured by two (2) first priority mortgages each encumbering an office building (the "Three Westlake Park and Four Westlake Park Property") in Houston, Texas.

     THE BORROWER. The borrowers under the Three Westlake Park and Four Westlake Park Loan are Westlake Three Owner Corp. and Westlake Four Owner Corp. (collectively, the "Three Westlake Park and Four Westlake Park Borrower"). The Three Westlake Park and Four Westlake Park Borrower is organized under the laws of the State of Delaware. Each Westlake Park borrower is a special purpose entity, whose business is limited to owning and operating the Three Westlake Park and Four Westlake Park Property. The sponsor, Falcon Real Estate Investment Co., is a professional real estate asset manager that offers professional and advisory services to real estate investors. Falcon Real Estate Investments manages 6.5 million square feet of commercial real estate in the United States and manages $2.43 billion in assets.

     THE PROPERTY. The Three Westlake Park and Four Westlake Park Property consists of Three Westlake and Four Westlake located in Houston, Texas. The Three Westlake Property, which consists of approximately 414,792 square feet, is situated on approximately 4.537 acres and includes 1,102 parking spaces. The Four Westlake Property, which consists of approximately 561,065 square feet, is situated on approximately 5.823 acres and includes 1,737 parking spaces. As of October 1, 2006, the overall occupancy of the two (2) properties was 100%.

     The Three Westlake Park and Four Westlake Park Property is primarily used for office purposes. With respect to the Three Westlake Property, ConocoPhillips is the largest tenant and occupies 245,029 square feet (59.1% of net rentable area). ConocoPhillips is headquartered in Houston, has approximately 38,400 employees worldwide and is the third largest integrated energy company in the United States. BPCNA manages most of their operations in the Gulf of Mexico from the Four Westlake Property. In addition, the property manager has reported that BPCNA is currently in the midst of renovating and upgrading 10 of the floors they occupy at the Four Westlake Property at their own expense.

     With respect to Four Westlake, BP Corporation North America ("BPCNA") is the largest tenant and occupies 459,929 square fee (88.4% of net rentable area).

     PROPERTY MANAGEMENT. The Three Westlake Park and Four Westlake Park Property is managed by Crescent Property Services, Inc. ("Crescent"). The property management agreement generally provides for a management fee of 3.0% of revenues per annum which is subordinated to the Three Westlake Park and Four Westlake Park Loan. The lender under the Three Westlake Park and Four Westlake Park Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Three Westlake Park and Four Westlake Park Loan. Crescent owns and manages 71 office buildings throughout the United States.

     PAYMENT TERMS; INTEREST RATE. The Three Westlake Park and Four Westlake Park Loan is an interest only loan for its entire term. The interest rate with respect to the Three Westlake Park and Four Westlake Park Loan is calculated on an Actual/360 Basis and the weighted average interest rate is equal to 5.6332% per annum. The due date under the Three Westlake Park and Four Westlake Park Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Three Westlake Park and Four Westlake Park Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every week to an account maintained by the lender from which all required payments and deposits to reserves under the Three Westlake Park and Four Westlake Park Loan will be made. Unless and until a Termination Trigger Event occurs under the Three Westlake Park and Four Westlake Park Loan, the borrower will have access to the remaining funds after all such required payments are made. The borrower under the Three Westlake Park and Four Westlake Park Loan must cause the tenants of the Three Westlake Park and Four Westlake Park Property to deposit all rents directly into a lockbox account under the control of the lender.

                                TWO NORTH LASALLE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $127,440,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $127,440,000
FIRST PAYMENT DATE:           March 11, 2007
MORTGAGE INTEREST RATE:       5.5575% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                February 11, 2017
MATURITY/ARD BALANCE:         $127,440,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is
                              five (5) months prior to the Maturity Date.
LOAN PER SF:                  $184(1)
UP-FRONT RESERVES:            Engineering Reserve:         $2,300,000(3)
                              Tenant Inducement Reserve:   $1,168,140(4)
ONGOING RESERVES:             Tax:                                Yes(5)
                              Replacement Reserve:                Yes(6)
                              Cash Trap Reserve:            Springing(7)
LOCKBOX:                      Springing
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     Chicago, IL
YEAR BUILT/RENOVATED:         1978/2001
SQUARE FEET:                  691,410
OCCUPANCY AT U/W(8):          99%
OWNERSHIP INTEREST:           Fee
                                        % OF TOTAL      LEASE
MAJOR TENANT(S)                 NRSF       NRSF      EXPIRATION
---------------               -------   ----------   ----------
Neal Gerber & Eisenberg
LLP                           187,287      27.1%      5/31/2017
Computershare Investor
Service                        78,875      11.4%      7/31/2016
Hartford Life Insurance        63,421       9.2%     12/31/2012

PROPERTY MANAGEMENT:          Harbor Group Management Co.

                              7/31/2006        U/W
                              ----------   ----------
NET OPERATING INCOME:         $7,907,707   $9,729,583
NET CASH FLOW:                             $9,030,051
DSCR:                                         1.26x
APPRAISED VALUE:              $162,000,000
APPRAISAL DATE:               2/1/2007
CUT-OFF DATE LTV RATIO(1):    78.7%
MATURITY/ARD LTV RATIO:       78.7%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Two North LaSalle Loan is an interest only loan for its entire term.

(3) The engineering reserve was established at closing to fund immediate repairs.

(4) The tenant inducement reserve was established at closing to satisfy all improvement allowances, rent credits, leasing commissions and similar fees or credits due to tenants under certain leases.

(5) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6) The borrower is required to deposit $11,533 per month into a replacement reserve to fund ongoing repairs and replacements.

(7) Upon the occurrence of either or both of (a) NGE Trigger Event or (b) a Computershare Trigger Event (each as defined below), all excess cash flow (up to $15 per square foot of applicable space) is required to be deposited into the Cash Trap Reserve Account. "Computershare Trigger Event" means an event triggered on August 1, 2015, provided that such cash trap will end when (x) the borrower enters into a replacement lease (with a tenant satisfactory to the lender) or a renewal lease for all of the space, or (y) the amount deposited into the cash trap reserve for such space satisfies the threshold required by the loan agreement and no cash will required to be trapped if the borrower delivers to the lender a letter of credit (in an amount specified under the loan agreement) by August 15, 2015. "NGE Trigger Event" means an event triggered on (x) the earlier to occur of (i) the borrower's receipt of notice from NGE or other evidence that NGE will terminate its lease in whole or in part, and (ii) NGE terminating its lease, or (y) June 1, 2016, provided that such cash trap will end when (i) the borrower enters into a replacement lease (with a tenant satisfactory to the lender) or a renewal lease for all of the space, or (ii) the amount deposited into the cash trap reserve for such space satisfies the threshold required by the loan agreement and no cash will required to be trapped if the borrower delivers to the lender a letter of credit (in an amount specified under the loan agreement) by June 15, 2016.

(8)  Based on the December 1, 2006 rent roll.

     THE LOAN. The fourth largest loan in the issuing entity (the "Two North LaSalle Loan") was originated on February 2, 2007. The Two North LaSalle Loan is secured by a first priority mortgage encumbering an office building (the "Two North LaSalle Property") in Chicago, Illinois.

     THE BORROWER. The borrower under the Two North LaSalle Loan is North LaSalle Financial Associates LLC, a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Two North LaSalle Property. The sponsor, HGGP Capital II, LLC, owns and manages a real estate investment portfolio in excess of $2.0 billion.

     THE PROPERTY. The Two North LaSalle Property consists of an office building located in Chicago, Illinois. The Two North LaSalle Property consists of approximately 691,410 square feet is situated on 0.67 acres. As of December 1, 2006, the overall occupancy of the Two North LaSalle Property was 99%.

     The Two North LaSalle Property is primarily used for office purposes. Neal, Gerber & Eisenberg, LLP is the largest tenant and occupies 187,289 square feet (27.1%) of net rentable area. Neal, Gerber & Eisenberg, LLP is a Chicago based law firm providing services to a diverse group of clients in a wide array of domestic and global business transactions and litigation matters.

     PROPERTY MANAGEMENT. The Two North LaSalle Property is managed by Harbor Group Management Co. The property management agreement generally provides for a management fee of 2.0% of revenues per annum which is subordinated to the Two North LaSalle Loan. The lender under the Two North LaSalle Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Two North LaSalle Loan. Harbor Group Management Co. manages shopping centers, office buildings and multifamily residential properties and is headquartered in Norfolk, VA.

     PAYMENT TERMS; INTEREST RATE. The Two North LaSalle Loan is an interest only loan for its entire term. The interest rate with respect to the Two North LaSalle Loan is calculated on an Actual/360 Basis and is equal to 5.5575% per annum. The due date under the Two North LaSalle Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Two North LaSalle Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Two North LaSalle Loan must cause the tenants of the Two North LaSalle Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Two North LaSalle Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. Future mezzanine financing is permitted subject to, among other things, the following conditions: (i) execution of an intercreditor agreement acceptable to the mortgage lender by the mezzanine lender, (ii) the loan-to-value ratio of the Two North LaSalle Loan and such mezzanine debt shall not exceed 85.0% and (iii) the debt service coverage ratio of the Two North LaSalle Loan and such mezzanine debt shall not be less than 1.15x.

                                  PARK CENTRAL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $115,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $115,000,000
FIRST PAYMENT DATE:           February 11, 2007
MORTGAGE INTEREST RATE:       5.7605% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                January 11, 2012
MATURITY/ARD BALANCE:         $115,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Yield Maintenance until
                              the date that is eighteen
                              months prior to the Maturity
                              Date.
LOAN PER SF:                  $208(1)
UP-FRONT RESERVES:            Renovation Reserve:           $500,000(3)
                              Engineering Reserve:          $300,000(4)
                              TI/LC Reserve:                $917,293(5)
ONGOING RESERVES:             Tax and Insurance Reserve:         Yes(6)
                              Replacement Reserve:               Yes(7)
                              TI/LC Reserve:               Springing(8)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     Denver, CO
YEAR BUILT/RENOVATED:         1973/2006
SQUARE FEET:                  553,944
OCCUPANCY AT U/W(9):          99%
OWNERSHIP INTEREST:           Fee

                                          % OF        LEASE
MAJOR TENANT(S)                NRSF    TOTAL NRSF   EXPIRATION
---------------               ------   ----------   ----------
Exclusive Resorts             79,243     14.3%      4/30/2014
Utility Engineering Corp.     63,883     11.5%      6/30/2015
Williams Production RMT       62,936     11.4%      4/30/2011
Company
PROPERTY MANAGEMENT:          MK Equity Partners II LP

                              12/31/2004   12/31/2005   10/31/2006      U/W
                              ----------   ----------   ----------   ----------
NET OPERATING INCOME:         $6,242,047   $5,006,329   $3,890,947   $9,028,061
NET CASH FLOW:                                                       $8,288,213
DSCR:                                                                  1.23x
APPRAISED VALUE:              $146,000,000
APPRAISAL DATE:               January 1, 2007
CUT-OFF DATE LTV RATIO(1):    78.8%
MATURITY/ARD LTV RATIO:       78.8%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Park Central Loan is an interest only loan for its entire term.

(3) The renovation reserve was established at closing to fund capital improvements.

(4) The engineering reserve was established at closing to fund immediate repairs.

(5) The rollover reserve was established at closing to fund tenant improvements and leasing commissions due in the next 12 months.

(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7) The borrower is required to deposit $11,541 per month into a replacement reserve to fund ongoing repairs and replacements.

(8) Commencing on February 11, 2010, the borrower is required to deposit $46,162 to fund the tenant improvement and leasing commissions reserve. In addition, borrower is required to deposit all funds received by borrower in excess of $100,000 in connection with lease cancellation or termination.

(9)  Based on the September 28, 2006 rent roll.

     THE LOAN. The fifth largest loan in the issuing entity (the "Park Central Loan") was originated on January 11, 2007. The Park Central Loan is secured by a first priority mortgage encumbering three (3) connected office buildings (the "Park Central Property") in Denver, Colorado.

     THE BORROWER. The borrower under the Park Central Loan is WSC 1515 Arapahoe Investors V, L.L.C., which is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Park Central Property. The sponsor, Walton Street Capital, LLC, has sponsored real estate private equity funds that have received approximately of $3.4 billion of total equity commitments from public and corporate pension funds, foreign institutions, insurance companies and banks, endowments and foundations, trusts and high net worth individuals. Walton's 20 experienced principals have participated in over $30 billion of real estate transactions and collectively have over 300 years of experience in real estate.

     THE PROPERTY. The Park Central Property consists of the three (3) connected office buildings at 1515 Arapahoe Street, located in Denver, Colorado. The Park Central Property consists of approximately 553,944 square feet, is situated on approximately 2.44 acres, which includes an underground parking garage with 728 parking spaces. As of September 28, 2006, the overall occupancy of the Park Central Property was 99%.

     The Park Central Property is primarily used for office purposes. Exclusive Resorts is the largest tenant and occupies 79,243 square feet (14.3% of net rentable area). Exclusive Resorts is a destination club which offers its members the freedom to stay at vacation homes around the world with all the amenities of a modern resort while maintaining the privacy of a vacation home. With a membership base of over 1,800, Exclusive Resorts currently owns more than 300 luxury vacation homes in over 30 locations worldwide.

     PROPERTY MANAGEMENT. The Park Central Property is managed by MK Equity Partners II, LP. The management agreement generally provides for a management fee of 2% of revenues per annum which is subordinated to the Park Central Loan. The lender under the Park Central Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Park Central Loan. MK Equity Partners II, LP manages office buildings. MK Equity Partners II, LP is headquartered in Texas.

     PAYMENT TERMS; INTEREST RATE. The Park Central Loan is an interest only loan for its entire term. The interest rate with respect to the Park Central Loan is calculated on an Actual/360 Basis and is equal to 5.7605% per annum. The due date under the Park Central Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Park Central Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Park Central Loan must cause the tenants of the Park Central Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Park Central Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. Future mezzanine financing is permitted subject to, among others, the following conditions: (i) execution of an intercreditor agreement acceptable to the mortgage lender by the mezzanine lender and (ii) the loan-to-value ratio of the Park Central Loan and such mezzanine debt shall not exceed 80%.

                               ALLIANCE SAFD - HC4

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $93,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $93,000,000
FIRST PAYMENT DATE:           December 11, 2006
MORTGAGE INTEREST RATE:       5.3450% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                November 11, 2016
MATURITY/ARD BALANCE:         $93,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the
                              date that is three (3) months
                              prior to the Maturity Date.
LOAN PER UNIT:                $47,988(1)
UP-FRONT RESERVES:            Engineering Reserve:          $375,469(3)
                              Renovations Reserve:          $699,531(4)
                              Cash Collateral Reserve:    $3,596,980(5)
ONGOING RESERVES:             Tax and Insurance Reserve:         Yes(6)
                              Replacement Reserve:               Yes(7)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Portfolio
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Conventional
LOCATION:                     Various(9)
YEAR BUILT/RENOVATED:         Various(10)
UNITS:                        1,938
OCCUPANCY AT U/W(11):         86%
OWNERSHIP INTEREST:           Fee
                              Alliance Residential
PROPERTY MANAGEMENT:          Management, L.L.C.

                              12/31/2004   12/31/2005    2/28/2007       U/W
                              ----------   ----------   ----------   ----------
NET OPERATING INCOME:         $6,410,331   $6,183,630   $6,275,718   $7,107,858
NET CASH FLOW:                                                       $6,914,058
DSCR:                                                                   1.37x
APPRAISED VALUE:              $116,450,000
APPRAISAL DATE:               Various
CUT-OFF DATE LTV RATIO(1):    79.9%
MATURITY/ARD LTV RATIO:       79.9%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Alliance SAFD - HC4 Loan is an interest only loan for its entire term.

(3) The engineering reserve was established at closing to fund immediate repairs.

(4) The renovations reserve was established at closing to fund capital improvements at the properties.

(5) The initial cash collateral reserve was established at closing to serve as additional collateral for the Alliance SAFD - HC4 Loan. Each month, the borrower is required to deposit 50% of any excess cash flow into the initial cash collateral reserve.

(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7) The borrower is required to deposit 1/12 of the product of $250 and the number of units in the portfolio per month into a replacement reserve to fund ongoing repairs and replacements.

(8) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $20,790,000 secured by the ownership interest in the related borrower as well as the ownership interest in the mezzanine loan related to the Alliance SAFD - PJ Property.

(9) The Alliance SAFD - HC4 Loan is secured by 10 multifamily properties located in West Palm Beach, Florida and Texas.

(10) The Alliance SAFD - HC4 Properties were constructed and renovated in various years.

(11) Based on the February 2007 rent rolls and the October 2006 rent roll for Deerbrook Forest Apartments and Avalon Bay.

     THE LOAN. The sixth largest loan in the issuing entity (the "Alliance SAFD
- HC4 Loan") was originated on November 9, 2006. The Alliance SAFD - HC4 Loan is secured by a first priority mortgage encumbering ten multifamily properties (collectively, the "Alliance SAFD - HC4 Property") in various cities within the states of Texas and Florida.

     THE BORROWER. The borrower under the Alliance SAFD - HC4 Loan is Alliance HC IV Limited Partnership. The borrower is a limited partnership organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Alliance SAFD - HC4 Property. The sponsor, Alliance Holdings, LLC was formed in 1994 to own and operate multifamily properties as a long-term investor. The company has grown from 5,000 units in 1994 to approximately 47,700 current units spanning 16 states including communities throughout Texas and the Midwest, Nevada, Arizona, and along the East Coast from Maryland to Florida.

     THE PROPERTY. The Alliance SAFD - HC4 Property consists of the 10 multifamily properties consisting of 1,938 total units, as listed in the table below. As of October 2006 with respect to the Deerbrook Forest Apartments and the Avalon Bay properties, and as of February 2007 for the remaining properties listed in the table below, the overall occupancy of the Alliance SAFD - HC4 Property was 86%. Each of the properties is primarily used for multifamily purposes.

                                                  YEAR BUILT/         ALLOCATED LOAN  % OF TOTAL  ALLOCATED LOAN
      PROPERTY NAME                LOCATION        RENOVATED   UNITS      AMOUNT         LOAN     AMOUNT PER UNIT
---------------------------   ------------------  -----------  -----  --------------  ----------  ---------------
The Cascades                  West Palm Beach FL   1990/2007    316     $33,338,681      35.8%        $105,502
The Place at Green Trails     Katy, TX             1983/2004    275     $12,200,000      13.1%        $ 44,364
Broadmead                     Houston, TX          1979/2000    235     $ 9,900,000      10.6%        $ 42,128
The Harbour                   Beaumont, TX         1982/2006    232     $ 9,400,000      10.1%        $ 40,517
Deerbrook Forest
Apartments                    Humble, TX           1983/2000    152     $ 6,600,000       7.1%        $ 43,421
Carrington Court              Houston, TX          1967/2000    111     $ 5,400,000       5.8%        $ 48,649
Beacon Hill                   Houston, TX          1984/2000    121     $ 5,000,000       5.4%        $ 41,322
Somerset Place                Houston, TX          1976/2001    190     $ 5,000,000       5.4%        $ 26,316
Chalfonte                     Houston, TX          1983/2004     86     $ 4,161,319       4.5%        $ 48,387
Avalon Bay                    Baytown, TX          1982/2000    220     $ 2,000,000       2.2%        $  9,091

     PROPERTY MANAGEMENT. The Alliance SAFD - HC4 Property is managed by Alliance Residential Management, L.L.C. The management agreement generally provides for a management fee of 2.75% of gross revenues per annum in addition to a construction management fee of 1.5% of any hard costs, which are subordinated to the Alliance SAFD - HC4 Loan. The lender under the Alliance SAFD
- HC4 Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Alliance SAFD - HC4 Loan. Alliance Residential Management, L.L.C. manages 47,700 multifamily units. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

     PAYMENT TERMS; INTEREST RATE. The Alliance SAFD - HC4 Loan is an interest only loan for its entire term. The interest rate with respect to the Alliance SAFD - HC4 Loan is calculated on an Actual/360 Basis and is equal to 5.3450% per annum. The due date under the Alliance SAFD - HC4 Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Alliance SAFD - HC4 Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Alliance SAFD - HC4 Loan will be made.

     MEZZANINE FINANCING. The related principals of the borrower have incurred $5,000,000 in mezzanine indebtedness that is secured by pledges of the ownership interests in the related borrower. The equity interests of the principal in the related borrower also secure the second mezzanine loan in the original principal amount of $20,790,000 made to the principals of the Alliance SAFD - PJ Loan. LB Mezz Lender RTPJ, LLC currently holds the mezzanine loan and has entered into an intercreditor agreement with lender and the holder of the first mezzanine loan, which provides for the subordination of such mezzanine loans. The interest rate of the first mezzanine loan is LIBOR + 3.0% ($5,000,000) and the interest rate of the second mezzanine loan is LIBOR + 3.75% ($20,790,000), and in each case are payable only out of excess cash flow after all amounts under the Alliance SAFD - HC4 Mortgage Loan and, with respect to the second mezzanine loan only, all amounts under the Alliance SAFD - PJ Loan, have been paid.

     PARTIAL RELEASE. Prior to May 14, 2009, borrower may partially prepay up to 25% of the original principal amount of the Alliance SAFD - HC4 Loan and obtain a release of an individual property upon satisfaction of various conditions, including (i) payment to lender of the applicable Adjusted Release Amount (generally 115% of the allocated loan amount of the individual property to be released, or in the case of the property known as Avalon Bay Apartments, 100% of the allocated loan amount) together with a yield maintenance premium plus interest through the next payment date if prepayment is not on a payment date,
(ii) after giving effect to such release, the debt service coverage ratio for the properties still remaining subject to the lien of the mortgages shall be equal to or greater than the greater of (a) the debt service coverage ratio for the twelve (12) full calendar months immediately preceding the closing date of the Alliance SAFD - HC4 Loan and (b) the debt service coverage ratio for all of the then remaining properties (including the individual property to be released and taking into account portion of the Alliance SAFD - HC4 Loan evidenced by the note in question) for the twelve (12) full calendar months immediately preceding the release of the individual property, and (iii) after giving effect to such release, the loan-to-value ratio for the properties still remaining subject to the lien of the mortgages shall be equal to or less than the lesser of (a) the loan-to-value ratio immediately preceding the closing date of the Alliance SAFD
- HC4 Loan and (b) the loan-to-value ratio for all of the then remaining properties (including the individual property to be released and taking into account portion of the Alliance SAFD - HC4 Loan evidenced by the note in question) immediately preceding the release of the individual property.

     Additionally, after May 14, 2009, the Alliance SAFD-HC4 Borrower may release one or more properties constituting the Alliance SAFD - HC4 Property in connection with a partial defeasance. See "Description of the Underlying Mortgage Loans - Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     SUBSTITUTION OF PROPERTIES. The borrower may obtain the release of the lien of a mortgage encumbering an individual property of the Alliance SAFD - HC4 Property (a "Substituted Property") by substituting another residential multifamily apartment of like kind and quality acquired by the borrower (a "Substitute Property"), provided that certain conditions are satisfied, including: (x) the fair market value of the Substitute Property is not less than 105% of the greater of (A) the fair market value of the Substituted Property as of the closing date of the Alliance SAFD - HC4 Loan and (B) the fair market value of the Substituted Property as of the date immediately preceding the substitution, except that the requirement in the immediately preceding clause
(a) will not apply in any case in which borrower seeks to substitute any of the three (3) individual properties then having the lowest fair market value (calculated on an individual basis) and the number of the Alliance SAFD - HC4 Properties remaining subject to the lien of the mortgages after such release is at least four (4) Alliance SAFD - HC4 Portfolio Properties, (y) after giving effect to the substitution, the debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the Alliance SAFD - HC4 Loan for all Alliance SAFD - HC4 Properties (excluding the Substituted Property and including the Substitute Property) is not less than the debt service coverage ratio for the Alliance SAFD - HC4 Loan for all Alliance SAFD - HC4 Properties (A) as of the closing date of the Alliance SAFD - HC4 Loan and (B) as of the date immediately preceding the substitution, except that the requirement in the immediately preceding clause (A) will not apply in any case in which the borrower seeks to substitute any of the three (3) individual properties then having the lowest debt service coverage ratio (calculated on an individual basis) and the number of Alliance SAFD - HC4 Properties remaining subject to the liens of the mortgages is at least four (4) properties and (z) the lender has received written confirmation from S&P and Moody's that such substitution will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by such rating agency to any class of the series 2007-C2 certificates. Notwithstanding the foregoing, the Alliance SAFD - HC4 Borrower will not be permitted to substitute properties in which the aggregate release amount of the Substituted Properties equals or exceeds 35% of the original principal amount of the Alliance SAFD -HC4 Loan without the prior consent of the lender.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               BROADWAY PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $70,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $70,000,000
FIRST PAYMENT DATE:           March 11, 2007
MORTGAGE INTEREST RATE:       6.239643% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                February 11, 2014
MATURITY/ARD BALANCE:         $70,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/yield maintenance until
                              the date that is six (6) months
                              prior to the Maturity Date.
LOAN PER UNIT:                $153,846(1)
UP-FRONT RESERVES:            Debt Service Payment
                              Reserve:                     $4,000,000(3)
                              MCI Reserve and
                              IAI Reserve:                $14,800,000(4)
                              General CapEx Reserve          $420,000(5)
ONGOING RESERVES:             Tax and Insurance Reserve:          Yes(6)
                              Replacement Reserve:          Springing(7)
                              Required Debt Service
                              Payment Reserve:              Springing(3)
LOCKBOX:                      Springing
SUBORDINATE FINANCING:        Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Portfolio
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Conventional
LOCATION:                     New York, NY(9)
YEAR BUILT/RENOVATED:         Various(10)
UNITS:                        455
OCCUPANCY AT U/W(11):         99%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Vantage Management Services, LLC

                                U/W(12)
                              ----------
NET OPERATING INCOME:         $6,115,415
NET CASH FLOW:                $6,001,665
DSCR:                            1.36x
APPRAISED VALUE:              $109,700,000
APPRAISAL DATE:               December 7, 2006
CUT-OFF DATE LTV RATIO(1):    63.8%
MATURITY/ARD LTV RATIO:       63.8%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Broadway Portfolio Loan is an interest only loan for its entire term.

(3) At the closing of the Broadway Portfolio Loan, the borrowers were required to deposit $4,000,000 into a debt service payment reserve for the benefit of the mortgage lender and the holders of the related mezzanine loans. In addition, in the event that a Required Debt Service Trigger Event (as defined below) is in effect and remains uncured, the borrowers will be required to deposit, on the first due date during the continuance of such Required Debt Service Trigger Event, an amount equal to the excess of $2,500,000 over the amount in the debt service payment reserve as of the date on which such Required Debt Service Trigger Event occurred. "Required Debt Service Trigger Event" means any time that (x) the balance in the debt service payment reserve is less than $500,000 and (y) the debt service coverage ratio with respect to the Broadway Portfolio Loan (based on rent roll and gross revenues for the month in which the calculation is performed and based on operating expenses (other than expenses for real estate taxes and insurance) for the trailing 6-month period annualized) is less than 1.00x.

(4) At the closing of the Broadway Portfolio Loan, the borrowers were required to deposit $8,000,000 into a Major Capital Improvements ("MCI") Reserve and $6,800,000 into a Individual Apartments Improved Costs ("IAI") Reserve to fund, respectively, the completion of certain capital expenditures work and certain renovation work with respect to the related mortgaged real properties, as set forth under the related mortgage loan documents. Upon the completion of such capital expenditures work or renovation work, as the case may be, and provided that no event of default has occurred and is continuing under the related mortgage loan agreement, the lender will be required to return any excess fund in the capital expenditures reserve or the renovation reserve, as applicable, to the borrower.

(5) At closing $420,000 was deposited into the General CapEx Reserve to fund any capital repair not explicitly covered by the MCI or IAI Reserves.

(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of related policies.

(7) Commencing on May 11, 2009, the borrower is required to deposit an amount equal to 1/12 of $250 per unit per month into a replacement reserve to fund ongoing repairs and replacements.

(8) The related principals of the borrower have incurred mezzanine debt in an aggregate principal amount of $23,000,000 in total mezzanine debt that is secured by pledges of 99% of the ownership interests in the borrower and 100% of the ownership interests in the managing member of the borrower, at a weighted average interest rate of 7.070% per annum. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

(9) The Broadway Portfolio Loan is secured by eight (8) multifamily properties located in New York, New York.

(10) The Broadway Portfolio Properties were constructed between 1909 and 1950 and renovated between 1973 and 2000.

(11) Based on the December 5, 2006 rent roll.

(12) Historical financial statements were not provided. An NOI of $2,470,103 is obtained if the rent roll is annualized and budgeted expenses are used with a 2.5% management fee.

     THE LOAN. The seventh largest loan in the issuing entity (the "Broadway Portfolio Loan"), was originated on January 30, 2007. The Broadway Portfolio Loan is secured by a first priority mortgage encumbering eight (8) multifamily properties (the "Broadway Portfolio Properties") located in New York, New York.

     THE BORROWERS. The borrowers under the Broadway Portfolio Loan are eight
(8) separate limited liability companies (BPII-884 Riverside LLC, BPII-66 Ft. Washington LLC, BPII-80 Ft. Washington LLC, BPII-86 Ft. Washington LLC, BPII-3885 Broadway LLC, BPII-3900 Broadway LLC, BPII-3915 Broadway LLC and BPII-4455 Broadway LLC), each organized under the laws of the State of Delaware. Each borrower is a special purpose entity, whose business is limited to owning and operating the Broadway Portfolio Properties. The sponsors, Vantage Properties and Apollo Real Estate Advisors, own and manage various properties in New York City.

     THE PROPERTY. The Broadway Portfolio Properties consist of eight (8) multifamily buildings located in New York, New York. The Broadway Portfolio Properties consist of approximately 455 units. As of December 5, 2006, the overall occupancy of the Broadway Portfolio Properties was 99%.

                                                   YEAR                ALLOCATED LOAN    ALLOCATED LOAN
    PROPERTY NAME            LOCATION        BUILT/RENOVATED   UNITS       AMOUNT       AMOUNT PER UNIT
---------------------   ------------------   ---------------   -----   --------------   ---------------
3885 Broadway           New York, New York      1950/1986        64    $14,702,118.82       $229,721
4455 Broadway           New York, New York      1920/1983        77    $12,823,912.20       $166,544
3915 Broadway           New York, New York      1909/1973        44    $ 9,460,507.19       $215,012
80 Fort Washington      New York, New York      1920/1988        75    $ 8,052,140.65       $107,362
3900 Broadway           New York, New York      1909/1987        27    $ 7,387,834.04       $273,623
884 Riverside           New York, New York      1920/1985        59    $ 6,828,023.74       $115,729
86 Fort Washington      New York, New York      1930/1988        65    $ 5,960,027.69       $ 91,693
66-72 Fort Washington   New York, New York      1920/2000        44    $ 4,785,435.67       $108,760
Avenue

     PROPERTY MANAGEMENT. Each of the Broadway Portfolio Properties is currently managed by Vantage Management Services, LLC, an affiliate of the sponsor. The management agreement generally provides for a management fee of 4% of revenues per annum, which is subordinated to the Broadway Portfolio Loan. The management of the Broadway Portfolio Properties will be performed by either Vantage Management Services, LLC, or an affiliate of Vantage Management Services, LLC, or by a substitute manager approved by lender. The lender under the Broadway Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Broadway Portfolio Loan. Vantage Management Services, LLC manages 40 residential buildings. Vantage Management Services, LLC is headquartered in New York, New York.

     PAYMENT TERMS; INTEREST RATE. The Broadway Portfolio Loan is an interest only loan for its entire term. The interest rate with respect to the Broadway Portfolio Loan is calculated on an Actual/360 Basis and is equal to 6.239643% per annum. The due date under the Broadway Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Broadway Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrowers, the managing members of the borrowers or the property manager must cause all income to be deposited with three (3) business days of receipt directly into a lockbox account under the control of the lender. The rents then will be transferred once every business day to an account maintained by the borrowers or its managing member. Unless and until an event of default under the Broadway Portfolio Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. The related principals of the borrower have incurred mezzanine debt in an aggregate principal amount of $23,000,000, which mezzanine debt is secured by pledges of 99% of the ownership interests in the borrower and 100% of the ownership interests in the managing member of the borrower, at a weighted average interest rate of 7.070% per annum. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

     PARTIAL RELEASES. In connection with a partial prepayment of the Broadway Portfolio Loan, the borrowers will have a right to obtain a partial release of one or more of the mortgaged real properties subject to (x) the payment of the allocated release price for such individual mortgaged real property, (y) the payment of yield maintenance and (z) the satisfaction of certain conditions set forth in the related mortgage loan documents, including: (a) with respect to the release of the first $21,000,000 (based on allocated loan amount) of individual mortgaged real properties, the aggregate net operating income for the remaining mortgaged real properties immediately following such partial release is equal to or greater than the aggregate net operating income of the mortgaged real properties as of the closing date for the Broadway Portfolio Loan, (b) following the release of the first $21,000,000 (based on allocated loan amount) of individual mortgaged real properties, (i) the loan-to-value ratio for the remaining mortgaged real properties immediately following such partial release is equal to or less than 80%, and (ii) the aggregate net operating income for the remaining mortgaged real properties immediately following such partial release is equal to or greater than the aggregate net operating income of the mortgaged real properties as of the closing date for the Broadway Portfolio Loan, and (c) following the release of the first $28,000,000 (based on allocated loan amount) of individual mortgaged real properties, (i) the loan-to-value ratio for the remaining mortgaged real properties immediately following such partial release is equal to or less than 80% and (ii) the debt service coverage ratio for the remaining mortgaged real properties immediately following such partial release is no less than 1.10x. See also "--Cross-Collateralized Mortgage Loan, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           GREENWICH FINANCIAL CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $52,800,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $52,800,000
FIRST PAYMENT DATE:           May 11, 2007
MORTGAGE INTEREST RATE:       5.3400% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                April 11, 2017
MATURITY/ARD BALANCE:         $52,800,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the
                              date that is three (3) months
                              prior to the Maturity Date.
LOAN PER SF:                  $650(1)
ONGOING RESERVES:             Tax and Insurance Reserve:         Yes(3)
                              TI/LC Reserve:                     Yes(4)
                              Replacement Reserve:         Springing(5)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     Greenwich, CT
YEAR BUILT/RENOVATED:         1947/2004
SQUARE FEET:                  81,270
OCCUPANCY AT U/W(6):          100%
OWNERSHIP INTEREST:           Fee
                                       % OF TOTAL      LEASE
MAJOR TENANT(S)                NRSF       NRSF      EXPIRATION
---------------               ------   ----------   ----------
Salomon Smith Barney, Inc.    20,956      25.8%      5/31/2014
Shumway Capital Partners      13,470      16.6%     10/31/2014
Axa Investment Managers
North America                 11,738      14.4%     11/30/2008

PROPERTY MANAGEMENT:          The HB Nitkin Group

                              12/31/2005   12/31/2006       U/W
                              ----------   ----------   ----------
NET OPERATING INCOME:         $3,541,618   $3,658,436   $3,616,342
NET CASH FLOW:                                          $3,561,422
DSCR:                                                      1.25x
APPRAISED VALUE:              $70,000,000
APPRAISAL DATE:               February 1, 2007
CUT-OFF DATE LTV RATIO(1):    75.4%
MATURITY/ARD LTV RATIO:       75.4%

(1)  Based on the May 2007 cut-off date principal balance.

(2) The Greenwich Financial Center Loan is an interest only loan for its entire term.

(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. The borrower has prepaid three (3) months of insurance. Unless the borrower is in default, the borrower will continue to prepay insurance quarterly.

(4) The borrower is required to deposit $5,023 per month into a TI/LC reserve to fund tenant improvements and leasing commissions.

(5) Following an Event of Default or failure of the borrower to perform all repairs and capital improvements, the borrower is required to deposit $533 per month into the Replacement Reserve.

(6)  Based on the January 11, 2007 rent roll.

     THE LOAN. The eighth largest loan in the issuing entity (the "Greenwich Financial Center Loan") was originated on March 15, 2007. The Greenwich Financial Center Loan is secured by a first priority mortgage encumbering an office center (the "Greenwich Financial Center Property") in Greenwich, Connecticut.

     THE BORROWER. The borrower under the Greenwich Financial Center Loan is GFC-Fawcett, LLC, a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Greenwich Financial Center Property. The sponsors, Helen and Bradley Nitkin, who have a net worth of $48 million and liquidity of $4.7 million, have more than twenty years of commercial real estate experience and manage assets through the HB Nitkin Group.

     THE PROPERTY. The Greenwich Financial Center Property consists of a four-story office building located in Greenwich, Connecticut. The Greenwich Financial Center Property consists of approximately 81,270 square feet, is situated on approximately 0.640 acres and includes 171 parking spaces. As of January 11, 2007, the overall occupancy of the Greenwich Financial Center Property was 100%.

     The Greenwich Financial Center is primarily used for retail and office purposes and is occupied by 13 tenants. Salomon Smith Barney, Inc. is the largest tenant and occupies 20,956 square feet (25.8% of net rentable area). Salomon Smith Barney, Inc. is a division of Citigroup Global Capital Markets Inc., a global, full-service financial firm that provides brokerage, investment banking and asset management services.

     PROPERTY MANAGEMENT. The Greenwich Financial Center Property is managed by The Innovest Group, Inc. d/b/a The HB Nitkin Group, a New York corporation. The management agreement generally provides for a management fee of 6.0% of revenues per annum, which is subordinated to the Greenwich Financial Center Loan. The lender under the Greenwich Financial Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Loan. The HB Nitkin Group currently owns and manages a portfolio of more than one million square feet in Connecticut and New York.

     PAYMENT TERMS; INTEREST RATE. The Greenwich Financial Center Loan is an interest only loan for its entire term. The interest rate with respect to the Greenwich Financial Center Loan is calculated on an Actual/360 Basis and is equal to 5.34% per annum. The due date under the Greenwich Financial Center Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Greenwich Financial Center Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all rents and other income to be deposited directly into a lockbox account. During a cash trap period, the rents will be transferred to an account maintained by the lender for which all required payments and deposits to reserves under the Greenwich Financial Center Loan will be made. Unless and until a cash trap period occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. Future mezzanine financing is permitted subject to, among others, the following conditions: (i) execution of an intercreditor agreement acceptable to the mortgage lender by the mezzanine lender, (ii) loan-to-value ratio of the Greenwich Financial Center Loan and such mezzanine debt shall not exceed 85% and (iii) the debt service coverage ratio of the Greenwich Financial Center Loan and such mezzanine debt shall not be less than 1.10x.

                              LATITUDES APARTMENTS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $50,520,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $50,520,000
FIRST PAYMENT DATE:           April 11, 2007
MORTGAGE INTEREST RATE:       5.8700% per annum
AMORTIZATION TERM:            Interest Only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                March 11, 2017
MATURITY/ARD BALANCE:         $50,520,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the
                              date that is three (3) months
                              prior to the Maturity Date.
LOAN PER UNIT:                $112,768(1)
UPFRONT RESERVES:             None
ONGOING RESERVES:             Tax and Insurance Reserve:        Yes(3)
                              Replacement Reserve:         Springing(4)
LOCKBOX:                      Springing
SUBORDINATE FINANCING:        Yes(5)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Conventional
LOCATION:                     Virginia Beach, VA
YEAR BUILT/RENOVATED:         1988/2005
UNITS:                        448
OCCUPANCY AT U/W(6):          97%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Babcock and Brown
                              Residential Operating
                              Partnership L.P.

                              12/31/2006       U/W
                              ----------   ----------
NET OPERATING INCOME:         $3,559,787   $3,692,019
NET CASH FLOW:                             $3,624,819
DSCR:                                         1.21x
APPRAISED VALUE:              $63,150,000
APPRAISAL DATE:               September 22, 2006
CUT-OFF DATE LTV RATIO(1):    80.0%
MATURITY/ARD LTV RATIO:       80.0%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Latitudes Apartments Loan is an interest only loan for its entire term.

(3) The borrower is required to make monthly payments into tax and insurance reserves to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(4) Following borrower's failure to spend at least $250 per unit on replacements in one year, the borrower is required to make a monthly deposit of 1/12 of the product of $250 and the number of units at the property into a replacement reserve to fund ongoing repairs and replacements.

(5) The sole member of the borrower has incurred mezzanine debt in the total amount of $102,500,000, secured by the ownership interests in the borrower, borrowers under other mortgage loans included in the issuing entity and borrowers under mortgage loans not included in the issuing entity.

(6)  Based on the January 18, 2007 rent roll.

     THE LOAN. The ninth largest loan in the issuing entity (the "Latitudes Apartments Loan") was originated on February 28, 2007. The Latitudes Apartments Loan is secured by a first priority mortgage encumbering a multifamily property (the "Latitudes Apartments Property") in Virginia Beach, Virginia.

     THE BORROWER. The borrower under the Latitudes Apartments Loan is BBR/Latitudes, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Latitudes Apartments Property. The sponsor, Babcock & Brown Real Estate Holdings Inc., is a global investment and advisory firm with longstanding capabilities in structured finance and the creation, syndication and management of asset and cash flow-based investments.

     THE PROPERTY. The Latitudes Apartments Property consists of a multifamily residential building located in Virginia Beach, Virginia. The Latitudes Apartments Property consists of 448 units. As of January 18, 2007, the overall occupancy of the Latitudes Apartments Property was 97%.

     PROPERTY MANAGEMENT. The Latitudes Apartments Property is managed by Babcock and Brown Residential Operating Partnership L.P., an affiliate of the sponsor. The management agreement generally provides for a management fee of not more than 4.0% of gross revenues, which fee is subordinated to the Latitudes Apartments Loan; provided that any amount of management fees exceeding 2.75% of gross operating revenues shall be subordinate to all monthly debt service payments due under the loan documents. The lender under the Latitudes Apartments Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Latitudes Apartments Loan. BNP Residential Properties, Inc. owns and operates 31 apartment communities in North Carolina, South Carolina and Virginia containing 8,090 units and serves as general partner in the ownership of three communities containing 713 units.

     PAYMENT TERMS; INTEREST RATE. The Latitudes Apartments Loan is an interest only loan for its entire term. The interest rate with respect to the Latitudes Apartments Loan is calculated on an Actual/360 Basis and is equal to 5.8700% per annum. The due date under the Latitudes Apartments Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Latitudes Apartments Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the joint control of the lender and borrower. Upon a triggering event, borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Latitudes Apartments Loan will be made.

     MEZZANINE FINANCING. Contemporaneously with entering into the Latitudes Apartments Loan, the sole member of the borrower has incurred mezzanine debt in the total amount of $102,500,000, secured by the ownership interests in the borrower, borrowers under other mortgage loans included in the issuing entity and borrowers under mortgage loans not included in the issuing entity. Column Financial, Inc. currently holds the mezzanine loan. The interest payments under mezzanine loan have been waived by Column Financial, Inc. so long as the mezzanine borrower repays such mezzanine loan on its maturity date in May 2007. If the mezzanine borrower does not repay the mezzanine loan at such time it will accrue interest at a rate of LIBOR + 1.00%.

     Additionally, future mezzanine financing is permitted under the loan documents, provided the conditions set forth in the loan documents are satisfied, including that the Latitudes Apartment Loan and such future mezzanine loan shall have a combined debt service coverage ratio of greater than 1.15x and a combined loan-to-value ratio of not more than 85%.

                           METRO SQUARE 95 OFFICE PARK

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $48,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $48,000,000
FIRST PAYMENT DATE:           March 11, 2007
MORTGAGE INTEREST RATE:       6.0200% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                March 11, 2017
MATURITY/ARD BALANCE:         $48,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is
                              three (3) months prior to the Maturity Date.
LOAN PER SF:                  $102(1)
UP-FRONT RESERVES:            TI/LC Reserve:                $498,256(3)
                              Southern Baptist of Florida
                              Rent Reserve:                  $84,113(4)
                              Cambridge Settlements LLC
                              Rent Reserve:                 $103,433(4)
ONGOING RESERVES:             Tax and Insurance Reserve:         Yes(5)
                              Replacement Reserve:               Yes(6)
                              TI/LC Reserve:                     Yes(7)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     Jacksonville, FL
YEAR BUILT/RENOVATED:         1961/2000
SQUARE FEET:                  472,322
OCCUPANCY AT U/W(9):          95%
OWNERSHIP INTEREST:           Fee
                                        % OF TOTAL      LEASE
MAJOR TENANT(S)                 NRSF       NRSF      EXPIRATION
---------------               -------   ----------   ----------
Wachovia Bank, N.A.           171,712      36.4%     11/30/2015
Skate World, Inc.             101,768      21.5%     2/28/2019
Baptist Medical Center         89,234      18.9%     8/16/2013

PROPERTY MANAGEMENT:          Axewood Management LLC

                              10/31/2006       U/W
                              ----------   ----------
NET OPERATING INCOME:         $2,615,202   $4,139,437
NET CASH FLOW:                             $3,628,334
DSCR:                                         1.24x
APPRAISED VALUE:              $60,900,000
APPRAISAL DATE:               January 8, 2007
CUT-OFF DATE LTV RATIO(1):    78.8%
MATURITY/ARD LTV RATIO:       78.8%

(1)  Based on the May 2007 cut-off date principal balance.

(2)  The Metro Square Loan is an interest only loan for its entire term.

(3) The TI/LC reserve was established at closing to fund outstanding tenant improvements for the Southern Baptist of Florida and Cambridge Settlement LLC properties.

(4) The Southern Baptist of Florida and Cambridge Settlement LLC Rent Reserves were established at closing to fund alternate rent concessions.

(5) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. Unless the borrower is in default, the borrower will continue to prepay insurance monthly.

(6) The borrower is required to deposit $7,865 per month into a replacement reserve to fund ongoing repairs and replacements.

(7) The borrower is required to make monthly deposits into the TI/LC reserve to fund tenant improvements and leasing commissions as follows: Year 1 - $11,828 per month; Year 2 - $19,713 per month; Year 3 - $29,569 per month; Year 4 - $39,425 per month; Year 5 - $49,282 per month; Year 6 - $59,138 per month; Years 7-10 - $39,425 per month.

(8) The principals of the borrower have incurred mezzanine debt in the total amount of $4,000,000 secured by the ownership interests in the borrower.

(9)  Based on the January 8, 2007 rent roll.

     THE LOAN. The tenth largest loan in the issuing entity (the "Metro Square 95 Office Park Loan") was originated on January 29, 2007. The Metro Square 95 Office Park Loan is secured by a first priority mortgage encumbering an office/retail center (the "Metro Square 95 Office Park Property") in Jacksonville, Florida.

     THE BORROWER. The borrower under the Metro Square 95 Office Park Loan is Metro Park Holdings LLC, a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Metro Square 95 Office Park Property. The sponsor, Michael Fischer, has over fifteen (15) years of real estate experience in the United States and Canada.

     THE PROPERTY. The Metro Square 95 Office Park Property consists of the Metro Square 95 Office Park located in Jacksonville, Florida. The Metro Square 95 Office Park Property consists of approximately 472,322 square feet, is situated on approximately 38 acres and includes 2,228 parking spaces. As of January 8, 2007, the overall occupancy of the Metro Square 95 Office Park Property was 95%.

     The Metro Square 95 Office Park Property is primarily used for office purposes. Wachovia Bank N.A. is the largest tenant and occupies 171,712 square feet (36.4% of net rentable area). Wachovia is a diversified financial services company that provides a broad range of banking, asset management, wealth management and corporate and investment banking products and services. Skate World, Inc. is the second largest tenant and occupies 101,768 square feet (21.5% of net rentable area). Skate World has sublet a portion of its space since 2004 to Jacksonville Indoor Sports that has resulted in a indoor athletic facility offering a broad range of sporting activities, including leagues and tournaments for indoor volleyball, soccer, basketball, ice skating, hockey, roller skating and other family sports activities. Baptist Medical Center is the third largest tenant and occupies 89,234 square feet (18.9% of net rentable area) and is part of the Baptist Health system, which is a non-profit healthcare provider and the third largest employer in the Jacksonville area.

     PROPERTY MANAGEMENT. The Metro Square 95 Office Park Property is managed by Axewood Management LLC. The management agreement generally provides for a management fee of 2.5% of revenues per annum, which is subordinated to the Metro Square 95 Office Park Loan. The lender under the Metro Square 95 Office Park Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Metro Square 95 Office Park Loan.

     PAYMENT TERMS; INTEREST RATE. The Metro Square 95 Office Park Loan is an interest only loan for its entire term. The interest rate with respect to the Metro Square 95 Office Park Loan is calculated on an Actual/360 Basis and is equal to 6.0200% per annum. The due date under the Metro Square 95 Office Park Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Metro Square 95 Office Park Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Metro Square 95 Office Park Loan will be made. Unless and until an event of default occurs under the Metro Square 95 Office Park Loan, the borrower will have access to the remaining funds after all such required payments are made. The borrower under the Metro Square 95 Office Park Loan must cause the tenants of the Metro Square 95 Office Park Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Metro Square 95 Office Park Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     MEZZANINE FINANCING. Contemporaneously with entering into the Metro Square 95 Office Park Loan, the principals of the borrower have incurred mezzanine debt in the total amount of $4,000,000, secured by the ownership interests in the borrower. Rubicon Capital America, LLC currently holds the mezzanine loan and has entered into an intercreditor agreement with lender, which provides for the subordination of such mezzanine loan. The interest rate of the mezzanine loan is 11.0% and is payable only out of excess cash flow after all amounts under the Metro Square 95 Office Park Loan have been paid.

     PARTIAL RELEASE. The Borrower is permitted to release a specifically identified parcel of the mortgaged real property in connection with a partial defeasance of the underlying mortgage loan, subject to the satisfaction of certain conditions, including: (i) the parcel is released at an amount that is the greater of (a) $7,513,220, (b) an amount that will cause the debt service coverage ratio for the remaining mortgaged real property to be greater than or equal to 1.30x, (c) an amount that will cause the loan-to-value ratio for the remaining mortgaged real property to be greater than or equal to 80% of the outstanding principal balance of the mortgage loan and (d) an amount that will cause the loan-to-value ratio for the remaining mortgaged real property to be less than or equal to 85% of the outstanding principal balance of the mortgage loan plus the outstanding principal balance of the related mezzanine loan, (ii) no default then exists under the mortgage loan documents, (iii) confirmation by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2007-C2 certificates then rated by Moody's or S&P, respectively and (iv) appropriate endorsements to the title policy so as to exclude the release parcel.

THE MORTGAGE LOAN SELLERS

     GENERAL. We did not originate any of the mortgage loans that we intend to include in the issuing entity. We have acquired those mortgage loans from the following entities:

     - Column-- one hundred seventy-nine and one-half (179.5) mortgage loans, representing 85.9% of the initial mortgage pool balance, of which ninety-eight and one-half (98.5) mortgage loans are in loan group no. 1, representing 75.0% of the initial loan group no. 1 balance, and eighty-one (81) mortgage loans are in loan group no. 2, representing 98.5% of the initial loan group no. 2 balance;

     - KeyBank National Association-- Twenty-seven and one-half (27.5) mortgage loans, representing 14.1% of the initial mortgage pool balance, of which twenty-two and one-half (22.5) mortgage loans are in loan group no. 1, comprising 25.0% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, comprising 1.5% of the initial group no. 2 balance; and

     Each of the underlying mortgage loans was originated--

     - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

     -    by an affiliate of the related mortgage loan seller, or

     - by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

     Additional information regarding Column and KeyBank National Association is available under "Description of the Sponsors and Mortgage Loan Sellers" above.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2007-C2 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the 599 Lexington Avenue Mortgage
Loan) as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

               1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee (or, in the case of the 599 Lexington Avenue Mortgage Loan, in favor of the trustee under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement) or in blank, in recordable form except for missing recording information relating to that mortgage instrument and, if delivered in blank, except for completing the name of the assignee;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of the letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the applicable master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma or specimen title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, including all of the documents delivered to it with respect to the 599 Lexington Avenue Whole Loan and a copy of the 599 Lexington Avenue Co-Lender Agreement, in trust for the benefit of the series 2007-C2 certificateholders under the terms of the series 2007-C2 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, the master servicers, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     With respect to the 599 Lexington Avenue Mortgage Loan, the above-listed mortgage loan documents, among others, have been delivered to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 trustee under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement. The trustee will hold the 599 Lexington Avenue Co-Lender Agreement and the promissory notes representing the 599 Lexington Avenue Mortgage Loan.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of any class of series 2007-C2 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2007-C2 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     - the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

     - such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the series 2007-C2 pooling and servicing agreement);

     - no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

     - the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

     - the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     - the related assignment of leases and rents creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases (subject to the Permitted Encumbrances and except as enforcement may be limited to certain creditors' rights exceptions);

     - the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

     - except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, as of the later of the date of origination of the mortgage loan or the most recent inspection of the related mortgaged real property by such mortgage loan seller, as applicable, and to the knowledge of such mortgage loan seller, the related mortgaged real property is free of any material damage that would affect materially and adversely the use or value of such mortgaged real property as security for the mortgage loan (normal wear and tear excepted);

     - to the mortgage loan seller's knowledge, there is no proceeding pending for the total or partial condemnation of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

     - the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" pro forma policy, specimen policy or title insurance commitment or the equivalent thereof (for which the required premium has been paid), which in any case evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

     - the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances thereunder;

     - an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

     - each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     - the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     - there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     - the related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     - except as described in this prospectus supplement with respect to the 599 Lexington Avenue Mortgage Loan and the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the issuing entity;

     - except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     - to such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2007-C2 pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of any class of series 2007-C2 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2007-C2 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2007-C2 certificates therein, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

               1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

               2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and any applicable unpaid primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

               3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2007-C2 pooling and servicing agreement), plus

               4. all expenses incurred (whether paid or then owing) by the applicable master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

               5. the amount of any special servicing fees accrued on such mortgage loan and, if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event may a substitution occur later than the second anniversary of the date of initial issuance of the offered certificates; or

     -    for certain breaches, reimburse the issuing entity for certain costs.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and its receipt of notice of the subject material breach or material document defect. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     - the debt service coverage ratio for any related crossed loans that remain in the issuing entity for the four (4) calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four (4) calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     - the loan-to-value ratio for any related crossed loans that remain in the issuing entity (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75%, and

     - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the issuing entity or its assets, income or gain or cause any REMIC created under the series 2007-C2 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2007-C2 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that remain in the issuing entity would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects will be conclusively presumed to affect materially and adversely the interests of a class of series 2007-C2 certificateholders in an underlying mortgage loan:

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, together with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the issuing entity, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve;

     -    the absence from the mortgage file of any required ground lease; or

     - in the case of a loan secured by a hospitality property, the absence from the mortgage file of any required franchise agreement or franchise comfort letter.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the issuing entity will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the issuing entity within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in May 2007, if any. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2007-C2 pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2007-C2 certificates will be issued, on or about May 9, 2007, under a pooling and servicing agreement to be dated as of May 1, 2007, between us, as depositor, and the trustee, the master servicers and the special servicer. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in May 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in June 2007, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in May 2007, in each case, exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans;

     - those funds or assets as from time to time are deposited in the collection account described under "The Series 2007-C2 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account described under "The Series 2007-C2 Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2007-C2 certificates will include the following classes:

     - the A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL and A-J classes, which are the classes of series 2007-C2 certificates that are offered by this prospectus supplement; and

     - the A-X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, R and V classes, which are the classes of series 2007-C2 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

     The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated Upper-Tier REMIC regular interest, designated as the "class A-MFL Upper-Tier REMIC regular interest", and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest with respect to the class A-MFL Upper-Tier REMIC regular interest will be exchanged for amounts payable under the swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement will provide for the calculation of the accrual of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will also equal the total principal balance of the class A-MFL Upper-Tier REMIC regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

     The class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates are the series 2007-C2 certificates that will have principal balances. The series 2007-C2 certificates with principal balances constitute the series 2007-C2 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-MFL Upper-Tier REMIC regular interest before actually being distributed to the class A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying loans or default-related and otherwise unanticipated issuing entity expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest in connection with those losses and expenses.

     The class A-X, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, the class A-X certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X certificates are sometimes referred to in this prospectus supplement as the series 2007-C2 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-MFL Upper-Tier REMIC regular interest.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates initially registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2007-C2 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates--; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor, the trustee, the master servicers or the special servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2007-C2 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2007-C2 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2007-C2 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicers, the certificate registrar, the underwriters, the sponsors, the mortgage loan sellers, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee, on behalf of the issuing entity, must establish and maintain an account in which it will hold funds pending their distribution on the series 2007-C2 certificates from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2007-C2 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account, provided that the trustee may be so obligated if it fails to comply with certain requirements set forth in the series 2007-C2 pooling and servicing agreement.

     DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in that master servicer's collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from that master servicer's collection accounts to any person other than the series 2007-C2 certificateholders, including--

                    (a) amounts payable to that master servicer or the special servicer as compensation, including master servicing fees (which include any applicable primary servicing fees), special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, net late fees, default interest, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                    (c) amounts payable with respect to other issuing entity expenses;

               4. net investment income on the funds in the collection account;

               5. amounts deposited in the master servicers' collection accounts in error; and

               6. any amounts payable to the holder of a CBA B-Note Companion Loan.

     - Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2007-C2 Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2008, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2007-C2 pooling and servicing agreement.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Series 2007-C2 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or the master servicers may choose in their sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

     - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of--but solely out of--payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2007-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     - to pay for the cost of recording the series 2007-C2 pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-C2 pooling and servicing agreement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay any U.S. federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest. However, notwithstanding the foregoing, distributions with respect to the class A-MFL Upper-Tier REMIC regular interest will be made (or deemed to be made) to the floating rate account on the business day preceding each distribution date to the extent of any net swap payment due to the swap counterparty, and distributions with respect to the class A-MFL certificates will be made on each distribution date.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid as additional interest to the holders of the class A-X certificates and/or any holders of class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates and/or the class A-MFL Upper-Tier REMIC regular interest, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2007-C2 certificates (other than the class A-MFL certificates), the class V certificates and the class A-MFL Upper-Tier REMIC regular interest, as described under "--Distributions--Priority of Distributions" below.

FLOATING RATE ACCOUNT

     The trustee, on behalf of the issuing entity, will be required to establish and maintain an account (which may be a sub-account of the distribution account, but for purposes of this prospectus supplement is described as a separate account) in which it will hold funds pending their distribution on the class A-MFL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the Series 2007-C2 Pooling and Servicing Agreement, any interest or other income earned on funds in the floating rate account will be paid to the trustee as additional compensation.

     DEPOSITS. The trustee will deposit into the floating rate account:

     - all payments received from the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement; and

     - all amounts allocable to the class A-MFL Upper-Tier REMIC regular interest.

     The trustee will be required to deposit in the floating rate account the amount of any losses of principal or interest arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account that meets the eligibility requirements of the Series 2007-C2 Pooling and Servicing Agreement.

     WITHDRAWALS. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes and in the following priority:

     1. so long as the swap agreement is in effect and there exists no continuing event of default, potential event of default or termination event by the swap counterparty under the swap agreement, to make regularly scheduled payments to the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement;

     2. to make distributions to the class A-MFL certificateholders in respect of each distribution date as described under "--Distributions--Distributions on the Class A-MFL Certificates" below;

     3. to pay itself interest and other investment income earned on funds held in the floating rate account; and

     4. to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

     In the event that the trustee undertakes any action to enforce the rights of the issuing entity under the swap agreement, any amounts owing to the trustee in respect of any losses, liabilities or expenses will not be payable from the issuing entity.

     For any distribution date, the "Class A-MFL Available Funds" will equal the sum of:

     - the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges, on or in respect of the class A-MFL Upper-Tier REMIC regular interest with respect to that distribution date; plus

     - the amounts, if any, received from the swap counterparty pursuant to the swap agreement for such distribution date; minus

     - the regularly scheduled interest amounts and Yield Maintenance Charges, if any, required to be paid to the swap counterparty pursuant to the swap agreement for such distribution date.

The Class A-MFL Available Funds will be distributable on the class A-MFL certificates as described under "--Distributions--Distributions on the Class A-MFL Certificates" below.

INTEREST RESERVE ACCOUNT

     The trustee on behalf of the issuing entity must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February, of each calendar year, beginning in 2008, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2008 (or February, if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2007-C2 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account that meets the requirements of the series 2007-C2 pooling and servicing agreement.

FEES AND EXPENSES

     The amounts available for distribution on the series 2007-C2 certificates on any distribution date will generally be net of the following amounts:

       TYPE/RECIPIENT                         AMOUNT                      FREQUENCY              SOURCE OF FUNDS
----------------------------   ------------------------------------   -----------------   -----------------------------
FEES
servicing fee / master         the Stated Principal Balance of each   monthly             interest payments on related
servicers                      mortgage loan multiplied by the                            mortgage loan. (or, if
                               master servicing fee rate (such fee                        mortgage loan or REO property
                               is calculated using the same                               is liquidated, then out of
                               interest accrual basis of such                             general collections)
                               mortgage loan)

additional servicing           -    all late payment fees and net     from time to time   the related fee
compensation / master               default interest (other than on
servicers                           specially serviced mortgage
                                    loans) not used to pay interest
                                    on Advances

                               -    loan modification fees,           from time to time   the related fee
                                    extension fees, application and
                                    processing fees and defeasance
                                    fees as set forth in the series
                                    2007-C2 pooling and servicing
                                    agreement, 50% of assumption
                                    fees on non-specially serviced
                                    mortgage loans

                               -    all investment income earned on   monthly             investment income
                                    amounts on deposit in the
                                    collection account and certain
                                    reserve accounts

                               -    all prepayment interest                               interest payments made by the
                                    excesses                                              related borrower intended to
                                                                                          cover interest on the
                                                                                          prepayment with respect to
                                                                                          the related mortgage loan
                                                                                          during the period from and
                                                                                          after the related due date

special servicing fee /        the Stated Principal Balance of each   monthly             general collections
special servicer               specially serviced mortgage loan
                               multiplied by the special servicing
                               fee rate (such fee is calculated
                               using the same interest accrual
                               basis of such mortgage loan)

workout fee / special          1.0% of each collection of principal   monthly             the related collections of
servicer                       and interest on each Corrected                             principal and interest
                               Mortgage Loan

liquidation fee / special      1.0% of each recovery of liquidation   upon receipt of     the related liquidation
servicer                       proceeds, except as specified under    liquidation         proceeds
                               "The Series 2007-C2 Pooling and        proceeds
                               Servicing Agreement--Servicing and
                               Other Compensation and Payment of
                               Expenses

additional special servicing   -    all late payment fees and net     from time to time   the related fee/ investment
compensation / special              default interest (on specially                        income
servicer                            serviced mortgage loans) not
                                    used to pay interest on
                                    advances

       TYPE/RECIPIENT                         AMOUNT                      FREQUENCY              SOURCE OF FUNDS
----------------------------   ------------------------------------   -----------------   -----------------------------
                               -    loan modification and extension   from time to time
                                    fees as set forth in the series
                                    2007-C2 pooling and servicing
                                    agreement, 50% of assumption
                                    fees on non-specially serviced
                                    mortgage loans and 100% of such
                                    fees on specially serviced
                                    mortgage loans

                               -    all investment income received    from time to time
                                    on funds in any REO account

trustee fee / trustee          the trustee fee rate multiplied by     monthly             general collections
                               the Stated Principal Balance of the
                               mortgage loans (such fee is
                               calculated using the same interest
                               accrual basis of each mortgage loan)

EXPENSES

servicing advances / master    to the extent of funds available,      from time to time   collections on the related
servicers and trustee          the amount of any servicing advances                       mortgage loan, or if not
                                                                                          recoverable, from all
                                                                                          collections on all mortgage
                                                                                          loans

interest on servicing          at Prime Rate                          when advance is     first from Default
advances / master servicers                                           reimbursed          Interest/late payment fees,
and trustee                                                                               then from general collections

P&I Advances / master          to the extent of funds available,      from time to time   collections on the related
servicers and trustee          the amount of any P&I Advances                             mortgage loan, or if not
                                                                                          recoverable, from all
                                                                                          collections on all mortgage
                                                                                          loans

interest on P&I Advances /     at Prime Rate                          when advance is     first from Default
master servicers and trustee                                          reimbursed          Interest/late payment fees,
                                                                                          then from general collections

indemnification expenses /     amounts for which the trustee, the                         general collections
trustee, master servicers      master servicers and the special
and special servicer           servicer are entitled to
                               indemnification

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2007-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2007-C2 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2007-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     DISTRIBUTIONS ON THE CLASS A-MFL UPPER-TIER REMIC REGULAR INTEREST. Notwithstanding anything in this prospectus supplement to the contrary, all distributions allocable to the class A-MFL Upper-Tier REMIC regular interest will be deposited into the floating rate account pending distribution thereof to the class A-MFL certificateholders and/or the swap counterparty. In addition, for so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing Swap Default, amounts described in this prospectus supplement as being distributable on or allocable to the class A-MFL Upper-Tier REMIC regular interest with respect to any distribution date will be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the distribution account and transferred to the floating rate account on, the business day preceding the subject distribution date.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2007-C2 certificates (except for the R and V classes) and the class A-MFL Upper-Tier REMIC regular interest will bear interest.

     With respect to each interest-bearing class of the series 2007-C2 certificates and with respect to the class A-MFL Upper-Tier REMIC regular interest, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no continuing Swap Default exists, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     except that if (a) the total amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest for any distribution date is less than (b) 1/12th of the product of (i) 5.3400% per annum multiplied by
(ii) the total principal balance of the class A-MFL Upper-Tier REMIC regular interest as of the last day of the calendar month immediately preceding that distribution date, then such reduction in interest to the class A-MFL Upper-Tier REMIC regular interest will result in a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. In this regard, the class A-MFL Upper-Tier REMIC regular interest will accrue interest at a fixed rate and the class A-MFL certificates will accrue interest at the pass-through rate for such class set forth on the cover page hereof.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and with respect to the class A-MFL Upper-Tier REMIC regular interest will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C2 certificates.

     If the holders of any interest-bearing class of the series 2007-C2 certificates (exclusive of the class A-MFL certificates) or class A-MFL Upper-Tier REMIC regular interest do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2007-C2 certificates (other than the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest will equal the product of:

     - the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2007-C2 certificates (other than the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, as applicable (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to the class A-MFL Upper-Tier REMIC regular interest and all of the interest-bearing classes of the series 2007-C2 certificates (other than the class A-MFL certificates) (and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-MFL certificates if the swap agreement is in effect and there is no continuing Swap Default. Any such shortfalls allocated to the class A-MFL Upper-Tier REMIC regular interest will result in the interest distributable on the class A-MFL certificates being reduced on a proportionate basis under the terms of the swap agreement, or, if there is no swap agreement in effect or if there is a continuing Swap Default, any such shortfall will be allocated directly to the class A-MFL certificates and will result in the interest distributable on the class A-MFL certificates being reduced on a dollar-for-dollar basis.

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2007-C2 certificates for the initial interest accrual period is shown in the table on page S-7.

     The pass-through rates applicable to the class A-1, L, M, N, O, P, Q and S certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-7.

     The pass-through rates applicable to the class B, C, D, E, F and G certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate applicable to the class A-2, A-AB, A-3, A-1-A, A-M, A-J, H, J and K certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2007-C2 certificates for the initial interest accrual period shown on page S-7, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The class A-MFL Upper-Tier REMIC regular interest will accrue interest at a fixed pass-through rate equal to 5.3400% per annum.

     For so long as the swap agreement is in effect and there is no continuing Swap Default, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR plus 0.2300% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced in proportion to any shortfalls allocated to the class A-MFL Upper-Tier REMIC regular interest. In addition, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-MFL certificates will convert to those of the class A-MFL Upper-Tier REMIC regular interest. See "--Distributions on the Class A-MFL Certificates" and "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the swap counterparty to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The swap counterparty will request the principal London office of any four major reference banks in the London interbank market selected by the swap counterparty to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to such interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.

     The "LIBOR Determination Date" for the class A-MFL certificates is (i) with respect to the initial interest accrual period, May 7, 2007, and (ii) with respect to each interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the classes of series 2007-C2 principal balance certificates (exclusive of the class A-MFL certificates) or the total principal balance of the class A-MFL Upper-Tier REMIC regular interest. In general, the total principal balance of each class of series 2007-C2 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest will constitute a separate component of the total notional amount of the class A-X certificates.

     For purposes of accruing interest on the class A-X certificates during any interest accrual period, the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C2 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2007-C2 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest, on each distribution date will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-AB, A-3 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet) until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal

          Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the third preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets); and

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-AB and A-3 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the class A-1, A-2, A-AB, A-3 and A-1-A certificates are outstanding at that time, distributions of principal on the class A-1, A-2, A-AB, A-3 and/or A-1-A certificates, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-AB, A-3 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2007-C2 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2007-C2 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

ORDER OF ALLOCATION       CLASS
-------------------   --------------
        1st           A-M and A-MFL*
        2nd                A-J
        3rd                 B
        4th                 C
        5th                 D
        6th                 E
        7th                 F
        8th                 G
        9th                 H
        10th                J
        11th                K
        12th                L
        13th                M

ORDER OF ALLOCATION       CLASS
-------------------   --------------
        14th                N
        15th                O
        16th                P
        17th                Q
        18th                S

----------
* PRO RATA based on the respective total principal balances of the subject classes.

     In no event will the holders of any class of series 2007-C2 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2007-C2 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If either master servicer or the trustee reimburse themselves out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest,, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicers or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit D to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the class A-AB certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the class A-1-A, class A-1 and class A-2 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero, and once the total principal balances of the class A-1 and class A-2 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. If the mortgage loans perform in accordance with the Modeling Assumptions, it is anticipated that on or prior to the distribution date in April 2012 (the first distribution date on which the schedule on Exhibit D targets a principal balance for such class that is less than its initial balance), the principal balance of the class A-1 and class A-2 certificates will have been reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2007-C2 principal balance certificates, other than the class A-MFL certificates, or the class A-MFL Upper-Tier REMIC regular interest may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2007-C2 principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2007-C2 principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

  ORDER OF          RECIPIENT
DISTRIBUTION    CLASS OR CLASSES            TYPE AND AMOUNT OF DISTRIBUTION
------------   ------------------   --------------------------------------------
     1st       A-1, A-2, A-AB and   From the portion of the Available P&I Funds
                      A-3*          attributable to the underlying mortgage
                                    loans in loan group no. 1, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                     A-1-A* From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                      A-X* From the entire Available P&I Funds, interest up to the total interest distributable on that class, without regard to loan groups

     2nd       A-1, A-2, A-AB and   Principal up to the portion of the Total
                      A-3**         Principal Distribution Amount that is
                                    attributable to loan group no. 1 (and, if the class A-1-A certificates are retired, any portion of the Total Principal
                                    Distribution Amount that is attributable to loan group no. 2), to class A-AB until the balance thereof has been reduced to the targeted principal balance put forth for the subject distribution date on Exhibit D hereto and then to class A-1, A-2, A-AB and A-3 certificates, in that order, in each case until the total principal balance of that class has been reduced to zero

                     A-1-A** Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-1, A-2, A-AB and A-3 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

     3rd         A-1, A-2, A-AB,    Reimbursement up to the loss reimbursement
                  A-3 and A-1-A     amounts for those classes, PRO RATA based on
                                    the respective loss reimbursement amounts for those classes

     4th        A-M and A-MFL***    Interest up to the total interest
                                    distributable on those classes, PRO RATA, based on the respective interest entitlements of those classes

     5th        A-M and A-MFL***    Principal up to the total principal
                                    distributable on those classes, PRO RATA, in each case until the total principal balance of that class has been reduced to zero

     6th        A-M and A-MFL***    Reimbursement up to the loss reimbursement
                                    amount for those classes, PRO RATA, based on the respective loss reimbursement amounts for those classes

     7th               A-J          Interest up to the total interest
                                    distributable on that class

     8th               A-J          Principal up to the total principal
                                    distributable on that class

     9th               A-J          Reimbursement up to the loss reimbursement
                                    amount for that class

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the class A-1, A-2, A-AB, A-3, A-1-A and A-X certificates as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

** Priority of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates are described above under "Distributions--Principal Distributions."

***  Reference is to the class A-MFL Upper-Tier REMIC regular interest.

  ORDER OF          RECIPIENT
DISTRIBUTION    CLASS OR CLASSES            TYPE AND AMOUNT OF DISTRIBUTION
------------   ------------------   --------------------------------------------
    10th                B           Interest up to the total interest
                                    distributable on that class

    11th                B           Principal up to the total principal
                                    distributable on that class

    12th                B           Reimbursement up to the loss reimbursement
                                    amount for that class

    13th                C           Interest up to the total interest
                                    distributable on that class

    14th                C           Principal up to the total principal
                                    distributable on that class

    15th                C           Reimbursement up to the loss reimbursement
                                    amount for that class

    16th                D           Interest up to the total interest
                                    distributable on that class

    17th                D           Principal up to the total principal
                                    distributable on that class

    18th                D           Reimbursement up to the loss reimbursement
                                    amount for that class

    19th                E           Interest up to the total interest
                                    distributable on that class

    20th                E           Principal up to the total principal
                                    distributable on that class

    21st                E           Reimbursement up to the loss reimbursement
                                    amount for that class

    22nd                F           Interest up to the total interest
                                    distributable on that class

    23rd                F           Principal up to the total principal
                                    distributable on that class

    24th                F           Reimbursement up to the loss reimbursement
                                    amount for that class

    25th                G           Interest up to the total interest
                                    distributable on that class

    26th                G           Principal up to the total principal
                                    distributable on that class

    27th                G           Reimbursement up to the loss reimbursement
                                    amount for that class

    28th                H           Interest up to the total interest
                                    distributable on that class

    29th                H           Principal up to the total principal
                                    distributable on that class

    30th                H           Reimbursement up to the loss reimbursement
                                    amount for that class

    31st                J           Interest up to the total interest
                                    distributable on that class

    32nd                J           Principal up to the total principal
                                    distributable on that class

    33rd                J           Reimbursement up to the loss reimbursement
                                    amount for that class

    34th                K           Interest up to the total interest
                                    distributable on that class

    35th                K           Principal up to the total principal
                                    distributable on that class

    36th                K           Reimbursement up to the loss reimbursement
                                    amount for that class

    37th                L           Interest up to the total interest
                                    distributable on that class

    38th                L           Principal up to the total principal
                                    distributable on that class

    39th                L           Reimbursement up to the loss reimbursement
                                    amount for that class

    40th                M           Interest up to the total interest
                                    distributable on that class

    41st                M           Principal up to the total principal
                                    distributable on that class

    42nd                M           Reimbursement up to the loss reimbursement
                                    amount for that class

    43rd                N           Interest up to the total interest
                                    distributable on that class

    44th                N           Principal up to the total principal
                                    distributable on that class

  ORDER OF         RECIPIENT
DISTRIBUTION   CLASS OR CLASSES           TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------   ----------------------------------------------
    45th               N          Reimbursement up to the loss reimbursement
                                  amount for that class

    46th               O          Interest up to the total interest
                                  distributable on that class

    47th               O          Principal up to the total principal
                                  distributable on that class

    48th               O          Reimbursement up to the loss reimbursement
                                  amount for that class

    49th               P          Interest up to the total interest
                                  distributable on that class

    50th               P          Principal up to the total principal
                                  distributable on that class

    51st               P          Reimbursement up to the loss reimbursement
                                  amount for that class

    52nd               Q          Interest up to the total interest
                                  distributable on that class

    53rd               Q          Principal up to the total principal
                                  distributable on that class

    54th               Q          Reimbursement up to the loss reimbursement
                                  amount for that class

    55th               S          Interest up to the total interest
                                  distributable on that class

    56th               S          Principal up to the total principal
                                  distributable on that class

    57th               S          Reimbursement up to the loss reimbursement
                                  amount for that class

    58th               R          Any remaining portion of the Available P&I
                                  Funds

     SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates (which for purposes of the following discussion excludes the class A-MFL certificates and includes the class A-MFL Upper-Tier REMIC regular interest) with an earlier alphabetical class designation, except that class A-J is subordinate to the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, except that class A-J is subordinate to the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the class S certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and Additional Trust Fund Expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated PRO RATA to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the issuing entity evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

     Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest), in alphabetical order of class designation (except that the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest are senior to the class A-J certificates), in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

     DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-MFL Upper-Tier REMIC regular interest that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

               1. the amount of the subject Yield Maintenance Charge, multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2007-C2 principal balance certificates (other than the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, as the case may be, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2007-C2 principal balance certificates (other than the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, as the case may be, on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     For so long as the swap agreement relating to the class A-MFL certificates remains in effect and no Swap Default exists, all Yield Maintenance Charges allocated to the class A-MFL Upper-Tier REMIC regular interest will be payable to the swap counterparty.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of the non-offered class of the 2007- C2 certificates.

     As described under "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2007-C2 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES. On each distribution date, for so long as the total principal balance of the class A-MFL certificates has not been reduced to zero, the trustee, on behalf of the issuing entity, is required to apply amounts on deposit in the floating rate account to the extent of the Class A-MFL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges), in the following order of priority:

     - FIRST, to make distributions of interest to the holders of the class A-MFL certificates, up to an amount equal to the Class A-MFL Interest Distribution Amount for the subject distribution date;

     - SECOND, to make distributions of principal to the holders of the class A-MFL certificates, up to the Class A-MFL Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

     - THIRD, to reimburse the holders of the class A-MFL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     For so long as the swap agreement is in effect and no Swap Default exists, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will generally be equal to (1) all interest accrued on an actual/360 basis during the related interest accrual period at LIBOR plus 0.2300% on the total principal balance of such class (or regular interest) on the last day of the calendar month immediately preceding the subject distribution date, reduced by
(2) the product of (x) the excess, if any, of (i) 1/12th of the product of (A) 5.3400% and (B) the total principal balance of the class A-MFL certificates on the last day of the calendar month immediately preceding the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on deposit in the floating rate account for that distribution date, and (y) a fraction, the numerator of which is equal to the product of (i) LIBOR plus 0.2300%, multiplied by (ii) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator of which is 360, multiplied by (iii) the notional amount of the swap agreement for that distribution date, and the denominator of which is 1/12th of the product of (i) 5.3400%, multiplied by (ii) the notional amount of the swap agreement for that distribution date. In addition, for so long as the swap agreement is in effect and no Swap Default exists, the Class A-MFL Interest Distribution Amount for any distribution date will be adjusted upward to include: (a) to the extent not otherwise required to be paid to the swap counterparty to cover prior payment shortfalls from the issuing entity to the swap counterparty, the excess, if any, of (i) the amount of interest distributions allocable to the class A-MFL Upper-Tier REMIC regular interest on the subject distribution date, over (ii) 1/12th of the product of
(A) 5.3400%, multiplied by (B) the notional amount of the swap agreement for the subject distribution date; and (b) any payments by the swap counterparty to cover prior payment shortfalls from the swap counterparty to the issuing entity that are in excess of the Class A-MFL Interest Distribution Amount described in the prior sentence. See "Description of the Swap Agreement" in this prospectus supplement. Notwithstanding the foregoing, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will be the sum of (i) the amount of interest distributions with respect to the class A-MFL Upper-Tier

REMIC regular interest on such distribution date pursuant to the priority of distributions and (ii) any termination payment received from a swap counterparty (which will be paid in one payment).

     With respect to any distribution date, the "Class A-MFL Principal Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-MFL Upper-Tier REMIC regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement is in effect and no Swap Default exists, all Yield Maintenance Charges allocable to the class A-MFL Upper-Tier REMIC regular interest will be payable to the swap counterparty. However, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all Yield Maintenance Charges allocable to the class A-MFL Upper-Tier REMIC regular interest will be payable to the class A-MFL certificateholders.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity and applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or workout fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2007-C2 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C2 certificates and/or the class A-MFL Upper-Tier REMIC regular interest, and

     - the amount of all fees payable to the applicable master servicer, any primary servicer, the special servicer and the trustee under the series 2007-C2 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C2 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest. If this occurs following the distributions made to the 2007-C2 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C2 certificates (or, as regards the reference to "A-MFL," the total principal balance of the class A-MFL Upper-Tier REMIC regular interest) are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2007-C2 certificates equals the total Stated Principal Balance of the mortgage pool

(which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
         1st                         S
         2nd                         Q
         3rd                         P
         4th                         O
         5th                         N
         6th                         M
         7th                         L
         8th                         K
         9th                         J
        10th                         H
        11th                         G
        12th                         F
        13th                         E
        14th                         D
        15th                         C
        16th                         B
        17th                        A-J
        18th                  A-M and A-MFL*
        19th          A-1, A-2, A-AB, A-3 and A-1-A*

----------
* PRO RATA based on the respective total principal balances of the subject classes.

     The reference in the foregoing table to "A-MFL" means the class A-MFL Upper-Tier REMIC regular interest. However, any reduction in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

     The above described reductions in the total principal balances of the respective classes of the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, plus all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to a master servicer, the special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

     - any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

               1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2007-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

               2. any reimbursements and indemnification to the master servicers, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicers, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2007-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

               3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
                    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, and

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-C2 pooling and servicing agreement or the related mortgage loan seller.

     - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2007-C2 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the issuing entity for any Additional Trust Fund Expenses previously incurred by the issuing entity with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the issuing entity for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date with respect to the mortgage loans serviced by the applicable master servicer, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, applicable primary servicing fees (if any) and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     However, there will be no such reduction in any advance for delinquent monthly debt service payments due to an Appraisal Reduction Event at any time after the total principal balance of all classes of series 2007-C2 principal balance certificates (other than the class A-1, A-2, A-AB, A-3 and A-1-A certificates) have been reduced to zero.

     Notwithstanding the foregoing, any reduction in advances with respect to the CBA A/B Loan Pairs in accordance with the second preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire subject CBA A/B Loan Pair that is allocable to the related CBA A-Note Mortgage Loan. The special servicer will calculate any Appraisal Reduction Amount with respect to the subject CBA A/B Loan Pair in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the related CBA B-Note Companion Loan up to the unpaid principal balance of the CBA B-Note Companion Loan, and then, to the related CBA A-Note Mortgage Loan.

     Neither the master servicers nor the trustee are required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan or a 599 Lexington Avenue Companion Loan. The holder of a CBA B-Note Companion Loan is not required to make any monthly debt service advance with respect to the related underlying mortgage loan. The holder of a 599 Lexington Avenue Companion Loan is not required to make any monthly debt service advance with respect to the 599 Lexington Avenue Mortgage Loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of their own funds or, subject to replacement as and to the extent provided in the series 2007-C2 pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the series 2007-C2 certificates on the related distribution date.

     If the applicable master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicers nor the trustee will be obligated to make any monthly debt service advance that, in their judgment or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee make any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), they may obtain reimbursement for that advance, together with interest accrued on the advance as described in the sixth succeeding paragraph, out of general collections on the mortgage pool. See

"Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2007-C2 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. In making any recoverability determination, the master servicers, the special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions (in the case of the master servicers or the special servicer, as applicable, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the applicable master servicer or the special servicer, as applicable, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's determination that an advance is non-recoverable) at any time and may obtain from the special servicer any reasonably required analysis, appraisals or market value estimates or other information in the special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the master servicers, the special servicer and the trustee. The trustee may conclusively rely on the determination of the applicable master servicer and special servicer regarding the recoverability of any monthly debt service advance, and the applicable master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any monthly debt service advance.

     Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described above will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2007-C2 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicers or the trustee, as applicable, may, in their sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. In general, such a reimbursement deferral will only be permitted under the series 2007-C2 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the master servicers or the trustee, as applicable, may, in their sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2007-C2 certificateholders to the detriment of other classes of 2007-C2 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C2 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2007-C2 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2007-C2 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicers or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the master servicers are otherwise entitled to obtain immediate reimbursement for any Nonrecoverable P&I Advance at any time as described in those paragraphs and the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the master servicers must provide not less than 15 days' prior notice of the reimbursement to Moody's and S&P (except in certain circumstances set forth in the series 2007-C2 pooling and servicing agreement).

     The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     Any determination made by the applicable master servicer regarding the nonrecoverability of any monthly debt service advance with respect to a 599 Lexington Avenue Companion Loan will not be binding on the series 2007-C2 issuing entity and the master servicer. The master servicer will independently determine whether a monthly debt service advance will be recoverable on the 599 Lexington Avenue Mortgage Loan.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2007-C2 certificate a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2007-C2 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

          (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

          (ii) the amount of such distribution to holders of each class of certificates or the class A-MFL Upper-Tier REMIC regular interest allocable to (A) interest and (B) Yield Maintenance Charges;

          (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

          (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                  (A)  delinquent 30 to 59 days,

                  (B)  delinquent 60 to 89 days,

                  (C)  delinquent 90 days or more,

                  (D) as to which foreclosure proceedings have been commenced, or

                  (E)  as to which bankruptcy proceedings have been commenced;

          (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

          (vi)    as of the related determination date:

                  (A) as to any REO Property sold during the related collection period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                  (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

          (vii) the aggregate certificate principal balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

          (viii) the aggregate amount of principal prepayments made during the related collection period;

          (ix) the pass-through rate applicable to each class of certificates for such distribution date;

          (x) the aggregate amount of servicing fees paid to the master servicers, any primary servicer and the special servicer;

          (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

          (xii) the aggregate amount of advances outstanding, separately stated, that have been made by each master servicer, the special servicer and the trustee and the aggregate amount of advances made by the applicable master servicer in respect of the non-specially serviced mortgage loans;

          (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

          (xiv) the amount on deposit in certain accounts established pursuant to the series 2007-C2 pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

          (xv)    the record date for such distribution date;

          (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

          (xvii) material breaches of mortgage loan representations and warranties of which the trustee, master servicer or the special servicer has received written notice;

          (xviii) material breaches of any covenants under the series 2007-C2 pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice; and

          (xix) such other information and in such form as will be specified in the series 2007-C2 pooling and servicing agreement.

     (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     Each master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis, but due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, the master servicers are not required to provide monthly CMSA reports, other than the CMSA loan periodic update file before the distribution date in August 2007; provided, that no master servicer nor the special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA investor reporting package (other than the CMSA loan periodic update file) before the first business day after the third determination date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by a master servicer.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the series 2007-C2 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate registrar are required to recognize as series 2007-C2 certificateholders only those persons in whose names the series 2007-C2 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2007-C2 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2007-C2 pooling and servicing agreement. In addition, the trustee will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the trustee with respect to the issuing entity with the SEC by means of the EDGAR system. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2007-C2 pooling and servicing agreement.

     OTHER INFORMATION. The series 2007-C2 pooling and servicing agreement will obligate the trustee (or, with respect to the items described in the fifth, sixth and seventh bullets below, the master servicers or the special servicer) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee (or to the master servicers or the special servicer) as a prospective transferee (or a licensed or registered investment adviser acting on behalf of any such person) of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the series 2007-C2 pooling and servicing agreement, including exhibits, and any amendments to the series 2007-C2 pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C2 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2007-C2 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2007-C2 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicers or the special servicer and delivered to the trustee as described under "The Series 2007-C2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicers or the special servicer and delivered to the trustee;

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicers or the special servicer and delivered to the trustee as described under "The Series 2007-C2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans (other than the 599 Lexington Avenue Mortgage Loan), including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee (or, for any of the foregoing items that are not kept by the trustee, from the master servicers or the special servicer, as the case may be) upon request. However, the trustee (or the master servicers or special servicer, as the case may be) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicers or special servicer) may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C2 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicers and the special servicer; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C2 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach.

VOTING RIGHTS

     The voting rights for the series 2007-C2 certificates will be allocated as follows:

     - 99.0% of the voting rights will be allocated to the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
          O, P, Q and S certificates, in proportion to the respective total principal balances of those classes;

     - 1.0% of the voting rights will be allocated to the class A-X certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2007-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate,

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate, and

     PASS-THROUGH RATES. The pass-through rates on the class A-2, A-AB, A-3, A-1-A, A-M and A-J certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on such class of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     For so long as the swap agreement is in effect and no Swap Default exists, the pass-through rate on the class A-MFL certificates will be based on LIBOR, and therefore the yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-MFL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

     In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the issuing entity.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2007-C2 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

     As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-AB and A-3 certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total

Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-1, A-2, A-AB and A-3 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, entitled to principal, sequentially in alphabetical order of class designation (except that the class A-M certificates and the class A-MFL Upper Tier REMIC regular interest are senior to the class A-J certificates), in each such case until the related certificate balance is reduced to zero.

     With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1 and A-2 certificates remaining outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1 and A-2 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2 and A-1-A certificates were outstanding.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates, then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicers or the trustee reimburse themselves out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicers or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2007-C2 certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

               1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges, and

               2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2007-C2 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a Yield Maintenance Charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of May 9, 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount from underlying mortgage loans in loan group no. 1 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit D to this prospectus supplement), THEN to the class A-1, A-2, A-AB, A-3 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. The Total Principal Distribution Amount from underlying mortgage loans in loan group no. 2 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-1-A certificates, THEN to the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit D to this prospectus supplement), THEN to the class A-1, A-2, A-AB and A-3 certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. In each case, principal distributions will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-AB, A-3 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2007-C2 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the total initial principal balance of that class that would be outstanding after each of the specified dates,

     based upon each of the indicated levels of CPR and the Modeling
     Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of total initial principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL and A-J certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

     On or before the date of initial issuance of the offered certificates, the trustee, on behalf of the issuing entity, will enter into an interest rate swap agreement related to the class A-MFL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates (which corresponds to the initial principal balance of the class A-MFL Upper-Tier REMIC regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest (and, correspondingly, the class A-MFL certificates). The termination date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-MFL certificates, (ii) the date on which the total principal balance of the class A-MFL Upper Tier REMIC regular interest is reduced to zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity is exercised and (iv) the date on which the termination of the issuing entity occurs. The swap counterparty may make an upfront payment to the depositor in connection with the execution of the swap agreement.

     The Significance Percentage with respect to the interest rate swap payments under the swap agreement is less than 10%. As used in the preceding sentence, "Significance Percentage" refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the class A-MFL certificates. "Significance Estimate" refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in the depositor's internal risk management process in respect of similar instruments.

     It may be an "additional termination event" under the swap agreement if it is determined at any time that the depositor, acting on behalf of the issuing entity, is required, for purposes of compliance with Item 1115(b)(1) or (b)(2) of Regulation AB (17 C.F.R. 229) ("Regulation AB"), to disclose any financial data relating to the swap counterparty. If such determination is made, the swap counterparty will be required, at its own expense, to (a) provide to the Depositor the required financial data, (b) select a successor swap counterparty who will provide the required financial data or (c) obtain a guarantee from an affiliate, who will provide the required financial data, if provision of such data would satisfy the requirements of Regulation AB. If the swap counterparty does not comply with the obligations described in the immediately preceding sentence, then it will be an "additional termination event" and the swap counterparty or the issuing entity may be required to make a termination payment under the swap agreement.

THE SWAP AGREEMENT

     The swap agreement will provide that, one business day prior to each distribution date, commencing in June 2007, (a) the issuing entity will (subject to the discussion in the following two paragraphs) be obligated to pay to the swap counterparty (i) if there exists no continuing Swap Default, any Yield Maintenance Charges distributable in respect of the class A-MFL Upper-Tier REMIC regular interest for that distribution date and
(ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y) 5.3400% per annum (subject to adjustment as discussed in the following two paragraphs), and (b) the swap counterparty will be obligated to pay to the trustee, for the benefit of the class A-MFL certificateholders, an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.2300% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360 (subject to adjustment as discussed in the following two paragraphs).

     If there is for any reason an interest shortfall with respect to the class A-MFL Upper-Tier REMIC regular interest, then the amount payable by the issuing entity to the swap counterparty will be reduced by an amount equal to the amount, if any, by which (a) 1/12th of the product of (i) 5.3400%, multiplied by
(ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on deposit in the floating rate account on that distribution date. As a result, the amount payable by the swap counterparty to the issuing entity will also be reduced by an amount equal to the product of
(a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient (the "Interest Rate Proportion") of (i) the product of (x) LIBOR plus 0.2300%, multiplied by (y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, divided by (ii) 1/12th of the product of (i) 5.3400%, multiplied by (ii) the notional amount of the swap agreement for that distribution date.

     If the amount paid by the issuing entity to the swap counterparty is reduced in respect of any distribution date as described in the preceding paragraph, and if in respect of any subsequent distribution date the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on deposit in the floating rate account on that distribution date exceeds 1/12th of the product of (i) 5.3400%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the issuing entity will be obligated under the swap agreement to pay such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the issuing entity an amount equal to the product of (i) each amount reimbursed to the swap counterparty for the current distribution date and (ii) the Interest Rate Proportion for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

     Payments by the trustee to the swap counterparty and by the swap counterparty to the trustee on behalf of the issuing entity will be made on a net basis, and any such amounts paid to or retained by the trustee on behalf of the issuing entity will be available to make payments of interest to the class A-MFL certificateholders. The swap counterparty will serve as calculation agent under the swap agreement and will be responsible for determining LIBOR and for calculating payments due by the issuing entity to the swap counterparty and by the swap counterparty to the trustee on behalf of the issuing entity.

     If at any time a Collateralization Event is in effect, the swap counterparty will be required to post collateral to secure its obligations under the swap agreement, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies in each case as described in the swap agreement. If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty acceptable to the rating agencies or, in certain circumstances, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement and post collateral under the swap agreement to secure its obligations until such replacement swap counterparty or guarantor is in place. If the swap counterparty fails to (x) post acceptable collateral and find an acceptable replacement swap counterparty or find an acceptable guarantor while a Rating Agency Trigger Event is in effect as required by the swap agreement, (y) find an acceptable guarantor, find an acceptable replacement swap counterparty or post acceptable collateral while a Collateralization Event is in effect, or (z) make a payment to the trustee required under the swap agreement, or if an early termination date is otherwise capable of being designated under the swap agreement in accordance with its terms, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates, to enforce the rights of the issuing entity under the swap agreement as may be permitted by the terms of the swap agreement and the Series 2007-C2 Pooling and Servicing Agreement, including terminating the swap agreement and using any termination payments received from the swap counterparty (as described under "--Termination Payments" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the termination of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates.

     A "Collateralization Event" will be in effect if (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A3" or below by Moody's or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are rated "P-2" or below by Moody's, (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A2" or below by Moody's, (C) the swap counterparty or its guarantor has no rating by Moody's of its unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations or (D) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are rated "A-2" or below by S&P or (ii) if the swap counterparty or its guarantor does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A" or below by S&P.

     A "Rating Agency Trigger Event" will be in effect if (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "BB+" or below by S&P, or (B) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are unrated or rated "Baa1" or below or such rating is withdrawn by Moody's or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are unrated or rated "P-3" or below (or such rating is withdrawn) by Moody's.

     If the swap counterparty fails to (i) make a payment to the issuing entity required under the swap agreement, (ii) in the case of a collateralization event, to post collateral, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies, in each case, as described in the swap agreement or (iii) in the case of a rating agency trigger event, to find a replacement swap counterparty acceptable to the rating agencies or, in certain circumstances, find a guarantor acceptable to the rating agencies that will guarantee the obligations of the swap counterparty under the swap agreement, in each case, as described in the swap agreement (any such failure, a "Swap Default"), or if the swap agreement is terminated as a result of any other "event of default" or "termination event" described therein and a replacement swap counterparty is not found prior to the next distribution date, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest, which is a fixed rate equal to 5.3400% per annum. Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL Upper-Tier REMIC regular interest following a Swap Default (or if the swap agreement is terminated and a replacement swap counterparty is not found) will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-MFL certificates. Any such Swap Default (or termination of the swap agreement without a replacement swap counterparty being found) and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL Upper-Tier REMIC regular interest will not constitute a default under the Series 2007-C2 Pooling and Servicing Agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     The trustee will have no obligation on behalf of the issuing entity to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related interest payment on the class A-MFL Upper-Tier REMIC regular interest for such distribution date is actually received by the trustee.

TERMINATION PAYMENTS

     To the extent that any payments are received from a replacement swap counterparty as a result of entering into a replacement transaction(s), such amounts will be used to pay any swap termination payments owing to the swap counterparty that is being replaced.

     If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed as one full payment to the holders of the class A-MFL certificates in one lump payment. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the issuing entity under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the issuing entity.

THE SWAP COUNTERPARTY

     Credit Suisse International ("CSi") will be the swap counterparty under the swap agreement. CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990, with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act of 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International, and effective as of January 16, 2006, Credit Suisse First Boston International was renamed "Credit Suisse International." These changes were a renaming only.

     CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

     CSi has been assigned a senior unsecured debt rating of "AA-" (stable outlook) by S&P, a senior debt rating of "Aa3" (stable outlook) by Moody's and a long-term rating of "AA-" (stable outlook) by Fitch.

     CSi is an affiliate of the depositor, Column Financial, Inc., which is a sponsor and one of the mortgage loan sellers, and Credit Suisse Securities (USA) LLC, which is one of the underwriters.

               THE SERIES 2007-C2 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2007-C2 certificates will be issued, the issuing entity will be created and the underlying mortgage loans (other than the 599 Lexington Avenue Mortgage Loan) will be serviced and administered under a pooling and servicing agreement to be dated as of May 1, 2007, by and among us, as depositor, and the master servicers, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2007-C2 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2007-C2 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2007-C2 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2007-C2 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICERS

     GENERAL. There will be two master servicers under the series 2007-C2 pooling and servicing agreement. Set forth below is information regarding the total number of underlying mortgage loans and percentage of the initial mortgage pool balance for which each of those master servicers is responsible.

                            % OF INITIAL NET
              NUMBER OF         MORTGAGE
  NAME     MORTGAGE LOANS     POOL BALANCE
--------   --------------   ----------------
KRECM            117              56.3%
Wachovia          90              43.7%

     Exhibit A-1 identifies the applicable master servicer for each of the underlying mortgage loans.

     The information set forth in this prospectus supplement concerning each of the master servicers has been provided by it.

     KRECM. KeyCorp Real Estate Capital Markets, Inc. ("KRECM") will be a master servicer under the series 2007-C2 pooling and servicing agreement with respect to 117 of the underlying mortgage loans, representing 56.3% of the initial mortgage pool balance. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association and KeyBanc Capital Markets Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

     KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                  LOANS                      12/31/2004   12/31/2005   12/31/2006
------------------------------------------   ----------   ----------   ----------
By Approximate Number:                           5,345       11,218      11,322
By Approximate Aggregate Principal Balance
(in billions):                                 $34.094      $73.692     $94.726

     Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70.0 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

     KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

     Certain duties and obligations of the master servicers and the provisions of the series 2007-C2 pooling and servicing agreement are described in this prospectus supplement under "The Series 2007-C2 Pooling and Servicing Agreement." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" and "--Modifications, Waivers, Amendments and Consents."

     The master servicers' obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicers' recovery of those advances, are described in this prospectus supplement under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2007-C2 Pooling and Servicing Agreement--Required Appraisals" and "--Servicing and Other Compensation and Payment of Expenses--Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

     Certain terms of the series 2007-C2 pooling and servicing agreement regarding the master servicers' removal, replacement, resignation or transfer are described in this prospectus supplement under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties," "--Events of Default" and "--Rights Upon Event of Default." Certain limitations on the master servicers' liability under the Series 2007-C2 Pooling and Servicing Agreement are described in this prospectus supplement under "--Liability of the Servicers" and "--Certain Indemnities."

     The manner in which collections on the underlying mortgage loans are to be maintained is described under "--Servicing Under the Series 2007-C2 Pooling and Servicing Agreement" in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under "--Collection Accounts" in this prospectus supplement within the time required by the series 2007-C2 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

     KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits:

                       S&P   FITCH   MOODY'S
                       ---   -----   -------
Long-Term Deposits:     A      A       A-1
Short-Term Deposits:   A-1     F1      P-1

     KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C2 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C2 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C2 certificateholders.

     KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2007-C2 pooling and servicing agreement for assets of the same type included in the series 2007-C2 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three (3) years in all material respects.

     KRECM is, as a master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the 2007-C2 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-C2 pooling and servicing agreement, as further described in this prospectus supplement under "--Servicing Under the Series 2007-C2 Pooling and Servicing Agreement." At the request of Column Financial, Inc., one of the mortgage loan sellers, KRECM intends to appoint one (1) or more subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests. KRECM also intends to enter into agreements with one (1) or more firms to provide limited, non-cashiering servicing functions (such as annual inspections) on certain underlying mortgage loans.

     In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C2 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

     KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

     KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank), the trust, the other master servicers, the special servicers, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank).

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C2 pooling and servicing agreement, the series 2007-C2 certificates, the underlying mortgage loans or this prospectus supplement.

     See also the "Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions," "--Modifications, Waivers, Amendments and Consents," "--Required Appraisals," "--Collection Account," "--Inspections; Collection of Operating Information," "--Certain Indemnities" and "--Amendment" below in this prospectus supplement.

     WACHOVIA. Wachovia Bank, National Association, (Wachovia) will act as a master servicer under the Series 2007-C2 Pooling and Servicing Agreement with respect to ninety (90) of the underlying mortgage loans, representing 43.7% of the initial mortgage pool balance. Wachovia is a national banking association organized under the laws of the United States of

America and is a wholly-owned subsidiary of Wachovia Corporation and is an affiliate of one of the underwriters, Wachovia Capital Markets, LLC. Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                          AS OF          AS OF          AS OF          AS OF        AS OF
COMMERCIAL AND MULTIFAMILY MORTGAGE   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   MARCH 31,
LOANS                                     2003           2004           2005           2006          2007
-----------------------------------   ------------   ------------   ------------   ------------   ---------
By Approximate Number                    10,015          15,531         17,641         20,725       21,551
By Approximate Aggregate Unpaid
Principal Balance (in Billions)         $  88.6         $ 141.3        $ 182.5        $ 262.1      $ 286.7

     Within this portfolio, as of March 31, 2007, are approximately 17,950 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $217.6 billion related to commercial mortgage backed securities (or commercial real estate collateralized debt obligation securities).

     In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of December 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                       APPROXIMATE      APPROXIMATE     APPROXIMATE
                       SECURITIZED      OUTSTANDING     OUTSTANDING
                     MASTER SERVICED   ADVANCES (P&I   ADVANCES AS %
       DATE         PORTFOLIO (UPB)*      AND PPA)*        OF UPB
-----------------   ----------------   -------------   -------------
December 31, 2003   $ 74,461,414,561    $ 84,616,014       0.1%
December 31, 2004   $113,159,013,933    $129,858,178       0.1%
December 31, 2005   $142,222,662,628    $164,516,780       0.1%
December 31, 2006   $201,283,960,215    $162,396,491       0.1%

----------
* "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                   FITCH     S&P
                   -----   ------
Primary Servicer   CPS2+   Strong
Master Servicer     CMS2

     The short-term debt ratings of Wachovia Bank, National Association are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

     Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three (3) years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Series 2007-C2 Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     - monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     -    provision of Strategy and Strategy CS software;

     -    identification, classification, imaging and storage of documents;

     - analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     - entry of rent roll information and property performance data from operating statements;

     -    tracking and reporting of flood zone changes;

     -    tracking, maintenance and payment of rents due under ground leases;

     -    abstracting of insurance requirements contained in loan documents;

     - comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     - abstracting of leasing consent requirements contained in loan documents;

     -    legal representation;

     - assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the master servicer;

     -    maintenance and storage of letters of credit;

     -    tracking of anticipated repayment dates for loans with such terms;

     - reconciliation of deal pricing, tapes and annexes prior to securitization;

     -    entry of new loan data and document collection;

     -    initiation of loan payoff process and provision of payoff quotes;

     -    printing, imaging and mailing of statements to borrowers;

     -    performance of property inspections;

     - performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     -    review of financial spreads performed by sub-servicers;

     - review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the master servicer for approval; and

     -    performance of UCC searches and filing of UCCs.

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

     Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time described in this prospectus supplement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will be performed by the Trustee as described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth herein regarding Wachovia has been provided by Wachovia Bank, National Association.

     See also the "Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions," "--Modifications, Waivers, Amendments and Consents," "--Required Appraisals," "--Collection Account," "--Inspections; Collection of Operating Information," "--Certain Indemnities" and "--Amendment" below in this prospectus supplement.

THE PRIMARY SERVICER

     No primary servicer (other than the master servicers, which will act as primary servicer with respect to one hundred fifty-two (152) of the underlying mortgage loans, collectively representing 78.1% of the initial mortgage pool balance) with respect to the series 2007-C2 mortgage pool will service mortgage loans representing 10% or more of the initial mortgage pool balance.

     Column Financial, Inc. ("Column") will act as a non-cashiering primary servicer for thirty-two (32) mortgage loans in the issuing entity (the "Column Serviced Loans"), collectively representing 8.4% of the initial mortgage pool balance, that were originated or acquired by Column. Column is one of the sponsors, one of the mortgage loan sellers and an affiliate of the depositor and of one of the underwriters. The principal servicing offices of Column are located at 3414 Peachtree Road N.E., Suite 1140, Atlanta, Georgia 30326. See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement and "The Sponsor" in the accompanying prospectus for additional information regarding Column.

     On August 31, 2006, Column launched its program for servicing commercial and multifamily loans, including loans securitized in mortgage-backed securitization transactions. As part of this program, Column entered into a sub-servicing agreement (the "ARCap Subservicing Agreement") with ARCap Servicing, Inc. ("ARCap"), pursuant to which ARCap is generally responsible for performing all routine, non-discretionary servicing obligations with respect to the mortgage loans in Column's servicing portfolio. Under the ARCap Subservicing Agreement, ARCap is required to consult with Column regarding certain discretionary servicing matters, as specifically outlined and in accordance with the procedures set forth therein. ARCap is not an affiliate of the depositor, the trustee, the issuing entity or any of the sponsors or mortgage loan sellers identified in this prospectus supplement.

     As of February 1, 2007, 25 loans (including the Column Serviced Loans), with an aggregate original principal balance of $382,716,500, were being serviced under the sub-servicing arrangement described in the foregoing paragraph. Over time, Column expects its servicing portfolio to include loans secured by multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

     Column has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards. Column intends to update its servicing policies and procedures periodically to keep pace with the changes in the commercial mortgage-backed securities industry. Column is not currently rated as a primary servicer or master servicer by any rating agency.

     Column will act as a non-cashiering primary servicer with respect to the Column Serviced Loans pursuant to a primary servicing agreement entered into with KRECM. In general, Column's obligations under the primary servicing agreement will be performed by ARCap pursuant to the ARCap Subservicing Agreement described above. Under the primary servicing agreement, Column, as primary servicer for the Column Serviced Loans, will be required to act as the point of contact for the related borrowers with respect to certain servicing duties of the master servicers described under "The Series 2007-C2 Pooling and Servicing Agreement--Servicing Under the Series 2007-C2 Pooling and Servicing Agreement" in this prospectus supplement.

     The primary servicing agreement will require Column (as primary servicer) to perform its servicing obligations in a manner which is consistent with the series 2007-C2 pooling and servicing agreement. In consideration of the performance of its servicing obligations, Column (as primary servicer) will be paid a servicing fee that is included in the administrative fee rate for the Column Serviced Loans, as set forth on Annex A-1. In addition, Column will be entitled to the additional compensation described under "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" with respect to the Column Serviced Loans.

     Column's obligations under the primary servicing agreement include, but are not limited to (in each case, in accordance with the terms of the primary servicing agreement and the series 2007-C2 pooling and servicing agreement):

     - collecting and delivering to the master servicers copies of periodic inspection reports, operating statements, rent rolls and other financial statements required under the 2007-C2 pooling and servicing agreement in respect of the Column Serviced Loans;

     - processing defeasance requests, modifications, requests for assumptions and transfers of interest in the related borrower or related mortgaged property and requests for subordinate financing in respect of the Column Serviced Loans; and

     - providing to the certificateholders, the depositor, the trustee, the special servicer, the series 2007-C2 controlling class representative and the master servicers access to certain information regarding the Column Serviced Loans.

     Column may also exercise some custodial responsibility with respect to the Column Serviced Loans and may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise, including custody of any applicable letters of credit. To the extent Column performs custodial functions as servicer, documents will be maintained in a secure location.

     In addition, unless an event of default under the primary servicing agreement occurs or the series 2007-C2 pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the Column Serviced Loans are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement include, but are not limited to:

     - the failure of the Column (as primary servicer) to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

     - a breach by Column (as primary servicer) of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates or the master servicers which is not cured within the period set forth in the primary servicing agreement,

     -    certain events of bankruptcy or insolvency involving Column, and

     - any action or inaction by Column with respect to its servicing obligations, which action or inaction has caused a master servicer event of default under the series 2007-C2 pooling and servicing agreement.

     Upon the occurrence and continuance of an event of default by Column under the primary servicing agreement, KRECM may (but is not required to) terminate the rights and obligations of Column under the primary servicing agreement. KRECM is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. In addition, the primary servicing agreement provides that Column may resign from its obligations and duties as primary servicer thereunder. In the event that Column is terminated or resigns as primary servicer under the primary servicing agreement (or if the parties otherwise agree to terminate the primary servicing agreement), KRECM will be required to itself perform its servicing responsibilities under the series 2007-C2 pooling and servicing agreement with respect to the Column Serviced Loans until a new primary servicer, if any, is appointed by KRECM with respect to such mortgage loans. Any successor primary servicer is required to transact business in the states in which the related mortgaged properties are located, if required by applicable law.

THE SPECIAL SERVICER

     ING Clarion Partners, LLC ("Clarion"), a New York limited liability company, is the U.S. arm of ING Real Estate. ING Real Estate is an affiliate of ING Group. Clarion will initially be appointed as special servicer of the mortgage loans under the series 2007-C2 pooling and servicing agreement. The principal executive offices of Clarion are located at 230 Park Avenue 12th Floor New York, New York 10169 and its telephone number is (212)-883-2500. Clarion, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     - acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

     -    investing in high-yielding real estate loans; and

     - investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to commercial mortgage-backed securitization ("CMBS") transactions.

     Clarion and its affiliates have substantial experience in working out loans and have been engaged in investing and managing commercial real estate assets for over 24 years and servicing CMBS assets for over 8 years. The number of CMBS pools specially serviced by Clarion and its affiliates has increased from 9 as of December 31, 2003 to 18 as of December 31, 2006. More specifically, Clarion acted as special servicer with respect to: (a) 9 domestic CMBS pools containing 748 loans as of December 31, 2003, with a then-current face value in excess of $8.5 billion; (b) 14 domestic CMBS pools containing 1,295 loans as of December 31, 2004, with a then-current face value in excess of $14.7 billion; (c) 16 domestic CMBS pools containing 1,687 loans as of December 31, 2005, with a then-current face value in excess of $18.3 billion; and (d) 18 domestic CMBS pools containing 2,070 loans as of December 31, 2006, with a then-current face value in excess of $24.4 billion. Additionally, in the past three years, Clarion has resolved over $250 million of U.S. commercial and multifamily loans.

     Generally, Clarion or one of its affiliates seeks investments where it has the right to appoint Clarion as the special servicer. Clarion and its affiliates have 10 regional offices and manage over 935 investments in 65 markets throughout the U.S., which equates to over 35 million square feet of commercial space under direct property management and over 45,000 multifamily units.

     As of December 31, 2006, Clarion had 15 employees responsible for the special servicing of commercial real estate assets, of which 4 employees worked almost full-time on special servicing and 11 employees had part-time responsibilities in special servicing. As of December 31, 2006, Clarion and its affiliates specially service a portfolio which included approximately 2,070 assets throughout the 50 United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $24.4 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets of Clarion and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. Clarion does not service or manage any assets other than commercial and multifamily real estate assets.

     Clarion has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. During the past three (3) years, policies and procedures of special servicing at Clarion have been modified to incorporate the development of an Intranet-based infrastructure. Clarion has recognized that technology can greatly improve its performance as a special servicer, and the IT-based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

     Clarion occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. Clarion does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2007-C2 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates. Clarion does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer.

     Clarion will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Clarion may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Clarion has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Clarion or of which any of its property is the subject, that is material to the certificateholders. Clarion is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicers, the trustee or any originator of any of the mortgage loans identified in this prospectus supplement.

     There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Clarion or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between Clarion or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor's understanding of the offered certificates.

     No securitization transaction involving commercial or multifamily mortgage loans in which Clarion was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Clarion as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Clarion with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Clarion was acting as special servicer.

     From time to time, Clarion and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Clarion does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

     The information set forth in this prospectus supplement concerning Clarion has been provided by it. Clarion makes no representation or warranty as to the accuracy or completeness of this information.

LIABILITY OF THE SERVICERS

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicers or the special servicer. In addition, the master servicers and the special servicer will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the series 2007-C2 pooling and servicing agreement or for errors in judgment; provided, however, that the master servicers and the special servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicers and the special servicer will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any claim, proceeding or other action that relates to the series 2007-C2 pooling and servicing agreement, the underlying mortgage loans or the certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective obligations or duties under the series 2007-C2 pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicers and special servicer also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage and deductible amounts, conditions, exclusions and exceptions permitted by the series 2007-C2 pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

     If an event of default occurs and remains unremedied with respect to the master servicers or the special servicer under the series 2007-C2 pooling and servicing agreement, then, in each and every such case, so long as the event of default remains unremedied, the trustee, will be authorized to, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, will, terminate all of the obligations and rights of the master servicers or the special servicer, as applicable, under the series 2007-C2 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2007-C2 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing fees and other compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the master servicers or the special servicer, as applicable, under the series 2007-C2 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the master servicers or the special servicer, as applicable, under the series 2007-C2 pooling and servicing agreement.

     In some cases, the successor to a master servicer may be determined by a "request for proposal" and bid process. If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or a successor servicer is not approved by each rating agency, the trustee may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicer or such special servicer, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

     In connection with such appointment and assumption of a successor to a master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default and the right of a predecessor master servicer, in certain circumstances, to retain the Excess Servicing Strip and certain primary servicing fees, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the series 2007-C2 pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Trust Fund Expenses. The trustee, the master servicers, the special servicer and such successor are required to take such action, consistent with the series 2007-C2 pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under the series 2007-C2 pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

     If a master servicer or special servicer, as the case may be, is terminated pursuant to the terms of the series 2007-C2 pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume a master servicer's or special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of a master servicer's or special servicer's, as the case may be, responsibilities and rights under the series 2007-C2 pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property (in each case, net of amounts then due to the master servicers or the special servicer).

THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo") will act as the trustee and custodian to the Credit Suisse Commercial Mortgage Trust Series 2007-C2 pursuant to the series 2007-C2 pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicers and the special servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

     Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgaged-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three (3) years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     Wells Fargo Bank's assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to
Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

     The trustee under the series 2007-C2 pooling and servicing agreement is required at all times to be, and will be required to resign if it fails to be,
(i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the series 2007-C2 pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such rating agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then current ratings then assigned thereby to any class of series 2007-C2 certificates) and may not be an affiliate of the depositor, the master servicers or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicers or the special servicer, as the case may be).

     In its capacity as custodian, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the series 2007-C2 certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

     In addition, Wells Fargo has served as loan file custodian for various mortgage loans owned by Column Financial, Inc., including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the series 2007-C2 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

     Under the terms of the series 2007-C2 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information), current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three (3) years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee will be permitted at any time to resign from its obligations and duties under the series 2007-C2 pooling and servicing agreement by giving written notice to the depositor. Upon receiving a notice of resignation, the depositor will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time the trustee ceases to be eligible to continue as the trustee under the series 2007-C2 pooling and servicing agreement, or if at anytime the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, without cause, remove the trustee under the series 2007-C2 pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

     See "--Rights Upon Event of Default," "--Matters Regarding the Trustee," and "--Certain Indemnities" in this prospectus supplement and "Resignation and Removal of the Trustee" in the accompanying prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2007-C2 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2007-C2 POOLING AND SERVICING AGREEMENT

     Each master servicer and the special servicer must service and administer the mortgage loans (other than the 599 Lexington Avenue Mortgage Loan) and any REO Properties owned by the issuing entity for which it is responsible, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2007-C2 pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans (other than the 599 Lexington Avenue Mortgage Loan) in the issuing entity as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan) as to which no new Servicing Transfer Event has occurred.

     In the case of a number of underlying mortgage loans, it is expected that the master servicers will perform some or all of their servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, subject to specified requirements and certain consents and approvals of the Series 2007-C2 Directing Certificateholder and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2007-C2 pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the issuing entity.

     Despite the foregoing, the series 2007-C2 pooling and servicing agreement will require the applicable master servicer:

     - to continue to receive payments and, subject to the applicable master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicers nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C2 pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicers will transfer servicing of a mortgage loan (other than the 599 Lexington Avenue Mortgage Loan) in the issuing entity to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the appropriate master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     As long as servicing of the 599 Lexington Avenue Whole Loan is governed by the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement, the 599 Lexington Avenue Mortgage Loan will be considered a specially serviced mortgage loan in accordance with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement in similar circumstances as is set forth under the definition of "Servicing Transfer Event" in this prospectus supplement.

     In the case of a number of the underlying mortgage loans, the master servicers will perform some or all of their servicing duties through primary servicers that cannot be terminated, including by a successor to a master servicer, except for cause.

     CBA B-NOTE COMPANION LOANS. The CBA B-Note Companion Loans will not be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2007-C2 pooling and servicing agreement by the appropriate master servicer or special servicer if a CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including (without duplication)--

               1.   each specially serviced mortgage loan, if any,

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property,

               3. each mortgage loan, if any, as to which defeasance has occurred, and

     -    in the case of each underlying mortgage loan will--

               1. be calculated on the same interest accrual basis as that mortgage loan,

               2. accrue at a master servicing fee rate ranging from .01% to .02% per annum (exclusive of any primary servicing fee),

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     Each master servicer will also be entitled to a (i) primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer and with respect to the CBA B-Note Companion Loans for which it is the primary servicer and (ii) a correspondent fee in the case of those underlying mortgage loans that is a broker strip loan. Each primary servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of the master servicing fee and the trustee fee set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

     As of the date of initial issuance of the series 2007-C2 certificates, the weighted average total servicing fee (the master servicing fee plus primary servicing fee) for the mortgage pool will be 0.012% per annum.

     If KRECM or Wachovia, resigns or is terminated as a master servicer, then it will be entitled to retain the related Excess Servicing Strip, which is equal to that portion of its master servicing fees (accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming KRECM or Wachovia's duties, as a master servicer under the series 2007-C2 pooling and servicing agreement. An initial master servicer will be entitled to transfer any such Excess Servicing Strip that may be retained by it in connection with its resignation or termination. In the event that a master servicer resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee with respect to those mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee due to such master servicer is needed to compensate any replacement primary servicer, if any, for assuming the duties of such master servicer as primary servicer under the series 2007-C2 pooling and servicing agreement. In some cases, a master servicer may be terminated as the master servicer but will be entitled to remain as a primary servicer.

     PREPAYMENT INTEREST SHORTFALLS. The series 2007-C2 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan by reason of a master servicer's acceptance of any principal prepayment by the related borrower of such underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicers (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicers or special servicer reasonably believe that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2007-C2 Directing Certificateholder or (vi) as permitted by the related loan documents), then the appropriate master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the applicable master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then such master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest bearing classes of the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding work-out fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE. A special servicing fee:

     -    will be earned with respect to--

               1. each underlying mortgage loan (other than the 599 Lexington Avenue Whole Loan), if any, that is being specially serviced, and

               2. each underlying mortgage loan (other than the 599 Lexington Avenue Whole Loan), if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan,

               2. accrue at a special servicing fee rate of 0.35% per annum, subject to a $4,000 minimum per loan per month, and

               3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will be payable monthly from general collections on all the mortgage loans in, and any REO Properties that are on deposit in the master servicers' collection account from time to time.

     No special servicing fees in respect of a CBA B-Note Companion Loan will be payable out of collections on the mortgage pool.

     WORK-OUT FEE. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked out. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as the special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2007-C2 certificateholders. No work-out fees in respect of a CBA B-Note Companion Loan will be payable out of collections on the mortgage pool.

     LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan) for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan), the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any underlying mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof),

     - the purchase of any Defaulted Loan by the special servicer or the Series 2007-C2 Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below,

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Companion Loan, pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced,

     - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 90 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the series 2007-C2 pooling and servicing agreement,

     - the purchase of all of the mortgage loans and REO Properties in the issuing entity by any master servicer, a special servicer or any single certificateholder or group of certificateholders of the series 2007-C2 controlling class in connection with the termination of the issuing entity, as described under "--Termination,"

     - following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2007-C2 certificates for all the remaining mortgage loans and REO Properties in the issuing entity, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C2 certificateholders. No liquidation fees in respect of any CBA B Note Companion Loan will be payable out of collections on the mortgage pool.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to each CBA B-Note Companion Loan as is provided under the applicable CBA A/B Intercreditor Agreement; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2007-C2 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. Each master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan) will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the series 2007-C2 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on mortgage loan and that are not otherwise applied--

               1. to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

               2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

               3. to reimburse the issuing entity for any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Issuing Entity Expense, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicers will be authorized to invest or direct the investment of funds held in the collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. The master servicers--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicers will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that they may be obligated if certain requirements in the series 2007-C2 pooling and servicing agreement are not complied with.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The special servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

     Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the series 2007-C2 pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan (other than the 599 Lexington Avenue Mortgage Loan), in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2007-C2 pooling and servicing agreement with respect to the related mortgaged real property.

     In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or the special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the 599 Lexington Avenue Mortgage Loan and any related REO Property) on a monthly basis (except for servicing advances required on an emergency basis). The special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the applicable master servicer any information in its possession as that applicable master servicer may reasonably request to enable that applicable master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that a master servicer fails to make a servicing advance that they are required to make under the series 2007-C2 pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the series 2007-C2 pooling and servicing agreement no later than one business day following that master servicer's failure to make such servicing advances by expiration of the 15-day cure period in the definition of a master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor any master servicer will be obligated to make servicing advances that, in the judgment of that party or in the judgment of the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related CBA B-Note Companion Loan) or related REO Property that they subsequently determine is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), they may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. In making any recoverability determination, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgage real property in its "as is" or then current condition and occupancy, as modified by that party's assumptions (in the case of the applicable master servicer or the special servicer, as applicable, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to that mortgaged real property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the applicable master servicer or the special servicer, as applicable, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any of those persons may update or change its recoverability determination (but not reverse any other person's determination that an advance is non-recoverable) at any time and may obtain from the special servicer any reasonably required analysis, appraisals or market value estimates or other information in the special servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the certificateholders, the applicable master servicer, the special servicer and the trustee. The trustee may conclusively rely on the determination of the master servicers and special servicer regarding the recoverability of any servicing advance and the applicable master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any servicing advance.

     Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2007-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, a master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2007-C2 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed (together with interest on the subject Nonrecoverable Servicing Advance) out of payments and other collections of principal on the mortgage pool. At any time after such a determination to obtain reimbursement over time in accordance with the second preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable Servicing Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2007-C2 certificateholders to the detriment of other classes of 2007-C2 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C2 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2007-C2 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon), (thereby reducing the amount of principal otherwise distributable on the series 2007-C2 certificates (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest) on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     Notwithstanding the provisions described in the foregoing paragraphs, to the extent that the trustee or the applicable master servicer is otherwise entitled to obtain immediate reimbursement for any Nonrecoverable Servicing Advance at any time as described in those paragraphs and the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool, the trustee or the applicable master servicer must provide not less than 15 days' prior notice of the reimbursement to Moody's and S&P (except in certain circumstances set forth in the series 2007-C2 pooling and servicing agreement).

     The series 2007-C2 pooling and servicing agreement will permit the master servicers, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the collection account any servicing expense that, if advanced by the applicable master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C2 certificateholders and any holder of a related CBA B-Note Companion Loan, as a collective whole.

     The master servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of general collections on the mortgage pool.

     Servicing advances with respect to the 599 Lexington Avenue Whole Loan will generally be made by the 599 Lexington Avenue Master Servicer pursuant to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion in the next paragraph, the series 2007 C-2 controlling class representative may, upon not less than ten (10) business days' prior written notice to the respective parties to the series 2007-C2 pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the issuing entity incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2007-C2 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-C2 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C2 pooling and servicing agreement.

     In connection with any termination of the special servicer under the series 2007-C2 pooling and servicing agreement as described in the paragraphs above, the terminated special servicer may be entitled to--

     - payment out of the collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the special servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. Except in limited circumstances with respect to easements, rights-of-way, and similar arrangements and with respect to the 599 Lexington Avenue Whole Loan, the applicable master servicer (with respect to performing mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the applicable master servicer or the special servicer, as applicable, determine, in accordance with the Servicing Standard, that either
(a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

     If the applicable master servicer or the special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage, or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below in this prospectus supplement, the applicable master servicer or the special servicer are authorized to (or may authorize the applicable master servicer) to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

               (a) the taking or entering into such assumption agreement complies with the Servicing Standard,

               (b) in the case of performing underlying mortgage loans, the applicable master servicer have obtained the consent of the special servicer pursuant to the terms of the series 2007-C2 pooling and servicing agreement and, in the case of all underlying mortgage loans, the master servicers or special servicer have obtained the consent of the Series 2007-C2 Directing Certificateholder except that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the Series 2007-C2 Directing Certificateholder, if following any such direction of the Series 2007-C2 Directing Certificateholder or refraining from taking such action based upon the lack of any such direction of the Series 2007-C2 Directing Certificateholder would violate the Servicing Standard or cause an adverse REMIC event, and

               (c) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the special servicer, as applicable, have received written confirmation from Moody's and/or S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2007-C2 certificates; provided that the applicable master servicer or the special servicer representing the issuing entity in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

     Mortgage loans described in clause (c) of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the applicable master servicer or the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan except to the extent provided in the related mezzanine loan intercreditor agreement.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower, or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The applicable master servicer or the special servicer will be required to enforce such due-on-encumbrance clause (other than in connection with the 599 Lexington Avenue Mortgage Loan) and in connection therewith will be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2007-C2 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below in this prospectus supplement)--

     - the applicable master servicer or the special servicer determine, in accordance with the Servicing Standard, that granting such consent or not enforcing such clause would result in a greater recovery (or an equal recovery) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     - in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the special servicer pursuant to the terms of the series 2007-C2 pooling and servicing agreement and, in the case of all underlying mortgage loans, the applicable master servicer or special servicer has obtained the consent of the Series 2007-C2 Directing Certificateholder; and

     - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) in certain other circumstances as specified in the series 2007-C2 pooling and servicing agreement, together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicers or the special servicer, as applicable, receive prior written confirmation, as applicable, from Moody's and/or S&P that (1) not accelerating payments on the related mortgage loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2007-C2 certificates.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The series 2007-C2 pooling and servicing agreement will permit the applicable master servicer or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan (other than the 599 Lexington Avenue Mortgage Loan) in the issuing entity if they determine, in accordance with the Servicing Standard, that it is appropriate to do so. With respect to any non-specially serviced mortgage loan, the applicable master servicer will generally be permitted, without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the Series 2007-C2 Directing Certificateholder, to grant approvals or waivers or otherwise take actions with respect to a limited range of matters, including approving certain routine leasing activity, approving annual budgets, waiving notices with respect to principal prepayments, approving releases of non-material parcels of a mortgaged real property in connection with pending or threatened condemnation actions or upon the satisfaction of specific conditions in the related mortgage loan documents where there is no lender discretion, and grants of easements, rights of way or similar agreements that do not materially affect the use or value of a mortgaged real property. However, no modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the applicable master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the special servicer may (other than with respect to the 599 Lexington Avenue Mortgage Loan) (or, in some cases, may permit the applicable master servicer to)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

     Notwithstanding the foregoing, the applicable master servicer may (subject to the Servicing Standard, the restrictions set forth below and the rights of third parties) extend the maturity date of underlying mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of two (2) such one-year extensions), provided that the applicable master servicer has determined that a default is likely to occur with respect to the subject mortgage loan and the Series 2007-C2 Directing Certificateholder has consented to the extension.

     However, in no event will the applicable master servicer or the special servicer be permitted to--

          (a) extend the maturity date of a mortgage loan beyond a date that is three (3) years prior to the rated final distribution date or, in the case of any ARD Loan, five (5) years prior to the rated final distribution date;

          (b) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

          (c) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

          (d) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (c) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the applicable master servicer nor the special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless:
(a) the applicable master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the applicable master servicer or the special servicer at the request of or with the consent of the Series 2007-C2 Directing Certificateholder, or if accepted by the applicable master servicer, with the consent of the special servicer; or (e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The special servicer will notify the applicable master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan (other than the 599 Lexington Avenue Mortgage Loan) and must deliver to the trustee (with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within ten (10) business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the applicable master servicer or the special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2007-C2 Controlling Class and Series 2007-C2 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans-The CBA A/B Loan Pairs" and "--Certain Matters Regarding the 599 Lexington Avenue Mortgage Loan" above in this prospectus supplement.

     Any modification, amendment or waiver of the 599 Lexington Avenue Whole Loan will be handled by the 599 Lexington Avenue Master Servicer or the 599 Lexington Avenue Special Servicer, as applicable, in accordance with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement and must be structured so as to affect the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Companion Loans, proportionately in accordance with the respective amounts due under such mortgage loans.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan), the special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2007-C2 pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior 12 months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, a CBA A-Note Mortgage Loan or the CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, a CBA A-Note Mortgage Loan or the CBA A/B Loan Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, a CBA A-Note Mortgage Loan or the CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     Any Appraisal Reduction Amount with respect to the 599 Lexington Avenue Mortgage Loan will be determined, and allocated to the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Companion Loans on a PRO RATA basis, by the 599 Lexington Avenue Master Servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2007-C2 Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three (3) months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. Each master servicer will be required to establish and maintain the collection account for purposes of holding payments and other collections that they receive with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loans.

     The funds held in the collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2007-C2 pooling and servicing agreement, any interest or other income earned on funds in the collection account will be paid to that master servicer as additional compensation.

         DEPOSITS. Each master servicer must deposit or cause to be deposited in the collection account, within two (2) business days following receipt by them, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as generally otherwise required under the series 2007-C2 pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and any related primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under

          "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

     - any amounts paid by a holder of the 599 Lexington Avenue Mortgage Loan, any CBA B-Note Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     - all payments required to be paid by the master servicers or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by the special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, the special servicer is required to remit those amounts within one business day to the applicable master servicer for deposit in the collection account.

     Any of the amounts described in the first five bullets in the prior paragraph with respect to the 599 Lexington Avenue Mortgage Loan will, in most cases, be received from the servicing parties under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement.

     Notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the applicable master servicer, which may be a subaccount of the collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA A-Note Mortgage Loan will be transferred to the collection account.

     WITHDRAWALS. The master servicers may make withdrawals from the collection account for any of the following purposes (or otherwise as generally required by the series 2007-C2 pooling and servicing agreement), which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period,

          (c)  amounts allocable to the CBA B-Note Companion Loans, and

          (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2007-C2 certificateholders in accordance with any of clauses 2. through
               16. and clauses 18. through 20. below;

     2. to reimburse any master servicer, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay any master servicer, any related primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity, with that payment to be made out of collections on that mortgage loan that are allocable as interest; or if such mortgage loan or REO Property has been liquidated and liquidation proceeds are insufficient to cover such fees, out of general collections;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity (other than with respect to the 599 Lexington Avenue Mortgage
          Loan) that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse any master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

     7. to pay any master servicer, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

     8. to pay any master servicer, any primary servicer or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity (other than with respect to the 599 Lexington Avenue Mortgage Loan and any related REO Property);

     10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the issuing entity due to actions taken pursuant to any environmental assessment;

     12. to pay any master servicer, the special servicer, the trustee, us or any of their or our respective directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the special servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

     13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans in the issuing entity, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer and (c) the fees of a master servicer or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

     14. to reimburse any master servicer, the special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     15.  to pay for--

          (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2007-C2 pooling and servicing agreement to the extent payable out of the issuing entity; and

          (b) the cost of obtaining an extension from the IRS for the sale of any REO Property;

     16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to transfer any amounts collected on and allocable to a CBA B-Note Companion Loan, or any CBA B-Note Companion Loan to the related loan-specific custodial account or sub-account;

     18. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in May 2007, if any, or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the issuing entity;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

     20. to pay any amounts, in addition to normal remittances, due and payable by the issuing entity, to the holder of a CBA B-Note Companion Loan under the terms of any CBA A/B Intercreditor Agreement;

     21. to pay any other items described in this prospectus supplement as being payable from the collection account; and

     22. to clear and terminate the collection account upon the termination of the series 2007-C2 pooling and servicing agreement.

     In no event will any amounts allocable to any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related underlying mortgage loan. Each CBA

B-Note Companion Loan will provide limited subordination to the related underlying mortgage loan regarding various payments and reimbursements related to the related underlying mortgage loan that arise out of a credit default.

FAIR VALUE PURCHASE OPTION

     The series 2007-C2 pooling and servicing agreement grants the Series 2007-C2 Directing Certificateholder and the special servicer an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a Series 2007-C2 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2007-C2 certificates is no longer the series 2007-C2 controlling class. The ability of the applicable master servicer or the special servicer to sell any underlying mortgage loan will be subject to the discussions under the heading "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the special servicer will be required to notify the trustee, the applicable master servicer and the Series 2007-C2 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2007-C2 pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the issuing entity, including as the Series 2007-C2 Directing Certificateholder or as the assignee of another option holder, then the applicable master servicer (or, if the applicable master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required pursuant to the series 2007-C2 pooling and servicing agreement to determine whether the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. In such event, the special servicer shall promptly deliver to the applicable master servicer or the trustee, as the case may be in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the applicable master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five (5) years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the applicable master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, a master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the applicable master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by such master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the applicable master servicer or the trustee, as the case may be, will be entitled to receive out of the applicable master servicer's collection account a fee, as specified in the series 2007-C2 pooling and servicing agreement, for each such fair value determination with respect to any particular specially serviced mortgage loan that is made by the applicable master servicer or the trustee, as the case may be.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

     - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust fund expenses allocable to that Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

     - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2007-C2 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the issuing entity of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

     There can be no assurance that the fair value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a workout of that mortgage loan.

     The 599 Lexington Avenue Mortgage Loan will be subject to a fair value purchase option similar to the fair value option set forth above if it is determined in accordance with the J.P. Morgan Chase Commercial Mortgage Trust 2007-LDP10 Pooling and Servicing Agreement that such mortgage loan together with the 599 Lexington Avenue Companion Loans have become a defaulted loan.

     FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the series 2007-C2 pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the special servicer, on behalf of the issuing entity, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2007-C2 certificateholders and the holder(s) of any related CBA B-Note Companion Loan, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and/or the existence of any environmental insurance policy covering that mortgaged property, that either--

     - both (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     - taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     The cost of any such environmental assessment and the cost of any remedial, corrective or other further action contemplated by either or both of the preceding bullets will generally be paid by and reimbursable to the master servicers as a servicing advance.

     As long as servicing of the 599 Lexington Avenue Whole Loan is governed by the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement, neither the applicable master servicer nor the special servicer will be able to take any enforcement action with respect to the 599 Lexington Avenue Mortgage Loan or the 599 Lexington Avenue Property.

     REO PROPERTIES. If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity (or, in the case of a CBA A/B Loan Pair, on behalf of the issuing entity and the holder of the related CBA B-Note Companion Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the series 2007-C2 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The special servicer will be required to use efforts consistent with the Servicing Standard to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The special servicer may be required, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

     -    maintains its status as "foreclosure property" within the meaning of section 860G(a)(8) of the Code; and

     - does not result in the receipt by the issuing entity of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the series 2007-C2 pooling and servicing agreement, the special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     To the extent that income the issuing entity receives from an REO property is subject to a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2007-C2 certificateholders (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest). See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the collection account.

     REO ACCOUNT. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C2 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the issuing entity during that collection period, net of--

     - any withdrawals made out of those amounts, as described in the preceding sentence, and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to any CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the series 2007-C2 pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     -    the outstanding principal balance of that mortgage loan,

     -    interest (other than Default Interest) accrued on that mortgage loan,

     - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     - any and all special servicing compensation payable with respect to that mortgage loan,

then the issuing entity will realize a loss in the amount of such shortfall.

     The trustee, the master servicers and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2007-C2 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2007-C2 certificates will be further reduced by interest payable to the master servicers or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicers will not be required to make servicing advances to effect such restoration unless--

     - the special servicer determines that such restoration will increase the proceeds to the series 2007-C2 certificateholders and the holder(s) of any related CBA B-Note Companion Loan (s) on liquidation of the mortgage loan after reimbursement of the special servicer, the applicable master servicer or the trustee, as the case may be, for its expenses; and

     - the applicable master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred, the applicable master servicer will transfer their servicing responsibilities to the special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The special servicer will continue to be responsible for the operation and management of an REO Property. The applicable master servicer will have no responsibility for the performance by the special servicer of its duties under the series 2007-C2 pooling and servicing agreement.

     The special servicer will return the full servicing of a specially serviced mortgage loan to the applicable master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

     SERIES 2007-C2 CONTROLLING CLASS AND SERIES 2007-C2 DIRECTING CERTIFICATEHOLDER. The series 2007-C2 controlling class will be the most subordinate class of series 2007-C2 certificates (other than the class A-X, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2007-C2 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2007-C2 controlling class will be the most subordinate of the class of series 2007-C2 principal balance certificates that has a total principal balance greater than zero.

     The series 2007-C2 controlling class as of the closing date will be the class S certificates.

     The "Series 2007-C2 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2007-C2 controlling class selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2007-C2 controlling class; provided, however, that until a Series 2007-C2 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2007-C2 controlling class that a Series 2007-C2 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2007-C2 controlling class certificates will be the Series 2007-C2 Directing Certificateholder.

     With respect to the 599 Lexington Avenue Mortgage Loan, if the Series 2007-C2 Directing Certificateholder is not part of the 599 Lexington Avenue Majority Holders, it will not be able to direct various servicing actions of the 599 Lexington Avenue Special Servicer and the 599 Lexington Avenue Master Servicer. However, the Series 2007-C2 Directing Certificateholder will be able to consult with the 599 Lexington Avenue Master Servicer and the 599 Lexington Avenue Special Servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement regarding various servicing actions.

     ASSET STATUS REPORT. Pursuant to the series 2007-C2 pooling and servicing agreement, the special servicer is required to prepare and deliver a report to each rating agency, the applicable master servicer, the Series 2007-C2 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan (other than the 599 Lexington

Avenue Mortgage Loan) that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Companion Loan.

         Any Asset Status Report prepared by the special servicer will set forth the following information, to the extent reasonably determined, which includes:

     - a summary of the status of the subject specially serviced mortgage loan;

     - a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - a current rent roll and income or operating statement available for the related mortgaged real property;

     - a recommendation by the special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the applicable master servicer for regular servicing or otherwise realized upon;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the issuing entity (excluding the 599 Lexington Avenue Mortgage Loan) that becomes a specially serviced mortgage loan, if, within ten (10) business days following delivery of the Asset Status Report, the Series 2007-C2 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2007-C2 Directing Certificateholder disapproves in writing such Asset Status Report, the special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2007-C2 Directing Certificateholder's disapproval. The special servicer must continue to revise that Asset Status Report until either the Series 2007-C2 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten (10) business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2007-C2 certificateholders and it has made a reasonable effort to contact the Series 2007-C2 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2007-C2 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     The special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

     In addition to the foregoing, the special servicer is required to, subject to the Servicing Standard, obtain the consent of the Series 2007-C2 Directing Certificateholder prior to the taking by the special servicer of (or directing the applicable master servicer to take any of) the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the issuing entity as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of an underlying mortgage loan in the issuing entity;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the issuing entity;

     - any proposed or actual sale of an REO Property out of the issuing entity (other than an REO Property that relates to the 599 Lexington Avenue Mortgage Loan) for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the issuing entity as described under "--Termination" below;

     - any determination to bring an REO Property held by the issuing entity (other than an REO Property that relates to the 599 Lexington Avenue Mortgage Loan) into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of material real property collateral for an underlying mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan), other than upon satisfaction of, or in accordance with the specific terms of, that mortgage loan;

     - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan), other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing an underlying mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan) other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in an underlying mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan).

     Notwithstanding the foregoing, no direction of the Series 2007-C2 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2007-C2 pooling and servicing agreement, may (a) require or cause the applicable master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2007-C2 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the applicable master servicer, the special servicer, the trustee, us, the issuing entity or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the special servicer's or the applicable master servicer's responsibilities under the series 2007-C2 pooling and servicing agreement. Neither the master servicers nor the special servicer will (x) follow any such direction of the Series 2007-C2 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2007-C2 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the issuing entity, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2008, each master servicer will be required, at their own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan (other than the mortgaged real property securing the 599 Lexington Avenue Mortgage Loan) at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years (or at such lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2007-C2 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, contains the information called for in the standard CMSA property inspection form, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered and neither are the special servicer nor the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or prior to March 15th of each year for which the issuing entity is required to file reports with the SEC, commencing with March 15, 2008, each of the applicable master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." In other years, such reports will be delivered within the time frame set forth in the series 2007-C2 pooling and servicing agreement. You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the applicable master servicer or special servicer under the series 2007-C2 pooling and servicing agreement:

     - (a) any failure by such master servicer to make any deposit into the collection account or any other account pursuant to the terms of the series 2007-C2 pooling and servicing agreement, which failure continues unremedied for the time period specified in the series 2007-C2 pooling and servicing agreement or failure by the applicable master servicer to make any remittance required to be made by that master servicer (including any monthly debt service advances) to the trustee for deposit into the distribution account or any other account pursuant to the terms of the series 2007-C2 pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., eastern standard time, on the distribution date, provided, however, that if the applicable master servicer fail to make any remittance so required, including any monthly debt service advance, to be made by that applicable master servicer on the business day preceding the related distribution date (without regard to any grace period), that applicable master servicer shall pay to the trustee, for the account of the trustee, interest on such late remittance at the Federal Funds rate from and including the business day preceding the related distribution date to but excluding the distribution date and (b) any failure by the applicable master servicer to make any required servicing advance within the time specified in the series 2007-C2 pooling and servicing agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     - any failure by the special servicer to deposit into the REO Account, or to remit to the applicable master servicer for deposit in the collection account, any such deposit or remittance required to be made by the special servicer, when so required under the series 2007-C2 pooling and servicing agreement, which failure continues unremedied for two (2) business days;

     - any failure by such master servicer or the special servicer duly to observe or perform in any material respect any of their other covenants or obligations under the series 2007-C2 pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as the master servicers or special servicer, as applicable, are diligently pursuing such cure) after written notice thereof has been given to that master servicers or special servicer, as the case may be, by any other party to the series 2007-C2 pooling and servicing agreement or by the affected holder of a CBA B-Note Companion Loan;

     - any breach by such master servicer or the special servicer of a representation or warranty contained in the series 2007-C2 pooling and servicing agreement which materially and adversely affects the interests of the series 2007-C2 certificateholders and continues unremedied for 30 days after the date on which written notice of such breach shall have been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-C2 pooling and servicing agreement or by the affected holder of a CBA B-Note Companion Loan; provided, however, if such breach is not capable of being cured within such 30-day period and the master servicers or special servicer, as applicable, are diligently pursuing such cure, then such 30 day period shall be extended for an additional 30 days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such master servicer or the special servicer, as applicable, and certain actions by or on behalf of that master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the master servicers or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days; and

     - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2007-C2 certificates, or (b) placed any class of series 2007-C2 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action.

     The series 2007-C2 pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the CBA B-Note Companion Loans.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2007-C2 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2007-C2 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2007-C2 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip and certain primary servicing fees, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2007-C2 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2007-C2 pooling and servicing agreement.

     In some cases, (i) the successor to a master servicer may be determined by a "request for proposal" and bid process and/or (ii) a master servicer may be terminated as the master servicer but be entitled to remain as a primary servicer. Certificateholders entitled to a majority of the series 2007-C2 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2007-C2 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. In addition, it is expected that each master servicer will perform some or all of their servicing duties with respect to some of the other underlying mortgage loans through primary servicers or sub-servicers that cannot be terminated, including by a master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C2 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2007-C2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C2 pooling and servicing agreement.

     No series 2007-C2 certificateholder will have the right under the series 2007-C2 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2007-C2 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2007-C2 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2007-C2 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2007-C2 certificateholders, unless in the trustee's opinion, those series 2007-C2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    meet certain rating agency requirements,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank, trust company or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00068% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2007-C2 pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, each master servicer, any primary servicer, the special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2007-C2 pooling and servicing agreement and the series 2007-C2 certificates. In addition, the trustee, each master servicer, any primary servicer, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the series 2007-C2 pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2007-C2 controlling class, a master servicer or the special servicer, in the order of preference discussed below.

     Written notice of termination of the series 2007-C2 pooling and servicing agreement will be given to each series 2007-C2 certificateholder. The final distribution with respect to each series 2007-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C2 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2007-C2 certificates;

     -    the master servicers; and

     -    the special servicer.

     Any purchase by any single certificateholder or group of certificateholders of the series 2007-C2 controlling class, a master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

     -    the sum of--

               1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                         - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

                         - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

               2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer(s) and the trustee; minus

     - solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C2 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2007-C2 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2007-C2 controlling class, of a master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C2 certificateholders (or the holder of the class A-MFL certificates in the case of the class A-MFL Upper-Tier REMIC regular interest), will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C2 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class B, C, D, E, F, G, H, J and K certificates, is reduced to zero, subject to any conditions set forth in the series 2007-C2 pooling and servicing agreement, any single holder or group of holders of all the remaining series 2007-C2 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the issuing entity at the time of exchange.

AMENDMENT

     In general, the series 2007-C2 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2007-C2 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

     - the holders of the series 2007-C2 certificates entitled to not less than 66 2/3% of the series 2007-C2 voting rights, not taking into account series 2007-C2 certificates held by us or any of our affiliates or agents, and

     - all of the series 2007-C2 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the series 2007-C2 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders, among other reasons, to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the series 2007-C2 pooling and servicing agreement may adversely affect any holder of a CBA B-Note Companion Loan without the consent of that person.

THE MASTER SERVICERS AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicers and the special servicer will be permitted to purchase any class of series 2007-C2 certificates. Such a purchase by a master servicer or the special servicer could cause a conflict relating to that master servicer's or special servicer's duties pursuant to the series 2007-C2 pooling and servicing agreement and that master servicer's or special servicer's interest as a holder of the series 2007-C2 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2007-C2 pooling and servicing agreement, each master servicer and special servicer are required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2007-C2 certificate by that master servicer or special servicer or any affiliate thereof.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
             FOR MORTGAGED PROPERTIES LOCATED IN TEXAS AND NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in Texas and New York, which mortgage loans represent 25.3% and 14.4% of the initial mortgage pool balance, respectively. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

TEXAS

     Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within four (4) years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee's sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of the trustee's sale must be continued in statutory form for at least 21 days, after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners' court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee's sale. Under Texas law, if the sale price at a judicial foreclosure or trustee's sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Skadden, Arps, Slate, Meagher & Flom LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C2 pooling and servicing agreement and any amendments thereto and subject to any other assumptions set forth in the opinion, each REMIC created under the series 2007-C2 pooling and servicing agreement (the Lower-Tier REMIC and the Upper-Tier REMIC) will qualify as a REMIC under the Code. The arrangement under which the class A-MFL Upper-Tier REMIC regular interest, the floating rate account and the swap agreement relating to the class A-MFL certificates is held will be classified as a grantor trust for U.S. federal income tax purposes. The arrangements under which the right to Post ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of the Lower-Tier REMIC will generally include--

     -    the underlying mortgage loans,

     - any REO Properties acquired on behalf of the series 2007-C2 certificateholders in respect of the underlying mortgage loans,

     -    the collection account,

     -    the special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For U.S. federal income tax purposes,

     - the separate non-certified regular interests in the Lower-Tier REMIC will be the regular interests in the Lower-Tier REMIC and will be the assets in the Upper-Tier REMIC;

     - the REMICs will be "tiered," meaning that the Upper-Tier REMIC will hold as assets the regular interests issued by the Lower-Tier REMIC. The Upper-Tier REMIC will issue the class A-X, A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-MFL Upper-Tier REMIC regular interest, which will evidence the regular interests in, and will be treated as debt obligations of, the Upper-Tier REMIC. The class R certificates will evidence the sole class of residual interest in the Upper-Tier REMIC for federal income tax purposes;

     - the class A-MFL certificates will evidence interests in a grantor trust consisting of the class A-MFL Upper-Tier REMIC regular interest, the swap agreement and the floating rate account; and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For U.S. federal income tax reporting purposes, it is anticipated that the class A-MFL Upper Tier REMIC regular interest will be issued with a DE MINIMIS amount of original issue discount. The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under section 1272(a)(6) of the Code. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     For U.S. federal income tax reporting purposes, it is anticipated that the offered certificates (other than the class A-MFL certificates) will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount or premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the issuing entity.

     However, no representation is made as to the actual rate at which the mortgage loans in the issuing entity will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus. Any original issue discount will be included in income based on projected payments on the mortgage loans, based on the assumption that no defaults or realized losses will occur with respect to the mortgage loans in future periods, and with any such realized losses allocated to an offered certificate being deductible no earlier than their actual occurrence.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMIC are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. The foregoing sentences shall not apply to the extent, if any, of a class A-MFL certificateholder's basis allocable to the swap agreement.

     To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master applicable servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

THE CLASS A-MFL CERTIFICATES

     Each holder of a class A-MFL certificate will be treated for federal income tax purposes as having purchased its proportionate share of the class A-MFL Upper-Tier REMIC regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-MFL certificates must allocate the price they pay for their certificates between their interests in the class A-MFL Upper-Tier REMIC regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any market discount or premium on the class A-MFL Upper-Tier REMIC regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-MFL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-MFL Upper-Tier REMIC regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-MFL Upper-Tier REMIC regular interest.

     Based on the anticipated purchase prices of the class A-MFL certificates and issue price of the class A-MFL Upper-Tier REMIC regular interest, it is anticipated that the class A-MFL Upper-Tier REMIC regular interest will be issued with a DE MINIMIS amount of original issue discount and that a Swap Premium will be deemed to be paid by the initial holders of the class A-MFL certificates. The initial holders of a class A-MFL certificate will be permitted to amortize the amount of the Swap Premium as a deduction over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized as a deduction in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant," it is anticipated that the Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-MFL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, holders should note, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-MFL certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the class A-MFL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

     Any amount of proceeds from the sale, redemption or retirement of a class A-MFL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-MFL certificate under Treasury regulations. A holder of a class A-MFL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-MFL certificates, representing a beneficial ownership in the class A-MFL Upper-Tier REMIC regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-MFL certificate incurred or continued to incur indebtedness to acquire or hold such class A-MFL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

WITHHOLDING AND BACKUP WITHHOLDING

     Pursuant to the Series 2007-C2 Pooling and Servicing Agreement (i) the trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust that holds the swap agreement on an IRS Form W-9 to the swap counterparty as soon as possible after the swap agreement is entered into and, if requested by the swap counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt holder of a Class A-MFL certificate shall be obligated pursuant to the Series 2007-C2 Pooling and Servicing Agreement to provide applicable certification to the trustee (with copies directly from such holder to the swap counterparty) to enable the trustee to make payments to such holder without federal withholding or backup withholding, and (iii) as authorized by the holders of the Class A-MFL certificates under the Series 2007-C2 Pooling and Servicing Agreement, the trustee may forward any such certification received to the swap counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the swap counterparty to the issuing entity. For an additional discussion of withholding and backup withholding, see "Federal Income Tax Consequences--REMICs--Backup Withholding with Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include both Plans and any entity that is deemed to include plan assets because of investment in the entity by one or more Plans. This exception is tested, however, immediately after each acquisition of a series 2007-C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C2 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended most recently by PTE 2007-5. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P, Fitch, or DBRS;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

               3. the sum of all payments made to and retained by the master servicers, the special servicer, any primary servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2007-C2 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P, Fitch or DBRS for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement with respect to the offered securities.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or when a mortgage loan seller, the trustee, a master servicer, the special servicer or any primary servicer or sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

               2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

     If the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-MFL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-MFL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-MFL certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-MFL certificates.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL and A-J Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P and Moody's.

     Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the issuing entity.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated April 27, 2007, we have agreed to sell to the underwriters named below the following respective principal or notional amounts of the offered certificates:

             UNDERWRITER              CLASS A-1      CLASS A-2     CLASS A-AB      CLASS A-3
----------------------------------   -----------   ------------   ------------   ------------
Credit Suisse Securities (USA) LLC   $26,000,000   $318,000,000    $64,298,000   $368,000,000
KeyBanc Capital Markets Inc.         $         0   $          0    $         0   $          0
California Fina Group, Inc.
   (DBA: Finacorp Securities)        $         0   $          0    $         0   $          0
Greenwich Capital Markets, Inc.      $         0   $          0    $         0   $          0
Wachovia Capital Markets, LLC        $         0   $          0    $         0   $          0
TOTAL                                $26,000,000   $318,000,000    $64,298,000   $368,000,000


             UNDERWRITER               CLASS A-1-A      CLASS A-M     CLASS A-MFL     CLASS A-J
----------------------------------   --------------   ------------   ------------   ------------
Credit Suisse Securities (USA) LLC   $1,532,119,000   $229,773,000   $100,000,000   $272,064,000
KeyBanc Capital Markets Inc.         $            0   $          0   $          0   $          0
California Fina Group, Inc.
   (DBA: Finacorp Securities)        $            0   $          0   $          0   $          0
Greenwich Capital Markets, Inc.      $            0   $          0   $          0   $          0
Wachovia Capital Markets, LLC        $            0   $          0   $          0   $          0
TOTAL                                $1,532,119,000   $229,773,000   $100,000,000   $272,064,000

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

     Our proceeds from the sale of the offered certificates will be approximately 100.5% of the total initial principal balance of the offered certificates plus (except with respect to the class A-MFL certificates) accrued interest from May 1, 2007, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,700,000.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 8th business day following the date hereof (this settlement cycle being referred to as "T+8"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next five (5) succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                              CLASS   MOODY'S   S&P
                              -----   -------   ---
                               A-1      Aaa     AAA
                               A-2      Aaa     AAA
                               A-AB     Aaa     AAA
                               A-3      Aaa     AAA
                              A-1-A     Aaa     AAA
                               A-M      Aaa     AAA
                              A-MFL     Aaa     AAA
                               A-J      Aaa     AAA

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled (or, in the case of the class A-MFL certificates, to which the class A-MFL Upper-Tier REMIC regular interest is entitled) on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the issuing entity,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     - the distribution of the broker strip fees to the broker strip payees, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     A rating on the class A-MFL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to a fixed rate. The ratings on the class A-MFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-MFL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-MFL Upper-Tier REMIC regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.2300%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the class A-MFL certificates from a rate based on LIBOR to a fixed rate (subject to a maximum rate equal to the Weighted Average Net Mortgage Pass-Through Rate) or as a result of the conversion of a fixed rate to a rate based on LIBOR.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "599 LEXINGTON AVENUE CO-LENDER AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 599 Lexington Avenue Mortgage Loan" in this prospectus supplement.

     "599 LEXINGTON AVENUE COMPANION LOAN" means each 599 Lexington Avenue outside-the-issuing entity mortgage loan (collectively, the "599 LEXINGTON AVENUE COMPANION LOANS") with an aggregate Cut-Off Date principal balance of $450,000,000 that is secured by the 599 Lexington Avenue Property, which mortgage loans will not be included in the issuing entity. The 599 Lexington Avenue Companion Loans are PARI PASSU in right of payment to the 599 Lexington Avenue Mortgage Loan.

     "599 LEXINGTON AVENUE MAJORITY HOLDERS" means the holders of more than 50% of the outstanding principal balance of the 599 Lexington Avenue Mortgage Loan (acting together).

     "599 LEXINGTON AVENUE MASTER SERVICER" means the applicable master servicer for the 599 Lexington Avenue Mortgage Loan under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement which master servicer is as of the date hereof, Midland Loan Services, Inc.

     "599 LEXINGTON AVENUE MORTGAGE LOAN" means each underlying mortgage loan with an aggregate Cut-Off Date principal balance of $300,000,000 secured by the 599 Lexington Avenue Property and included in the issuing entity.

     "599 LEXINGTON AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "599 Lexington Avenue."

     "599 LEXINGTON AVENUE SPECIAL SERVICER" means the applicable special servicer for the 599 Lexington Avenue Mortgage Loan under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement which special servicer is, as of the date hereof, J.E. Robert Company, Inc.

     "599 LEXINGTON AVENUE WHOLE LOAN" means, collectively, the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Companion Loans.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL ISSUING ENTITY EXPENSE" means an expense of the issuing entity that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - does not represent a loss on a mortgage loan arising from the inability of the applicable master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any related primary servicing fee, and in some cases, any correspondent fee, and the trustee fee are calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2007-C2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or
(B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the applicable master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing in the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A-Note Mortgage Loan.

     An "Appraisal Reduction Amount" (or the equivalent) with respect to the 599 Lexington Avenue Mortgage Loan is defined under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement and the amount required to be advanced may be reduced based on an appraisal performed by the 599 Lexington Avenue Special Servicer under and in accordance with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement. Such reduction will be calculated with respect to the 599 Lexington Avenue Mortgage Loan in a manner similar to the calculation described in the second preceding paragraph and allocated among the 599 Lexington Avenue Mortgage Loan and the 599 Lexington Avenue Companion Loans on a PRO RATA basis.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan), the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except that with respect to a balloon payment, such date may extend until such mortgage loan becomes a specially serviced mortgage loan);

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six (6) months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

provided, however, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2007-C2 principal balance certificates (other than the class A-1, A-2, A-AB, A-3, and A-1-A certificates have been reduced to zero).

     An "Appraisal Reduction Event" (or the equivalent) with respect to the 599 Lexington Avenue Mortgage Loan is defined, and will be determined in accordance with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Pooling and Servicing Agreement.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Series 2007-C2 Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2007-C2 certificates (other than the class V certificates) on that date.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by the applicable mortgage loan seller, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

     "CBA A/B LOAN PAIRS" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Colerain Shopping Center and Columbia Medical Complex. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CLARION" means ING Clarion Partners, LLC.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMN" means Column Financial, Inc.

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2007-C2 pooling and servicing agreement, for three (3) consecutive monthly payments and the servicing of which has been returned to the applicable master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; however, such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any) (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; however, such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties;

     -    with respect to each of the CBA A-Note Mortgage Loans, the ratio of--

          1. the cut-off date principal balance of the related CBA A-Note Mortgage Loan, or such CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related CBA B-Note Companion Loan), as the case may be, to

          2. the Most Recent Appraised Value of the related mortgaged real property.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DBRS" means DBRS Limited and DBRS, Inc.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan (other than the 599 Lexington Avenue Mortgage Loan) that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan, subject to any prior purchase rights of any mezzanine lender or the holder of any related CBA B-Note Companion Loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" generally means, for each of the mortgaged real properties securing a mortgage loan in the issuing entity, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among others, any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2004, 2005 or 2006 or a trailing 12-month period ended in 2006 or 2007,

          2. by annualizing the amount of expenses for partial 2006 or 2007 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5.0% of total revenues, was payable to the property manager,

               2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.   the underwritten recurring replacement reserve amounts,

               4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

               5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4.0% and 5.0% of total revenues,

               6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense to room or expense-to-total revenues ratio that approximates historical or industry norms, and

               7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering, TI/LC and Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   replacement reserves,

               4.   marketing,

               5.   insurance,

               6.   management,

               7.   landscaping,

               8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property, it was assumed--

               1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

               2. in the case of a hospitality property, the estimated average room sales, and

               3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

               1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

               2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

               3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

               4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

               5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% (0.50 basis points) per annum) and the per annum rate applicable to any related primary servicing fee payable to certain sub-servicers.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse Securities (USA) LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2007-C2 pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "INTERNAL REVENUE CODE" means, the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "KEYBANK" means KeyBank National Association.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LIBOR" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass Through Rates" in this prospectus supplement.

     "LOWER-TIER REMIC" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "MAJOR TENANT" means the top three (3) tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in any of the next two bullets, the ratio of--

               1.   the Maturity/ARD Balance of the subject mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), to

               2. the total Most Recent Appraised Value of all of the related mortgaged real properties;

     -    with respect to each CBA A-Note Mortgage Loan, the ratio of--

               1. the Maturity/ARD Balance of the related CBA A-Note Mortgage Loan (and without regard to the cut-off date principal balance of the related CBA B-Note Companion Loan), as the case may be, to

               2. the Most Recent Appraised Value of the related mortgaged real property.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2007-C2 certificates and the mortgage loans in the issuing entity:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $3,297,738,705;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2007-C2 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2007-C2 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period, and no reserve fund or letter of credit is applied to pay down a loan due to failure to satisfy applicable performance triggers;

     - each ARD Loan in the issuing entity is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

               1.   accompanied by a full month's interest,

               2. if received during a prepayment premium period, accompanied by the appropriate Yield Maintenance Charge, and

               3.   received on the applicable due date of the relevant month;

     - With respect to the loan identified as The Shoppes at St. Clair Square in Exhibit A-1 of this prospectus supplement, the calculation of any Yield Maintenance Charge shall use a discount rate that, when compounded monthly, is equal to the interpolated yield on U.S. Treasuries most nearly approximating the maturity date of the loan, when compounded semi-annually.

     - With respect to the loans identified as SouthPointe Pavilions and Hammonton Retail Center in Exhibit A-1 of this prospectus supplement, each loan can partially prepay $14,450,000 and $455,000, respectively, and as further described in this prospectus supplement.

     - The loan identified as Duke Portfolio in Exhibit A-1 of this prospectus supplement will be locked out from prepayment for the first 28 payments of the loan and can prepay while accompanied by a yield maintenance premium during the next 86 payments. Yield maintenance premium will be calculated as the greater of 1% of the amount prepaid and the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments), determined by discounting such payments at a discount rate equal to the Treasury Rate. The "TREASURY RATE" is the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the "RELEASE") under the heading "U.S. government securities", and the subheading "Treasury constant maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date.

     - Any yield maintenance premium collected with respect to the loans identified as Alliance SAFD-PJ and Alliance SAFD-HC4 in Exhibit A-1 of this prospectus supplement will equal the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the lockout expiration date (assuming any balloon payments are paid on such date), determined by discounting such payments at a discount rate equal to a rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually. The "TREASURY RATE" is the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the "RELEASE") under the heading "U.S. government securities", and the subheading "Treasury constant maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the lockout expiration date.

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2007-C2 Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only issuing entity expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Trust Fund Expenses;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in June 2007; and

     - the offered certificates are settled on an assumed settlement date of May 9, 2007.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     -    the "as is" value set forth in the related appraisal, plus

     - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

               1. the Most Recent Net Cash Flow for the related mortgaged real property or properties, to

               2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in May 2007; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, the ratio of--

               1. the total Most Recent Net Cash Flow for the related mortgaged real property or properties, to

               2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in May 2007; and

     -    with respect to the CBA A/B Loan Pairs, the ratio of--

               1. the Most Recent Net Cash Flow of the related mortgaged real property, to

               2. twelve times the monthly debt service payments to be due on the CBA A Note Mortgage Loan (and without regard to the monthly debt service payments to be due on the related CBA B-Note Companion Loan).

     -    with respect to the 599 Lexington Avenue Whole Loan, the ratio of--

               1. the Most Recent Net Cash Flow of the related mortgaged real property, to

               2. twelve times the monthly debt service payments to be due on the 599 Lexington Avenue Whole Loan,

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest only period, then the amount in clause 2. of either of the two bullets of this definition will be either (a) if that interest only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in May 2007 through and including the due date in April 2008 or (b) if that interest only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "MOST RECENT EXPENSES" generally means, for any mortgaged real property that secures an underlying mortgage loan in the issuing entity, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   marketing,

               4.   insurance,

               5.   management,

               6.   landscaping,

               7.   security, if provided at the property, and

     -    the amount of--

               1.   real estate taxes,

               2.   general and administrative expenses,

               3.   ground lease payments, and

               4.   other costs.

     For purposes of the foregoing, expenses generally do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "MOST RECENT NET CASH FLOW" generally means, with respect to each mortgaged real property that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "MOST RECENT NET OPERATING INCOME" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan in the issuing entity, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property that secures an underlying mortgage loan in the issuing entity, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

               1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

               2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     "NET MORTGAGE INTEREST RATE" means, with respect to any mortgage loan in the issuing entity, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates reduced by the sum of the annual rates at which the related master servicing fee, (including any primary servicing fee), the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, as calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any mortgage loan in the issuing entity for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

               1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

               2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. In the case of mortgaged real properties that are mixed use properties, the Occupancy Rate at Underwriting reflects the occupancy rate of the primary use of the property. The Occupancy Rate at Underwriting reflects Dark Tenants. No Occupancy Rate at Underwriting is presented for hospitality properties.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2007-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is a CBA A-Note Mortgage Loan or the 599 Lexington Avenue Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related CBA B-Note Companion and the 599 Lexington Avenue Companion Loans, respectively,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the issuing entity, the lien of the mortgage instrument for that other mortgage loan, and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2007-C2 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA, describing what constitutes the assets of a Plan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and any primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made voluntarily by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and any primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the applicable master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the applicable master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2007-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding distribution date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2007-C2 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis); (e) have a remaining term to stated maturity not greater than, and not more than two
(2) years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three (3) years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2007-C2 certificates then rated by Moody's or S&P, respectively; (m) have been approved by the Series 2007-C2 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two (2) years of the date of initial issuance of the offered certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2007-C2 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2007-C2 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2007-C2 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REGULATION AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2007-C2 certificateholders (or, if such property relates to a CBA A/B Loan Pair, for the benefit of the series 2007-C2 certificateholders and the holder of the related CBA B-Note Companion
Loan), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the issuing entity.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the swap counterparty,

     -    the master servicers,

     -    the special servicer,

     -    any primary servicers or sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

               1. the Total Principal Distribution Amount for that distribution date, and

               2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-1, A-2, A-AB, A-3 and A-1-A certificates have been made on that distribution date.

     "SERVICING STANDARD" means the standard by which the applicable master servicer and the special servicer will service and administer the mortgage loans and, when applicable, a CBA A-Note Mortgage Loan that it is obligated to service and administer pursuant to the series 2007-C2 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, when applicable to a CBA A-Note Mortgage Loan, the holder of the related CBA B-Note Companion Loan,), as a collective whole, as determined by the applicable master servicer or special servicer, as the case may be, in their reasonable judgment, in accordance with applicable law, the terms of the series 2007-C2 pooling and servicing agreement and the terms of the respective mortgage loans (including related intercreditor and similar agreements), and, to the extent consistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely recovery of principal and interest on the mortgage loans or, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the series 2007-C2 certificateholders and the holders of any related CBA B-Note Companion Loan, all taken as a collective whole, on a present value basis; and

     -    without regard to--

               1. any relationship that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof may has with the related borrower, any mortgage loan seller or any other party to the series 2007-C2 pooling and servicing agreement,

               2. the ownership of any series 2007-C2 certificate, mezzanine loan or subordinate debt by the applicable master servicer or special servicer, as the case may be, or by any affiliate thereof,

               3.   the master servicer's obligation to make advances,

               4. the special servicer's obligation to request that the applicable master servicer make servicing advances,

               5. the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

               6. the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

               7. any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

               8. any debt that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the issuing entity (other than the 599 Lexington Avenue Mortgage Loan) or any related CBA B-Note Companion Loan, any of the following events, among others:

     - a payment default has occurred at its maturity date (except if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers, within 60 days of the maturity date, a firm commitment to refinance acceptable to the special servicer and the Series 2007-C2 Directing Certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 90 days after such payment default, which may be extended to 150 days at the discretion of the special servicer and the 2007-C2 Directing Certificateholder, or (2) the expiration of such commitment);

     - any monthly payment (other than a balloon payment) (other than with respect to the 599 Lexington Avenue Mortgage Loan) is more than 60 or more days delinquent;

     -    the related borrower has--

               (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

               (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

               (c) has admitted in writing its inability to pay its debts generally as they become due;

     - the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the master servicers or, with the approval of the Series 2007-C2 Directing Certificateholder, the judgment of the special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; provided that a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause upon the occurrence of a potential default in the making of a balloon payment, if, with respect to such event, the applicable master servicer has determined that the master servicers' granting of a one-year extension of the maturity date of the mortgage loan (to the extent it is permitted to do so as described under "The Series 2007-C2 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement, including under the condition that it must have obtained the consent of the Series 2007-C2 Directing Certificateholder to the extension) is in accordance with the Servicing Standard, and at such time no other Servicing Transfer Event exists; or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the applicable master servicer or, with the approval of the Series 2007-C2 Directing Certificateholder, the judgment of the special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2007-C2 certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

               (a) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

               (b)  such insurance is not available at any rate.

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related CBA B-Note Companion Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     A "Servicing Transfer Event" (or the equivalent) with respect to the 599 Lexington Avenue Mortgage Loan is defined under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 pooling and servicing agreement and the relevant event may differ from those specified above.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Series 2007-C2 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the issuing entity, an amount that:

     - will initially equal its unpaid principal balance as of its due date in May 2007 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due during or prior to the month of such addition to the issuing entity, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

               2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "SUBORDINATE CERTIFICATES" means the class A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal Income Tax Consequences--The Class A-MFL Certificates" in this prospectus supplement.

     "TI/LC," means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2007-C2 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in May 2007, if any, or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

               2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

               3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in May 2007, if any, and

               4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination was made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees and liquidation fees payable in connection therewith.

     In no event will any payments or other collections of principal allocable to the CBA B-Note Companion Loans be included in the calculation of the Total Principal Distribution Amount.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 2007-5.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next three bullets, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property or properties, to

               2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in May 2007, due on its first due date;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, the ratio of--

               1. the total Underwritten Net Cash Flow for the related mortgaged real property or properties, to

               2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized (if any), due on the related due date in May 2007; and

     -    with respect to each CBA A/B Loan Pair, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment due on such CBA A-Note Mortgage Loan (and without regard to the monthly debt service payment due on the related CBA B-Note Companion
                    Loan) on its due date in May 2007;

     -    with respect to the 599 Lexington Avenue Whole Loan, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment due on such 599 Lexington Avenue Whole Loan on its due date in May 2007;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in May 2007 through and including the due date in April 2008 or (b) if that interest only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and provided further that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; however, such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     "UNDERWRITTEN NET CASH FLOW" means, with respect to each of the mortgaged real properties securing an mortgage loan in the issuing entity, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

               1.   the Estimated Annual Revenues for the property, over

               2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of Section 7701(a)(31) of the Code, and

     -    any trust if--

               1. a court within the United States is able to exercise primary supervision over the administration of the issuing entity, and

               2. one or more United States Persons have the authority to control all substantial decisions of the issuing entity.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "UPPER-TIER REMIC" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "U/W" means underwritten.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                           CUT-OFF DATE
              LOAN                          PRINCIPAL
  #  CROSSED GROUP     PROPERTY NAME        BALANCE (1)            ADDRESS                CITY           COUNTY      STATE  ZIP CODE
---- ------- -----  --------------------  --------------  -------------------------  --------------  --------------  -----  --------
 1a            2    Park Pointe North     $   52,687,489  3311 Flowers Road South    Atlanta         Dekalb            GA     30341
 1b            2    Park Place at
                    Turtle Run                32,205,406  3600 Terrapin Lane         Coral Springs   Broward           FL     33067
 1c            2    Stillwater                26,233,906  7711 North 51st Avenue     Glendale        Maricopa          AZ     85301
 1d            2    Canyon Creek              24,599,658  17617 North 9th Street     Phoenix         Maricopa          AZ     85022
 1e            2    Woodland Meadows          24,518,514  5903 Northwest 57th Court  Tamarac         Broward           FL     33319
 1f            2    Cranes Landing            22,454,050  3440 Goldenrod Road        Orlando         Orange            FL     32792
 1g            2    Waterford                 21,166,729  3802 Caravelle Parkway     Corpus Christi  Nueces            TX     78415
 1h            2    Hunters Glen              17,005,402  6400 Independence Parkway  Plano           Collin            TX     75023
 1i            2    Enclave at
                    Cityview                  16,825,058  5401 Overton Ridge
                                                          Boulevard                  Fort Worth      Tarrant           TX     76132
 1j            2    Off Broadway              16,551,995  546 South Country Club
                                                          Road                       Mesa            Maricopa          AZ     85210
 1k            2    Churchill Crossing        16,436,734  3718 Gus Thomasson Road    Mesquite        Dallas            TX     75150
 1l            2    The Equestrian            15,418,374  11100 North 115th Street   Scottsdale      Maricopa          AZ     85259
 1m            2    Wallingford               14,840,691  2750 Wallingford Drive     Houston         Harris            TX     77042
 1n            2    Fairway on the Park       14,040,963  5613 Coventry Park Drive   Haltom City     Tarrant           TX     76117
 1o            2    Bellevue Heights          13,050,611  1000 Amberwood Circle      Nashville       Davidson          TN     37221
 1p            2    Stone Ridge               12,921,628  933 West Cartright Road    Mesquite        Dallas            TX     75149
 1q            2    Eagle's Point             10,668,988  8301 Boat Club Road        Fort Worth      Tarrant           TX     76179
 1r            2    Surrey Oaks               10,345,940  1814 Estrada Parkway       Irving          Dallas            TX     75061
 1s            2    Heritage Place            10,039,902  1600 Heritage Drive        McKinney        Collin            TX     75069
 1t            2    Cedar Glen                10,031,920  6363 Camp Wisdom Road      Dallas          Dallas            TX     75236
 1u            2    Park Ridge                 9,898,478  12211 North Paradise
                                                          Village Parkway            Phoenix         Maricopa          AZ     85032
 1v            2    Windsor Court              9,798,796  247 East Southwest
                                                          Parkway                    Lewisville      Denton            TX     75067
 1w            2    Wooded Creek               9,779,693  825 East Pleasant Run
                                                          Road                       DeSoto          Dallas            TX     75115
 1x            2    Meadowchase                9,666,497  10751 Meadowglen Lane      Houston         Harris            TX     77042
 1y            2    Bent Creek                 9,329,011  123 South Wilson Creek
                                                          Boulevard                  McKinney        Collin            TX     75069
 1z            2    Shadowbluff                9,233,995  221 Plus Park Boulevard    Nashville       Davidson          TN     37217
 1aa           2    Lofts on Hulen             8,909,612  6500 Hulen Bend Boulevard  Fort Worth      Tarrant           TX     76132
 1ab           2    Woods at Lakeshore         6,970,207  3560 Country Square Drive  Carrollton      Dallas            TX     75006
 1ac           2    Summer's Point             6,834,880  4441 West Bethany Home
                                                          Road                       Glendale        Maricopa          AZ     85301
 1ad           2    Creekside                  4,992,075  6751 Westcreek Drive       Fort Worth      Tarrant           TX     76133
 1ae           2    The Savoy                  4,892,888  7501 Kingswood Drive       Fort Worth      Tarrant           TX     76133
 1af           2    The Corners                2,649,910  210 East Wintergreen Road  De Soto         Dallas            TX     75115
  2            1    599 Lexington Avenue     300,000,000  599 Lexington Avenue       New York        New York          NY     10022
  3    (A)     1    Four Westlake Park        82,400,000  200 Westlake Park          Houston         Harris            TX     77079
  4    (A)     1    Three Westlake Park       63,200,000  550 Westlake Park          Houston         Harris            TX     77079
  5            1    Two North LaSalle        127,440,000  2 North LaSalle Street     Chicago         Cook              IL     60602
  6            1    Park Central             115,000,000  1515 Arapahoe Street       Denver          Denver            CO     80202
 7a            2    The Cascades              33,338,681  1400 Village Boulevard     West Palm
                                                                                     Beach           Palm Beach        FL     33409
 7b            2    The Place at Green
                    Trails                    12,200,000  1111 Houghton Road         Katy            Harris            TX     77450
 7c            2    Broadmead                  9,900,000  2801 Broadmead Drive       Houston         Harris            TX     77025
 7d            2    Harbour                    9,400,000  4040 Crow Road             Beaumont        Jefferson         TX     77706
 7e            2    Deerbrook Forest
                    Apartments                 6,600,000  17750 Highway 59           Humble          Harris            TX     77396
 7f            2    Carrington Court           5,400,000  7900 Westheimer Road       Houston         Harris            TX     77063
 7g            2    Beacon Hill                5,000,000  8110 Creekbend Drive       Houston         Harris            TX     77071
 7h            2    Somerset Place             5,000,000  5757 Guhn Road             Houston         Harris            TX     77040
 7i            2    Chalfonte                  4,161,319  1715 Enclave Parkway       Houston         Harris            TX     77077
 7j            2    Avalon Bay                 2,000,000  925 Northwood Street       Baytown         Harris            TX     77521
 8a            2    3885 Broadway             14,702,119  3885 Broadway              New York        New York          NY     10032
 8b            2    4455 Broadway             12,823,912  4455 Broadway              New York        New York          NY     10040
 8c            2    3915 Broadway              9,460,507  3915 Broadway              New York        New York          NY     10032
 8d            2    80 Fort Washington         8,052,141  80 Fort Washington Avenue  New York        New York          NY     10032
 8e            2    3900 Broadway              7,387,834  3900 Broadway              New York        New York          NY     10032
 8f            2    884 Riverside              6,828,024  884 Riverside Drive        New York        New York          NY     10032
 8g            2    86 Fort Washington         5,960,028  86 Fort Washington Avenue  New York        New York          NY     10032
 8h            2    66-72 Fort
                    Washington Avenue          4,785,436  66-72 Fort Washington
                                                          Avenue                     New York        New York          NY     10032

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                           CUT-OFF DATE
              LOAN                          PRINCIPAL
  #  CROSSED GROUP     PROPERTY NAME        BALANCE (1)            ADDRESS                CITY           COUNTY      STATE  ZIP CODE
---- ------- -----  --------------------  --------------  -------------------------  --------------  --------------  -----  --------
  9            1    Greenwich Financial
                    Center                $   52,800,000  1 Fawcett Place            Greenwich       Fairfield         CT     06830
 10            2    Latitudes Apartments      50,520,000  1702 Chase Pointe Circle   Virginia Beach  Isle of Wight     VA     23454
 11            1    Metro Square 95
                    Office Park               48,000,000  3563 Philips Highway       Jacksonville    Duval             FL     32207
 12            1    300-318 East Fordham
                    Road                      47,000,000  300-318 East Fordham Road  Bronx           Bronx             NY     10458
 13            1    Flatbush Center           45,000,000  1007 Flatbush Avenue       Brooklyn        Kings             NY     11226
 14            2    Canterbury
                    Apartments                43,360,000  4636 Canterbury Drive      Myrtle Beach    Horry             SC     29579
 15            1    SouthPointe
                    Pavilions                 42,000,000  2910 Pine Lake Road        Lincoln         Lancaster         NE     68516
 16a           2    Laurel Springs
                    Apartments I              17,320,000  1281 Old Plank Road        High Point      Guilford          NC     27265
 16b           2    Laurel Springs
                    Apartments III            15,480,000  1281 Old Plank Road        High Point      Guilford          NC     27265
 16c           2    Laurel Springs
                    Apartments II              7,920,000  1281 Old Plank Road        High Point      Guilford          NC     27265
 17            1    The Gucci Building        40,600,000  347 North Rodeo Drive      Beverly Hills   Los Angeles       CA     90210
 18a           1    8400 Ward Parkway         16,125,000  8400 Ward Parkway          Kansas City     Jackson           MO     64114
 18b           1    8320 Ward Parkway         14,555,000  8320 Ward Parkway          Kansas City     Jackson           MO     64114
 18c           1    One Petticoat              8,320,000  One Petticoat Lane         Kansas City     Jackson           MO     64106
 19            1    Sheraton Four Points
                    LAX                       38,500,000  9750 Airport Boulevard     Los Angeles     Los Angeles       CA     90045
 20            1    Midwestern
                    Distribution
                    Portfolio                 33,950,000  Various (2)                Cleveland       Cuyahoga          OH    Various
 21            1    University Commons        32,933,112  1441-1469 University
                                                          Drive                      Burlington      Alamance          NC     27215
 22            1    El Paseo Simi Valley      32,000,000  2902-2950 Tapo Canyon
                                                          Road                       Simi Valley     Ventura           CA     93063
 23            2    Wind River
                    Apartments                30,040,000  200 Wind River Parkway     Durham          Durham            NC     27560
 24a           1    Building B                16,785,000  901 East 104th Street      Kansas City     Jackson           MO     64131
 24b           1    8330 Ward Parkway         11,215,000  8330 Ward Parkway          Kansas City     Jackson           MO     64114
 25            2    La Costa Apartments       27,680,000  6100 Ohio Drive            Plano           Collin            TX     75024
 26            2    Carriage Club
                    Apartments                25,720,000  175 Carriage Club Drive    Mooresville     Iredell           NC     28117
 27            2    Paces Commons
                    Apartments                25,400,000  10501 Paces Avenue         Matthews        Mecklenburg       NC     28105
 28            2    Mallard Creek II
                    Apartments                24,880,000  2305 New England Street    Charlotte       Mecklenburg       NC     28269
 29            2    Jefferson Place           24,400,000  6306 North MacArthur Lane  Irving          Dallas            TX     75039
 30            1    Cordata Medical
                    Building                  23,974,415  4545 Cordata Parkway       Bellingham      Whatcom           WA     98226
 31            1    Wildewood Portfolio       22,800,000  46610 and 46561
                                                          Expedition Drive and
                                                          22290 and 22326
                                                          Exploration Drive          Lexington Park  Saint Mary's      MD     20653
 32            1    Schaumburg Corners
                    (REFI)                    22,750,000  16-66 East Golf Road       Schaumburg      Cook              IL     60196
 33            1    The Shoppes at St.
                    Clair Square              22,476,150  6500 - 6530 North
                                                          Illinois Street            Fairview
                                                                                     Heights         Saint Clair       IL     62208
 34            2    Alexan Cityview
                    Apartments                22,080,000  4900 East Oltorf Street    Austin          Travis            TX     78741
 35            2    Park at Woodlake          21,320,000  9545 Ella Lee Lane         Houston         Harris            TX     77063
 36            2    Reflections
                    Apartments                19,900,000  205 Southwest 75th Street  Gainesville     Alachua           FL     32607
 37            2    Jefferson Creek           19,120,000  800 West Royal Lane        Irving          Dallas            TX     75063
 38            2    Hunter's Chase            18,360,000  12342 Hunter's Chase
                                                          Drive                      Austin          Williamson        TX     78729
 39            1    Conyers Commons           17,250,000  2195-2275 Highway 20       Conyers         Rockdale          GA     30013
 40            2    Villagio Apartments       16,800,000  1850 Aquarena Springs
                                                          Drive                      San Marcos      Hays              TX     78666
 41            2    The Hollows
                    Apartments                16,720,000  7520 Potranco Road         San Antonio     Bexar             TX     78251
 42            2    Sturbridge Square
                    Apartments                16,700,000  1500 Westford Circle       Westlake        Cuyahoga          OH     44145
 43            2    Parke Orcutt
                    Apartments                16,150,000  3235 Orcutt Road           Orcutt          Santa Barbara     CA     93455
 44            2    River Park Place
                    Apartments                15,500,000  3451 River Park Drive      Fort Worth      Tarrant           TX     76116
 45            2    Orleans Square
                    Apartments                15,480,000  8525 Chalmette Drive       Shreveport      Caddo             LA     71115
 46            1    Duke University
                    Medical Complex           14,500,000  4321 Medical Park Drive    Durham          Durham            NC     27704
 47            1    Skihawk Building          14,437,848  175 Tower Road             Vallejo         Napa              CA     94503
 48            2    Wind River Crossing       14,200,000  11411 Research Boulevard   Austin          Travis            TX     78759
 49            2    Sands Point
                    Apartments                14,000,000  8300 Sands Point Drive     Houston         Harris            TX     77036
 50            1    Courtyard DFW
                    Airport                   13,978,944  2280 Valley View Lane      Irving          Dallas            TX     75062
 51            2    Seabreeze Apartments      13,500,000  100 Larissa Lane           Vallejo         Solano            CA     94590
 52            2    Versailles
                    Apartments                13,000,000  18130 South Kedzie Avenue  Hazel Crest     Cook              IL     60429
 53            1    Quail Lakes               12,925,000  4707-4755 Quail Lakes
                                                          Drive and 2593 & 2659
                                                          March Lane                 Stockton        San Joaquin       CA     95207
 54            2    Summerlyn Place
                    Apartments                12,880,000  750 Boone Station Drive    Burlington      Alamance          NC     27215
 55            2    Woodmere Trace
                    Apartments                12,300,000  3550 Pleasant Hill Road    Duluth          Gwinnett          GA     30096
 56            2    Spring House              12,110,000  12660 Jupiter Road         Dallas          Dallas            TX     75238
 57            1    Comcast Woodridge         12,100,000  10100 Woodward Avenue      Woodridge       DuPage            IL     60517
 58            2    Riding Club
                    Apartments                12,000,000  5198 East Main Street      Columbus        Franklin          OH     43213

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                           CUT-OFF DATE
              LOAN                          PRINCIPAL
  #  CROSSED GROUP     PROPERTY NAME        BALANCE (1)            ADDRESS                CITY           COUNTY      STATE  ZIP CODE
---- ------- -----  --------------------  --------------  -------------------------  --------------  --------------  -----  --------
 59            2    On the Green          $   11,900,000  12007 North Lamar
                                                          Boulevard                  Austin          Travis            TX     78753
 60            2    Walnut Creek
                    Crossing                  11,700,000  2000 Cedar Bend Drive      Austin          Travis            TX     78758
 61            2    Oak Run Apartments        11,650,000  5801 Preston Oaks Road     Dallas          Dallas            TX     75254
 62            1    800 Wyman Park Drive      11,600,000  800 Wyman Park Drive       Baltimore       Baltimore         MD     21211
 63            1    Columbia Medical
                    Complex                   11,511,000  71 Prospect Avenue         Hudson          Columbia          NY     12534
 64            2    Oakbrook Apartments       11,440,000  9424 Oakbrook Drive        Pineville       Mecklenburg       NC     28210
 65            2    Wyandotte Commons
                    Apartments                11,000,000  1087 Irongate Lane         Whitehall       Franklin          OH     43213
 66            2    Country Club Villas       10,800,000  4401 South Coulter         Amarillo        Randall           TX     79109
 67            1    Hammonton Retail
                    Center                    10,750,000  75 South White Horse Pike  Hammonton       Atlantic          NJ     08037
 68            1    Colerain Shopping
                    Center                    10,600,000  9430-9490 Colerain Avenue  Cincinnati      Hamilton          OH     45251
 69            2    Heritage Park
                    Estates                   10,500,000  3600 West St. Germain
                                                          Street                     St. Cloud       Stearns           MN     56301
 70            1    Los Mares Plaza           10,500,000  641 Camino De Los Mares    San Clemente    Orange            CA     92673
 71            1    Greensboro Village
                    Shopping Center           10,155,201  1483 Nashville Pike        Gallatin        Sumner            TN     37066
 72            1    Skymark Tower             10,000,000  1521 North Cooper Street   Arlington       Tarrant           TX     76011
 73            2    Vista Crossing             9,900,000  1110 Vista Valet           San Antonio     Bexar             TX     78216
 74            2    Chapel Hill
                    Apartments                 9,640,000  142 BPW Club Road          Carrboro        Orange            NC     27510
 75a           1    Creighton Crossing         3,615,000  8005 Creighton Parkway     Mechanicsville  Hanover           VA     23111
 75b           1    Bowles Farm                1,939,000  6493 Mechanicsville
                                                          Turnpike                   Mechanicsville  Hanover           VA     23111
 75c           1    Patterson Road             1,520,000  10431 Patterson Avenue     Richmond        Henrico           VA     23238
 75d           1    Ski Chalet                 1,070,000  9507 West Broad Street     Richmond        Henrico           VA     23294
 75e           1    Athens Road                  940,000  1100 Athens Avenue         Richmond        Henrico           VA     23227
 75f           1    Enterprise                   531,000  10056 West Broad Street    Glenn Allen     Henrico           VA     23060
 76            1    Spring Lane Galleria       9,600,000  818 Spring Lane            Sanford         Lee               NC     27330
 77            1    Elgin O'Hare
                    Commerce Center            9,550,000  1200 St. Charles Road      Elgin           Kane              IL     60120
 78            1    Draper Anchored
                    Retail                     9,335,243  268 and 272 East 12300
                                                          South                      Draper          Salt Lake         UT     84020
 79a   (B)     2    GHC Brookside Park I       2,100,000  1113 Richards Street       Southern Pines  Moore             NC     28387
 79b   (B)     2    GHC Brookside
                    Park II                    1,000,000  1113 Richards Street       Southern Pines  Moore             NC     28387
 80    (B)     2    GHC Icemorelee
                    Apartments                 3,100,000  1611 Icemorelee Street     Monroe          Union             NC     28110
 81    (B)     2    GHC Downing Place
                    Apartments                 1,600,000  2110 Smallwood Street      Wilson          Wilson            NC     27893
 82    (B)     2    GHC Peachtree Court
                    Apartments                   650,000  601 South Peachtree
                                                          Street                     Ahoskie         Hertford          NC     27910
 83    (B)     2    GHC Rockwood Place
                    Apartments                   570,000  1301 Leggett Road          Rocky Mount     Nash              NC     27801
 84    (B)     2    GHC Carriage Hill
                    Apartments                   275,000  325 Henry Street           Roanoke Rapids  Halifax           NC     27870
 85            2    Mission Village            9,250,000  400 John Wesley Boulevard  Bossier City    Bossier           LA     71112
 86            1    Springhill Suites
                    Dallas Las Colinas
                    Irving                     8,986,464  5800 Highpoint Drive       Irving          Dallas            TX     75038
 87            2    Bandera Crossing           8,800,000  9821 Camino Villa          San Antonio     Bexar             TX     78254
 88            1    105 South York             8,151,500  105 South York Street      Elmhurst        Dupage            IL     60126
 89            2    Hampton Greens
                    Apartments                 7,900,000  10911 Woodmeadow Parkway   Dallas          Dallas            TX     75228
 90            1    720 Washington
                    Avenue                     7,775,000  720 Washington Avenue
                                                          Southeast                  Minneapolis     Hennepin          MN     55455
 91            2    Cypress Creek
                    Apartments                 7,720,000  14355 Cornerstone Village
                                                          Drive                      Houston         Harris            TX     77014
 92            1    Mequon Marketplace         7,600,000  11300 North Port
                                                          Washington Road            Mequon          Ozaukee           WI     53092
 93            1    Shops on Galaxie           7,600,000  15322 Galaxie Avenue       Apple Valley    Dakota            MN     55124
 94            1    Alcoa Industrial           7,300,000  545 Alcoa Circle           Corona          Riverside         CA     92880
 95            2    Willow Brook
                    Crossing                   7,250,000  7150 Smiling Wood Lane     Houston         Harris            TX     77086
 96            2    Pelham Apartments          7,240,000  151 Mitchell Road          Greenville      Greenville        SC     29615
 97            2    Southern Oaks
                    Apartments                 7,200,000  833 South University
                                                          Boulevard                  Mobile          Mobile            AL     36609
 98            2    Timber Ridge
                    Apartments                 7,150,000  8601 Millicent Way         Shreveport      Caddo Parish      LA     71115
 99            1    Terrace Ridge
                    Shopping Center            7,100,000  5203 East Fowler Avenue    Temple Terrace  Hillsborough      FL     33617
 100           2    Village Plaza
                    Apartments - West
                    Wing                       7,100,000  33 Village Parkway         Circle Pines    Anoka             MN     55014
 101           1    Physicians Plaza of
                    Cool Springs               7,000,000  740 Cool Springs
                                                          Boulevard                  Franklin        Williamson        TN     37067
 102           1    Renaissance
                    Courtyard                  6,600,000  1051-1055 Military Cutoff
                                                          Road                       Wilmington      New Hanover       NC     28403
 103           1    The American
                    Building                   6,600,000  231 East Baltimore Street  Baltimore       Baltimore City    MD     21202
 104           1    Windward Way
                    Shopping Center            6,500,000  12872 - 12890 State
                                                          Highway 9                  Alpharetta      Fulton            GA     30004
 105           1    Homewood Suites
                    Irving DFW                 6,490,372  7800 Dulles Drive          Irving          Dallas            TX     75063
 106           2    Broadmoor Apartments       6,400,000  3900 Investor Drive        Dallas          Dallas            TX     75237
 107           2    Canterbury Place           6,300,000  8911 Youree Drive          Shreveport      Caddo Parish      LA     71115

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                           CUT-OFF DATE
              LOAN                          PRINCIPAL
  #  CROSSED GROUP     PROPERTY NAME        BALANCE (1)            ADDRESS                CITY           COUNTY      STATE  ZIP CODE
---- ------- -----  --------------------  --------------  -------------------------  --------------  --------------  -----  --------
 108           2    Remington Court
                    Apartments            $    6,300,000  11490 Harwin Drive         Houston         Harris            TX     77072
 109           1    Comfort Inn Lehigh
                    Valley West                6,290,554  7625 Imperial Way          Allentown       Lehigh            PA     18106
 110           1    Douglas Physicians
                    Center                     6,250,000  6002 Professional Parkway  Douglasville    Douglas           GA     30314
 111           1    Hillsboro Promenade        6,182,207  7410-7486 and 7550-7558
                                                          West Baseline Road         Hillsboro       Washington        OR     97123
 112           1    College View Manor         6,100,000  3828 College View Drive    Joplin          Jasper            MO     64801
 113           2    Huntington Park
                    Apartments                 6,000,000  765 McMurray Drive         Nashville       Davidson          TN     37211
 114           1    Springhill Suites
                    Dallas NW Highway          5,991,058  2363 Stemmons Trail        Dallas          Dallas            TX     75220
 115           2    Hunterwood
                    Apartments                 5,900,000  409 East William Cannon
                                                          Drive                      Austin          Travis            TX     78745
 116           1    Radio Road
                    Industrial                 5,688,814  265 Radio Road             Corona          Riverside         CA     92879
 117           1    Heritage Office            5,600,000  225 East Lemon Street      Lakeland        Polk              FL     33801
 118           1    Boise Block 44             5,500,000  Various (2)                Boise           Ada               ID     83702
 119           1    Oxford Town Center         5,500,000  955-999 South Lapeer Road  Oxford
                                                                                     Township        Oakland           MI     48371
 120           1    West Hills                 5,494,376  735 Southwest 158th
                                                          Avenue                     Beaverton       Washington        OR     97006
 121           2    Regent House               5,400,000  3201 Wisconsin Avenue
                                                          Northwest                  Washington      District of
                                                                                                     Columbia          DC     20016
 122           2    Centre Apartments          5,345,000  1717 South 7th Street      Waco            McLennan          TX     76706
 123           1    New York Avenue
                    Office Building            5,278,000  201 North New York Avenue  Winter Park     Orange            FL     32789
 124           2    Willow Glen                5,200,000  875 East Sunset Drive      Monroe          Union             NC     28112
 125           1    Savannah Suites
                    Norfolk                    5,185,703  5649 Lowery Road           Norfolk         Norfolk City      VA     23502
 126           1    County Line Medical        5,075,000  484 County Line Road West  Westerville     Delaware          OH     43082
 127           2    Chapelwood
                    Apartments                 5,000,000  890 West Loveland Avenue   Loveland        Hamilton          OH     45140
 128           1    Klug Industrial            4,994,609  250 Klug Circle            Corona          Riverside         CA     92880
 129           2    Westridge Apartments       4,900,000  3097 North Five Mile Road  Boise           Ada               ID     83713
 130           2    Pear Tree Village          4,832,745  3705 Hermitage Road        Columbia        Boone             MO     65201
 131           2    Hamilton Bay
                    Apartments                 4,750,000  165-185 Quincy Shore Drive Quincy          Norfolk           MA     02171
 132           2    Porterwood
                    Apartments                 4,600,000  24270 FM 1314 Road         Porter          Montgomery        TX     77365
 133           1    Savannah Suites
                    Chesapeake                 4,587,353  1401 Tintern Street        Chesapeake      Chesapeake
                                                                                                     City              VA     23320
 134           1    Hampton Inn Richmond
                    Hill                       4,491,863  4679 U.S. Highway 17       Richmond Hill   Bryan             GA     31324
 135           1    Bushnell Lakeside
                    Office Building            4,300,000  1315 Macom Drive           Naperville      Dupage            IL     60564
 136           1    Fort Knox
                    Self-Storage of
                    Upper Marlboro             4,200,000  15400 Depot Lane           Upper Marlboro  Prince Georges    MD     20772
 137           2    Colony Apartments          4,200,000  300 Champions Drive        Lufkin          Angelina          TX     75901
 138           2    Knoll & Chicory
                    Apartments                 4,017,330  2720 Chicory Road, 2860
                                                          Chicory Road and 4010
                                                          Knoll Place                Racine          Racine            WI     53403
 139           1    Comfort Suites
                    Richmond Hill              3,992,768  4601 U.S. Highway 17       Richmond Hill   Bryan             GA     31324
 140           1    301 North Lewis Road       3,992,438  301 North Lewis Road       Royersford      Montgomery        PA     19468
 141           2    Stone Hollow
                    Apartments                 3,900,000  2400 Stone Hollow Drive    Brenham         Washington        TX     77833
 142           2    Spartan Village
                    Apartments                 3,788,752  5622 Florin Road           Sacramento      Sacramento        CA     95823
 143           1    Savannah Suites
                    Hampton                    3,689,827  2134 West Mercury
                                                          Boulevard                  Hampton         Hampton City      VA     23666
 144           2    Brandywine                 3,670,000  8510 Millicent Way         Shreveport      Caddo Parish      LA     71115
 145           2    The Cove Apartments        3,600,000  2041 North Commonwealth
                                                          Avenue                     Los Angeles     Los Angeles       CA     90027
146a           1    3375 Gardens Medical
                    Plaza                      1,835,294  3375 Burns Road            Palm Beach
                                                                                     Gardens         Palm Beach        FL     33410
146b           1    3385 Plaza North
                    Medical                    1,764,706  3385 Burns Road            Palm Beach
                                                                                     Gardens         Palm Beach        FL     33410
 147           1    Wyndham Hills              3,568,106  9120-9130 West Loomis
                                                          Road                       Franklin        Milwaukee         WI     53132
 148           1    Blue Stone Bay
                    Commons                    3,493,324  2510 East Lincoln Highway  New Lenox       Will              IL     60451
 149           2    Tabard Apartments          3,450,000  415 East University
                                                          Boulevard                  Tucson          Pima              AZ     85705
 150           1    Fort Knox
                    Self-Storage of
                    Leesburg                   3,400,000  755 Gateway Drive
                                                          Southeast                  Leesburg        Loudoun           VA     20175
 151           1    Frederick
                    Self-Storage               3,400,000  120 Monroe Avenue          Frederick       Frederick         MD     21701
 152           1    White Birch Plaza          3,400,000  1810 SW White Birch
                                                          Circle                     Ankeny          Polk              IA     50023
 153           1    Eubanks Court              3,370,000  630 and 640 Eubanks Court  Vacaville       Solano            CA     95688
 154           1    The Offices at Johns
                    Creek                      3,353,000  4255 and 4265 Johns Creek
                                                          Parkway                    Suwanee         Forsyth           GA     30024
 155           1    Shoppes at Live Oak        3,313,929  20331 Bruce B Downs
                                                          Boulevard                  Tampa           Hillsborough      FL     33647
 156           1    HRubin Orlando
                    Warehouse                  3,290,000  2251 Mercy Drive           Orlando         Orange            FL     32808
 157           1    Tartan Square              3,244,031  2940 FM 407                Highland
                                                                                     Village         Denton            TX     75077
 158           2    Bolivar Square             3,200,000  3602, 3619 and 3636
                                                          Bolivar Drive              Dallas          Dallas            TX     75220
 159           1    Northglenn Greens          3,113,729  10190 Bannock Street       Northglenn      Adams             CO     80260
 160           1    Meadow View Shopping
                    Plaza                      3,093,110  2211 Algonquin Road        Rolling
                                                                                     Meadows         Cook              IL     60008
 161           1    Chamberlain Plaza          3,038,239  11300-11334 Maple Brook
                                                          Drive                      Louisville      Jefferson         KY     40241

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                           CUT-OFF DATE
              LOAN                          PRINCIPAL
  #  CROSSED GROUP     PROPERTY NAME        BALANCE (1)            ADDRESS                CITY           COUNTY      STATE  ZIP CODE
---- ------- -----  --------------------  --------------  -------------------------  --------------  --------------  -----  --------
 162           1    Valle Verde Pads
                    #2 and #3             $    3,000,000  34 and 40 North Valle
                                                          Verde Drive                Henderson       Clark             NV     89074
 163           2    Savannah Garden
                    Apartments                 2,835,702  3600 Covert Avenue         Evansville      Vanderburgh       IN     47714
 164           1    Emerald Center             2,797,049  1102 North Highway 190     Covington       St. Tammany
                                                                                                     Parish            LA     70433
 165           1    Stone Oak North            2,791,537  3007-45 Alberta Road       Edinburg        Hidalgo           TX     78539
 166           2    Presidential Court         2,717,303  2210 Northwest Everett
                                                          Street                     Portland        Multnomah         OR     97210
 167           2    Holiday Village
                    Mobile Home Park           2,700,000  1325 27th Street
                                                          Southeast                  Minot           Ward              ND     58701
 168           2    Parkway East
                    Townhomes                  2,700,000  1541 Parkway Lane          Arlington       Tarrant           TX     76010
 169           1    Marysville
                    Industrial                 2,694,985  3707 124th Street
                                                          Northeast                  Marysville      Snohomish         WA     98270
 170           1    A1A Self-Storage           2,600,000  1040 State Road A1A        Ponte Vedra
                                                                                     Beach           St. Johns         FL     32082
 171           1    HRubin Lee Warehouse       2,517,000  7899 Drew Circle           Fort Myers      Lee               FL     33967
 172           1    Medford Place
                    Shopping Center            2,514,936  10485 North Michigan Road  Carmel          Hamilton          IN     46032
 173           1    Fort Knox
                    Self-Storage of
                    Frederick                  2,400,000  5106 Old National Pike     Frederick       Frederick         MD     21702
 174           1    Shops at Bailey Cove       2,390,075  2000 Cecil Ashburn Drive   Huntsville      Madison           AL     35802
 175           2    Maple Ridge
                    Apartments                 2,300,000  564 Water Street           Chardon         Geauga            OH     44024
 176           1    Sterling Climate
                    Controlled Storage         2,200,000  2121 Bert Kouns
                                                          Industrial Parkway         Shreveport      Caddo             LA     71118
 177           1    Covington Plaza            2,060,000  6230 Covington Road        Fort Wayne      Allen             IN     46804
 178           1    HRubin Jupiter
                    Warehouse                  1,950,000  1830 Park Lane South       Jupiter         Palm Beach        FL     33458
 179           1    31st Street                1,942,918  23-02 31st Street          Astoria         Queens            NY     11105
 180           2    Park Place I & II          1,898,173  735 Park Avenue            Jacksonville    Calhoun           AL     36265
 181           1    Chisholm Trail
                    Office Suites              1,867,246  1970 Rawhide Drive         Round Rock      Williamson        TX     78681
 182           1    Williamson Ranch
                    Retail                     1,863,000  4849 Lone Tree Way         Antioch         Contra Costa      CA     94531
 183           2    Country Squire
                    Apartments                 1,850,000  108 Thompson Lane          Nashville       Davidson          TN     37211
 184           1    Gulf Collection            1,698,291  9335 Gulf Freeway          Houston         Harris            TX     77017
 185           1    A&A Storage - Rogers       1,696,793  104 North 24th Street      Rogers          Benton            AR     72756
 186           1    Eckerd - Germantown,
                    MD                         1,678,444  19927 Century Boulevard    Germantown      Montgomery        MD     20874
 187           1    Oasis at the Islands       1,650,500  1455 West Elliott Road     Gilbert         Maricopa          AZ     85233
 188           1    Rich DVM Industrial
                    Building                   1,596,968  14332 Chambers Road        Tustin          Orange            CA     92780
 189           2    Eastgate Apartments        1,568,681  90 North Buena Vista
                                                          Street                     Newark          Licking           OH     43055
 190           1    Greene Professional
                    Center                     1,547,115  140 Stoneridge Drive       Ruckersville    Greene            VA     22968
 191           1    Oregon City Retail         1,500,000  2050 Beavercreek Road      Oregon City     Clackamas         OR     97045
 192           1    Executive Court            1,495,459  1445 North Rock Road       Wichita         Sedgwick          KS     67206
 193           1    Montrose Self
                    Storage                    1,447,489  23800 U.S. Highway 98      Fairhope        Baldwin           AL     36532
 194           1    Grosse Pointe Retail       1,443,958  19435 Mack Avenue          Grosse Pointe
                                                                                     Woods           Wayne             MI     48236
 195           1    Riviera De Sandia
                    Mobile Home Park           1,422,452  12145 State Highway 14
                                                          North                      Cedar Crest     Bernalillo        NM     87008
 196           1    A&A Storage -
                    Bentonville                1,417,321  804 South East J Street    Bentonville     Benton            AR     72712
 197           2    Chestnut Acres
                    Apartments                 1,300,000  304 Kildeer Lane           Elyria          Lorain            OH     44035
 198           1    Waldorf Self-Storage       1,300,000  3150 Leonardtown Road      Waldorf         Charles           MD     20601
 199           1    Malvern Post Office
                    Building                   1,295,785  33 West King Street        Malvern         Chester           PA     19355
 200           1    Commerce Crossing
                    Retail Center              1,272,611  8179-8187 East US
                                                          36/Rockville Road          Avon            Hendricks         IN     46123
 201           1    Duvall Town Center         1,223,000  15420 Main Street          Duvall          King              WA     98019
 202           2    Apple Creek Village
                    Mobile Home Park           1,220,953  26240 Broadway Avenue      Oakwood         Cuyahoga          OH     44146
 203           1    Lexington Park
                    Self-Storage               1,200,000  21323 Great Mills Road     Lexington Park  St. Mary's        MD     20653
 204           1    Eastland Shopping
                    Center                     1,195,112  986 East Main Street       Newark          Licking           OH     43055
 205           1    Siler City Family
                    Dollar                     1,191,893  US Highway 64 West and
                                                          North Avenue               Siler City      Chatham           NC     27344
 206           1    Caribou Shoppes              994,841  2870 North Druid Hills
                                                          Road, Northeast            Atlanta         DeKalb            GA     30329
 207           1    Stillman Office              765,000  3800 Stillman Parkway      Richmond        Henrico           VA     23233
                                          --------------
TOTAL/WEIGHTED AVERAGE:                   $3,297,738,705
                                          ==============

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY THREE WESTLAKE PARK AND FOUR WESTLAKE PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY GHC BROOKSIDE PARK I & II, GHC ICEMORELEE APARTMENTS, GHC DOWNING PLACE APARTMENTS, GHC PEACHTREE COURT APARTMENTS, GHC ROCKWOOD PLACE APARTMENTS AND GHC CARRIAGE HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  ASSUMES A CUT-OFF DATE IN MAY 2007.

(2)  SEE ANNEX A-1 FOR THE ADDRESSES OF THE UNDERLYING MORTGAGED REAL
     PROPERTIES.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
               LOAN                                                  PRINCIPAL      PROPERTY            PROPERTY
 #   CROSSED  GROUP                 PROPERTY NAME                   BALANCE (1)       TYPE              SUB-TYPE
---  -------  -----  -------------------------------------------  --------------  ------------  -------------------------
 1a             2    Park Pointe North                            $   52,687,489  Multifamily         Conventional
 1b             2    Park Place at Turtle Run                         32,205,406  Multifamily         Conventional
 1c             2    Stillwater                                       26,233,906  Multifamily         Conventional
 1d             2    Canyon Creek                                     24,599,658  Multifamily         Conventional
 1e             2    Woodland Meadows                                 24,518,514  Multifamily         Conventional
 1f             2    Cranes Landing                                   22,454,050  Multifamily         Conventional
 1g             2    Waterford                                        21,166,729  Multifamily         Conventional
 1h             2    Hunters Glen                                     17,005,402  Multifamily         Conventional
 1i             2    Enclave at Cityview                              16,825,058  Multifamily         Conventional
 1j             2    Off Broadway                                     16,551,995  Multifamily         Conventional
 1k             2    Churchill Crossing                               16,436,734  Multifamily         Conventional
 1l             2    The Equestrian                                   15,418,374  Multifamily         Conventional
 1m             2    Wallingford                                      14,840,691  Multifamily         Conventional
 1n             2    Fairway on the Park                              14,040,963  Multifamily         Conventional
 1o             2    Bellevue Heights                                 13,050,611  Multifamily         Conventional
 1p             2    Stone Ridge                                      12,921,628  Multifamily         Conventional
 1q             2    Eagle's Point                                    10,668,988  Multifamily         Conventional
 1r             2    Surrey Oaks                                      10,345,940  Multifamily         Conventional
 1s             2    Heritage Place                                   10,039,902  Multifamily         Conventional
 1t             2    Cedar Glen                                       10,031,920  Multifamily         Conventional
 1u             2    Park Ridge                                        9,898,478  Multifamily         Conventional
 1v             2    Windsor Court                                     9,798,796  Multifamily         Conventional
 1w             2    Wooded Creek                                      9,779,693  Multifamily         Conventional
 1x             2    Meadowchase                                       9,666,497  Multifamily         Conventional
 1y             2    Bent Creek                                        9,329,011  Multifamily         Conventional
 1z             2    Shadowbluff                                       9,233,995  Multifamily         Conventional
1aa             2    Lofts on Hulen                                    8,909,612  Multifamily         Conventional
1ab             2    Woods at Lakeshore                                6,970,207  Multifamily         Conventional
1ac             2    Summer's Point                                    6,834,880  Multifamily         Conventional
1ad             2    Creekside                                         4,992,075  Multifamily         Conventional
1ae             2    The Savoy                                         4,892,888  Multifamily         Conventional
1af             2    The Corners                                       2,649,910  Multifamily         Conventional
 2              1    599 Lexington Avenue                            300,000,000  Office        Central Business District
 3     (A)      1    Four Westlake Park                               82,400,000  Office        Central Business District
 4     (A)      1    Three Westlake Park                              63,200,000  Office        Central Business District
 5              1    Two North LaSalle                               127,440,000  Office        Central Business District
 6              1    Park Central                                    115,000,000  Office        Central Business District
 7a             2    The Cascades                                     33,338,681  Multifamily         Conventional
 7b             2    The Place at Green Trails                        12,200,000  Multifamily         Conventional
 7c             2    Broadmead                                         9,900,000  Multifamily         Conventional
 7d             2    Harbour                                           9,400,000  Multifamily         Conventional
 7e             2    Deerbrook Forest Apartments                       6,600,000  Multifamily         Conventional
 7f             2    Carrington Court                                  5,400,000  Multifamily         Conventional
 7g             2    Beacon Hill                                       5,000,000  Multifamily         Conventional
 7h             2    Somerset Place                                    5,000,000  Multifamily         Conventional
 7i             2    Chalfonte                                         4,161,319  Multifamily         Conventional
 7j             2    Avalon Bay                                        2,000,000  Multifamily         Conventional
 8a             2    3885 Broadway                                    14,702,119  Multifamily         Conventional
 8b             2    4455 Broadway                                    12,823,912  Multifamily         Conventional
 8c             2    3915 Broadway                                     9,460,507  Multifamily         Conventional
 8d             2    80 Fort Washington                                8,052,141  Multifamily         Conventional
 8e             2    3900 Broadway                                     7,387,834  Multifamily         Conventional
 8f             2    884 Riverside                                     6,828,024  Multifamily         Conventional
 8g             2    86 Fort Washington                                5,960,028  Multifamily         Conventional
 8h             2    66-72 Fort Washington Avenue                      4,785,436  Multifamily         Conventional
  9             1    Greenwich Financial Center                       52,800,000  Office        Central Business District
 10             2    Latitudes Apartments                             50,520,000  Multifamily         Conventional
 11             1    Metro Square 95 Office Park                      48,000,000  Office                Suburban
 12             1    300-318 East Fordham Road                        47,000,000  Retail                Anchored
 13             1    Flatbush Center                                  45,000,000  Retail                Anchored
 14             2    Canterbury Apartments                            43,360,000  Multifamily         Conventional
 15             1    SouthPointe Pavilions                            42,000,000  Retail                Anchored
16a             2    Laurel Springs Apartments I                      17,320,000  Multifamily         Conventional
16b             2    Laurel Springs Apartments III                    15,480,000  Multifamily         Conventional
16c             2    Laurel Springs Apartments II                      7,920,000  Multifamily         Conventional

       UNITS/                                            OCCUPANCY    DATE OF
       SQ.FT.       FEE/                         YEAR     RATE AT    OCCUPANCY     APPRAISED
 #     ROOMS      LEASEHOLD    YEAR BUILT     RENOVATED   U/W (2)     RATE (2)       VALUE
---  ---------  -------------  ----------     ---------  ---------  ----------  --------------
 1a        770       Fee          1988           2006        85%     2/28/2007  $   68,750,000
 1b        350       Fee          1989           2005        99%     2/20/2007      47,200,000
 1c        516       Fee          1986           2006        88%     2/28/2007      31,300,000
 1d        440       Fee          1985           2006        73%     2/28/2007      32,350,000
 1e        296       Fee          1974           2006        95%     2/20/2007      29,350,000
 1f        252       Fee          1990           2006        98%     2/20/2007      30,750,000
 1g        580       Fee          1976           2006        85%     2/28/2007      26,450,000
 1h        276       Fee          1980           2005        93%     2/28/2007      21,450,000
 1i        416       Fee          1986           2006        94%     2/20/2007      20,400,000
 1j        320       Fee          1986           2006        86%     2/28/2007      21,250,000
 1k        344       Fee          1984           2006        92%     2/20/2007      19,350,000
 1l        202       Fee          1986           2006        91%     2/20/2007      20,300,000
 1m        462       Fee          1981           2006        89%     2/20/2007      16,500,000
 1n        402       Fee          1980           2006        86%     2/20/2007      16,650,000
 1o        225       Fee          1985           2006        90%     2/20/2007      16,950,000
 1p        383       Fee          1984           2006        78%     2/20/2007      17,850,000
 1q        240       Fee          1986           2006        91%     2/20/2007      12,950,000
 1r        248       Fee          1985           2006        89%     2/20/2007      12,300,000
 1s        200       Fee          1986           2006        94%     2/20/2007      12,150,000
 1t        218       Fee          1986           2006        86%     2/20/2007      13,550,000
 1u        168       Fee          1983           2006        92%     2/20/2007      10,800,000
 1v        280       Fee          1984           2006        92%     2/20/2007      11,950,000
 1w        196       Fee          1983           2006        94%     10/9/2006      11,400,000
 1x        282       Fee          1981           2006        83%     2/28/2007       9,950,000
 1y        200       Fee          1985           2006        91%     2/20/2007      12,200,000
 1z        220       Fee          1985           2005        91%     2/20/2007      10,050,000
1aa        325       Fee          1985           2006        90%     2/20/2007      11,450,000
1ab        128       Fee          1985           2006        92%     2/20/2007       9,100,000
1ac        164       Fee          1980           2006        85%     2/28/2007       8,400,000
1ad        164       Fee          1984           2006        91%     2/20/2007       5,900,000
1ae        152       Fee          1983           2006        88%     2/20/2007       6,850,000
1af         85       Fee          1983           2006        93%     2/20/2007       4,150,000
 2   1,019,461       Fee          1986            N/A        97%      2/1/2007   1,000,000,000
 3     561,065       Fee          1992           2004       100%     10/1/2006     122,000,000
 4     414,792       Fee          1983           2005       100%     10/1/2006      89,850,000
 5     691,410       Fee          1978           2001        99%     12/1/2006     162,000,000
 6     553,944       Fee          1973           2006        99%     9/28/2006     146,000,000
 7a        316       Fee          1990           2007        91%     2/28/2007      38,000,000
 7b        275       Fee          1983           2004        94%     2/20/2007      15,100,000
 7c        235       Fee          1979           2000        83%     2/20/2007      12,250,000
 7d        232       Fee          1982           2006        95%     2/20/2007      12,100,000
 7e        152       Fee          1983           2000        92%     10/9/2006       8,200,000
 7f        111       Fee          1967           2000        94%     2/20/2007       6,850,000
 7g        121       Fee          1984           2000        81%     2/20/2007       6,300,000
 7h        190       Fee          1976           2001        67%     2/28/2007       7,000,000
 7i         86       Fee          1983           2004        94%     2/20/2007       5,250,000
 7j        220       Fee          1982           2000        72%     10/9/2006       5,400,000
 8a         64       Fee          1950           1986       100%     12/5/2006      19,800,000
 8b         77       Fee          1920           1983       100%     12/5/2006      16,000,000
 8c         44       Fee          1909           1973       100%     12/5/2006      16,100,000
 8d         75       Fee          1920           1988        99%     12/5/2006      15,200,000
 8e         27       Fee          1909           1987       100%     12/5/2006       8,200,000
 8f         59       Fee          1920           1985        97%     12/5/2006      12,600,000
 8g         65       Fee          1930           1988        98%     12/5/2006      13,600,000
 8h         44       Fee          1920           2000        98%     12/5/2006       8,200,000
  9     81,270       Fee          1947           2004       100%     1/11/2007      70,000,000
 10        448       Fee          1988           2005        97%     1/18/2007      63,150,000
 11    472,322       Fee          1961           2000        95%    11/30/2006      60,900,000
 12     71,540       Fee          1948           2000       100%     7/1/2007       61,700,000
 13    141,599       Fee          1948           1998       100%     1/1/2007       60,000,000
 14        630       Fee          1997            N/A        93%     1/19/2007      54,200,000
 15    199,692       Fee          1998            N/A        99%     3/26/2007      55,100,000
16a        240       Fee          2002            N/A        94%     1/18/2007      21,650,000
16b        168       Fee          2005            N/A        98%     1/22/2007      19,350,000
16c         96       Fee          2003            N/A        94%     1/19/2007       9,900,000

                                                                   CUT-OFF DATE
               LOAN                                                  PRINCIPAL      PROPERTY            PROPERTY
 #   CROSSED  GROUP                 PROPERTY NAME                   BALANCE (1)       TYPE              SUB-TYPE
---  -------  -----  -------------------------------------------  --------------  ------------  -------------------------
17              1    The Gucci Building                           $   40,600,000  Retail                Unanchored
18a             1    8400 Ward Parkway                                16,125,000  Office                 Suburban
18b             1    8320 Ward Parkway                                14,555,000  Office                 Suburban
18c             1    One Petticoat                                     8,320,000  Office                 Suburban
 19             1    Sheraton Four Points LAX                         38,500,000  Hotel                Full Service
 20             1    Midwestern Distribution Portfolio                33,950,000  Industrial                N/A
 21             1    University Commons                               32,933,112  Retail                 Anchored
 22             1    El Paseo Simi Valley                             32,000,000  Retail                 Anchored
 23             2    Wind River Apartments                            30,040,000  Multifamily          Conventional
24a             1    Building B                                       16,785,000  Office                 Suburban
24b             1    8330 Ward Parkway                                11,215,000  Office                 Suburban
 25             2    La Costa Apartments                              27,680,000  Multifamily          Conventional
 26             2    Carriage Club Apartments                         25,720,000  Multifamily          Conventional
 27             2    Paces Commons Apartments                         25,400,000  Multifamily          Conventional
 28             2    Mallard Creek II Apartments                      24,880,000  Multifamily          Conventional
 29             2    Jefferson Place                                  24,400,000  Multifamily          Conventional
 30             1    Cordata Medical Building                         23,974,415  Office                 Suburban
 31             1    Wildewood Portfolio                              22,800,000  Office                 Suburban
 32             1    Schaumburg Corners (REFI)                        22,750,000  Retail                 Anchored
 33             1    The Shoppes at St. Clair Square                  22,476,150  Retail                 Anchored
 34             2    Alexan Cityview Apartments                       22,080,000  Multifamily          Conventional
 35             2    Park at Woodlake                                 21,320,000  Multifamily          Conventional
 36             2    Reflections Apartments                           19,900,000  Multifamily          Conventional
 37             2    Jefferson Creek                                  19,120,000  Multifamily          Conventional
 38             2    Hunter's Chase                                   18,360,000  Multifamily          Conventional
 39             1    Conyers Commons                                  17,250,000  Retail                 Anchored
 40             2    Villagio Apartments                              16,800,000  Multifamily          Conventional
 41             2    The Hollows Apartments                           16,720,000  Multifamily          Conventional
 42             2    Sturbridge Square Apartments                     16,700,000  Multifamily          Conventional
 43             2    Parke Orcutt Apartments                          16,150,000  Multifamily          Conventional
 44             2    River Park Place Apartments                      15,500,000  Multifamily          Conventional
 45             2    Orleans Square Apartments                        15,480,000  Multifamily          Conventional
 46             1    Duke University Medical Complex                  14,500,000  Office                 Suburban
 47             1    Skihawk Building                                 14,437,848  Industrial                N/A
 48             2    Wind River Crossing                              14,200,000  Multifamily          Conventional
 49             2    Sands Point Apartments                           14,000,000  Multifamily          Conventional
 50             1    Courtyard DFW Airport                            13,978,944  Hotel               Limited Service
 51             2    Seabreeze Apartments                             13,500,000  Multifamily          Conventional
 52             2    Versailles Apartments                            13,000,000  Multifamily          Conventional
 53             1    Quail Lakes                                      12,925,000  Retail                 Anchored
 54             2    Summerlyn Place Apartments                       12,880,000  Multifamily          Conventional
 55             2    Woodmere Trace Apartments                        12,300,000  Multifamily          Conventional
 56             2    Spring House                                     12,110,000  Multifamily          Conventional
 57             1    Comcast Woodridge                                12,100,000  Office                 Suburban
 58             2    Riding Club Apartments                           12,000,000  Multifamily          Conventional
 59             2    On the Green                                     11,900,000  Multifamily          Conventional
 60             2    Walnut Creek Crossing                            11,700,000  Multifamily          Conventional
 61             2    Oak Run Apartments                               11,650,000  Multifamily          Conventional
 62             1    800 Wyman Park Drive                             11,600,000  Office        Central Business District
 63             1    Columbia Medical Complex                         11,511,000  Office                 Suburban
 64             2    Oakbrook Apartments                              11,440,000  Multifamily          Conventional
 65             2    Wyandotte Commons Apartments                     11,000,000  Multifamily          Conventional
 66             2    Country Club Villas                              10,800,000  Multifamily          Conventional
 67             1    Hammonton Retail Center                          10,750,000  Retail                 Anchored
 68             1    Colerain Shopping Center                         10,600,000  Retail                 Anchored
 69             2    Heritage Park Estates                            10,500,000  Multifamily          Conventional
 70             1    Los Mares Plaza                                  10,500,000  Retail                 Anchored
 71             1    Greensboro Village Shopping Center               10,155,201  Retail                 Anchored
 72             1    Skymark Tower                                    10,000,000  Office                 Suburban
 73             2    Vista Crossing                                    9,900,000  Multifamily          Conventional
 74             2    Chapel Hill Apartments                            9,640,000  Multifamily          Conventional
75a             1    Creighton Crossing                                3,615,000  Retail                Unanchored
75b             1    Bowles Farm                                       1,939,000  Retail                Unanchored
75c             1    Patterson Road                                    1,520,000  Office                 Suburban
75d             1    Ski Chalet                                        1,070,000  Retail                Unanchored

      UNITS/                                        OCCUPANCY    DATE OF
      SQ.FT.       FEE/                      YEAR    RATE AT    OCCUPANCY     APPRAISED
 #    ROOMS     LEASEHOLD    YEAR BUILT  RENOVATED   U/W (2)     RATE (2)       VALUE
---  -------  -------------  ----------  ---------  ---------  ----------  --------------
17    13,533       Fee          1939        1998       100%     7/31/1997  $   53,500,000
18a  117,290       Fee          1989         N/A       100%     1/31/2007      20,700,000
18b  105,916  Fee/Leasehold     1990         N/A       100%     1/31/2007      19,900,000
18c  116,751       Fee          1989         N/A        43%     1/31/2007       8,200,000
 19      564       Fee          1964        2003        93%        N/A         54,400,000
 20  788,292       Fee          1988        2005        94%    12/11/2006      48,700,000
 21  233,436       Fee          2005         N/A        95%     2/28/2007      46,500,000
 22  196,737       Fee          2004         N/A       100%     1/1/2007       55,700,000
 23      346       Fee          1999         N/A        95%     1/19/2007      37,550,000
24a  148,780       Fee          1984         N/A       100%     1/31/2007      22,600,000
24b   91,755       Fee          1985         N/A        77%     1/31/2007      14,500,000
 25      462       Fee          1991        2006        95%     2/1/2007       34,600,000
 26      268       Fee          2000        2005        94%     1/18/2007      32,150,000
 27      336       Fee          1988        2006        97%     1/18/2007      31,750,000
 28      288       Fee          1996         N/A        97%     1/19/2007      31,100,000
 29      424       Fee          1990        2006        94%     2/1/2007       30,550,000
 30   98,886       Fee          1999        2006       100%     2/24/2007      32,400,000
 31  157,068       Fee        2000 (3)       N/A        95%     12/1/2006      28,800,000
 32  159,536       Fee          1973        2001        97%     1/1/2007       28,570,000
 33   84,383       Fee          2007         N/A       100%     3/2/2007       25,300,000
 34      308       Fee          2001        2005        92%     2/1/2007       28,200,000
 35      564       Fee          1974        2006        89%     2/1/2007       26,650,000
 36      288       Fee          1990        2006        98%     2/1/2007       25,000,000
 37      300       Fee          1990        2006        93%     2/1/2007       23,900,000
 38      424       Fee          1989        2002        96%     2/1/2007       22,950,000
 39  119,362       Fee          2006         N/A        90%     1/31/2007      22,750,000
 40      180       Fee          2006         N/A        73%     2/12/2007      21,000,000
 41      432       Fee          1984        2005        90%     2/1/2007       20,900,000
 42      270       Fee          1987        2006        96%    12/13/2006      20,900,000
 43      117       Fee          2005         N/A        85%    12/31/2006      24,000,000
 44      278       Fee          1997        1998        92%    12/29/2006      22,400,000
 45      472       Fee          1976        2002        93%     2/8/2007       19,350,000
 46   79,202       Fee          2001         N/A       100%     1/17/2007      21,000,000
 47  254,002       Fee          1998         N/A       100%    12/28/2006      19,700,000
 48      352       Fee          1982        2005        95%     2/1/2007       17,750,000
 49      495       Fee          1980        2006        85%     1/25/2007      17,500,000
 50      154       Fee          2002        2006        69%        N/A         26,600,000
 51      184       Fee          1987        2006        97%     1/23/2007      21,000,000
 52      260       Fee          1972        2003        99%     1/17/2007      17,400,000
 53  140,201       Fee          1979        1999       100%     2/14/2007      22,000,000
 54      140       Fee          1998         N/A        99%     1/19/2007      16,100,000
 55      220       Fee          1986        2006        96%     2/1/2007       15,450,000
 56      372       Fee          1983        2004        95%     2/5/2007       15,140,000
 57   80,269       Fee          2006         N/A       100%     5/2/2006       18,100,000
 58      408       Fee          1970        2004        91%     1/11/2007      15,100,000
 59      212       Fee          2003         N/A        94%     1/29/2007      15,250,000
 60      280       Fee          1984        2006        96%     2/1/2007       14,650,000
 61      420       Fee          1979         N/A        93%     2/5/2007       14,590,000
 62   84,262  Fee/Leasehold     1928        2001       100%    11/20/2006      14,600,000
 63   65,965  Leasehold (4)     2006         N/A        95%     1/30/2007      14,600,000
 64      162       Fee          1983        2003        92%     1/18/2007      14,300,000
 65      342       Fee          1965        2005        92%     1/11/2007      13,800,000
 66      282       Fee          1984        2004        94%     2/5/2007       13,500,000
 67   82,607       Fee          1995         N/A        96%     1/1/2007       13,600,000
 68  105,075       Fee          1974        2003       100%    11/21/2006      13,400,000
 69      150       Fee          2002         N/A        96%     12/1/2006      13,300,000
 70   42,613       Fee          1996         N/A       100%     1/31/2007      16,100,000
 71   70,203       Fee          2005         N/A       100%     1/5/2007       13,900,000
 72  115,393       Fee          1985        2004        94%     12/1/2006      12,700,000
 73      232       Fee          1985        2006        88%     2/1/2007       12,500,000
 74      144       Fee          1990        2005        98%     1/18/2007      12,050,000
75a   17,315       Fee          2004         N/A        76%    10/31/2006       4,520,000
75b   10,200       Fee          2005         N/A        81%    10/31/2006       2,580,000
75c   10,093       Fee          1981         N/A       100%    10/31/2006       1,900,000
75d    8,750       Fee          1987         N/A       100%    10/31/2006       1,340,000

                                                                   CUT-OFF DATE
               LOAN                                                  PRINCIPAL      PROPERTY            PROPERTY
 #   CROSSED  GROUP                  PROPERTY NAME                  BALANCE (1)       TYPE              SUB-TYPE
---  -------  -----  -------------------------------------------  --------------  ------------  -------------------------
75e             1    Athens Road                                  $      940,000  Mixed Use          Office/Warehouse
75f             1    Enterprise                                          531,000  Retail                Unanchored
 76             1    Spring Lane Galleria                              9,600,000  Retail                 Anchored
 77             1    Elgin O'Hare Commerce Center                      9,550,000  Industrial                N/A
 78             1    Draper Anchored Retail                            9,335,243  Retail                 Anchored
79a     (B)     2    GHC Brookside Park I                              2,100,000  Multifamily          Conventional
79b     (B)     2    GHC Brookside Park II                             1,000,000  Multifamily          Conventional
 80     (B)     2    GHC Icemorelee Apartments                         3,100,000  Multifamily          Conventional
 81     (B)     2    GHC Downing Place Apartments                      1,600,000  Multifamily          Conventional
 82     (B)     2    GHC Peachtree Court Apartments                      650,000  Multifamily          Conventional
 83     (B)     2    GHC Rockwood Place Apartments                       570,000  Multifamily          Conventional
 84     (B)     2    GHC Carriage Hill Apartments                        275,000  Multifamily          Conventional
 85             2    Mission Village                                   9,250,000  Multifamily          Conventional
 86             1    Springhill Suites Dallas Las Colinas Irving       8,986,464  Hotel               Limited Service
 87             2    Bandera Crossing                                  8,800,000  Multifamily          Conventional
 88             1    105 South York                                    8,151,500  Mixed Use            Office/Retail
 89             2    Hampton Greens Apartments                         7,900,000  Multifamily          Conventional
 90             1    720 Washington Avenue                             7,775,000  Mixed Use            Office/Retail
 91             2    Cypress Creek Apartments                          7,720,000  Multifamily          Conventional
 92             1    Mequon Marketplace                                7,600,000  Retail                 Anchored
 93             1    Shops on Galaxie                                  7,600,000  Mixed Use            Office/Retail
 94             1    Alcoa Industrial                                  7,300,000  Industrial                N/A
 95             2    Willow Brook Crossing                             7,250,000  Multifamily          Conventional
 96             2    Pelham Apartments                                 7,240,000  Multifamily          Conventional
 97             2    Southern Oaks Apartments                          7,200,000  Multifamily          Conventional
 98             2    Timber Ridge Apartments                           7,150,000  Multifamily          Conventional
 99             1    Terrace Ridge Shopping Center                     7,100,000  Retail                 Anchored
100             2    Village Plaza Apartments - West Wing              7,100,000  Multifamily          Conventional
101             1    Physicians Plaza of Cool Springs                  7,000,000  Office                 Suburban
102             1    Renaissance Courtyard                             6,600,000  Mixed Use            Office/Retail
103             1    The American Building                             6,600,000  Office        Central Business District
104             1    Windward Way Shopping Center                      6,500,000  Retail                Unanchored
105             1    Homewood Suites Irving DFW                        6,490,372  Hotel               Limited Service
106             2    Broadmoor Apartments                              6,400,000  Multifamily          Conventional
107             2    Canterbury Place                                  6,300,000  Multifamily          Conventional
108             2    Remington Court Apartments                        6,300,000  Multifamily          Conventional
109             1    Comfort Inn Lehigh Valley West                    6,290,554  Hotel               Limited Service
110             1    Douglas Physicians Center                         6,250,000  Office                 Suburban
111             1    Hillsboro Promenade                               6,182,207  Retail                Unanchored
112             1    College View Manor                                6,100,000  Multifamily          Conventional
113             2    Huntington Park Apartments                        6,000,000  Multifamily          Conventional
114             1    Springhill Suites Dallas NW Highway               5,991,058  Hotel               Limited Service
115             2    Hunterwood Apartments                             5,900,000  Multifamily          Conventional
116             1    Radio Road Industrial                             5,688,814  Industrial                N/A
117             1    Heritage Office                                   5,600,000  Office                 Suburban
118             1    Boise Block 44                                    5,500,000  Retail                Unanchored
119             1    Oxford Town Center                                5,500,000  Retail                Unanchored
120             1    West Hills                                        5,494,376  Office                 Suburban
121             2    Regent House                                      5,400,000  Multifamily          Conventional
122             2    Centre Apartments                                 5,345,000  Multifamily          Conventional
123             1    New York Avenue Office Building                   5,278,000  Office        Central Business District
124             2    Willow Glen                                       5,200,000  Multifamily          Conventional
125             1    Savannah Suites Norfolk                           5,185,703  Hotel               Limited Service
126             1    County Line Medical                               5,075,000  Office                 Suburban
127             2    Chapelwood Apartments                             5,000,000  Multifamily          Conventional
128             1    Klug Industrial                                   4,994,609  Industrial                N/A
129             2    Westridge Apartments                              4,900,000  Multifamily          Conventional
130             2    Pear Tree Village                                 4,832,745  Multifamily          Conventional
131             2    Hamilton Bay Apartments                           4,750,000  Multifamily          Conventional
132             2    Porterwood Apartments                             4,600,000  Multifamily          Conventional
133             1    Savannah Suites Chesapeake                        4,587,353  Hotel               Limited Service
134             1    Hampton Inn Richmond Hill                         4,491,863  Hotel               Limited Service
135             1    Bushnell Lakeside Office Building                 4,300,000  Office                 Suburban
136             1    Fort Knox Self-Storage of Upper Marlboro          4,200,000  Self Storage              N/A
137             2    Colony Apartments                                 4,200,000  Multifamily          Conventional

       UNITS/                                            OCCUPANCY    DATE OF
       SQ.FT.       FEE/                         YEAR     RATE AT    OCCUPANCY     APPRAISED
 #     ROOMS      LEASEHOLD    YEAR BUILT     RENOVATED   U/W (2)     RATE (2)       VALUE
---  ---------  -------------  ----------     ---------  ---------  ----------  --------------
75e     18,138       Fee          1990            N/A       100%    10/31/2006  $    1,230,000
75f      2,900       Fee          2003            N/A       100%    10/31/2006         685,000
 76    106,661       Fee          1972           1996        89%     9/29/2006      12,380,000
 77    244,986       Fee          1936           1995        96%     1/18/2007      12,600,000
 78     57,203       Fee          2005            N/A        98%     1/3/2007       11,900,000
79a        100       Fee          1972           2005       100%     1/26/2007       2,709,677
79b         50       Fee          1977           2001       100%     1/26/2007       1,290,323
 80        100       Fee          1972           2006        97%     1/26/2007       3,650,000
 81        100       Fee          1971           1998       100%     1/26/2007       1,830,000
 82         50       Fee          1970           1992       100%     1/26/2007         980,000
 83         50       Fee          1969           1999        98%     1/26/2007       1,150,000
 84         46       Fee          1968           2006       100%     1/26/2007         800,000
 85        200       Fee          1972           2002        98%     2/6/2007       11,650,000
 86        120       Fee          2006            N/A        64%        N/A         16,000,000
 87        204       Fee          1985           2006        93%     2/1/2007       11,100,000
 88     48,616       Fee          1926           2006        93%     3/1/2007       10,400,000
 89        309       Fee          1985           1999        94%     2/5/2007        9,890,000
 90     73,090       Fee          1905           2000        93%     3/1/2007       10,650,000
 91        256       Fee          1983           2006        94%     2/1/2007        9,650,000
 92     42,330       Fee          1998           2002       100%     5/28/1997       9,600,000
 93     42,054       Fee          2006            N/A        70%    12/31/2006      10,000,000
 94    128,344       Fee          1997           2000       100%     3/14/2007      12,600,000
 95        208       Fee          1982           2006        95%     2/11/2007       9,100,000
 96        144       Fee          1986           2006        97%     1/19/2007       9,050,000
 97        224       Fee          1974           2006        97%    12/20/2006       9,050,000
 98        194       Fee          1979           2001        88%    11/28/2006       8,950,000
 99     66,517       Fee          1987            N/A       100%    1/10/2007        9,400,000
100         48       Fee          2006            N/A        96%    12/18/2006       8,900,000
101     34,843       Fee          2005            N/A       100%     2/23/2007       9,000,000
102     33,685       Fee          2005            N/A        85%     1/1/2007        8,400,000
103     81,750       Fee          1905           2006        91%     12/1/2006       8,700,000
104     29,299       Fee          2001           2005        90%     12/1/2006       8,650,000
105         77       Fee          2006            N/A        60%        N/A         10,900,000
106        256       Fee          1983           1992        93%    12/21/2006       8,400,000
107        168       Fee          1985           2000        93%     2/5/2007        8,700,000
108        260       Fee          1979           2006        95%    12/15/2006       8,050,000
109        127       Fee          1990           2007        58%         N/A         9,400,000
110     40,323    Leasehold       2006            N/A       100%     1/18/2007       8,350,000
111     50,877       Fee          1998           2004       100%     1/31/2007      10,200,000
112         87       Fee          2003            N/A        75%     1/9/2007       10,130,000
113        196       Fee          1968           2006        99%     2/15/2007       8,100,000
114         96       Fee          1991           2003        64%        N/A          9,200,000
115        160       Fee          1984           2005        91%     2/1/2007        7,400,000
116    175,000       Fee          2000            N/A       100%    12/13/2006      14,300,000
117     35,297       Fee          2001            N/A       100%     2/12/2007       7,100,000
118     31,091       Fee          1910           1997        92%     2/2/2007        7,200,000
119     33,559       Fee          1981           2006       100%     3/1/2007        7,500,000
120     48,175       Fee          1996            N/A       100%     2/26/2007       7,600,000
121         65       Fee          1959           2006        92%     3/12/2007       9,700,000
122         96       Fee          1986            N/A       100%     1/23/2007       7,200,000
123     24,278       Fee          1985           2004       100%     2/1/2007        6,820,000
124        120       Fee          1980           2006        98%     2/1/2007        6,550,000
125        126       Fee          2004            N/A        81%        N/A          7,250,000
126     34,769       Fee          2003            N/A        82%    12/31/2006       6,400,000
127        133       Fee          1971           2006       100%    1/29/2007        6,460,000
128    100,950       Fee          2000            N/A       100%    12/4/2006       10,000,000
129        100       Fee          1993            N/A        99%     12/6/2006       6,800,000
130         68       Fee          1988           2005        97%     1/1/2007        6,100,000
131         48       Fee          1975           2006        94%     12/1/2006       7,900,000
132        136       Fee          1984           1999        90%     1/18/2007       5,750,000
133        123       Fee          2004            N/A        67%        N/A          6,300,000
134         64       Fee          1999           2005        79%        N/A          6,600,000
135     29,308       Fee          2003           2005        96%     2/1/2007        5,500,000
136     59,180       Fee          1990            N/A        90%     12/16/2006      6,700,000
137        128       Fee          1984            N/A        91%     1/18/2007       5,250,000

                                                                   CUT-OFF DATE
               LOAN                                                  PRINCIPAL      PROPERTY            PROPERTY
 #   CROSSED  GROUP                 PROPERTY NAME                   BALANCE (1)       TYPE              SUB-TYPE
---  -------  -----  -------------------------------------------  --------------  ------------  -------------------------
138             2    Knoll & Chicory Apartments                   $    4,017,330  Multifamily          Conventional
139             1    Comfort Suites Richmond Hill                      3,992,768  Hotel               Limited Service
140             1    301 North Lewis Road                              3,992,438  Retail                 Anchored
141             2    Stone Hollow Apartments                           3,900,000  Multifamily          Conventional
142             2    Spartan Village Apartments                        3,788,752  Multifamily          Conventional
143             1    Savannah Suites Hampton                           3,689,827  Hotel               Limited Service
144             2    Brandywine                                        3,670,000  Multifamily          Conventional
145             2    The Cove Apartments                               3,600,000  Multifamily          Conventional
146a            1    3375 Gardens Medical Plaza                        1,835,294  Office                 Suburban
146b            1    3385 Plaza North Medical                          1,764,706  Office                 Suburban
147             1    Wyndham Hills                                     3,568,106  Office                 Suburban
148             1    Blue Stone Bay Commons                            3,493,324  Retail                Unanchored
149             2    Tabard Apartments                                 3,450,000  Multifamily          Conventional
150             1    Fort Knox Self-Storage of Leesburg                3,400,000  Self Storage              N/A
151             1    Frederick Self-Storage                            3,400,000  Self Storage              N/A
152             1    White Birch Plaza                                 3,400,000  Retail                Unanchored
153             1    Eubanks Court                                     3,370,000  Industrial                N/A
154             1    The Offices at Johns Creek                        3,353,000  Office                 Suburban
155             1    Shoppes at Live Oak                               3,313,929  Retail                Unanchored
156             1    HRubin Orlando Warehouse                          3,290,000  Industrial                N/A
157             1    Tartan Square                                     3,244,031  Retail                 Anchored
158             2    Bolivar Square                                    3,200,000  Multifamily          Conventional
159             1    Northglenn Greens                                 3,113,729  Office                 Suburban
160             1    Meadow View Shopping Plaza                        3,093,110  Retail                Unanchored
161             1    Chamberlain Plaza                                 3,038,239  Retail                Unanchored
162             1    Valle Verde Pads #2 and #3                        3,000,000  Retail                Unanchored
163             2    Savannah Garden Apartments                        2,835,702  Multifamily          Conventional
164             1    Emerald Center                                    2,797,049  Retail                Unanchored
165             1    Stone Oak North                                   2,791,537  Office                 Suburban
166             2    Presidential Court                                2,717,303  Multifamily          Conventional
167             2    Holiday Village Mobile Home Park                  2,700,000  Multifamily      Manufactured Housing
168             2    Parkway East Townhomes                            2,700,000  Multifamily          Conventional
169             1    Marysville Industrial                             2,694,985  Industrial                N/A
170             1    A1A Self-Storage                                  2,600,000  Self Storage              N/A
171             1    HRubin Lee Warehouse                              2,517,000  Industrial                N/A
172             1    Medford Place Shopping Center                     2,514,936  Retail                Unanchored
173             1    Fort Knox Self-Storage of Frederick               2,400,000  Self Storage              N/A
174             1    Shops at Bailey Cove                              2,390,075  Retail                Unanchored
175             2    Maple Ridge Apartments                            2,300,000  Multifamily          Conventional
176             1    Sterling Climate Controlled Storage               2,200,000  Self Storage              N/A
177             1    Covington Plaza                                   2,060,000  Retail                Unanchored
178             1    HRubin Jupiter Warehouse                          1,950,000  Industrial                N/A
179             1    31st Street                                       1,942,918  Retail                Unanchored
180             2    Park Place I & II                                 1,898,173  Multifamily          Conventional
181             1    Chisholm Trail Office Suites                      1,867,246  Office                 Suburban
182             1    Williamson Ranch Retail                           1,863,000  Office                 Suburban
183             2    Country Squire Apartments                         1,850,000  Multifamily          Conventional
184             1    Gulf Collection                                   1,698,291  Retail                Unanchored
185             1    A&A Storage - Rogers                              1,696,793  Self Storage              N/A
186             1    Eckerd - Germantown, MD                           1,678,444  Retail                Unanchored
187             1    Oasis at the Islands                              1,650,500  Retail                Unanchored
188             1    Rich DVM Industrial Building                      1,596,968  Industrial                N/A
189             2    Eastgate Apartments                               1,568,681  Multifamily          Conventional
190             1    Greene Professional Center                        1,547,115  Office                 Suburban
191             1    Oregon City Retail                                1,500,000  Retail                Unanchored
192             1    Executive Court                                   1,495,459  Office                 Suburban
193             1    Montrose Self Storage                             1,447,489  Self Storage              N/A
194             1    Grosse Pointe Retail                              1,443,958  Retail                Unanchored
195             1    Riviera De Sandia Mobile Home Park                1,422,452  Multifamily      Manufactured Housing
196             1    A&A Storage - Bentonville                         1,417,321  Self Storage              N/A
197             2    Chestnut Acres Apartments                         1,300,000  Multifamily          Conventional
198             1    Waldorf Self-Storage                              1,300,000  Self Storage              N/A
199             1    Malvern Post Office Building                      1,295,785  Retail                Unanchored
200             1    Commerce Crossing Retail Center                   1,272,611  Retail                Unanchored
201             1    Duvall Town Center                                1,223,000  Retail                Unanchored

       UNITS/                                            OCCUPANCY    DATE OF
       SQ.FT.       FEE/                         YEAR     RATE AT    OCCUPANCY     APPRAISED
 #     ROOMS      LEASEHOLD    YEAR BUILT     RENOVATED   U/W (2)     RATE (2)       VALUE
---  ---------  -------------  ----------     ---------  ---------  ----------  --------------
138         76       Fee          1993           2004       100%    11/1/2006   $    5,900,000
139         65       Fee          2005            N/A        68%        N/A          5,500,000
140     63,855       Fee          1969            N/A        99%    12/18/2006       7,400,000
141        112       Fee          1983            N/A        89%     1/18/2007       4,900,000
142         80       Fee          1967           2005       100%    12/12/2006       5,100,000
143        124       Fee          2004            N/A        66%        N/A          5,225,000
144        104       Fee          1982           1995        98%     2/5/2007        5,050,000
145         42       Fee          1973           2003        95%     12/1/2006       5,550,000
146a    24,350       Fee          1979           1998        96%     2/28/2007       5,200,000
146b    23,513       Fee          1979           1998        96%     2/28/2007       5,000,000
147     38,117       Fee          1997           1999        76%     8/1/2006        4,800,000
148     10,613       Fee          2005            N/A       100%     3/1/2007        4,800,000
149         96       Fee          1981           2001       100%    1/31/2007        5,100,000
150     56,615       Fee          1991           2002        77%    12/16/2006       5,900,000
151     70,810       Fee          1979           1999        83%    12/16/2006       7,100,000
152     26,838       Fee          2006            N/A        82%     2/21/2007       5,000,000
153     44,200       Fee          1988            N/A        97%     2/1/2007        4,500,000
154     22,188       Fee          2004            N/A       100%    12/18/2006       4,800,000
155     11,750       Fee          2006            N/A       100%    12/14/2006       4,200,000
156     49,982       Fee          2006            N/A       100%    2/23/2007        4,700,000
157     16,956       Fee          2005            N/A       100%     2/6/2007        4,300,000
158        149       Fee          1974           2006        94%     2/2/2007        4,100,000
159     47,677       Fee          1980           1989        91%    12/31/2006       4,550,000
160     21,055       Fee          1971           2005       100%    11/20/2006       4,100,000
161     29,630       Fee          2003            N/A        91%     2/22/2007       5,390,000
162      9,484       Fee          2006            N/A       100%     1/1/2007        4,990,000
163        121       Fee          1965           1997        97%     12/29/2006      3,600,000
164     17,329       Fee          2001           2005       100%     3/9/2007        3,550,000
165     28,503       Fee          2003            N/A       100%    3/13/2007        3,500,000
166         51       Fee          1928           2006        96%     11/20/2006      4,990,000
167        262       Fee          1975            N/A        94%     1/10/2007       3,375,000
168         70       Fee          1971           2006        91%     1/12/2007       3,500,000
169     51,166       Fee          1997           2000       100%     2/9/2007        4,750,000
170     36,685       Fee          1997            N/A        98%     12/16/2006      4,700,000
171     25,199       Fee          2006            N/A       100%    2/23/2007        3,800,000
172      9,062       Fee          2005            N/A       100%    2/21/2007        3,640,000
173     45,830       Fee          1987            N/A        91%     12/16/2006      3,900,000
174     14,128       Fee          2006            N/A        93%     12/1/2006       3,260,000
175         86       Fee          1967           2004        85%      1/1/2007       3,500,000
176     30,775       Fee          1996            N/A        94%     1/25/2007       3,050,000
177     17,336       Fee          1969           2000        88%     12/7/2006       2,625,000
178     23,017       Fee          2004            N/A       100%     2/7/2007        3,000,000
179      4,000       Fee          1901           2005       100%    9/22/2006        3,200,000
180         83       Fee          1971           2001       100%    12/19/2006       2,600,000
181     14,683       Fee          2006            N/A       100%     3/1/2007        2,500,000
182      6,652       Fee          2005            N/A       100%    12/14/2006       2,960,000
183        109       Fee          1969           2006        96%      1/7/2007       3,250,000
184      7,500       Fee          2004            N/A       100%     9/1/2006        2,200,000
185     75,650       Fee          1993           2002        93%     1/31/2007       2,600,000
186     10,908       Fee          2002            N/A       100%     8/27/2001       3,300,000
187      7,200       Fee          2003            N/A       100%     1/25/2007       2,355,000
188     20,438       Fee          1975           1985       100%     2/6/2007        2,940,000
189         73       Fee          1972           2006        97%    12/26/2006       2,400,000
190      8,038       Fee          2006            N/A       100%    12/31/2006       2,000,000
191      7,968       Fee          2005            N/A       100%     2/1/2007        2,800,000
192     20,044       Fee          1986           2002       100%     1/1/2007        2,320,000
193     48,325       Fee          1977           2005        81%     12/7/2006       1,930,000
194      7,657       Fee          1948           2006       100%     12/4/2006       1,880,000
195         85       Fee          1975            N/A       100%     12/1/2006       2,500,000
196     58,500       Fee          1993            N/A       100%     1/31/2007       1,800,000
197        118       Fee          1978           2003        95%     1/29/2007       4,300,000
198     25,762       Fee          1985           1997        92%    12/16/2006       2,500,000
199      5,918       Fee          1963           2006       100%     3/1/2006        1,625,000
200     10,070       Fee          1999            N/A       100%    11/23/2006       1,610,000
201      7,813       Fee          1988            N/A       100%     1/31/2007       1,740,000

                                                                   CUT-OFF DATE                                              UNITS/
               LOAN                                                  PRINCIPAL      PROPERTY            PROPERTY             SQ.FT.
 #   CROSSED  GROUP                PROPERTY NAME                    BALANCE (1)       TYPE              SUB-TYPE             ROOMS
---  -------  -----  -------------------------------------------  --------------  ------------  -------------------------  ---------
202             2    Apple Creek Village Mobile Home Park         $    1,220,953  Multifamily      Manufactured Housing           73
203             1    Lexington Park Self-Storage                       1,200,000  Self Storage              N/A               28,500
204             1    Eastland Shopping Center                          1,195,112  Retail                Unanchored            34,426
205             1    Siler City Family Dollar                          1,191,893  Retail                 Anchored             14,800
206             1    Caribou Shoppes                                     994,841  Retail                Unanchored             3,500
207             1    Stillman Office                                     765,000  Office                 Suburban              8,587
                                                                  --------------
TOTAL/WEIGHTED AVERAGE:                                           $3,297,738,705
                                                                  ==============
MAXIMUM:                                                          $  300,000,000
MINIMUM:                                                          $      275,000

                                                                  OCCUPANCY    DATE OF
                             FEE/                         YEAR     RATE AT    OCCUPANCY     APPRAISED
 #                         LEASEHOLD    YEAR BUILT     RENOVATED   U/W (2)     RATE (2)       VALUE
---                      -------------  ----------     ---------  ---------  ----------  --------------
202                           Fee          1949            N/A       100%     12/1/2006  $    1,540,000
203                           Fee          1984            N/A        88%    12/16/2006       2,200,000
204                           Fee          1974           2004       100%     12/7/2006       1,720,000
205                           Fee          2006            N/A       100%     1/25/2007       1,515,000
206                           Fee          1997            N/A       100%    11/15/2006       1,620,000
207                           Fee          1999            N/A       100%     11/7/2006       1,030,000
                                           ------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    1983           2003        94%                $5,004,025,000
                                           ============================================================
MAXIMUM:                                   2007           2007       100%                $1,000,000,000
MINIMUM:                                   1901           1973        43%                $      685,000

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY THREE WESTLAKE PARK AND FOUR WESTLAKE PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY GHC BROOKSIDE PARK I & II, GHC ICEMORELEE APARTMENTS, GHC DOWNING PLACE APARTMENTS, GHC PEACHTREE COURT APARTMENTS, GHC ROCKWOOD PLACE APARTMENTS AND GHC CARRIAGE HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  ASSUMES A CUT-OFF DATE IN MAY 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING.

(3) THE WILDEWOOD PORTFOLIO CONSISTS OF FOUR PROPERTIES ALL OF WHICH WERE CONSTRUCTED BETWEEN 2000 AND 2002.

(4) WITH RESPECT TO MORTGAGE LOAN COLUMBIA MEDICAL COMPLEX, THE OWNERSHIP INTEREST IS ENCUMBERED WITH AN AIR-SPACE LEASE (COVERED PEDESTRIAN WALKWAY) PROVIDING ACCESS FROM THE SUBJECT TO THE ADJACENT HOSPITAL.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                             PERCENTAGE OF
                                                                        ORIGINAL          CUT-OFF DATE        INITIAL NET
               LOAN                                                     PRINCIPAL           PRINCIPAL           MORTGAGE
 #   CROSSED  GROUP  LOAN NAME                                           BALANCE           BALANCE (1)        POOL BALANCE
---  -------  -----  ----------------------------------------------  --------------      --------------      -------------
  1             2    Alliance SAFD - PJ                                $475,000,000        $475,000,000           14.4%
  2             1    599 Lexington Avenue                               300,000,000 (7)     300,000,000 (7)        9.1%
  3    (A)      1    Four Westlake Park                                  82,400,000          82,400,000            2.5%
  4    (A)      1    Three Westlake Park                                 63,200,000          63,200,000            1.9%
  5             1    Two North LaSalle                                  127,440,000         127,440,000            3.9%
  6             1    Park Central                                       115,000,000         115,000,000            3.5%
  7             2    Alliance SAFD - HC4                                 93,000,000          93,000,000            2.8%
  8             2    Broadway Portfolio                                  70,000,000          70,000,000            2.1%
  9             1    Greenwich Financial Center                          52,800,000          52,800,000            1.6%
 10             2    Latitudes Apartments                                50,520,000          50,520,000            1.5%
 11             1    Metro Square 95 Office Park                         48,000,000          48,000,000            1.5%
 12             1    300-318 East Fordham Road                           47,000,000          47,000,000            1.4%
 13             1    Flatbush Center                                     45,000,000          45,000,000            1.4%
 14             2    Canterbury Apartments                               43,360,000          43,360,000            1.3%
 15             1    SouthPointe Pavilions                               42,000,000          42,000,000            1.3%
 16             2    Laurel Springs Apartments Portfolio                 40,720,000          40,720,000            1.2%
 17             1    The Gucci Building                                  40,600,000          40,600,000            1.2%
 18             1    8320, 8400 Ward Parkway and One Petticoat Lane      39,000,000          39,000,000            1.2%
 19             1    Sheraton Four Points LAX                            38,500,000          38,500,000            1.2%
 20             1    Midwestern Distribution Portfolio                   33,950,000          33,950,000            1.0%
 21             1    University Commons                                  33,400,000          32,933,112            1.0%
 22             1    El Paseo Simi Valley                                32,000,000          32,000,000            1.0%
 23             2    Wind River Apartments                               30,040,000          30,040,000            0.9%
 24             1    8330 Ward Parkway and Building B                    28,000,000          28,000,000            0.8%
 25             2    La Costa Apartments                                 27,680,000          27,680,000            0.8%
 26             2    Carriage Club Apartments                            25,720,000          25,720,000            0.8%
 27             2    Paces Commons Apartments                            25,400,000          25,400,000            0.8%
 28             2    Mallard Creek II Apartments                         24,880,000          24,880,000            0.8%
 29             2    Jefferson Place                                     24,400,000          24,400,000            0.7%
 30             1    Cordata Medical Building                            24,000,000          23,974,415            0.7%
 31             1    Wildewood Portfolio                                 22,800,000          22,800,000            0.7%
 32             1    Schaumburg Corners (REFI)                           22,750,000          22,750,000            0.7%
 33             1    The Shoppes at St. Clair Square                     22,500,000          22,476,150            0.7%
 34             2    Alexan Cityview Apartments                          22,080,000          22,080,000            0.7%
 35             2    Park at Woodlake                                    21,320,000          21,320,000            0.6%
 36             2    Reflections Apartments                              19,900,000          19,900,000            0.6%
 37             2    Jefferson Creek                                     19,120,000          19,120,000            0.6%
 38             2    Hunter's Chase                                      18,360,000          18,360,000            0.6%
 39             1    Conyers Commons                                     17,250,000          17,250,000            0.5%
 40             2    Villagio Apartments                                 16,800,000          16,800,000            0.5%
 41             2    The Hollows Apartments                              16,720,000          16,720,000            0.5%
 42             2    Sturbridge Square Apartments                        16,700,000          16,700,000            0.5%
 43             2    Parke Orcutt Apartments                             16,150,000          16,150,000            0.5%
 44             2    River Park Place Apartments                         15,500,000          15,500,000            0.5%
 45             2    Orleans Square Apartments                           15,480,000          15,480,000            0.5%
 46             1    Duke University Medical Complex                     14,500,000          14,500,000            0.4%
 47             1    Skihawk Building                                    14,500,000          14,437,848            0.4%
 48             2    Wind River Crossing                                 14,200,000          14,200,000            0.4%
 49             2    Sands Point Apartments                              14,000,000          14,000,000            0.4%
 50             1    Courtyard DFW Airport                               14,000,000          13,978,944            0.4%
 51             2    Seabreeze Apartments                                13,500,000          13,500,000            0.4%
 52             2    Versailles Apartments                               13,000,000          13,000,000            0.4%
 53             1    Quail Lakes                                         12,925,000          12,925,000            0.4%
 54             2    Summerlyn Place Apartments                          12,880,000          12,880,000            0.4%
 55             2    Woodmere Trace Apartments                           12,300,000          12,300,000            0.4%
 56             2    Spring House                                        12,110,000          12,110,000            0.4%
 57             1    Comcast Woodridge                                   12,100,000          12,100,000            0.4%
 58             2    Riding Club Apartments                              12,000,000          12,000,000            0.4%
 59             2    On the Green                                        11,900,000          11,900,000            0.4%
 60             2    Walnut Creek Crossing                               11,700,000          11,700,000            0.4%
 61             2    Oak Run Apartments                                  11,650,000          11,650,000            0.4%
 62             1    800 Wyman Park Drive                                11,600,000          11,600,000            0.4%
 63             1    Columbia Medical Complex                            11,511,000          11,511,000            0.3%
 64             2    Oakbrook Apartments                                 11,440,000          11,440,000            0.3%
 65             2    Wyandotte Commons Apartments                        11,000,000          11,000,000            0.3%
 66             2    Country Club Villas                                 10,800,000          10,800,000            0.3%
 67             1    Hammonton Retail Center                             10,750,000          10,750,000            0.3%
 68             1    Colerain Shopping Center                            10,600,000          10,600,000            0.3%
 69             2    Heritage Park Estates                               10,500,000          10,500,000            0.3%
 70             1    Los Mares Plaza                                     10,500,000          10,500,000            0.3%
 71             1    Greensboro Village Shopping Center                  10,200,000          10,155,201            0.3%
 72             1    Skymark Tower                                       10,000,000          10,000,000            0.3%
 73             2    Vista Crossing                                       9,900,000           9,900,000            0.3%
 74             2    Chapel Hill Apartments                               9,640,000           9,640,000            0.3%
 75             1    Duke Portfolio                                       9,615,000           9,615,000            0.3%
 76             1    Spring Lane Galleria                                 9,600,000           9,600,000            0.3%
 77             1    Elgin O'Hare Commerce Center                         9,550,000           9,550,000            0.3%
 78             1    Draper Anchored Retail                               9,345,000           9,335,243            0.3%
 79    (B)      2    GHC Brookside Park I & II                            3,100,000           3,100,000            0.1%
 80    (B)      2    GHC Icemorelee Apartments                            3,100,000           3,100,000            0.1%
 81    (B)      2    GHC Downing Place Apartments                         1,600,000           1,600,000            0.0%
 82    (B)      2    GHC Peachtree Court Apartments                         650,000             650,000            0.0%
 83    (B)      2    GHC Rockwood Place Apartments                          570,000             570,000            0.0%
 84    (B)      2    GHC Carriage Hill Apartments                           275,000             275,000            0.0%
 85             2    Mission Village                                      9,250,000           9,250,000            0.3%
 86             1    Springhill Suites Dallas Las Colinas Irving          9,000,000           8,986,464            0.3%
 87             2    Bandera Crossing                                     8,800,000           8,800,000            0.3%
 88             1    105 South York                                       8,151,500           8,151,500            0.2%
 89             2    Hampton Greens Apartments                            7,900,000           7,900,000            0.2%
 90             1    720 Washington Avenue                                7,775,000           7,775,000            0.2%
 91             2    Cypress Creek Apartments                             7,720,000           7,720,000            0.2%
 92             1    Mequon Marketplace                                   7,600,000           7,600,000            0.2%
 93             1    Shops on Galaxie                                     7,600,000           7,600,000            0.2%
 94             1    Alcoa Industrial                                     7,300,000           7,300,000            0.2%
 95             2    Willow Brook Crossing                                7,250,000           7,250,000            0.2%
 96             2    Pelham Apartments                                    7,240,000           7,240,000            0.2%
 97             2    Southern Oaks Apartments                             7,200,000           7,200,000            0.2%
 98             2    Timber Ridge Apartments                              7,150,000           7,150,000            0.2%
 99             1    Terrace Ridge Shopping Center                        7,100,000           7,100,000            0.2%

                                                                                           INITIAL
                     ORIGINAL      REMAINING      ORIGINAL            REMAINING           INTEREST
                   AMORTIZATION  AMORTIZATION     TERM TO             TERM TO               ONLY    MORTGAGE
        LOAN           TERM           TERM        MATURITY             MATURITY            PERIOD   INTEREST    MONTHLY
 #     PURPOSE       (MONTHS)     (MONTHS) (1)  (MONTHS) (2)       (MONTHS) (1, 2)        (MONTHS)    RATE      PAYMENT
---  -----------  -------------  -------------  ------------       ---------------        --------  --------  -----------
  1   Refinance   Interest Only  Interest Only       120                114                  120     5.3650%  $ 2,153,141
  2   Refinance   Interest Only  Interest Only       120                118                  120     5.4930%    3,480,807
  3  Acquisition  Interest Only  Interest Only        60                 53                   60     5.7200%      398,229
  4  Acquisition  Interest Only  Interest Only        58                 53                   58     5.5200%      294,758
  5  Acquisition  Interest Only  Interest Only       120                117                  120     5.5575%      598,404
  6  Acquisition  Interest Only  Interest Only        60                 56                   60     5.7605%      559,715
  7   Refinance   Interest Only  Interest Only       120                114                  120     5.3450%      419,991
  8  Acquisition  Interest Only  Interest Only        84                 81                   84     6.2396%      369,034
  9   Refinance   Interest Only  Interest Only       120                119                  120     5.3400%      238,223
 10  Acquisition  Interest Only  Interest Only       120                118                  120     5.8700%      250,559
 11  Acquisition  Interest Only  Interest Only       121                118                  121     6.0200%      244,144
 12   Refinance   Interest Only  Interest Only       120                118                  120     5.5900%      221,983
 13   Refinance   Interest Only  Interest Only       120                120                  120     5.6400%      214,438
 14  Acquisition  Interest Only  Interest Only       120                118                  120     5.9500%      217,979
 15   Refinance   Interest Only  Interest Only       120                119                  120     5.7100%      202,626
 16  Acquisition  Interest Only  Interest Only       120                118                  120     5.4700%      188,193
 17  Acquisition  Interest Only  Interest Only       120                117                  120     5.9000%      202,389
 18   Refinance        360            360            120                118                   36     5.7400%      227,346
 19  Acquisition       360            360            120                116                   24     5.6730%      222,796
 20  Acquisition  Interest Only  Interest Only        60                 56                   60     6.0000%      172,108
 21   Refinance        300            290            300                290                          6.3600%      222,606
 22   Refinance   Interest Only  Interest Only       120                116                  120     5.4800%      148,163
 23  Acquisition  Interest Only  Interest Only       120                118                  120     5.7200%      145,179
 24   Refinance        360            360            120                118                   36     5.7400%      163,223
 25  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%      132,254
 26  Acquisition  Interest Only  Interest Only       120                118                  120     5.7300%      124,519
 27  Acquisition  Interest Only  Interest Only       120                118                  120     5.6948%      122,214
 28  Acquisition  Interest Only  Interest Only       120                118                  120     5.9500%      125,077
 29  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%      116,582
 30   Refinance        360            359            120                119                          5.6400%      138,385
 31   Refinance        360            360            119                119                   24     5.5900%      130,746
 32   Refinance   Interest Only  Interest Only       120                118                  120     5.6400%      108,410
 33   Refinance        360            359            120                119                          5.6700%      130,163
 34  Acquisition  Interest Only  Interest Only       120                118                  120     5.5000%      102,606
 35  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%      101,866
 36  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       95,081
 37  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       91,354
 38  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       87,723
 39   Refinance        360            360            120                117                   60     5.7800%      100,995
 40  Acquisition       360            360            120                115                   24     5.8500%       99,110
 41  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       79,887
 42  Acquisition  Interest Only  Interest Only       120                119                  120     5.8300%       82,261
 43  Acquisition  Interest Only  Interest Only       119                116                  119     5.7200%       78,051
 44  Acquisition       360            360            120                116                   24     5.6000%       88,982
 45  Acquisition  Interest Only  Interest Only       121                118                  121     5.6500%       73,897
 46  Acquisition       360            360            120                119                   24     5.9000%       86,005
 47   Refinance        360            356            120                116                          5.6500%       83,699
 48  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       67,847
 49   Refinance        360            360            120                117                   60     5.6600%       80,902
 50   Refinance        300            299            120                119                          5.7300%       87,906
 51   Refinance        360            360            120                119                   24     6.2800%       83,385
 52   Refinance        360            360             61                 58                   36     5.8600%       76,775
 53   Refinance   Interest Only  Interest Only       120                118                  120     6.1700%       67,379
 54  Acquisition  Interest Only  Interest Only       120                118                  120     5.8700%       63,880
 55  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       58,769
 56  Acquisition       360            360            122                118                   61     5.4975%       68,740
 57  Acquisition  Interest Only  Interest Only        61                 59                   61     6.0800%       62,158
 58   Refinance        360            360            119                116                   36     5.9400%       71,484
 59   Refinance   Interest Only  Interest Only       121                118                  121     5.5800%       56,104
 60  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       55,902
 61  Acquisition       360            360            122                118                   61     5.4975%       66,129
 62  Acquisition       360            360            120                117                   60     5.9300%       69,027
 63   Refinance        360            360             84                 82                   24     6.1400%       70,054
 64  Acquisition  Interest Only  Interest Only       120                118                  120     6.0800%       58,768
 65   Refinance        360            360            119                116                   36     5.9400%       65,527
 66  Acquisition       360            360            122                118                   61     5.4975%       61,304
 67  Acquisition       360            360            120                119                   60     5.8800%       63,625
 68  Acquisition       360            360            121                117                   60     5.6300%       61,053
 69   Refinance        360            360            121                117                   60     5.5100%       59,684
 70   Refinance        360            360            122                120                   60     5.7700%       61,409
 71  Acquisition       360            356            121                117                          5.5200%       58,043
 72  Acquisition       360            360            120                116                   59     5.6250%       57,566
 73  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       47,302
 74  Acquisition  Interest Only  Interest Only       120                118                  120     5.6600%       46,100
 75   Refinance        360            360            120                116                   18     5.8600%       56,784
 76   Refinance        360            360            120                116                   36     5.6600%       55,475
 77   Refinance        360            360            120                118                   36     5.6900%       55,368
 78   Refinance        360            359            120                119                          5.7500%       54,535
 79   Refinance        360            360            120                117                   36     5.9945%       18,575
 80   Refinance        360            360            120                117                   36     5.9945%       18,575
 81   Refinance        360            360            120                117                   36     5.9945%        9,587
 82   Refinance        360            360            120                117                   36     5.9945%        3,895
 83   Refinance        360            360            120                117                   36     5.9945%        3,415
 84   Refinance        360            360            120                117                   36     5.9945%        1,648
 85   Refinance        360            360            120                116                   48     5.8900%       54,806
 86   Refinance        300            299            120                119                          5.7300%       56,511
 87  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       42,046
 88   Refinance        360            360            120                117                   36     5.9000%       48,350
 89  Acquisition       360            360            122                118                   61     5.4975%       44,843
 90   Refinance        360            360            120                118                   36     5.7400%       45,323
 91  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       36,886
 92  Acquisition  Interest Only  Interest Only       120                118                  120     5.7300%       36,794
 93   Refinance        360            360            121                118                   36     5.9300%       45,224
 94   Refinance        360            360            121                117                   60     5.4000%       40,992
 95  Acquisition  Interest Only  Interest Only       119                116                  119     5.6550%       34,640
 96  Acquisition  Interest Only  Interest Only       120                118                  120     5.8900%       36,030
 97   Refinance        360            360            121                117                   60     5.4500%       40,655
 98  Acquisition  Interest Only  Interest Only       121                118                  121     5.6500%       34,132
 99   Refinance   Interest Only  Interest Only       120                118                  120     5.8400%       35,033

        FIRST
       PAYMENT    MATURITY              PREPAYMENT PROVISION          DEFEASANCE
 #      DATE        DATE      ARD (3)   AS OF ORIGINATION (4)         OPTION (5)
---  ----------  ----------  ---------  ---------------------         ----------
  1  12/11/2006  11/11/2016     N/A     Lock/113_0.0%/7          (6)      Yes
  2   4/1/2007    3/1/2017      N/A     Lock/113_0.0%/7                   Yes
  3  11/11/2006  10/11/2011     N/A     Lock/56_0.0%/4                    Yes
  4  1/11/2007   10/11/2011     N/A     Lock/54_0.0%/4                    Yes
  5  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
  6  2/11/2007   1/11/2012      N/A     Lock/12_YM/29_0.0%/19              No
  7  12/11/2006  11/11/2016     N/A     Lock/116_0.0%/4          (8)      Yes
  8  3/11/2007   2/11/2014      N/A     Lock/11_YM1/66_0.0%/7              No
  9  5/11/2007   4/11/2017      N/A     Lock/116_0.0%/4                   Yes
 10  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 11  3/11/2007   3/11/2017      N/A     Lock/117_0.0%/4                   Yes
 12  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 13  6/11/2007   5/11/2017      N/A     Lock/116_0.0%/4                   Yes
 14  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 15   5/1/2007    4/1/2037    4/1/2017  Lock/113_0.0%/7          (9)      Yes
 16  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 17  3/11/2007   2/11/2017      N/A     Lock/116_0.0%/4                   Yes
 18   4/1/2007    3/1/2017      N/A     YM1/116_0.0%/4          (10)       No
 19  2/11/2007   1/11/2017      N/A     Lock/113_0.0%/7                   Yes
 20  2/11/2007   1/11/2012      N/A     Lock/56_0.0%/4                    Yes
 21   8/1/2006    7/1/2031      N/A     Lock/84_YM1/213_0.0%/3             No
 22  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
 23  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 24   4/1/2007    3/1/2017      N/A     YM1/116_0.0%/4          (11)       No
 25  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 26  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 27  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 28  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 29  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 30   5/1/2007    4/1/2037    4/1/2017  Lock/116_0.0%/4                   Yes
 31  6/11/2007   4/11/2017      N/A     Lock/116_0.0%/3                   Yes
 32  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
 33   5/1/2007    4/1/2017      N/A     Lock/24_YM1/92_0.0%/4   (12)       No
 34  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
 35  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 36  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 37  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 38  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 39  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 40  1/11/2007   12/11/2016     N/A     Lock/117_0.0%/3                   Yes
 41  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 42  5/11/2007   4/11/2017      N/A     Lock/116_0.0%/4                   Yes
 43  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 44  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
 45  3/11/2007   3/11/2017      N/A     Lock/117_0.0%/4                   Yes
 46   5/1/2007    4/1/2017      N/A     Lock/116_0.0%/4                   Yes
 47   2/1/2007    1/1/2037    1/1/2017  Lock/116_0.0%/4                   Yes
 48  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 49  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 50  5/11/2007   4/11/2017      N/A     Lock/117_0.0%/3                   Yes
 51  5/11/2007   4/11/2017      N/A     Lock/117_0.0%/3                   Yes
 52  3/11/2007   3/11/2012      N/A     Lock/58_0.0%/3                    Yes
 53   4/1/2007    3/1/2017      N/A     Lock/116_0.0%/4                   Yes
 54  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 55  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 56  2/11/2007   3/11/2017      N/A     Lock/116_0.0%/6                   Yes
 57  4/11/2007   4/11/2012      N/A     Lock/56_0.0%/5                    Yes
 58  3/11/2007   1/11/2017      N/A     Lock/39_YM1/76_0.0%/4              No
 59  3/11/2007   3/11/2017      N/A     Lock/118_0.0%/3                   Yes
 60  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 61  2/11/2007   3/11/2017      N/A     Lock/116_0.0%/6                   Yes
 62  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 63   4/1/2007    3/1/2014      N/A     Lock/80_0.0%/4                    Yes
 64  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 65  3/11/2007   1/11/2017      N/A     Lock/39_YM1/76_0.0%/4              No
 66  2/11/2007   3/11/2017      N/A     Lock/116_0.0%/6                   Yes
 67  5/11/2007   4/11/2017      N/A     Lock/117_0.0%/3         (13)      Yes
 68  2/11/2007   2/11/2017      N/A     Lock/118_0.0%/3                   Yes
 69  2/11/2007   2/11/2017      N/A     Lock/118_0.0%/3                   Yes
 70  4/11/2007   5/11/2017      N/A     Lock/119_0.0%/3                   Yes
 71  2/11/2007   2/11/2017      N/A     Lock/118_0.0%/3                   Yes
 72  2/11/2007   1/11/2017      N/A     Lock/116_0.0%/4                   Yes
 73  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 74  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 75  2/11/2007   1/11/2017      N/A     Lock/114_0.0%/6         (14)      Yes
 76  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
 77  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
 78   5/1/2007    4/1/2017      N/A     YM1/116_0.0%/4                     No
 79  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 80  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 81  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 82  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 83  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 84  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 85  2/11/2007   1/11/2017      N/A     Lock/114_0.0%/6                   Yes
 86  5/11/2007   4/11/2017      N/A     Lock/117_0.0%/3                   Yes
 87  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 88  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
 89  2/11/2007   3/11/2017      N/A     Lock/116_0.0%/6                   Yes
 90  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
 91  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 92  4/11/2007   3/11/2037   3/11/2017  Lock/117_0.0%/3                   Yes
 93  3/11/2007   3/11/2017      N/A     Lock/118_0.0%/3                   Yes
 94  2/11/2007   2/11/2017      N/A     Lock/115_0.0%/6                   Yes
 95  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
 96  4/11/2007   3/11/2017      N/A     Lock/116_0.0%/4                   Yes
 97  2/11/2007   2/11/2017      N/A     Lock/118_0.0%/3                   Yes
 98  3/11/2007   3/11/2017      N/A     Lock/117_0.0%/4                   Yes
 99  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes

                                                                                                               PERCENTAGE OF
                                                                        ORIGINAL           CUT-OFF DATE         INITIAL NET
               LOAN                                                     PRINCIPAL            PRINCIPAL            MORTGAGE
 #   CROSSED  GROUP  LOAN NAME                                           BALANCE            BALANCE (1)         POOL BALANCE
---  -------  -----  ----------------------------------------------  --------------       --------------       -------------
100             2    Village Plaza Apartments - West Wing            $    7,100,000       $    7,100,000             0.2%
101             1    Physicians Plaza of Cool Springs                     7,000,000            7,000,000             0.2%
102             1    Renaissance Courtyard                                6,600,000            6,600,000             0.2%
103             1    The American Building                                6,600,000            6,600,000             0.2%
104             1    Windward Way Shopping Center                         6,500,000            6,500,000             0.2%
105             1    Homewood Suites Irving DFW                           6,500,000            6,490,372             0.2%
106             2    Broadmoor Apartments                                 6,400,000            6,400,000             0.2%
107             2    Canterbury Place                                     6,300,000            6,300,000             0.2%
108             2    Remington Court Apartments                           6,300,000            6,300,000             0.2%
109             1    Comfort Inn Lehigh Valley West                       6,300,000            6,290,554             0.2%
110             1    Douglas Physicians Center                            6,250,000            6,250,000             0.2%
111             1    Hillsboro Promenade                                  6,200,000            6,182,207             0.2%
112             1    College View Manor                                   6,100,000            6,100,000             0.2%
113             2    Huntington Park Apartments                           6,000,000            6,000,000             0.2%
114             1    Springhill Suites Dallas NW Highway                  6,000,000            5,991,058             0.2%
115             2    Hunterwood Apartments                                5,900,000            5,900,000             0.2%
116             1    Radio Road Industrial                                5,700,000            5,688,814             0.2%
117             1    Heritage Office                                      5,600,000            5,600,000             0.2%
118             1    Boise Block 44                                       5,500,000            5,500,000             0.2%
119             1    Oxford Town Center                                   5,500,000            5,500,000             0.2%
120             1    West Hills                                           5,500,000            5,494,376             0.2%
121             2    Regent House                                         5,400,000            5,400,000             0.2%
122             2    Centre Apartments                                    5,345,000            5,345,000             0.2%
123             1    New York Avenue Office Building                      5,278,000            5,278,000             0.2%
124             2    Willow Glen                                          5,200,000            5,200,000             0.2%
125             1    Savannah Suites Norfolk                              5,200,000            5,185,703             0.2%
126             1    County Line Medical                                  5,075,000            5,075,000             0.2%
127             2    Chapelwood Apartments                                5,000,000            5,000,000             0.2%
128             1    Klug Industrial                                      5,000,000            4,994,609             0.2%
129             2    Westridge Apartments                                 4,900,000            4,900,000             0.1%
130             2    Pear Tree Village                                    4,842,000            4,832,745             0.1%
131             2    Hamilton Bay Apartments                              4,750,000            4,750,000             0.1%
132             2    Porterwood Apartments                                4,600,000            4,600,000             0.1%
133             1    Savannah Suites Chesapeake                           4,600,000            4,587,353             0.1%
134             1    Hampton Inn Richmond Hill                            4,500,000            4,491,863             0.1%
135             1    Bushnell Lakeside Office Building                    4,300,000            4,300,000             0.1%
136             1    Fort Knox Self-Storage of Upper Marlboro             4,200,000            4,200,000             0.1%
137             2    Colony Apartments                                    4,200,000            4,200,000             0.1%
138             2    Knoll & Chicory Apartments                           4,030,000            4,017,330             0.1%
139             1    Comfort Suites Richmond Hill                         4,000,000            3,992,768             0.1%
140             1    301 North Lewis Road                                 4,000,000            3,992,438             0.1%
141             2    Stone Hollow Apartments                              3,900,000            3,900,000             0.1%
142             2    Spartan Village Apartments                           3,805,000            3,788,752             0.1%
143             1    Savannah Suites Hampton                              3,700,000            3,689,827             0.1%
144             2    Brandywine                                           3,670,000            3,670,000             0.1%
145             2    The Cove Apartments                                  3,600,000            3,600,000             0.1%
146             1    Gardens Medical Plaza Portfolio                      3,600,000            3,600,000             0.1%
147             1    Wyndham Hills                                        3,575,000            3,568,106             0.1%
148             1    Blue Stone Bay Commons                               3,500,000            3,493,324             0.1%
149             2    Tabard Apartments                                    3,450,000            3,450,000             0.1%
150             1    Fort Knox Self-Storage of Leesburg                   3,400,000            3,400,000             0.1%
151             1    Frederick Self-Storage                               3,400,000            3,400,000             0.1%
152             1    White Birch Plaza                                    3,400,000            3,400,000             0.1%
153             1    Eubanks Court                                        3,370,000            3,370,000             0.1%
154             1    The Offices at Johns Creek                           3,353,000            3,353,000             0.1%
155             1    Shoppes at Live Oak                                  3,320,000            3,313,929             0.1%
156             1    HRubin Orlando Warehouse                             3,290,000            3,290,000             0.1%
157             1    Tartan Square                                        3,250,000            3,244,031             0.1%
158             2    Bolivar Square                                       3,200,000            3,200,000             0.1%
159             1    Northglenn Greens                                    3,120,000            3,113,729             0.1%
160             1    Meadow View Shopping Plaza                           3,103,000            3,093,110             0.1%
161             1    Chamberlain Plaza                                    3,050,000            3,038,239             0.1%
162             1    Valle Verde Pads #2 and #3                           3,000,000            3,000,000             0.1%
163             2    Savannah Garden Apartments                           2,847,500            2,835,702             0.1%
164             1    Emerald Center                                       2,800,000            2,797,049             0.1%
165             1    Stone Oak North                                      2,800,000            2,791,537             0.1%
166             2    Presidential Court                                   2,720,000            2,717,303             0.1%
167             2    Holiday Village Mobile Home Park                     2,700,000            2,700,000             0.1%
168             2    Parkway East Townhomes                               2,700,000            2,700,000             0.1%
169             1    Marysville Industrial                                2,700,000            2,694,985             0.1%
170             1    A1A Self-Storage                                     2,600,000            2,600,000             0.1%
171             1    HRubin Lee Warehouse                                 2,517,000            2,517,000             0.1%
172             1    Medford Place Shopping Center                        2,525,000            2,514,936             0.1%
173             1    Fort Knox Self-Storage of Frederick                  2,400,000            2,400,000             0.1%
174             1    Shops at Bailey Cove                                 2,400,000            2,390,075             0.1%
175             2    Maple Ridge Apartments                               2,300,000            2,300,000             0.1%
176             1    Sterling Climate Controlled Storage                  2,200,000            2,200,000             0.1%
177             1    Covington Plaza                                      2,060,000            2,060,000             0.1%
178             1    HRubin Jupiter Warehouse                             1,950,000            1,950,000             0.1%
179             1    31st Street                                          1,950,000            1,942,918             0.1%
180             2    Park Place I & II                                    1,900,000            1,898,173             0.1%
181             1    Chisholm Trail Office Suites                         1,875,000            1,867,246             0.1%
182             1    Williamson Ranch Retail                              1,863,000            1,863,000             0.1%
183             2    Country Squire Apartments                            1,850,000            1,850,000             0.1%
184             1    Gulf Collection                                      1,700,000            1,698,291             0.1%
185             1    A&A Storage - Rogers                                 1,700,000            1,696,793             0.1%
186             1    Eckerd - Germantown, MD                              1,690,000            1,678,444             0.1%
187             1    Oasis at the Islands                                 1,650,500            1,650,500             0.1%
188             1    Rich DVM Industrial Building                         1,600,000            1,596,968            0.05%
189             2    Eastgate Apartments                                  1,575,000            1,568,681            0.05%
190             1    Greene Professional Center                           1,550,000            1,547,115            0.05%
191             1    Oregon City Retail                                   1,500,000            1,500,000            0.05%
192             1    Executive Court                                      1,500,000            1,495,459            0.05%
193             1    Montrose Self Storage                                1,450,000            1,447,489            0.04%
194             1    Grosse Pointe Retail                                 1,450,000            1,443,958            0.04%
195             1    Riviera De Sandia Mobile Home Park                   1,425,000            1,422,452            0.04%
196             1    A&A Storage - Bentonville                            1,420,000            1,417,321            0.04%
197             2    Chestnut Acres Apartments                            1,300,000            1,300,000            0.04%
198             1    Waldorf Self-Storage                                 1,300,000            1,300,000            0.04%

                                                                                            INITIAL
                     ORIGINAL      REMAINING      ORIGINAL             REMAINING           INTEREST
                   AMORTIZATION  AMORTIZATION     TERM TO              TERM TO               ONLY    MORTGAGE
        LOAN           TERM           TERM        MATURITY              MATURITY            PERIOD   INTEREST    MONTHLY
 #     PURPOSE       (MONTHS)     (MONTHS) (1)  (MONTHS) (2)        (MONTHS) (1, 2)        (MONTHS)    RATE      PAYMENT
---  -----------  -------------  -------------  ------------        ---------------        --------  --------  -----------
100   Refinance        360            360            120                 116                   60     5.7000%  $    41,208
101   Refinance        360            360            120                 119                   36     5.8500%       41,296
102   Refinance   Interest Only  Interest Only       121                 118                  121     5.6000%       31,228
103  Acquisition       360            360            120                 117                   36     5.8400%       38,894
104   Refinance        360            360            120                 119                   36     5.6700%       37,603
105   Refinance        300            299            120                 119                          5.8300%       41,207
106  Acquisition       360            360            120                 116                   24     5.9200%       38,043
107  Acquisition  Interest Only  Interest Only       121                 118                  121     5.6500%       30,074
108   Refinance        360            360            120                 116                   24     5.7700%       36,845
109   Refinance        300            299            120                 119                          5.7500%       39,634
110   Refinance        360            360            120                 117                   36     5.6900%       36,235
111  Acquisition       300            298            120                 118                          5.7000%       38,817
112   Refinance        360            360            120                 118                   24     5.8600%       36,025
113  Acquisition       360            360             60                  57                   24     6.3700%       37,413
114   Refinance        300            299            119                 118                          5.7900%       37,892
115  Acquisition  Interest Only  Interest Only       119                 116                  119     5.6550%       28,190
116   Refinance        360            358            121                 119                          5.6800%       33,011
117  Acquisition       360            360             60                  57                   24     6.4300%       35,138
118   Refinance        360            360            120                 117                   24     5.7700%       32,166
119   Refinance        360            360            121                 119                   24     5.9800%       32,905
120   Refinance        360            359            120                 119                          5.8600%       32,482
121   Refinance        360            360            120                 119                   24     5.6900%       31,307
122   Refinance        360            360            120                 117                   24     6.0000%       32,046
123   Refinance        360            360            120                 118                   60     5.5300%       30,067
124  Acquisition  Interest Only  Interest Only       119                 116                  119     5.6550%       24,845
125   Refinance        300            298            120                 118                          5.9500%       33,345
126   Refinance        360            360            120                 115                   36     5.9500%       30,264
127   Refinance        360            360            120                 117                   24     6.1000%       30,300
128   Refinance        360            359            120                 119                          5.5800%       28,641
129  Acquisition       360            360            120                 116                   24     5.7100%       28,471
130  Acquisition       360            358            120                 118                          5.8000%       28,411
131   Refinance        360            360            120                 118                   60     5.5700%       27,179
132   Refinance        360            360            120                 118                   36     6.1100%       27,905
133   Refinance        300            298            120                 118                          5.9500%       29,497
134   Refinance        360            358            121                 119                          6.0500%       27,125
135   Refinance        360            360            121                 119                   60     5.7400%       25,066
136   Refinance   Interest Only  Interest Only       120                 117                  120     5.5100%       19,553
137   Refinance        360            360            120                 118                   36     6.1100%       25,479
138   Refinance        360            357            120                 117                          6.0500%       24,292
139   Refinance        360            358            121                 119                          6.0500%       24,111
140   Refinance        360            358            121                 119                          5.8500%       23,598
141   Refinance        360            360            120                 118                   36     6.1100%       23,659
142  Acquisition       360            356            120                 116                          5.6700%       22,012
143   Refinance        300            298            120                 118                          5.9500%       23,726
144  Acquisition  Interest Only  Interest Only       121                 118                  121     5.6500%       17,520
145   Refinance        360            360            120                 116                   36     5.6420%       20,762
146   Refinance        360            360            120                 119                   60     5.8700%       21,284
147   Refinance        360            358            120                 118                          5.7600%       20,885
148   Refinance        360            358            120                 118                          5.8100%       20,559
149  Acquisition  Interest Only  Interest Only        59                  56                   59     5.9400%       17,315
150   Refinance   Interest Only  Interest Only       120                 117                  120     5.5000%       15,800
151   Refinance   Interest Only  Interest Only       120                 117                  120     5.5000%       15,800
152  Acquisition       360            360            120                 119                   36     5.8600%       20,080
153  Acquisition       360            360            121                 119                   48     5.8700%       19,924
154  Acquisition       360            360            120                 116                   36     5.7000%       19,461
155  Acquisition       360            358            122                 120                          6.0000%       19,905
156   Refinance        360            360            120                 119                   60     5.7300%       19,158
157   Refinance        360            358            120                 118                          5.9800%       19,444
158   Refinance        360            360            120                 116                   36     5.7700%       18,715
159   Refinance        360            358            120                 118                          5.5700%       17,852
160  Acquisition       360            357            120                 117                          5.9700%       18,544
161   Refinance        240            238            241      (15)       239         (15)             6.6000%       22,920
162  Acquisition       360            360            120                 117                   36     6.0800%       18,141
163  Acquisition       360            356            120                 116                          5.8300%       16,762
164   Refinance        360            359            120                 119                          5.7000%       16,251
165   Refinance        360            357            121                 118                          6.2800%       17,295
166   Refinance        360            359            120                 119                          6.0200%       16,343
167  Acquisition       360            360            120                 117                   24     6.3600%       16,818
168  Acquisition       360            360            120                 117                   24     6.0900%       16,344
169  Acquisition       360            358            120                 118                          5.9300%       16,067
170   Refinance   Interest Only  Interest Only       120                 117                  120     5.5200%       12,126
171   Refinance        360            360            120                 119                   60     5.7800%       14,737
172   Refinance        240            238            239      (16)       237         (16)             6.3500%       18,603
173   Refinance   Interest Only  Interest Only       120                 117                  120     5.5000%       11,153
174   Refinance        360            356            120                 116                          5.8400%       14,143
175  Acquisition       360            360            121                 116                   36     5.8900%       13,627
176   Refinance        360            360            120                 119                   36     5.9400%       13,105
177   Refinance        360            360            120                 117                   24     5.8550%       12,159
178   Refinance        360            360            120                 119                   60     5.6800%       11,293
179   Refinance        360            356            120                 116                          6.5200%       12,351
180   Refinance        360            359            121                 120                          6.1800%       11,612
181   Refinance        360            356            120                 116                          5.8400%       11,049
182  Acquisition       360            360            120                 117                   24     5.9500%       11,110
183  Acquisition       360            360             60                  57                   24     6.3700%       11,536
184  Acquisition       360            359            120                 119                          5.9500%       10,138
185  Acquisition       360            358            120                 118                          5.8600%       10,040
186   Refinance        180            178            180                 178                          5.8200%       14,097
187  Acquisition       360            360            120                 117                   36     6.1800%       10,087
188   Refinance        360            358            120                 118                          5.8400%        9,429
189   Refinance        360            356            120                 116                          6.0000%        9,443
190   Refinance        360            358            120                 118                          5.9200%        9,213
191   Refinance        360            360            119                 117                   60     5.5800%        8,592
192  Acquisition       360            357            120                 117                          6.2700%        9,255
193  Acquisition       360            358             60                  58                          6.2400%        8,918
194  Acquisition       360            356            120                 116                          5.8000%        8,508
195  Acquisition       360            358             84                  82                          6.1000%        8,635
196  Acquisition       360            358            120                 118                          5.8600%        8,386
197   Refinance        360            360            119                 117                   12     5.5700%        7,438
198   Refinance   Interest Only  Interest Only       120                 117                  120     5.5000%        6,041

        FIRST
       PAYMENT    MATURITY              PREPAYMENT PROVISION          DEFEASANCE
 #      DATE        DATE      ARD (3)   AS OF ORIGINATION (4)         OPTION (5)
---  ----------  ----------  ---------  ---------------------         ----------
100  2/11/2007   1/11/2017      N/A     Lock/40_YM1/76_0.0%/4              No
101   5/1/2007    4/1/2017      N/A     Lock/116_0.0%/4                   Yes
102  3/11/2007   3/11/2017      N/A     Lock/39_YM1/81_0.0%/1              No
103  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
104  5/11/2007   4/11/2017      N/A     Lock/117_0.0%/3                   Yes
105  5/11/2007   4/11/2017      N/A     Lock/117_0.0%/3                   Yes
106  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
107  3/11/2007   3/11/2017      N/A     Lock/117_0.0%/4                   Yes
108  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
109  5/11/2007   4/11/2017      N/A     Lock/117_0.0%/3                   Yes
110  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
111  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
112  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
113  3/11/2007   2/11/2012      N/A     Lock/27_YM1/29_0.0%/4              No
114  5/11/2007   3/11/2017      N/A     Lock/116_0.0%/3                   Yes
115  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
116  4/11/2007   4/11/2017      N/A     Lock/38_YM1/80_0.0%/3              No
117  3/11/2007   2/11/2012      N/A     Lock/54_0.0%/6                    Yes
118  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
119  4/11/2007   4/11/2017      N/A     Lock/118_0.0%/3                   Yes
120   5/1/2007    4/1/2037    4/1/2017  YM5/116_0.0%/4                     No
121  5/11/2007   4/11/2017      N/A     Lock/37_YM1/80_0.0%/3              No
122  3/11/2007   2/11/2017      N/A     Lock/27_YM1/89_0.0%/4              No
123   4/1/2007    3/1/2017      N/A     Lock/116_0.0%/4                   Yes
124  3/11/2007   1/11/2017      N/A     Lock/116_0.0%/3                   Yes
125  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
126  1/11/2007   12/11/2016     N/A     Lock/117_0.0%/3                   Yes
127  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
128  5/11/2007   4/11/2017      N/A     Lock/37_YM1/80_0.0%/3              No
129  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
130   4/1/2007    3/1/2017      N/A     Lock/116_0.0%/4                   Yes
131   4/1/2007    3/1/2017      N/A     YM1/113_0.0%/7                     No
132   4/1/2007    3/1/2017      N/A     YM1/59_0.0%/61                     No
133  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
134  4/11/2007   4/11/2017      N/A     Lock/118_0.0%/3                   Yes
135  4/11/2007   4/11/2017      N/A     Lock/118_0.0%/3                   Yes
136  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
137   4/1/2007    3/1/2017      N/A     YM1/59_0.0%/61                     No
138  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
139  4/11/2007   4/11/2017      N/A     Lock/118_0.0%/3                   Yes
140  4/11/2007   4/11/2017      N/A     Lock/115_0.0%/6                   Yes
141   4/1/2007    3/1/2017      N/A     YM1/59_0.0%/61                     No
142  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
143  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
144  3/11/2007   3/11/2017      N/A     Lock/117_0.0%/4                   Yes
145  2/11/2007   1/11/2017      N/A     Lock/114_0.0%/6                   Yes
146   5/1/2007    4/1/2017      N/A     YM1/116_0.0%/4                     No
147  4/11/2007   3/11/2017      N/A     Lock/38_YM1/78_0.0%/4              No
148  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
149  3/11/2007   1/11/2012      N/A     Lock/53_0.0%/6                    Yes
150  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
151  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
152   5/1/2007    4/1/2017      N/A     YM1/113_0.0%/7                     No
153  4/11/2007   4/11/2017      N/A     Lock/118_0.0%/3                   Yes
154  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
155  4/11/2007   5/11/2017      N/A     Lock/119_0.0%/3                   Yes
156   5/1/2007    4/1/2037    4/1/2017  YM1/116_0.0%/4                     No
157   4/1/2007    3/1/2017      N/A     Lock/116_0.0%/4                   Yes
158  2/11/2007   1/11/2017      N/A     Lock/114_0.0%/6                   Yes
159   4/1/2007    3/1/2017      N/A     YM1/116_0.0%/4                     No
160  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
161  4/11/2007   4/11/2027      N/A     Lock/235_0.0%/6                   Yes
162  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
163  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
164  5/11/2007   4/11/2017      N/A     Lock/117_0.0%/3                   Yes
165  3/11/2007   3/11/2017      N/A     Lock/118_0.0%/3                   Yes
166  5/11/2007   4/11/2017      N/A     Lock/114_0.0%/6                   Yes
167  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
168  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
169  4/11/2007   3/11/2017      N/A     Lock/114_0.0%/6                   Yes
170  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
171   5/1/2007    4/1/2037    4/1/2017  YM1/116_0.0%/4                     No
172  4/11/2007   2/11/2027      N/A     Lock/233_0.0%/6                   Yes
173  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
174  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
175  1/11/2007   1/11/2017      N/A     Lock/115_0.0%/6                   Yes
176   5/1/2007    4/1/2017      N/A     YM1/113_0.0%/7                     No
177  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
178   5/1/2007    4/1/2037    4/1/2017  YM1/116_0.0%/4                     No
179  2/11/2007   1/11/2017      N/A     Lock/114_0.0%/6                   Yes
180  5/11/2007   5/11/2017      N/A     Lock/37_YM1/81_0.0%/3              No
181  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
182  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
183  3/11/2007   2/11/2012      N/A     Lock/27_YM1/29_0.0%/4              No
184  5/11/2007   4/11/2017      N/A     Lock/114_0.0%/6                   Yes
185  4/11/2007   3/11/2017      N/A     Lock/114_0.0%/6                   Yes
186  4/11/2007   3/11/2022      N/A     Lock/174_0.0%/6                   Yes
187  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3                   Yes
188  4/11/2007   3/11/2017      N/A     Lock/117_0.0%/3                   Yes
189  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3                   Yes
190  4/11/2007   3/11/2017      N/A     Lock/114_0.0%/6                   Yes
191  4/11/2007   2/11/2037   2/11/2017  Lock/116_0.0%/3                   Yes
192  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes
193  4/11/2007   3/11/2012      N/A     Lock/38_YM1/19_0.0%/3              No
194  2/11/2007   1/11/2017      N/A     Lock/114_0.0%/6                   Yes
195  4/11/2007   3/11/2014      N/A     Lock/38_YM1/43_0.0%/3              No
196  4/11/2007   3/11/2017      N/A     Lock/114_0.0%/6                   Yes
197  4/11/2007   2/11/2017      N/A     Lock/116_0.0%/3                   Yes
198  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6                   Yes

                                                                                            ORIGINAL           CUT-OFF DATE
                                   LOAN                                                     PRINCIPAL            PRINCIPAL
 #                       CROSSED  GROUP  LOAN NAME                                           BALANCE            BALANCE (1)
---                      -------  -----  ----------------------------------------------  --------------       --------------
199                                 1    Malvern Post Office Building                    $    1,300,000       $    1,295,785
200                                 1    Commerce Crossing Retail Center                      1,275,000            1,272,611
201                                 1    Duvall Town Center                                   1,223,000            1,223,000
202                                 2    Apple Creek Village Mobile Home Park                 1,225,000            1,220,953
203                                 1    Lexington Park Self-Storage                          1,200,000            1,200,000
204                                 1    Eastland Shopping Center                             1,200,000            1,195,112
205                                 1    Siler City Family Dollar                             1,195,500            1,191,893
206                                 1    Caribou Shoppes                                      1,000,000              994,841
207                                 1    Stillman Office                                        765,000              765,000

                                                                                         --------------       --------------
TOTAL/WEIGHTED AVERAGE:                                                                  $3,298,765,000       $3,297,738,705
                                                                                         ==============       ==============
MAXIMUM:                                                                                 $  475,000,000       $  475,000,000
MINIMUM:                                                                                 $      275,000       $      275,000

                         PERCENTAGE OF                  ORIGINAL      REMAINING      ORIGINAL            REMAINING
                          INITIAL NET                 AMORTIZATION  AMORTIZATION     TERM TO             TERM TO
                            MORTGAGE       LOAN           TERM           TERM        MATURITY             MATURITY
 #                        POOL BALANCE    PURPOSE       (MONTHS)     (MONTHS) (1)  (MONTHS) (2)       (MONTHS) (1, 2)
---                      -------------  -----------  -------------  -------------  ------------       ---------------
199                            0.0%      Refinance        360            357            120                117
200                           0.04%      Refinance        360            358            120                118
201                           0.04%     Acquisition       360            360            120                115
202                           0.04%      Refinance        360            357            120                117
203                           0.04%      Refinance   Interest Only  Interest Only       120                117
204                           0.04%      Refinance        360            356            120                116
205                           0.04%     Acquisition       360            357            120                117
206                           0.03%     Acquisition       360            355            120                115
207                           0.02%      Refinance        360            360            120                116

                             -----                        ---            ---            ---                ---
TOTAL/WEIGHTED AVERAGE:      100.0%                       353            352            115                112
                             =====                        ===            ===            ===                ===
MAXIMUM:                      14.4%                       360            360            300                290
MINIMUM:                      0.01%                       180            178             58                 53

                          INITIAL
                         INTEREST
                           ONLY    MORTGAGE                  FIRST
                          PERIOD   INTEREST    MONTHLY      PAYMENT    MATURITY              PREPAYMENT PROVISION   DEFEASANCE
 #                       (MONTHS)    RATE      PAYMENT       DATE        DATE      ARD (3)   AS OF ORIGINATION (4)  OPTION (5)
---                      --------  --------  -----------  ----------  ----------  ---------  ---------------------  ----------
199                                 5.8700%  $     7,686  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3            Yes
200                                 5.8900%        7,554  4/11/2007   3/11/2017      N/A     Lock/114_0.0%/6            Yes
201                          24     6.1800%        7,475  1/11/2007   12/11/2016     N/A     Lock/117_0.0%/3            Yes
202                                 5.7600%        7,157  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6            Yes
203                         120     5.5000%        5,576  3/11/2007   2/11/2017      N/A     Lock/114_0.0%/6            Yes
204                                 5.9200%        7,133  2/11/2007   1/11/2017      N/A     Lock/117_0.0%/3            Yes
205                                 6.2900%        7,392  3/11/2007   2/11/2017      N/A     Lock/117_0.0%/3            Yes
206                                 5.7000%        5,804  1/11/2007   12/11/2016     N/A     Lock/117_0.0%/3            Yes
207                          18     5.8600%        4,518  2/11/2007   1/11/2017      N/A     Lock/114_0.0%/6            Yes

                                    ------   -----------  ----------  ----------
TOTAL/WEIGHTED AVERAGE:             5.6650%  $18,827,118  2/27/2007    4/12/2017
                                    ======   ===========  ==========  ==========
MAXIMUM:                            6.6000%  $ 3,480,807  6/11/2007    4/1/2037
MINIMUM:                            5.3400%  $     1,648   8/1/2006   10/11/2011

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY THREE WESTLAKE PARK AND FOUR WESTLAKE PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) The Underlying Mortgage Loans secured by GHC Brookside Park I & II, GHC Icemorelee Apartments, GHC Downing Place Apartments, GHC Peachtree Court Apartments, GHC Rockwood Place Apartments and GHC Carriage Hill Apartments are cross-collateralized and cross-defaulted.

(1)  Assumes a Cut-off Date in May 2007.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS, OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3)  ANTICIPATED REPAYMENT DATE

(4)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS
     YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A%
     PREPAYMENT FOR (y) PAYMENTS
     0.0%/(x) = PREPAYABLE AT PAR FOR (X) PAYMENTS

(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.

(6) PRIOR TO MAY 14TH, 2009, BORROWER IS PERMITTED TO PARTIALLY PREPAY UP TO 25% OF THE ORIGINAL PRINCIPAL AMOUNT OF THE ALLIANCE SAFD - PJ LOAN WITH THE PAYMENT OF A YIELD MAINTENANCE PREMIUM (GENERALLY EQUAL TO AN AMOUNT SUFFICIENT TO PURCHASE U.S. GOVERNMENT OBLIGATIONS THAT REPLICATE THE PAYMENTS DUE ON ALL SUCCESSIVE PAYMENT DATES) AND OBTAIN A RELEASE OF AN INDIVIDUAL PROPERTY UPON SATISFACTION OF VARIOUS CONDITIONS AS OUTLINED IN THE LOAN DOCUMENTS.

(7) THE MORTGAGE WHOLE LOAN VALUE IS $750 MILLION, CO-ORIGINATED BY COLUMN FINANCIAL ($150 MILLION), KEYBANK ($150 MILLION) AND JP MORGAN ($450 MILLION). COLUMN FINANCIAL AND KEYBANK EACH WILL BE CONTRIBUTING THEIR 20% INTEREST IN THE 599 LEXINGTON LOAN INTO THE TRUST (TOTAL CONTRIBUTION IN 2007-C2 WILL BE 40%). IT IS ANTICIPATED THAT JP MORGAN WILL CONTRIBUTE THEIR 60% INTEREST INTO TWO SEPARATE SECURITIZATIONS. CONTROL RIGHTS WILL REST WITH THE DIRECTING CERTIFICATEHOLDER WITH THE MAJORITY INTEREST IN THE 599 LEXINGTON WHOLE LOAN. LTV AND DSCR CALCULATIONS ARE BASED ON THE WHOLE LOAN AMOUNT OF $750 MILLION.

(8) PRIOR TO MAY 14TH, 2009, BORROWER IS PERMITTED TO PARTIALLY PREPAY UP TO 25% OF THE ORIGINAL PRINCIPAL AMOUNT OF THE ALLIANCE SAFD - HC4 LOAN WITH THE PAYMENT OF A YIELD MAINTENANCE PREMIUM (GENERALLY EQUAL TO AN AMOUNT SUFFICIENT TO PURCHASE U.S. GOVERNMENT OBLIGATIONS THAT REPLICATE THE PAYMENTS DUE ON ALL SUCCESSIVE PAYMENT DATES) AND OBTAIN A RELEASE OF AN INDIVIDUAL PROPERTY UPON SATISFACTION OF VARIOUS CONDITIONS AS OUTLINED IN THE LOAN DOCUMENTS.

(9) PRIOR TO THE DATE THAT IS 2 YEARS AND 15 DAYS AFTER THE CLOSING DATE OF THE SERIES 2007-C2 TRANSACTION, BORROWER IS PERMITTED TO PARTIALLY PREPAY THE LOAN AMOUNT WITH YIELD MAINTENANCE SO LONG AS THE LTV OF THE MORTGAGED REAL PROPERTY FOLLOWING THE PARTIAL PREPAYMENT IS NOT LESS THAN 50%. THEREAFTER, BORROWER IS PERMITTED TO PARTIALLY DEFEASE THE LOAN SO LONG AS THE LTV OF THE MORTGAGED REAL PROPERTY FOLLOWING THE PARTIAL PREPAYMENT IS NOT LESS THAN 50%.

(10) THE 8320, 8400 WARD PARKWAY AND ONE PETTICOAT LANE MORTGAGE LOAN PROVIDES FOR A PREPAYMENT CONSIDERATION PERIOD DURING WHICH VOLUNTARY PRINCIPAL PREPAYMENTS MAY BE MADE IF ACCOMPANIED BY A YIELD MAINTENANCE PREMIUM. BEGINNING ON THE SECOND ANNIVERSARY OF THE DATE OF INITIAL ISSUANCE OF THE OFFERED CERTIFICATES, THE MORTGAGE LOAN MAY BE DEFEASED OR MAY BE VOLUNTARILY PREPAID WITH A YIELD MAINTENANCE PREMIUM. THE LOAN WILL BE FREELY PREPAYABLE AT ANY TIME ON OR AFTER THE DATE THAT IS THREE MONTHS PRIOR TO THE MATURITY DATE.

(11) THE 8330 WARD PARKWAY AND BUILDING B MORTGAGE LOAN PROVIDES FOR A PREPAYMENT CONSIDERATION PERIOD DURING WHICH VOLUNTARY PRINCIPAL PREPAYMENTS MAY BE MADE IF ACCOMPANIED BY A YIELD MAINTENANCE PREMIUM. BEGINNING ON THE SECOND ANNIVERSARY OF THE DATE OF INITIAL ISSUANCE OF THE OFFERED CERTIFICATES, THE MORTGAGE LOAN MAY BE DEFEASED OR MAY BE VOLUNTARILY PREPAID WITH A YIELD MAINTENANCE PREMIUM. THE LOAN WILL BE FREELY PREPAYABLE AT ANY TIME ON OR AFTER THE DATE THAT IS THREE MONTHS PRIOR TO THE MATURITY DATE.

(12) THE SHOPPES AT ST. CLAIR SQUARE MORTGAGE LOAN PROVIDES FOR A PREPAYMENT LOCKOUT PERIOD, FOLLOWED BY A PERIOD DURING THE LOAN MAY BE DEFEASED OR MAY BE VOLUNTARILY PREPAID WITH A YIELD MAINTENANCE PREMIUM. THE LOAN WILL BE FREELY PREPAYABLE AT ANY TIME ON OR AFTER THE DATE THAT IS THREE MONTHS PRIOR TO THE MATURITY DATE.

(13) BORROWER IS PERMITTED TO RELEASE A PARCEL OF THE MORTGAGED REAL PROPERTY SUBJECT TO A PAYDOWN OF THE LOAN AMOUNT OF NO LESS THAN $455,000 PLUS THE PAYMENT OF A YIELD MAINTENANCE PREMIUM.

(14) AT ANY TIME AFTER MAY 14TH, 2009, BORROWER IS PERMITTED TO RELEASE ONE OR MORE OF THE MORTGAGED REAL PROPERTIES WITH THE PAYMENT OF A YIELD MAINTENANCE PREMIUM SO LONG AS (i) THE REMAINING MORTGAGED REAL PROPERTIES HAVE A DEBT SERVICE COVERAGE RATIO OF AT LEAST 1.20X AND (ii) THE LOAN-TO-VALUE RATIO OF THE REMAINING MORTGAGED REAL PROPERTIES IS NOT HIGHER THAN 80%.

(15) THE CHAMBERLAIN PLAZA LOAN HAS AN ORIGINAL TERM OF 241 MONTHS AND AN ORIGINAL AMORTIZATION TERM OF 240 MONTHS AND IS BEING TREATED AS A FULLY AMORTIZING LOAN FOR PRESENTATION PURPOSES.

(16) THE MEDFORD PLACE SHOPPING CENTER LOAN HAS AN ORIGINAL TERM OF 239 MONTHS AND AN ORIGINAL AMORTIZATION TERM 240 AND IS BEING TREATED AS A FULLY AMORTIZING LOAN FOR PRESENTATION PURPOSES.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                     CUT-OFF DATE
               LOAN                                                    PRINCIPAL     APPRAISED
 #   CROSSED  GROUP  LOAN NAME                                        BALANCE (1)      VALUE
---  -------  -----  ----------------------------------------------  ------------  --------------
  1             2    Alliance SAFD - PJ                              $475,000,000  $  600,000,000
  2             1    599 Lexington Avenue                             300,000,000   1,000,000,000
  3    (A)      1    Four Westlake Park                                82,400,000     122,000,000
  4    (A)      1    Three Westlake Park                               63,200,000      89,850,000
  5             1    Two North LaSalle                                127,440,000     162,000,000
  6             1    Park Central                                     115,000,000     146,000,000
  7             2    Alliance SAFD - HC4                               93,000,000     116,450,000
  8             2    Broadway Portfolio                                70,000,000     109,700,000
  9             1    Greenwich Financial Center                        52,800,000      70,000,000
 10             2    Latitudes Apartments                              50,520,000      63,150,000
 11             1    Metro Square 95 Office Park                       48,000,000      60,900,000
 12             1    300-318 East Fordham Road                         47,000,000      61,700,000
 13             1    Flatbush Center                                   45,000,000      60,000,000
 14             2    Canterbury Apartments                             43,360,000      54,200,000
 15             1    SouthPointe Pavilions                             42,000,000      55,100,000
 16             2    Laurel Springs Apartments Portfolio               40,720,000      50,900,000
 17             1    The Gucci Building                                40,600,000      53,500,000
 18             1    8320, 8400 Ward Parkway and One Petticoat Lane    39,000,000      48,800,000
 19             1    Sheraton Four Points LAX                          38,500,000      54,400,000
 20             1    Midwestern Distribution Portfolio                 33,950,000      48,700,000
 21             1    University Commons                                32,933,112      46,500,000
 22             1    El Paseo Simi Valley                              32,000,000      55,700,000
 23             2    Wind River Apartments                             30,040,000      37,550,000
 24             1    8330 Ward Parkway and Building B                  28,000,000      37,100,000
 25             2    La Costa Apartments                               27,680,000      34,600,000
 26             2    Carriage Club Apartments                          25,720,000      32,150,000
 27             2    Paces Commons Apartments                          25,400,000      31,750,000
 28             2    Mallard Creek II Apartments                       24,880,000      31,100,000
 29             2    Jefferson Place                                   24,400,000      30,550,000
 30             1    Cordata Medical Building                          23,974,415      32,400,000
 31             1    Wildewood Portfolio                               22,800,000      28,800,000
 32             1    Schaumburg Corners (REFI)                         22,750,000      28,570,000
 33             1    The Shoppes at St. Clair Square                   22,476,150      25,300,000
 34             2    Alexan Cityview Apartments                        22,080,000      28,200,000
 35             2    Park at Woodlake                                  21,320,000      26,650,000
 36             2    Reflections Apartments                            19,900,000      25,000,000
 37             2    Jefferson Creek                                   19,120,000      23,900,000
 38             2    Hunter's Chase                                    18,360,000      22,950,000
 39             1    Conyers Commons                                   17,250,000      22,750,000
 40             2    Villagio Apartments                               16,800,000      21,000,000
 41             2    The Hollows Apartments                            16,720,000      20,900,000
 42             2    Sturbridge Square Apartments                      16,700,000      20,900,000
 43             2    Parke Orcutt Apartments                           16,150,000      24,000,000
 44             2    River Park Place Apartments                       15,500,000      22,400,000
 45             2    Orleans Square Apartments                         15,480,000      19,350,000
 46             1    Duke University Medical Complex                   14,500,000      21,000,000
 47             1    Skihawk Building                                  14,437,848      19,700,000
 48             2    Wind River Crossing                               14,200,000      17,750,000
 49             2    Sands Point Apartments                            14,000,000      17,500,000
 50             1    Courtyard DFW Airport                             13,978,944      26,600,000
 51             2    Seabreeze Apartments                              13,500,000      21,000,000
 52             2    Versailles Apartments                             13,000,000      17,400,000
 53             1    Quail Lakes                                       12,925,000      22,000,000
 54             2    Summerlyn Place Apartments                        12,880,000      16,100,000
 55             2    Woodmere Trace Apartments                         12,300,000      15,450,000
 56             2    Spring House                                      12,110,000      15,140,000
 57             1    Comcast Woodridge                                 12,100,000      18,100,000
 58             2    Riding Club Apartments                            12,000,000      15,100,000
 59             2    On the Green                                      11,900,000      15,250,000
 60             2    Walnut Creek Crossing                             11,700,000      14,650,000
 61             2    Oak Run Apartments                                11,650,000      14,590,000
 62             1    800 Wyman Park Drive                              11,600,000      14,600,000
 63             1    Columbia Medical Complex                          11,511,000      14,600,000
 64             2    Oakbrook Apartments                               11,440,000      14,300,000
 65             2    Wyandotte Commons Apartments                      11,000,000      13,800,000
 66             2    Country Club Villas                               10,800,000      13,500,000
 67             1    Hammonton Retail Center                           10,750,000      13,600,000
 68             1    Colerain Shopping Center                          10,600,000      13,400,000
 69             2    Heritage Park Estates                             10,500,000      13,300,000
 70             1    Los Mares Plaza                                   10,500,000      16,100,000
 71             1    Greensboro Village Shopping Center                10,155,201      13,900,000
 72             1    Skymark Tower                                     10,000,000      12,700,000
 73             2    Vista Crossing                                     9,900,000      12,500,000

                                        MATURITY/
        CUT-OFF DATE    MATURITY/ARD     ARD LTV         U/W          U/W        U/W
 #   LTV RATIO (1) (2)   BALANCE (3)  RATIO (2) (3)      NOI        NCF (4)    DSCR (5)
---  -----------------  ------------  -------------  -----------  -----------  --------
  1         79.2%       $475,000,000      79.2%      $36,469,288  $35,518,888    1.37x
  2         75.0%        300,000,000      75.0%       53,641,052   52,547,834    1.26x
  3         68.7%         82,400,000      68.7%        7,197,160    6,475,506    1.37x
  4         68.7%         63,200,000      68.7%        5,440,708    4,904,814    1.37x
  5         78.7%        127,440,000      78.7%        9,729,583    9,030,051    1.26x
  6         78.8%        115,000,000      78.8%        9,028,061    8,288,213    1.23x
  7         79.9%         93,000,000      79.9%        7,107,858    6,914,058    1.37x
  8         63.8%         70,000,000      63.8%        6,115,415    6,001,665    1.36x
  9         75.4%         52,800,000      75.4%        3,616,342    3,561,422    1.25x
 10         80.0%         50,520,000      80.0%        3,692,019    3,624,819    1.21x
 11         78.8%         48,000,000      78.8%        4,139,437    3,628,334    1.24x
 12         76.2%         47,000,000      76.2%        3,481,317    3,459,805    1.30x
 13         75.0%         45,000,000      75.0%        3,210,395    3,097,303    1.20x
 14         80.0%         43,360,000      80.0%        3,229,166    3,134,666    1.20x
 15         76.2%         42,000,000      76.2%        3,736,910    3,541,450    1.46x
 16         80.0%         40,720,000      80.0%        2,858,702    2,757,902    1.22x
 17         75.9%         40,600,000      75.9%        3,022,344    2,945,579    1.21x
 18         79.9%         35,068,169      71.9%        3,692,243    3,352,375    1.23x
 19         70.8%         33,859,949      62.2%        4,859,296    4,036,246    1.51x
 20         69.7%         33,950,000      69.7%        3,488,192    3,130,992    1.52x
 21         70.8%                 --       0.0%        2,937,021    2,861,116    1.07x
 22         57.5%         32,000,000      57.5%        2,994,800    2,898,765    1.63x
 23         80.0%         30,040,000      80.0%        2,169,234    2,117,334    1.22x
 24         75.5%         25,177,147      67.9%        2,714,863    2,380,821    1.22x
 25         80.0%         27,680,000      80.0%        2,101,971    1,986,471    1.25x
 26         80.0%         25,720,000      80.0%        1,843,162    1,802,962    1.21x
 27         80.0%         25,400,000      80.0%        1,845,577    1,778,377    1.21x
 28         80.0%         24,880,000      80.0%        1,854,696    1,811,496    1.21x
 29         79.9%         24,400,000      79.9%        1,808,772    1,702,772    1.22x
 30         74.0%         20,139,446      62.2%        2,114,911    1,993,058    1.20x
 31         79.2%         20,054,561      69.6%        2,132,513    1,889,188    1.20x
 32         79.6%         22,750,000      79.6%        1,721,215    1,574,442    1.21x
 33         88.8%(7)      18,660,666      73.8%(7)     1,779,751    1,730,140    1.11x
 34         78.3%         22,080,000      78.3%        1,580,498    1,503,498    1.22x
 35         80.0%         21,320,000      80.0%        1,658,557    1,517,557    1.24x
 36         79.6%         19,900,000      79.6%        1,480,052    1,408,052    1.23x
 37         80.0%         19,120,000      80.0%        1,391,008    1,316,008    1.20x
 38         80.0%         18,360,000      80.0%        1,450,275    1,344,275    1.28x
 39         75.8%         16,090,171      70.7%        1,500,207    1,443,682    1.19x
 40         80.0%         14,837,201      70.7%        1,480,651    1,426,651    1.20x
 41         80.0%         16,720,000      80.0%        1,278,723    1,170,723    1.22x
 42         79.9%         16,700,000      79.9%        1,309,568    1,242,068    1.26x
 43         67.3%         16,150,000      67.3%        1,133,332    1,109,932    1.19x
 44         69.2%         13,608,515      60.8%        1,343,795    1,274,295    1.19x
 45         80.0%         15,480,000      80.0%        1,467,480    1,349,480    1.52x
 46         69.0%         12,821,891      61.1%        1,375,974    1,256,741    1.22x
 47         73.3%         12,168,507      61.8%        1,427,354    1,335,914    1.33x
 48         80.0%         14,200,000      80.0%        1,095,986    1,007,986    1.24x
 49         80.0%         13,037,034      74.5%        1,288,316    1,164,566    1.20x
 50         52.6%         10,744,753      40.4%        2,245,575    2,038,645    1.93x
 51         64.3%         12,039,720      57.3%        1,250,148    1,204,148    1.20x
 52         74.7%         12,667,222      72.8%        1,206,019    1,141,019    1.24x
 53         58.8%         12,925,000      58.8%        1,375,152    1,278,487    1.58x
 54         80.0%         12,880,000      80.0%          938,816      917,816    1.20x
 55         79.6%         12,300,000      79.6%          903,275      848,275    1.20x
 56         80.0%         11,230,629      74.2%        1,130,445    1,037,445    1.26x
 57         66.9%         12,100,000      66.9%        1,124,549    1,116,522    1.50x
 58         79.5%         10,846,099      71.8%        1,226,647    1,124,647    1.31x
 59         78.0%         11,900,000      78.0%          860,301      807,301    1.20x
 60         79.9%         11,700,000      79.9%          926,420      856,420    1.28x
 61         79.8%         10,804,032      74.1%        1,069,904      964,904    1.22x
 62         79.5%         10,842,146      74.3%        1,127,520    1,058,725    1.28x
 63         78.8%         10,788,545      73.9%        1,058,827    1,008,835    1.20x
 64         80.0%         11,440,000      80.0%          867,179      842,879    1.20x
 65         79.7%          9,942,258      72.0%        1,111,296    1,025,796    1.30x
 66         80.0%         10,015,755      74.2%        1,119,285    1,048,785    1.43x
 67         79.0%         10,039,889      73.8%          950,278      907,536    1.19x
 68         79.1%          9,853,912      73.5%          950,005      895,089    1.22x
 69         78.9%          9,744,124      73.3%          899,687      862,187    1.20x
 70         65.2%          9,764,946      60.7%        1,016,398      970,834    1.32x
 71         73.1%          8,508,257      61.2%          875,134      835,821    1.20x
 72         78.7%          9,295,825      73.2%          967,900      840,023    1.22x
 73         79.2%          9,900,000      79.2%          737,350      679,350    1.20x

                                                                    TOTAL
         MASTER                      MASTER                    ADMINISTRATIVE
 #   SERVICING FEE                  SERVICER                      FEES (6)
---  -------------  -----------------------------------------  --------------
  1     0.01000%       Wachovia Bank, National Association        0.02068%
  2     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
  3     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
  4     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
  5     0.01000%       Wachovia Bank, National Association        0.02068%
  6     0.01000%       Wachovia Bank, National Association        0.02068%
  7     0.01000%       Wachovia Bank, National Association        0.02068%
  8     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
  9     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 10     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 11     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 12     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 13     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 14     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 15     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 16     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 17     0.01000%       Wachovia Bank, National Association        0.02068%
 18     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 19     0.01000%       Wachovia Bank, National Association        0.02068%
 20     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 21     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 22     0.01000%       Wachovia Bank, National Association        0.02068%
 23     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 24     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 25     0.01000%       Wachovia Bank, National Association        0.02068%
 26     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 27     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 28     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 29     0.01000%       Wachovia Bank, National Association        0.02068%
 30     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 31     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 32     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 33     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 34     0.02000%       Wachovia Bank, National Association        0.06068%
 35     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 36     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 37     0.01000%       Wachovia Bank, National Association        0.02068%
 38     0.01000%       Wachovia Bank, National Association        0.02068%
 39     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 40     0.01000%       Wachovia Bank, National Association        0.02068%
 41     0.01000%       Wachovia Bank, National Association        0.02068%
 42     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 43     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 44     0.01000%       Wachovia Bank, National Association        0.02068%
 45     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 46     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 47     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 48     0.01000%       Wachovia Bank, National Association        0.02068%
 49     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 50     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 51     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 52     0.01000%       Wachovia Bank, National Association        0.02068%
 53     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.10068%
 54     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 55     0.01000%       Wachovia Bank, National Association        0.02068%
 56     0.01000%       Wachovia Bank, National Association        0.02068%
 57     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 58     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.07068%
 59     0.01000%       Wachovia Bank, National Association        0.02068%
 60     0.01000%       Wachovia Bank, National Association        0.02068%
 61     0.01000%       Wachovia Bank, National Association        0.02068%
 62     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 63     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 64     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 65     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.07068%
 66     0.01000%       Wachovia Bank, National Association        0.02068%
 67     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 68     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 69     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 70     0.01000%       Wachovia Bank, National Association        0.06068%
 71     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 72     0.01000%       Wachovia Bank, National Association        0.02068%
 73     0.01000%       Wachovia Bank, National Association        0.02068%

                                                                     CUT-OFF DATE
               LOAN                                                    PRINCIPAL      APPRAISED
 #   CROSSED  GROUP  LOAN NAME                                        BALANCE (1)       VALUE
---  -------  -----  ----------------------------------------------  ------------  --------------
 74             2    Chapel Hill Apartments                           $9,640,000    $12,050,000
 75             1    Duke Portfolio                                    9,615,000     12,255,000
 76             1    Spring Lane Galleria                              9,600,000     12,380,000
 77             1    Elgin O'Hare Commerce Center                      9,550,000     12,600,000
 78             1    Draper Anchored Retail                            9,335,243     11,900,000
 79    (B)      2    GHC Brookside Park I & II                         3,100,000      4,000,000
 80    (B)      2    GHC Icemorelee Apartments                         3,100,000      3,650,000
 81    (B)      2    GHC Downing Place Apartments                      1,600,000      1,830,000
 82    (B)      2    GHC Peachtree Court Apartments                      650,000        980,000
 83    (B)      2    GHC Rockwood Place Apartments                       570,000      1,150,000
 84    (B)      2    GHC Carriage Hill Apartments                        275,000        800,000
 85             2    Mission Village                                   9,250,000     11,650,000
 86             1    Springhill Suites Dallas Las Colinas Irving       8,986,464     16,000,000
 87             2    Bandera Crossing                                  8,800,000     11,100,000
 88             1    105 South York                                    8,151,500     10,400,000
 89             2    Hampton Greens Apartments                         7,900,000      9,890,000
 90             1    720 Washington Avenue                             7,775,000     10,650,000
 91             2    Cypress Creek Apartments                          7,720,000      9,650,000
 92             1    Mequon Marketplace                                7,600,000      9,600,000
 93             1    Shops on Galaxie                                  7,600,000     10,000,000
 94             1    Alcoa Industrial                                  7,300,000     12,600,000
 95             2    Willow Brook Crossing                             7,250,000      9,100,000
 96             2    Pelham Apartments                                 7,240,000      9,050,000
 97             2    Southern Oaks Apartments                          7,200,000      9,050,000
 98             2    Timber Ridge Apartments                           7,150,000      8,950,000
 99             1    Terrace Ridge Shopping Center                     7,100,000      9,400,000
100             2    Village Plaza Apartments - West Wing              7,100,000      8,900,000
101             1    Physicians Plaza of Cool Springs                  7,000,000      9,000,000
102             1    Renaissance Courtyard                             6,600,000      8,400,000
103             1    The American Building                             6,600,000      8,700,000
104             1    Windward Way Shopping Center                      6,500,000      8,650,000
105             1    Homewood Suites Irving DFW                        6,490,372     10,900,000
106             2    Broadmoor Apartments                              6,400,000      8,400,000
107             2    Canterbury Place                                  6,300,000      8,700,000
108             2    Remington Court Apartments                        6,300,000      8,050,000
109             1    Comfort Inn Lehigh Valley West                    6,290,554      9,400,000
110             1    Douglas Physicians Center                         6,250,000      8,350,000
111             1    Hillsboro Promenade                               6,182,207     10,200,000
112             1    College View Manor                                6,100,000     10,130,000
113             2    Huntington Park Apartments                        6,000,000      8,100,000
114             1    Springhill Suites Dallas NW Highway               5,991,058      9,200,000
115             2    Hunterwood Apartments                             5,900,000      7,400,000
116             1    Radio Road Industrial                             5,688,814     14,300,000
117             1    Heritage Office                                   5,600,000      7,100,000
118             1    Boise Block 44                                    5,500,000      7,200,000
119             1    Oxford Town Center                                5,500,000      7,500,000
120             1    West Hills                                        5,494,376      7,600,000
121             2    Regent House                                      5,400,000      9,700,000
122             2    Centre Apartments                                 5,345,000      7,200,000
123             1    New York Avenue Office Building                   5,278,000      6,820,000
124             2    Willow Glen                                       5,200,000      6,550,000
125             1    Savannah Suites Norfolk                           5,185,703      7,250,000
126             1    County Line Medical                               5,075,000      6,400,000
127             2    Chapelwood Apartments                             5,000,000      6,460,000
128             1    Klug Industrial                                   4,994,609     10,000,000
129             2    Westridge Apartments                              4,900,000      6,800,000
130             2    Pear Tree Village                                 4,832,745      6,100,000
131             2    Hamilton Bay Apartments                           4,750,000      7,900,000
132             2    Porterwood Apartments                             4,600,000      5,750,000
133             1    Savannah Suites Chesapeake                        4,587,353      6,300,000
134             1    Hampton Inn Richmond Hill                         4,491,863      6,600,000
135             1    Bushnell Lakeside Office Building                 4,300,000      5,500,000
136             1    Fort Knox Self-Storage of Upper Marlboro          4,200,000      6,700,000
137             2    Colony Apartments                                 4,200,000      5,250,000
138             2    Knoll & Chicory Apartments                        4,017,330      5,900,000
139             1    Comfort Suites Richmond Hill                      3,992,768      5,500,000
140             1    301 North Lewis Road                              3,992,438      7,400,000
141             2    Stone Hollow Apartments                           3,900,000      4,900,000
142             2    Spartan Village Apartments                        3,788,752      5,100,000
143             1    Savannah Suites Hampton                           3,689,827      5,225,000
144             2    Brandywine                                        3,670,000      5,050,000
145             2    The Cove Apartments                               3,600,000      5,550,000
146             1    Gardens Medical Plaza Portfolio                   3,600,000     10,200,000

                                        MATURITY/
        CUT-OFF DATE    MATURITY/ARD     ARD LTV        U/W          U/W        U/W
 #   LTV RATIO (1) (2)   BALANCE (3)  RATIO (2) (3)     NOI        NCF (4)    DSCR (5)
---  -----------------  ------------  -------------  ----------  ----------  --------
 74         80.0%        $9,640,000       80.0%      $  718,700  $  689,900    1.25x
 75         78.5%         8,407,174       68.6%         964,713     904,003    1.33x
 76         77.5%         8,616,574       69.6%         912,870     865,175    1.30x
 77         75.8%         8,578,570       68.1%         912,865     823,567    1.24x
 78         78.4%         7,868,118       66.1%         860,956     814,632    1.24x
 79         74.9%         2,800,741       67.7%         323,479     285,979    1.34x
 80         74.9%         2,800,741       67.7%         325,282     300,282    1.34x
 81         74.9%         1,445,544       67.7%         174,018     149,018    1.34x
 82         74.9%           587,252       67.7%          69,371      56,871    1.34x
 83         74.9%           514,975       67.7%          81,673      69,173    1.34x
 84         74.9%           248,453       67.7%          42,603      31,103    1.34x
 85         79.4%         8,495,434       72.9%         911,765     861,765    1.31x
 86         56.2%         6,907,342       43.2%       1,252,855   1,127,210    1.66x
 87         79.3%         8,800,000       79.3%         677,074     626,074    1.24x
 88         78.4%         7,351,038       70.7%         795,178     744,641    1.28x
 89         79.9%         7,326,339       74.1%         746,408     669,158    1.24x
 90         73.0%         6,991,154       65.6%         766,965     683,134    1.26x
 91         80.0%         7,720,000       80.0%         668,336     604,336    1.37x
 92         79.2%         7,600,000       79.2%         625,356     603,040    1.37x
 93         76.0%         6,844,125       68.4%         698,658     652,022    1.20x
 94         57.9%         6,763,625       53.7%         737,923     672,743    1.37x
 95         79.7%         7,250,000       79.7%         584,880     532,880    1.28x
 96         80.0%         7,240,000       80.0%         540,739     519,139    1.20x
 97         79.6%         6,675,857       73.8%         728,219     672,219    1.38x
 98         79.9%         7,150,000       79.9%         589,532     541,032    1.32x
 99         75.5%         7,100,000       75.5%         555,687     521,098    1.24x
100         79.8%         6,615,566       74.3%         610,134     598,134    1.21x
101         77.8%         6,307,717       70.1%         644,313     598,148    1.21x
102         78.6%         6,600,000       78.6%         535,371     498,951    1.33x
103         75.9%         5,944,869       68.3%         649,356     582,687    1.25x
104         75.1%         5,836,119       67.5%         574,335     547,590    1.21x
105         59.5%         5,005,817       45.9%         861,255     776,123    1.57x
106         76.2%         5,660,905       67.4%         670,856     606,856    1.33x
107         72.4%         6,300,000       72.4%         658,095     616,095    1.71x
108         78.3%         5,553,267       69.0%         610,900     545,900    1.23x
109         66.9%         4,838,476       51.5%         779,186     695,710    1.46x
110         74.9%         5,612,809       67.2%         614,247     570,351    1.31x
111         60.6%         4,754,011       46.6%         588,044     556,662    1.20x
112         60.2%         5,389,487       53.2%         563,339     541,589    1.25x
113         74.1%         5,796,839       71.6%         596,776     547,776    1.22x
114         65.1%         4,629,230       50.3%         683,849     601,615    1.32x
115         79.7%         5,900,000       79.7%         466,887     426,887    1.26x
116         39.8%         4,779,852       33.4%         749,683     670,392    1.69x
117         78.9%         5,412,738       76.2%         604,654     568,213    1.35x
118         76.4%         4,847,733       67.3%         494,375     465,406    1.21x
119         73.3%         4,864,917       64.9%         586,974     552,501    1.40x
120         72.3%         4,646,147       61.1%         533,815     489,073    1.25x
121         55.7%         4,751,864       49.0%         488,810     472,560    1.26x
122         74.2%         4,735,956       65.8%         530,311     501,511    1.30x
123         77.4%         4,905,698       71.9%         477,636     432,914    1.20x
124         79.4%         5,200,000       79.4%         429,220     399,220    1.34x
125         71.5%         4,021,570       55.5%         791,577     726,312    1.82x
126         79.3%         4,581,708       71.6%         475,258     459,612    1.27x
127         77.4%         4,440,219       68.7%         477,786     444,536    1.22x
128         49.9%         4,187,989       41.9%         554,425     519,871    1.51x
129         72.1%         4,313,181       63.4%         452,157     427,157    1.25x
130         79.2%         4,083,346       66.9%         424,496     407,496    1.20x
131         60.1%         4,417,439       55.9%         394,151     377,056    1.16x
132         80.0%         4,166,400       72.5%         436,718     401,902    1.20x
133         72.8%         3,557,543       56.5%         676,282     621,255    1.76x
134         68.1%         3,816,078       57.8%         616,778     560,840    1.72x
135         78.2%         4,003,184       72.8%         435,860     403,817    1.34x
136         62.7%         4,200,000       62.7%         597,068     588,191    2.51x
137         80.0%         3,804,104       72.5%         402,750     367,678    1.20x
138         68.1%         3,422,321       58.0%         381,930     362,930    1.25x
139         72.6%         3,392,068       61.7%         486,130     443,751    1.53x
140         54.0%         3,371,770       45.6%         560,989     505,613    1.79x
141         79.6%         3,532,383       72.1%         369,043     340,707    1.20x
142         74.3%         3,195,133       62.6%         339,050     319,050    1.21x
143         70.6%         2,861,502       54.8%         497,607     448,037    1.57x
144         72.7%         3,670,000       72.7%         379,661     353,661    1.68x
145         64.9%         3,230,039       58.2%         326,884     316,384    1.27x
146         35.3%         3,361,740       33.0%         508,984     425,366    1.67x

                                                                    TOTAL
         MASTER                      MASTER                    ADMINISTRATIVE
 #   SERVICING FEE                  SERVICER                      FEES (6)
---  -------------  -----------------------------------------  --------------
 74     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 75     0.01000%       Wachovia Bank, National Association        0.09068%
 76     0.01000%       Wachovia Bank, National Association        0.02068%
 77     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.03068%
 78     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
 79     0.01000%       Wachovia Bank, National Association        0.02068%
 80     0.01000%       Wachovia Bank, National Association        0.02068%
 81     0.01000%       Wachovia Bank, National Association        0.02068%
 82     0.01000%       Wachovia Bank, National Association        0.02068%
 83     0.01000%       Wachovia Bank, National Association        0.02068%
 84     0.01000%       Wachovia Bank, National Association        0.02068%
 85     0.01000%       Wachovia Bank, National Association        0.02068%
 86     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 87     0.01000%       Wachovia Bank, National Association        0.02068%
 88     0.01000%       Wachovia Bank, National Association        0.03068%
 89     0.01000%       Wachovia Bank, National Association        0.02068%
 90     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 91     0.01000%       Wachovia Bank, National Association        0.02068%
 92     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 93     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 94     0.02000%       Wachovia Bank, National Association        0.07068%
 95     0.01000%       Wachovia Bank, National Association        0.02068%
 96     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 97     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
 98     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
 99     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
100     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
101     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.10068%
102     0.01000%       Wachovia Bank, National Association        0.02068%
103     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
104     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
105     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
106     0.01000%       Wachovia Bank, National Association        0.02068%
107     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
108     0.01000%       Wachovia Bank, National Association        0.02068%
109     0.01000%       Wachovia Bank, National Association        0.02068%
110     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
111     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
112     0.01000%       Wachovia Bank, National Association        0.02068%
113     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
114     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
115     0.01000%       Wachovia Bank, National Association        0.02068%
116     0.02000%       Wachovia Bank, National Association        0.07068%
117     0.01000%       Wachovia Bank, National Association        0.02068%
118     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
119     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
120     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
121     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
122     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
123     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
124     0.01000%       Wachovia Bank, National Association        0.02068%
125     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
126     0.01000%       Wachovia Bank, National Association        0.02068%
127     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
128     0.02000%       Wachovia Bank, National Association        0.07068%
129     0.01000%       Wachovia Bank, National Association        0.02068%
130     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.10068%
131     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
132     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
133     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
134     0.02000%       Wachovia Bank, National Association        0.06068%
135     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.03068%
136     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
137     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
138     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
139     0.02000%       Wachovia Bank, National Association        0.06068%
140     0.01000%       Wachovia Bank, National Association        0.02068%
141     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
142     0.01000%       Wachovia Bank, National Association        0.02068%
143     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
144     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
145     0.01000%       Wachovia Bank, National Association        0.02068%
146     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%

                                                                     CUT-OFF DATE
               LOAN                                                    PRINCIPAL    APPRAISED
 #   CROSSED  GROUP  LOAN NAME                                        BALANCE (1)     VALUE
---  -------  -----  ----------------------------------------------  ------------  -----------
147             1    Wyndham Hills                                    $3,568,106   $4,800,000
148             1    Blue Stone Bay Commons                            3,493,324    4,800,000
149             2    Tabard Apartments                                 3,450,000    5,100,000
150             1    Fort Knox Self-Storage of Leesburg                3,400,000    5,900,000
151             1    Frederick Self-Storage                            3,400,000    7,100,000
152             1    White Birch Plaza                                 3,400,000    5,000,000
153             1    Eubanks Court                                     3,370,000    4,500,000
154             1    The Offices at Johns Creek                        3,353,000    4,800,000
155             1    Shoppes at Live Oak                               3,313,929    4,200,000
156             1    HRubin Orlando Warehouse                          3,290,000    4,700,000
157             1    Tartan Square                                     3,244,031    4,300,000
158             2    Bolivar Square                                    3,200,000    4,100,000
159             1    Northglenn Greens                                 3,113,729    4,550,000
160             1    Meadow View Shopping Plaza                        3,093,110    4,100,000
161             1    Chamberlain Plaza                                 3,038,239    5,390,000
162             1    Valle Verde Pads #2 and #3                        3,000,000    4,990,000
163             2    Savannah Garden Apartments                        2,835,702    3,600,000
164             1    Emerald Center                                    2,797,049    3,550,000
165             1    Stone Oak North                                   2,791,537    3,500,000
166             2    Presidential Court                                2,717,303    4,990,000
167             2    Holiday Village Mobile Home Park                  2,700,000    3,375,000
168             2    Parkway East Townhomes                            2,700,000    3,500,000
169             1    Marysville Industrial                             2,694,985    4,750,000
170             1    A1A Self-Storage                                  2,600,000    4,700,000
171             1    HRubin Lee Warehouse                              2,517,000    3,800,000
172             1    Medford Place Shopping Center                     2,514,936    3,640,000
173             1    Fort Knox Self-Storage of Frederick               2,400,000    3,900,000
174             1    Shops at Bailey Cove                              2,390,075    3,260,000
175             2    Maple Ridge Apartments                            2,300,000    3,500,000
176             1    Sterling Climate Controlled Storage               2,200,000    3,050,000
177             1    Covington Plaza                                   2,060,000    2,625,000
178             1    HRubin Jupiter Warehouse                          1,950,000    3,000,000
179             1    31st Street                                       1,942,918    3,200,000
180             2    Park Place I & II                                 1,898,173    2,600,000
181             1    Chisholm Trail Office Suites                      1,867,246    2,500,000
182             1    Williamson Ranch Retail                           1,863,000    2,960,000
183             2    Country Squire Apartments                         1,850,000    3,250,000
184             1    Gulf Collection                                   1,698,291    2,200,000
185             1    A&A Storage - Rogers                              1,696,793    2,600,000
186             1    Eckerd - Germantown, MD                           1,678,444    3,300,000
187             1    Oasis at the Islands                              1,650,500    2,355,000
188             1    Rich DVM Industrial Building                      1,596,968    2,940,000
189             2    Eastgate Apartments                               1,568,681    2,400,000
190             1    Greene Professional Center                        1,547,115    2,000,000
191             1    Oregon City Retail                                1,500,000    2,800,000
192             1    Executive Court                                   1,495,459    2,320,000
193             1    Montrose Self Storage                             1,447,489    1,930,000
194             1    Grosse Pointe Retail                              1,443,958    1,880,000
195             1    Riviera De Sandia Mobile Home Park                1,422,452    2,500,000
196             1    A&A Storage - Bentonville                         1,417,321    1,800,000
197             2    Chestnut Acres Apartments                         1,300,000    4,300,000
198             1    Waldorf Self-Storage                              1,300,000    2,500,000
199             1    Malvern Post Office Building                      1,295,785    1,625,000
200             1    Commerce Crossing Retail Center                   1,272,611    1,610,000
201             1    Duvall Town Center                                1,223,000    1,740,000
202             2    Apple Creek Village Mobile Home Park              1,220,953    1,540,000
203             1    Lexington Park Self-Storage                       1,200,000    2,200,000
204             1    Eastland Shopping Center                          1,195,112    1,720,000

                                        MATURITY/
        CUT-OFF DATE    MATURITY/ARD     ARD LTV       U/W        U/W      U/W
 #   LTV RATIO (1) (2)   BALANCE (3)  RATIO (2) (3)    NOI      NCF (4)  DSCR (5)
---  -----------------  ------------  -------------  --------  --------  --------
147         74.3%        $3,011,218       62.7%      $359,723  $328,713    1.31x
148         72.8%         2,952,503       61.5%       310,254   297,829    1.21x
149         67.6%         3,450,000       67.6%       331,556   302,756    1.46x
150         57.6%         3,400,000       57.6%       421,244   412,751    2.18x
151         47.9%         3,400,000       47.9%       533,581   522,959    2.76x
152         68.0%         3,064,354       61.3%       309,990   289,624    1.20x
153         74.9%         3,090,313       68.7%       309,973   288,597    1.21x
154         69.9%         3,011,944       62.7%       358,133   305,281    1.31x
155         78.9%         2,805,379       66.8%       296,698   289,987    1.21x
156         70.0%         3,066,378       65.2%       345,680   329,807    1.43x
157         75.4%         2,755,566       64.1%       303,327   280,178    1.20x
158         78.0%         2,878,537       70.2%       325,761   288,511    1.28x
159         68.4%         2,612,744       57.4%       381,683   322,331    1.50x
160         75.4%         2,628,918       64.1%       284,080   269,753    1.21x
161         56.4%            67,584        1.3%       362,726   333,976    1.21x
162         60.1%         2,714,869       54.4%       333,283   319,917    1.47x
163         78.8%         2,402,689       66.7%       308,553   278,303    1.38x
164         78.8%         2,353,912       66.3%       257,382   239,328    1.23x
165         79.8%         2,388,043       68.2%       269,627   249,626    1.20x
166         54.5%         2,308,673       46.3%       251,928   239,178    1.22x
167         80.0%         2,411,456       71.5%       267,866   254,766    1.26x
168         77.1%         2,397,184       68.5%       282,671   265,171    1.35x
169         56.7%         2,285,845       48.1%       328,408   305,383    1.58x
170         55.3%         2,600,000       55.3%       292,883   284,811    1.96x
171         66.2%         2,347,533       61.8%       231,644   221,057    1.25x
172         69.1%            86,992        2.4%       283,232   271,694    1.22x
173         61.5%         2,400,000       61.5%       348,546   341,671    2.55x
174         73.3%         2,025,699       62.1%       260,207   243,824    1.44x
175         65.7%         2,070,890       59.2%       224,112   202,612    1.24x
176         72.1%         1,985,940       65.1%       208,517   203,901    1.30x
177         78.5%         1,819,258       69.3%       194,922   175,820    1.20x
178         65.0%         1,816,200       60.5%       199,906   191,255    1.41x
179         60.7%         1,678,530       52.5%       196,329   189,239    1.28x
180         73.0%         1,616,962       62.2%       201,600   172,284    1.24x
181         74.7%         1,582,578       63.3%       193,433   177,132    1.34x
182         62.9%         1,648,851       55.7%       160,887   153,572    1.15x
183         56.9%         1,787,359       55.0%       223,137   195,887    1.42x
184         77.2%         1,439,938       65.5%       154,976   147,061    1.21x
185         65.3%         1,436,229       55.2%       174,829   163,481    1.36x
186         50.9%            23,094        0.7%       212,324   211,224    1.25x
187         70.1%         1,496,482       63.5%       154,407   146,697    1.21x
188         54.3%         1,350,935       46.0%       171,494   158,837    1.40x
189         65.4%         1,335,694       55.7%       168,441   150,191    1.33x
190         77.4%         1,311,853       65.6%       149,866   142,606    1.29x
191         53.6%         1,397,703       49.9%       159,565   150,935    1.46x
192         64.5%         1,281,944       55.3%       158,412   133,958    1.21x
193         75.0%         1,361,048       70.5%       151,570   147,182    1.38x
194         76.8%         1,222,393       65.0%       136,351   127,545    1.25x
195         56.9%         1,290,474       51.6%       186,012   181,662    1.75x
196         78.7%         1,199,674       66.6%       140,099   131,324    1.30x
197         30.2%         1,117,896       26.0%       284,640   255,140    2.86x
198         52.0%         1,300,000       52.0%       171,530   164,832    2.27x
199         79.7%         1,098,123       67.6%       113,808   110,831    1.20x
200         79.0%         1,078,140       67.0%       128,271   116,690    1.29x
201         70.3%         1,088,189       62.5%       118,124   108,279    1.21x
202         79.3%         1,031,363       67.0%       114,493   110,478    1.29x
203         54.5%         1,200,000       54.5%       165,179   158,339    2.37x
204         69.5%         1,015,269       59.0%       146,995   128,483    1.50x

                                                                    TOTAL
         MASTER                      MASTER                    ADMINISTRATIVE
 #   SERVICING FEE                  SERVICER                      FEES (6)
---  -------------  -----------------------------------------  --------------
147     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
148     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.03068%
149     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
150     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
151     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
152     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
153     0.01000%       Wachovia Bank, National Association        0.06068%
154     0.01000%       Wachovia Bank, National Association        0.08068%
155     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
156     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
157     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
158     0.01000%       Wachovia Bank, National Association        0.02068%
159     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
160     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
161     0.01000%       Wachovia Bank, National Association        0.02068%
162     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
163     0.01000%       Wachovia Bank, National Association        0.04068%
164     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
165     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
166     0.01000%       Wachovia Bank, National Association        0.02068%
167     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
168     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
169     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
170     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
171     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
172     0.01000%       Wachovia Bank, National Association        0.02068%
173     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
174     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.11068%
175     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
176     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
177     0.01000%       Wachovia Bank, National Association        0.02068%
178     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.05068%
179     0.01000%       Wachovia Bank, National Association        0.02068%
180     0.01000%       Wachovia Bank, National Association        0.02068%
181     0.01000%       Wachovia Bank, National Association        0.02068%
182     0.01000%       Wachovia Bank, National Association        0.02068%
183     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
184     0.01000%       Wachovia Bank, National Association        0.02068%
185     0.01000%       Wachovia Bank, National Association        0.02068%
186     0.01000%       Wachovia Bank, National Association        0.02068%
187     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
188     0.01000%       Wachovia Bank, National Association        0.02068%
189     0.01000%       Wachovia Bank, National Association        0.02068%
190     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.02068%
191     0.01000%       Wachovia Bank, National Association        0.02068%
192     0.01000%       Wachovia Bank, National Association        0.02068%
193     0.01000%    KeyCorp Real Estate Capital Markets, Inc.     0.11068%
194     0.01000%       Wachovia Bank, National Association        0.02068%
195     0.01000%       Wachovia Bank, National Association        0.02068%
196     0.01000%       Wachovia Bank, National Association        0.02068%
197     0.02000%       Wachovia Bank, National Association        0.07068%
198     0.01000%       Wachovia Bank, National Association        0.02068%
199     0.02000%    KeyCorp Real Estate Capital Markets, Inc.     0.03318%
200     0.01000%       Wachovia Bank, National Association        0.02068%
201     0.01000%       Wachovia Bank, National Association        0.02068%
202     0.01000%       Wachovia Bank, National Association        0.02068%
203     0.01000%       Wachovia Bank, National Association        0.02068%
204     0.01000%       Wachovia Bank, National Association        0.02068%

                                                                      CUT-OFF DATE
               LOAN                                                     PRINCIPAL       APPRAISED
 #   CROSSED  GROUP  LOAN NAME                                         BALANCE (1)        VALUE
---  -------  -----  ----------------------------------------------  --------------  --------------
205             1    Siler City Family Dollar                        $    1,191,893  $    1,515,000
206             1    Caribou Shoppes                                        994,841       1,620,000
207             1    Stillman Office                                        765,000       1,030,000

                                                                     --------------  --------------
TOTAL/WEIGHTED AVERAGE:                                              $3,297,738,705  $5,004,025,000
                                                                     ==============  ==============
                     MAXIMUM:                                        $  475,000,000  $1,000,000,000
                     MINIMUM:                                        $      275,000  $      800,000

                                                              MATURITY/
                            CUT-OFF DATE     MATURITY/ARD      ARD LTV          U/W           U/W         U/W
 #                       LTV RATIO (1) (2)    BALANCE (3)   RATIO (2) (3)       NOI         NCF (4)    DSCR (5)
---                      -----------------  --------------  -------------  ------------  ------------  --------
205                             78.7%       $    1,022,293       67.5%     $    113,784  $    107,618    1.21x
206                             61.4%              840,570       51.9%           99,543        90,435    1.30x
207                             74.3%              668,902       64.9%           77,593        67,985    1.25x

                                ----        --------------       ----      ------------  ------------    ----
TOTAL/WEIGHTED AVERAGE:         75.6%       $3,155,462,267       73.4%     $310,233,758  $293,817,358    1.31x
                                ====        ==============       ====      ============  ============    ====
                                88.8%       $  475,000,000       80.0%     $ 53,641,052  $ 52,547,834    2.86x
                                30.2%       $           --        0.0%     $     42,603  $     31,103    1.07x

                                                                    TOTAL
         MASTER                      MASTER                    ADMINISTRATIVE
 #   SERVICING FEE                  SERVICER                      FEES (6)
---  -------------  -----------------------------------------  --------------
205     0.01000%       Wachovia Bank, National Association        0.02068%
206     0.01000%       Wachovia Bank, National Association        0.02068%
207     0.01000%       Wachovia Bank, National Association        0.09068%

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY THREE WESTLAKE PARK AND FOUR WESTLAKE PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY GHC BROOKSIDE PARK I & II, GHC ICEMORELEE APARTMENTS, GHC DOWNING PLACE APARTMENTS, GHC PEACHTREE COURT APARTMENTS, GHC ROCKWOOD PLACE APARTMENTS AND GHC CARRIAGE HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  ASSUMES A CUT-OFF DATE IN MAY 2007.

(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(3) AT MATURITY WITH RESPECT TO BALLOON LOANS, OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(4) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

(5) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(6) TOTAL ADMINISTRATIVE FEES INCLUDES MASTER, PRIMARY AND SUBSERVICING FEES AS WELL AS THE TRUSTEE FEE.

(7) WITH RESPECT TO MORTGAGE LOAN THE SHOPPES AT ST. CLAIRE, THE CUT-OFF DATE LTV (%) AND MATURITY LTV (%) ARE BASED ON THE FULL LOAN AMOUNT AND THE "AS IS" APPRAISED VALUE ($). IF USING THE "AS STABILIZED" VALUE AS OF JUNE 1, 2007, THE CUT-OFF DATE LTV (%) THE CUT-OFF DATE LTV (%) AND MATURITY LTV WOULD BE 78.3% AND 65.0% RESPECTIVELY.

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                      CUT-OFF DATE     MOST         MOST         MOST          MOST        2ND MOST
              LOAN                                     PRINCIPAL      RECENT       RECENT       RECENT        RECENT       RECENT
 #    CROSSED GROUP PROPERTY NAME                     BALANCE (1)    EGI (2)     EXPENSES       NOI       PERIOD ENDING    EGI (2)
---   ------- ----- --------------------------------- ------------ ------------ ------------ ------------ ------------- ------------
 1a            2    Park Pointe North                   52,687,489  $ 6,320,525  $ 2,833,290  $ 3,487,235     2/28/2007  $ 6,182,874
 1b            2    Park Place at Turtle Run            32,205,406    4,022,236    1,676,912    2,345,324     2/28/2007    3,710,120
 1c            2    Stillwater                          26,233,906    3,020,765    1,223,738    1,797,027     2/28/2007    2,649,245
 1d            2    Canyon Creek                        24,599,658    2,882,296    1,213,146    1,669,150     2/28/2007    2,702,370
 1e            2    Woodland Meadows                    24,518,514    3,135,591    1,647,620    1,487,971     2/28/2007    2,856,954
 1f            2    Cranes Landing                      22,454,050    2,495,943      910,037    1,585,906     2/28/2007    2,399,323
 1g            2    Waterford                           21,166,729    3,378,449    1,791,700    1,586,749     2/28/2007    3,057,828
 1h            2    Hunters Glen                        17,005,402    2,328,362    1,107,717    1,220,645     2/28/2007    2,257,852
 1i            2    Enclave at Cityview                 16,825,058    2,739,646    1,532,567    1,207,079     2/28/2007    2,674,885
 1j            2    Off Broadway                        16,551,995    2,145,976      989,744    1,156,232     2/28/2007    1,966,299
 1k            2    Churchill Crossing                  16,436,734    2,309,035    1,175,309    1,133,726     2/28/2007    2,153,143
 1l            2    The Equestrian                      15,418,374    1,628,029      590,769    1,037,260     2/28/2007    1,336,211
 1m            2    Wallingford                         14,840,691    2,718,436    1,705,747    1,012,689     2/28/2007    2,485,551
 1n            2    Fairway on the Park                 14,040,963    2,339,494    1,430,077      909,417     2/28/2007    2,198,911
 1o            2    Bellevue Heights                    13,050,611    1,895,523    1,078,286      817,237     2/28/2007    1,914,579
 1p            2    Stone Ridge                         12,921,628    2,071,291    1,225,248      846,043     2/28/2007    2,157,814
 1q            2    Eagle's Point                       10,668,988    1,640,455      882,886      757,569     2/28/2007    1,529,914
 1r            2    Surrey Oaks                         10,345,940    1,494,921      821,623      673,298     2/28/2007    1,455,697
 1s            2    Heritage Place                      10,039,902    1,415,861      694,841      721,020     2/28/2007    1,323,990
 1t            2    Cedar Glen                          10,031,920    1,551,210      832,511      718,699     2/28/2007    1,553,918
 1u            2    Park Ridge                           9,898,478    1,228,716      528,252      700,464     2/28/2007      916,458
 1v            2    Windsor Court                        9,798,796    1,814,005    1,065,493      748,512     2/28/2007    1,684,786
 1w            2    Wooded Creek                         9,779,693    1,425,038      752,986      672,052     2/28/2007    1,374,270
 1x            2    Meadowchase                          9,666,497    1,669,386      987,741      681,645     2/28/2007    1,480,227
 1y            2    Bent Creek                           9,329,011    1,440,993      770,808      670,185     2/28/2007    1,389,278
 1z            2    Shadowbluff                          9,233,995    1,352,834      711,247      641,587     2/28/2007    1,237,562
1aa            2    Lofts on Hulen                       8,909,612    1,780,874    1,149,816      631,058     2/28/2007    1,696,694
1ab            2    Woods at Lakeshore                   6,970,207    1,072,074      552,082      519,992     2/28/2007    1,056,021
1ac            2    Summer's Point                       6,834,880      876,308      394,052      482,256     2/28/2007      792,208
1ad            2    Creekside                            4,992,075      884,534      579,895      304,639     2/28/2007      838,048
1ae            2    The Savoy                            4,892,888      914,057      516,488      397,569     2/28/2007      933,263
1af            2    The Corners                          2,649,910      559,480      347,400      212,080     2/28/2007      506,244
 2             1    599 Lexington Avenue               300,000,000   67,174,656   25,242,453   41,932,203    12/31/2006   65,535,291
 3     (A)     1    Four Westlake Park                  82,400,000   12,896,549    5,646,293    7,250,256     8/31/2006   12,637,706
 4     (A)     1    Three Westlake Park                 63,200,000    9,433,675    4,229,927    5,203,748     8/31/2006    9,618,110
 5             1    Two North LaSalle                  127,440,000   16,770,744    8,863,037    7,907,707     7/31/2006          N/A
 6             1    Park Central                       115,000,000          N/A          N/A          N/A           N/A          N/A
 7a            2    The Cascades                        33,338,681    3,285,394    1,530,091    1,755,303     2/28/2007    3,206,593
 7b            2    The Place at Green Trails           12,200,000    1,892,728      888,044    1,004,684     2/28/2007    1,776,358
 7c            2    Broadmead                            9,900,000    1,456,605      804,273      652,332     2/28/2007    1,568,210
 7d            2    Harbour                              9,400,000    1,545,441      718,555      826,886     2/28/2007    1,426,937
 7e            2    Deerbrook Forest Apartments          6,600,000    1,032,493      534,809      497,684     2/28/2007      978,228
 7f            2    Carrington Court                     5,400,000    1,031,184      639,462      391,722     2/28/2007    1,029,506
 7g            2    Beacon Hill                          5,000,000      793,599      455,121      338,478     2/28/2007      795,304
 7h            2    Somerset Place                       5,000,000      972,147      633,010      339,137     2/28/2007      992,633
 7i            2    Chalfonte                            4,161,319      651,272      347,652      303,620     2/28/2007      650,508
 7j            2    Avalon Bay                           2,000,000      917,090      751,219      165,871     2/28/2007      852,252
 8a            2    3885 Broadway                       14,702,119    1,133,747      614,947      518,801    12/31/2005          N/A
 8b            2    4455 Broadway                       12,823,912      988,910      536,387      452,523    12/31/2005          N/A
 8c            2    3915 Broadway                        9,460,507      729,543      395,705      333,837    12/31/2005          N/A
 8d            2    80 Fort Washington                   8,052,141      620,937      336,798      284,140    12/31/2005          N/A
 8e            2    3900 Broadway                        7,387,834      569,710      309,012      260,698    12/31/2005          N/A
 8f            2    884 Riverside                        6,828,024      526,540      285,596      240,944    12/31/2005          N/A
 8g            2    86 Fort Washington                   5,960,028      459,605      249,291      210,314    12/31/2005          N/A
 8h            2    66-72 Fort Washington Avenue         4,785,436      369,027      200,161      168,866    12/31/2005          N/A
 9             1    Greenwich Financial Center          52,800,000    4,705,093    1,046,657    3,658,436    12/31/2006    4,496,813
 10            2    Latitudes Apartments                50,520,000    5,177,213    1,617,426    3,559,787    10/31/2006          N/A
 11            1    Metro Square 95 Office Park         48,000,000    4,066,875    1,451,673    2,615,202    10/31/2006          N/A
 12            1    300-318 East Fordham Road           47,000,000    3,369,108      557,729    2,811,379    12/31/2006    3,443,884
 13            1    Flatbush Center                     45,000,000    3,958,577      739,748    3,218,829    12/31/2006    3,922,670
 14            2    Canterbury Apartments               43,360,000    4,874,596    1,709,506    3,165,090    11/30/2006          N/A
 15            1    SouthPointe Pavilions               42,000,000    5,805,638    2,221,349    3,584,289    12/31/2006    5,700,280
16a            2    Laurel Springs Apartments I         17,320,000    1,685,645      546,808    1,138,837    11/30/2006          N/A
16b            2    Laurel Springs Apartments III       15,480,000      877,582      381,341      496,241    11/30/2006          N/A
16c            2    Laurel Springs Apartments II         7,920,000      809,068      241,482      567,586    10/31/2006          N/A
 17            1    The Gucci Building                  40,600,000          N/A          N/A          N/A           N/A          N/A
18a            1    8400 Ward Parkway                   16,125,000    1,929,909      422,403    1,507,506    12/31/2006    1,741,343
18b            1    8320 Ward Parkway                   14,555,000    2,209,496      826,552    1,382,944    12/31/2006    2,242,500
18c            1    One Petticoat                        8,320,000    1,756,163      850,625      905,538    12/31/2006    1,886,740
 19            1    Sheraton Four Points LAX            38,500,000   21,076,716   16,590,954    4,485,762     9/30/2006   18,982,234
 20            1    Midwestern Distribution Portfolio   33,950,000    3,570,119      702,894    2,867,225    12/31/2005    3,491,169
 21            1    University Commons                  32,933,112    3,302,499      810,842    2,491,657    12/31/2006          N/A
 22            1    El Paseo Simi Valley                32,000,000    3,714,577    1,122,541    2,592,036    12/31/2006          N/A
 23            2    Wind River Apartments               30,040,000    3,336,092    1,183,425    2,152,667    10/31/2006          N/A
24a            1    Building B                          16,785,000    3,203,604    1,360,329    1,843,275    12/31/2006          N/A
24b            1    8330 Ward Parkway                   11,215,000    1,191,232      619,468      571,764    12/31/2006          N/A
 25            2    La Costa Apartments                 27,680,000    3,989,196    1,933,972    2,055,224    12/31/2006    3,773,211
 26            2    Carriage Club Apartments            25,720,000    2,492,835      703,770    1,789,065    10/31/2006          N/A
 27            2    Paces Commons Apartments            25,400,000    2,690,258      928,550    1,761,708    10/31/2006          N/A
 28            2    Mallard Creek II Apartments         24,880,000    2,751,760      902,903    1,848,857    11/30/2006          N/A
 29            2    Jefferson Place                     24,400,000    3,677,225    1,913,003    1,764,222    12/31/2006    3,547,885
 30            1    Cordata Medical Building            23,974,415    1,731,690      198,285    1,533,405     3/31/2006    1,604,762
 31            1    Wildewood Portfolio                 22,800,000    3,085,270    1,126,023    1,959,247    12/31/2006    3,227,453
 32            1    Schaumburg Corners (REFI)           22,750,000    2,615,201    1,145,563    1,469,638    12/31/2006    2,500,522
 33            1    The Shoppes at St. Clair Square     22,476,150          N/A          N/A          N/A           N/A          N/A
 34            2    Alexan Cityview Apartments          22,080,000    3,188,563    1,806,192    1,382,371    12/31/2006    3,007,569
 35            2    Park at Woodlake                    21,320,000    3,643,843    2,082,096    1,561,747    12/31/2006    3,435,194
 36            2    Reflections Apartments              19,900,000    2,454,523    1,075,225    1,379,298    12/31/2006    2,338,379
 37            2    Jefferson Creek                     19,120,000    2,727,342    1,431,671    1,295,671    12/31/2006    2,618,445
 38            2    Hunter's Chase                      18,360,000    2,949,628    1,592,492    1,357,136    12/31/2006    2,591,738
 39            1    Conyers Commons                     17,250,000          N/A          N/A          N/A           N/A          N/A
 40            2    Villagio Apartments                 16,800,000          N/A          N/A          N/A           N/A          N/A
 41            2    The Hollows Apartments              16,720,000    2,494,702    1,353,250    1,141,452    12/31/2006    2,565,132
 42            2    Sturbridge Square Apartments        16,700,000    2,543,902    1,262,172    1,281,730    12/31/2006    2,480,654
 43            2    Parke Orcutt Apartments             16,150,000          N/A          N/A          N/A           N/A          N/A
 44            2    River Park Place Apartments         15,500,000    2,643,502    1,501,582    1,141,920    10/31/2006    2,642,789

         2ND MOST   2ND MOST    2ND MOST      3RD MOST    3RD MOST    3RD MOST   3RD MOST
          RECENT     RECENT      RECENT        RECENT      RECENT      RECENT     RECENT
 #      EXPENSES       NOI    PERIOD ENDING    EGI (2)    EXPENSES       NOI    PERIOD ENDING U/W EGI (2) U/W EXPENSES   U/W NOI
---   ----------- ----------- -------------   -------   ----------- ----------- ------------- ----------- ------------ -----------
 1a   $ 2,450,062 $ 3,732,812  12/31/2005   $ 6,299,586 $ 2,795,362 $ 3,504,224   12/31/2004  $ 6,582,529 $ 2,639,619  $ 3,942,910
 1b     1,655,594   2,054,526  12/31/2005     3,652,930   1,665,657   1,987,273   12/31/2004    4,173,736   1,765,787    2,407,949
 1c     1,116,761   1,532,484  12/31/2005     2,505,869   1,138,175   1,367,694   12/31/2004    3,062,119   1,134,566    1,927,553
 1d     1,279,738   1,422,632  12/31/2005     2,431,539   1,202,222   1,229,317   12/31/2004    3,068,924   1,257,249    1,811,675
 1e     1,301,311   1,555,643  12/31/2005     2,702,181   1,259,754   1,442,427   12/31/2004    3,235,699   1,387,260    1,848,440
 1f       855,970   1,543,353  12/31/2005     2,227,570     958,476   1,269,094   12/31/2004    2,522,942     862,256    1,660,686
 1g     1,618,272   1,439,556  12/31/2005     3,440,069   1,771,959   1,668,110   12/31/2004    3,415,422   1,819,759    1,595,663
 1h     1,037,042   1,220,810  12/31/2005     2,222,273     991,225   1,231,048   12/31/2004    2,342,960   1,076,344    1,266,617
 1i     1,466,623   1,208,262  12/31/2005     2,763,340   1,407,047   1,356,293   12/31/2004    2,819,099   1,537,615    1,281,484
 1j       938,782   1,027,517  12/31/2005     1,832,968     872,657     960,311   12/31/2004    2,202,688     980,279    1,222,409
 1k     1,098,864   1,054,279  12/31/2005     2,162,091   1,066,826   1,095,265   12/31/2004    2,417,243   1,177,656    1,239,585
 1l       527,991     808,220  12/31/2005     1,218,010     541,594     676,416   12/31/2004    1,658,094     535,372    1,122,722
 1m     1,454,980   1,030,571  12/31/2005     2,890,426   1,582,497   1,307,929   12/31/2004    3,082,528   1,732,405    1,350,123
 1n     1,302,032     896,879  12/31/2005     2,247,901   1,314,199     933,702   12/31/2004    2,391,245   1,367,658    1,023,587
 1o       925,187     989,392  12/31/2005     1,966,540   1,000,392     966,148   12/31/2004    2,024,417     989,974    1,034,443
 1p     1,159,236     998,578  12/31/2005     2,159,760   1,162,251     997,509   12/31/2004    2,190,283   1,187,633    1,002,650
 1q       841,123     688,791  12/31/2005     1,548,446     776,891     771,555   12/31/2004    1,675,936     855,496      820,439
 1r       758,451     697,246  12/31/2005     1,419,981     777,905     642,076   12/31/2004    1,611,807     767,115      844,692
 1s       674,824     649,166  12/31/2005     1,271,458     631,527     639,931   12/31/2004    1,451,321     691,491      759,830
 1t       830,008     723,910  12/31/2005     1,625,263     788,885     836,378   12/31/2004    1,739,337     835,607      903,730
 1u       526,899     389,559  12/31/2005     1,006,196     486,487     519,709   12/31/2004    1,263,167     521,088      742,078
 1v     1,053,940     630,846  12/31/2005     1,745,459   1,032,845     712,614   12/31/2004    1,909,969   1,087,417      822,552
 1w       687,904     686,366  12/31/2005     1,387,417     701,197     686,220   12/31/2004    1,503,088     710,518      792,570
 1x       901,551     578,676  12/31/2005     1,696,672     968,837     727,835   12/31/2004    1,724,279     979,674      744,605
 1y       728,488     660,790  12/31/2005     1,372,318     702,342     669,976   12/31/2004    1,486,546     755,584      730,962
 1z       661,508     576,054  12/31/2005     1,271,560     671,394     600,166   12/31/2004    1,382,498     705,016      677,483
1aa     1,145,703     550,991  12/31/2005     1,737,922   1,041,713     696,209   12/31/2004    1,998,578   1,161,747      836,832
1ab       537,262     518,759  12/31/2005     1,038,404     489,925     548,479   12/31/2004    1,095,488     573,251      522,237
1ac       370,522     421,686  12/31/2005       693,770     366,762     327,008   12/31/2004      876,516     381,502      495,014
1ad       549,552     288,496  12/31/2005       896,059     512,976     383,083   12/31/2004      925,244     500,582      424,662
1ae       536,577     396,686  12/31/2005       943,029     479,093     463,936   12/31/2004      946,050     572,232      373,818
1af       349,320     156,924  12/31/2005       528,460     323,910     204,550   12/31/2004      607,248     367,960      239,288
 2     24,336,875  41,198,416  12/31/2005    64,095,433  22,853,424  41,242,009   12/31/2004   80,882,236  27,241,184   53,641,052
 3      5,331,229   7,306,477  12/31/2005    12,750,118   5,347,940   7,402,178   12/31/2004   13,057,253   5,860,093    7,197,160
 4      4,055,493   5,562,617  12/31/2005     8,586,557   3,854,618   4,731,939   12/31/2004    9,891,969   4,451,261    5,440,708
 5            N/A         N/A         N/A           N/A         N/A         N/A          N/A   18,433,036   8,703,453    9,729,583
 6            N/A         N/A         N/A           N/A         N/A         N/A          N/A   14,751,708   5,723,647    9,028,061
 7a     1,400,541   1,806,052  12/31/2005     3,081,935   1,449,614   1,632,321   12/31/2004    3,428,508   1,427,193    2,001,315
 7b       930,286     846,072  12/31/2005     1,817,766     933,744     884,022   12/31/2004    1,956,833     884,456    1,072,377
 7c       776,369     791,841  12/31/2005     1,664,589     779,694     884,895   12/31/2004    1,537,904     785,893      752,011
 7d       680,509     746,428  12/31/2005     1,409,501     686,620     722,881   12/31/2004    1,620,057     687,464      932,593
 7e       559,196     419,032  12/31/2005       985,252     526,851     458,401   12/31/2004    1,095,545     503,878      591,667
 7f       649,825     379,681  12/31/2005       979,276     570,117     409,159   12/31/2004    1,121,372     648,902      472,470
 7g       420,958     374,346  12/31/2005       827,311     432,906     394,405   12/31/2004      853,110     449,891      403,219
 7h       638,342     354,291  12/31/2005     1,016,906     625,099     391,807   12/31/2004      976,085     608,683      367,402
 7i       340,102     310,406  12/31/2005       650,779     304,251     346,528   12/31/2004      680,584     337,888      342,696
 7j       696,769     155,483  12/31/2005       974,446     688,534     285,912   12/31/2004      939,702     767,594      172,108
 8a           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,996,013     711,591    1,284,422
 8b           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,741,021     620,684    1,120,336
 8c           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,284,393     457,894      826,499
 8d           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,093,188     389,728      703,460
 8e           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,002,999     357,575      645,424
 8f           N/A         N/A         N/A           N/A         N/A         N/A          N/A      926,997     330,480      596,517
 8g           N/A         N/A         N/A           N/A         N/A         N/A          N/A      809,155     288,469      520,686
 8h           N/A         N/A         N/A           N/A         N/A         N/A          N/A      649,688     231,618      418,070
 9        955,195   3,541,618  12/31/2005           N/A         N/A         N/A          N/A    4,628,079   1,011,737    3,616,342
 10           N/A         N/A         N/A           N/A         N/A         N/A          N/A    5,427,281   1,735,262    3,692,019
 11           N/A         N/A         N/A           N/A         N/A         N/A          N/A    5,938,586   1,799,149    4,139,437
 12       598,820   2,845,064  12/31/2005     3,078,279     522,106   2,556,173   12/31/2004    4,139,544     658,227    3,481,317
 13       867,173   3,055,497  12/31/2005           N/A         N/A         N/A          N/A    4,094,379     883,984    3,210,395
 14           N/A         N/A         N/A           N/A         N/A         N/A          N/A    5,078,224   1,849,058    3,229,166
 15     2,088,999   3,611,281  12/31/2005    5,937,174   2,401,451   3,535,723    12/31/2004    6,056,488   2,319,577    3,736,910
16a           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,793,196     584,783    1,208,413
16b           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,565,173     495,299    1,069,874
16c           N/A         N/A         N/A           N/A         N/A         N/A          N/A      841,129     260,714      580,415
 17           N/A         N/A         N/A           N/A         N/A         N/A          N/A    3,113,943      91,599    3,022,344
18a        85,985   1,655,358  12/31/2005     1,835,385     113,738   1,721,647   12/31/2004    1,968,222     427,928    1,540,293
18b       777,679   1,464,821  12/31/2005     2,239,563     752,400   1,487,163   12/31/2004    2,506,066     836,237    1,669,829
18c       869,020   1,017,720  12/31/2005     1,983,861     849,258   1,134,603   12/31/2004    1,313,278     831,158      482,121
 19    15,336,738   3,645,496  12/31/2005    17,420,006  14,438,183   2,981,823   12/31/2004   20,576,254  15,716,958    4,859,296
 20       748,021   2,743,148  12/31/2004           N/A         N/A         N/A          N/A    4,504,413   1,016,221    3,488,192
 21           N/A         N/A         N/A           N/A         N/A         N/A          N/A    3,651,961     714,940    2,937,021
 22           N/A         N/A         N/A           N/A         N/A         N/A          N/A    4,166,020   1,171,220    2,994,800
 23           N/A         N/A         N/A           N/A         N/A         N/A          N/A    3,409,685   1,240,451    2,169,234
24a           N/A         N/A         N/A           N/A         N/A         N/A          N/A    3,135,059   1,329,059    1,806,000
24b           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,544,100     635,237      908,863
 25     1,790,616   1,982,595  12/31/2005     3,689,371   1,843,041   1,846,330   12/31/2004    3,990,754   1,888,783    2,101,971
 26           N/A         N/A         N/A           N/A         N/A         N/A          N/A    2,603,386     760,224    1,843,162
 27           N/A         N/A         N/A           N/A         N/A         N/A          N/A    2,831,968     986,391    1,845,577
 28           N/A         N/A         N/A           N/A         N/A         N/A          N/A    2,819,388     964,692    1,854,696
 29     1,837,677   1,710,208  12/31/2005     3,475,667   1,816,751   1,658,916   12/31/2004    3,706,088   1,897,316    1,808,772
 30       192,401   1,412,361   3/31/2005     1,552,362     244,428   1,307,934    3/31/2004    2,867,939     753,028    2,114,911
 31     1,118,952   2,108,501  12/31/2005     2,911,410     688,490   2,222,920   12/31/2004    3,271,951   1,139,438    2,132,513
 32     1,125,654   1,374,868  12/31/2005     2,434,881     899,953   1,534,928   12/31/2004    2,853,074   1,131,859    1,721,215
 33           N/A         N/A         N/A           N/A         N/A         N/A          N/A    2,349,026     569,275    1,779,751
 34     1,508,703   1,498,866  12/31/2005     3,005,450   1,446,623   1,558,827   12/31/2004    3,249,302   1,668,804    1,580,498
 35     2,023,190   1,412,004  12/31/2005     3,541,765   1,968,900   1,572,865   12/31/2004    3,672,320   2,013,763    1,658,557
 36     1,058,360   1,280,019  12/31/2005     2,124,882     982,887   1,141,995   12/31/2004    2,552,179   1,072,127    1,480,052
 37     1,352,974   1,265,471  12/31/2005     2,576,118   1,309,697   1,266,421   12/31/2004    2,813,111   1,422,103    1,391,008
 38     1,598,587     993,151  12/31/2005     2,389,793   1,466,562     923,231   12/31/2004    3,023,011   1,572,736    1,450,275
 39           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,872,189     371,982    1,500,207
 40           N/A         N/A         N/A           N/A         N/A         N/A          N/A    2,838,709   1,358,058    1,480,651
 41     1,409,472   1,155,660  12/31/2005     2,548,765   1,297,661   1,251,104   12/31/2004    2,634,426   1,355,703    1,278,723
 42     1,250,720   1,229,934  12/31/2005     2,387,649   1,255,569   1,132,080   12/31/2004    2,598,062   1,288,495    1,309,568
 43           N/A         N/A         N/A           N/A         N/A         N/A          N/A    1,752,253     618,921    1,133,332
 44     1,377,364   1,265,425  12/31/2005     2,817,424   1,430,094   1,387,330   12/31/2004    2,635,354   1,291,559    1,343,795

                                                               CUT-OFF DATE      MOST          MOST        MOST
            LOAN                                                PRINCIPAL       RECENT        RECENT      RECENT
 #  CROSSED GROUP PROPERTY NAME                                BALANCE (1)     EGI (2)      EXPENSES       NOI
--- ------- ----- -------------                               -------------- ------------ ------------ ------------
 45         2     Orleans Square Apartments                   $   15,480,000 $  2,603,109  $ 1,164,787 $  1,438,322
 46         1     Duke University Medical Complex                 14,500,000          N/A          N/A          N/A
 47         1     Skihawk Building                                14,437,848    1,747,502      270,470    1,477,032
 48         2     Wind River Crossing                             14,200,000    2,374,179    1,371,671    1,002,508
 49         2     Sands Point Apartments                          14,000,000    2,908,113    1,569,594    1,338,519
 50         1     Courtyard DFW Airport                           13,978,944    5,173,235    2,855,849    2,317,386
 51         2     Seabreeze Apartments                            13,500,000    2,145,864      961,274    1,184,590
 52         2     Versailles Apartments                           13,000,000    2,421,685    1,213,475    1,208,210
 53         1     Quail Lakes                                     12,925,000    2,243,731      594,758    1,648,973
 54         2     Summerlyn Place Apartments                      12,880,000    1,417,412      485,472      931,940
 55         2     Woodmere Trace Apartments                       12,300,000    1,588,597      805,264      783,333
 56         2     Spring House                                    12,110,000    2,656,176    1,557,280    1,098,896
 57         1     Comcast Woodridge                               12,100,000          N/A          N/A          N/A
 58         2     Riding Club Apartments                          12,000,000    2,361,374    1,292,686    1,068,688
 59         2     On the Green                                    11,900,000    1,744,103    1,063,918      680,185
 60         2     Walnut Creek Crossing                           11,700,000    1,869,952    1,010,960      858,992
 61         2     Oak Run Apartments                              11,650,000    2,565,637    1,859,472      706,165
 62         1     800 Wyman Park Drive                            11,600,000    1,492,148      514,680      977,468
 63         1     Columbia Medical Complex                        11,511,000          N/A          N/A          N/A
 64         2     Oakbrook Apartments                             11,440,000    1,389,152      562,677      826,475
 65         2     Wyandotte Commons Apartments                    11,000,000    2,170,847    1,224,943      945,904
 66         2     Country Club Villas                             10,800,000    2,065,050      987,882    1,077,168
 67         1     Hammonton Retail Center                         10,750,000    1,327,750      417,737      910,013
 68         1     Colerain Shopping Center                        10,600,000    1,117,266      178,218      939,048
 69         2     Heritage Park Estates                           10,500,000    1,431,391      821,404      609,987
 70         1     Los Mares Plaza                                 10,500,000    1,212,796      275,327      937,469
 71         1     Greensboro Village Shopping Center              10,155,201      976,018      251,233      724,785
 72         1     Skymark Tower                                   10,000,000    2,103,216    1,109,963      993,253
 73         2     Vista Crossing                                   9,900,000    1,544,788      816,562      728,226
 74         2     Chapel Hill Apartments                           9,640,000    1,373,742      547,834      825,908
75a         1     Creighton Crossing                               3,615,000      553,131       71,798      481,333
75b         1     Bowles Farm                                      1,939,000      296,686       38,511      258,176
75c         1     Patterson Road                                   1,520,000      232,575       30,189      202,386
75d         1     Ski Chalet                                       1,070,000      163,721       21,251      142,469
75e         1     Athens Road                                        940,000      143,829       18,669      125,160
75f         1     Enterprise                                         531,000       81,248       10,546       70,702
 76         1     Spring Lane Galleria                             9,600,000      987,287      200,703      786,584
 77         1     Elgin O'Hare Commerce Center                     9,550,000    1,325,443      407,453      917,990
 78         1     Draper Anchored Retail                           9,335,243          N/A          N/A          N/A
79a (B)     2     GHC Brookside Park I                             2,100,000      531,527      316,200      215,327
79b (B)     2     GHC Brookside Park II                            1,000,000      248,836      163,186       85,650
 80 (B)     2     GHC Icemorelee Apartments                        3,100,000      633,958      323,318      310,640
 81 (B)     2     GHC Downing Place Apartments                     1,600,000      506,027      314,961      191,066
 82 (B)     2     GHC Peachtree Court Apartments                     650,000      242,034      170,593       71,441
 83 (B)     2     GHC Rockwood Place Apartments                      570,000      267,446      198,544       68,902
 84 (B)     2     GHC Carriage Hill Apartments                       275,000      219,421      184,424       34,997
 85         2     Mission Village                                  9,250,000    1,396,078      489,107      906,971
 86         1     Springhill Suites Dallas Las Colinas Irving      8,986,464    2,684,551    1,516,824    1,167,727
 87         2     Bandera Crossing                                 8,800,000    1,370,517      768,911      601,606
 88         1     105 South York                                   8,151,500          N/A          N/A          N/A
 89         2     Hampton Greens Apartments                        7,900,000    1,795,030    1,091,715      703,315
 90         1     720 Washington Avenue                            7,775,000    1,219,865      415,378      804,487
 91         2     Cypress Creek Apartments                         7,720,000    1,580,372      935,944      644,428
 92         1     Mequon Marketplace                               7,600,000      763,216      117,744      645,472
 93         1     Shops on Galaxie                                 7,600,000          N/A          N/A          N/A
 94         1     Alcoa Industrial                                 7,300,000          N/A          N/A          N/A
 95         2     Willow Brook Crossing                            7,250,000    1,389,893      776,664      613,229
 96         2     Pelham Apartments                                7,240,000    1,016,680      489,738      526,942
 97         2     Southern Oaks Apartments                         7,200,000    1,281,874      575,930      705,944
 98         2     Timber Ridge Apartments                          7,150,000    1,289,491      655,971      633,520
 99         1     Terrace Ridge Shopping Center                    7,100,000      868,748      295,020      573,728
100         2     Village Plaza Apartments - West Wing             7,100,000          N/A          N/A          N/A
101         1     Physicians Plaza of Cool Springs                 7,000,000      629,083      212,317      416,766
102         1     Renaissance Courtyard                            6,600,000          N/A          N/A          N/A
103         1     The American Building                            6,600,000          N/A          N/A          N/A
104         1     Windward Way Shopping Center                     6,500,000          N/A          N/A          N/A
105         1     Homewood Suites Irving DFW                       6,490,372          N/A          N/A          N/A
106         2     Broadmoor Apartments                             6,400,000    1,590,682    1,028,401      562,281
107         2     Canterbury Place                                 6,300,000    1,164,821      533,817      631,004
108         2     Remington Court Apartments                       6,300,000    1,423,084      904,784      518,300
109         1     Comfort Inn Lehigh Valley West                   6,290,554    2,086,983    1,329,595      757,388
110         1     Douglas Physicians Center                        6,250,000          N/A          N/A          N/A
111         1     Hillsboro Promenade                              6,182,207      744,326      140,982      603,344
112         1     College View Manor                               6,100,000    1,232,326      703,662      528,664
113         2     Huntington Park Apartments                       6,000,000    1,265,187      929,080      336,107
114         1     Springhill Suites Dallas NW Highway              5,991,058    1,992,136    1,337,462      654,674
115         2     Hunterwood Apartments                            5,900,000    1,000,645      596,292      404,353
116         1     Radio Road Industrial                            5,688,814      931,465      110,544      820,921
117         1     Heritage Office                                  5,600,000      901,673      265,650      636,023
118         1     Boise Block 44                                   5,500,000      563,184      117,305      445,879
119         1     Oxford Town Center                               5,500,000          N/A          N/A          N/A
120         1     West Hills                                       5,494,376          N/A          N/A          N/A
121         2     Regent House                                     5,400,000          N/A          N/A          N/A
122         2     Centre Apartments                                5,345,000    1,032,692      498,632      534,060
123         1     New York Avenue Office Building                  5,278,000      722,901      221,001      501,900
124         2     Willow Glen                                      5,200,000      780,001      383,599      396,402
125         1     Savannah Suites Norfolk                          5,185,703    1,675,430      725,113      950,317
126         1     County Line Medical                              5,075,000          N/A          N/A          N/A
127         2     Chapelwood Apartments                            5,000,000      851,046      370,043      481,003
128         1     Klug Industrial                                  4,994,609      690,136       89,825      600,311
129         2     Westridge Apartments                             4,900,000      695,266      305,010      390,256
130         2     Pear Tree Village                                4,832,745          N/A          N/A          N/A
131         2     Hamilton Bay Apartments                          4,750,000          N/A          N/A          N/A
132         2     Porterwood Apartments                            4,600,000      945,089      525,563      419,526
133         1     Savannah Suites Chesapeake                       4,587,353    1,420,157      672,318      747,839
134         1     Hampton Inn Richmond Hill                        4,491,863    1,398,425      736,631      661,794

         MOST         2ND MOST      2ND MOST      2ND MOST     2ND MOST        3RD MOST
        RECENT        RECENT        RECENT        RECENT        RECENT          RECENT
 #   PERIOD ENDING     EGI (2)      EXPENSES        NOI      PERIOD ENDING     EGI (2)
---  -------------  ------------  ------------  -----------  -------------  -------------
 45      9/30/2006  $  2,538,893  $  1,128,740  $ 1,410,153     12/31/2005  $   2,497,142
 46            N/A           N/A           N/A          N/A            N/A            N/A
 47     11/30/2006     1,755,118       265,387    1,489,731     12/31/2005      1,672,937
 48     12/31/2006     2,144,896     1,287,699      857,197     12/31/2005      2,128,084
 49     12/20/2006     2,733,429     1,421,833    1,311,596     12/31/2005      2,712,711
 50     12/31/2006     4,379,443     2,699,089    1,680,354     12/31/2005      3,910,565
 51     12/31/2006     2,245,198       925,915    1,319,283     12/31/2005      2,070,883
 52     12/31/2006     2,382,544     1,248,845    1,133,699     12/31/2005      2,365,870
 53     12/31/2006     2,110,799       639,517    1,471,282     12/31/2005      1,769,217
 54     10/31/2006           N/A           N/A          N/A            N/A            N/A
 55     12/31/2006     1,565,271       783,493      781,778     12/31/2005      1,525,459
 56     10/31/2006           N/A           N/A          N/A            N/A            N/A
 57            N/A           N/A           N/A          N/A            N/A            N/A
 58      8/30/2006     2,297,344     1,321,416      975,928     12/31/2005      2,454,144
 59     12/31/2006           N/A           N/A          N/A            N/A            N/A
 60     12/31/2006     1,667,978       972,451      695,527     12/31/2005      1,672,240
 61     10/31/2006           N/A           N/A          N/A            N/A            N/A
 62     10/31/2006     1,532,520       457,682    1,074,838     12/31/2005      1,484,259
 63            N/A           N/A           N/A          N/A            N/A            N/A
 64     10/31/2006           N/A           N/A          N/A            N/A            N/A
 65      8/31/2006     2,246,027     1,200,755    1,045,272     12/31/2005      2,268,791
 66     10/31/2006           N/A           N/A          N/A            N/A            N/A
 67     12/31/2006     1,298,981       401,730      897,251     12/31/2005      1,262,872
 68      8/31/2006     1,105,957       190,771      915,186     12/31/2005            N/A
 69     11/30/2006           N/A           N/A          N/A            N/A            N/A
 70     12/31/2006     1,300,209       279,425    1,020,784     12/31/2005      1,224,114
 71     11/30/2006           N/A           N/A          N/A            N/A            N/A
 72     10/31/2006     1,975,256     1,090,490      884,766     12/31/2005            N/A
 73     12/31/2006     1,540,773       792,337      748,436     12/31/2005      1,533,704
 74     10/31/2006           N/A           N/A          N/A            N/A            N/A
75a     10/31/2006       436,951        59,428      377,523     12/31/2005        447,629
75b     10/31/2006       234,370        31,876      202,494     12/31/2005        240,098
75c     10/31/2006       183,725        24,988      158,737     12/31/2005        188,215
75d     10/31/2006       129,333        17,590      111,742     12/31/2005        132,493
75e     10/31/2006       113,619        15,453       98,166     12/31/2005        116,396
75f     10/31/2006        64,183         8,729       55,454     12/31/2005         65,751
 76      9/30/2006     1,079,831       200,098      879,733     12/31/2005        945,854
 77     12/31/2006       961,509       415,387      546,122     12/31/2005        801,999
 78            N/A           N/A           N/A          N/A            N/A            N/A
79a     12/31/2006           N/A           N/A          N/A            N/A            N/A
79b     12/31/2006           N/A           N/A          N/A            N/A            N/A
 80     12/31/2006           N/A           N/A          N/A            N/A            N/A
 81     12/31/2006           N/A           N/A          N/A            N/A            N/A
 82     12/31/2006           N/A           N/A          N/A            N/A            N/A
 83     12/31/2006           N/A           N/A          N/A            N/A            N/A
 84     12/31/2006           N/A           N/A          N/A            N/A            N/A
 85      7/31/2006     1,370,439       487,527      882,912     12/31/2005            N/A
 86     12/31/2006           N/A           N/A          N/A            N/A            N/A
 87     12/31/2006     1,363,903       773,819      590,084     12/31/2005      1,367,812
 88            N/A           N/A           N/A          N/A            N/A            N/A
 89     10/31/2006           N/A           N/A          N/A            N/A            N/A
 90     12/31/2006       719,033       400,282      318,751     12/31/2005      1,239,428
 91     12/31/2006     1,468,364       925,768      542,596     12/31/2005      1,496,939
 92     12/31/2006       769,329       122,710      646,619     12/31/2005        764,899
 93            N/A           N/A           N/A          N/A            N/A            N/A
 94            N/A           N/A           N/A          N/A            N/A            N/A
 95     12/31/2006     1,328,335       730,183      598,152     12/31/2005      1,333,305
 96     11/30/2006           N/A           N/A          N/A            N/A            N/A
 97     12/20/2006     1,188,269       518,074      670,195     12/20/2005      1,040,370
 98      9/30/2006     1,243,619       614,965      628,654     12/31/2005      1,179,509
 99     12/31/2006       870,478       295,477      575,001     12/31/2005        822,973
100            N/A           N/A           N/A          N/A            N/A            N/A
101      1/31/2007           N/A           N/A          N/A            N/A            N/A
102            N/A           N/A           N/A          N/A            N/A            N/A
103            N/A           N/A           N/A          N/A            N/A            N/A
104            N/A           N/A           N/A          N/A            N/A            N/A
105            N/A           N/A           N/A          N/A            N/A            N/A
106     11/30/2006     1,496,221     1,003,669      492,552     12/31/2005      1,590,315
107      9/30/2006     1,114,367       523,591      590,776     12/31/2005      1,073,998
108     11/30/2006           N/A           N/A          N/A            N/A            N/A
109      1/31/2007     1,893,159     1,208,980      684,179     12/31/2005      1,557,959
110            N/A           N/A           N/A          N/A            N/A            N/A
111     11/30/2006       746,494       142,731      603,763     12/31/2005        732,187
112     12/31/2006           N/A           N/A          N/A            N/A            N/A
113     12/31/2006           N/A           N/A          N/A            N/A            N/A
114     12/31/2006     1,824,884     1,225,588      599,296     12/31/2005      1,355,684
115     12/31/2006       930,445       538,733      391,712     12/31/2005        950,480
116     12/31/2006       909,386       113,709      795,677     12/31/2005        878,554
117     12/31/2006       938,446       275,500      662,946     12/31/2005            N/A
118     12/31/2006           N/A           N/A          N/A            N/A            N/A
119            N/A           N/A           N/A          N/A            N/A            N/A
120            N/A           N/A           N/A          N/A            N/A            N/A
121            N/A           N/A           N/A          N/A            N/A            N/A
122     12/31/2006       873,400       506,516      366,884     12/22/2005      1,039,241
123     12/31/2006       491,484       188,811      302,673     12/31/2005        528,381
124     12/31/2006       742,986       346,081      396,905     12/31/2005        703,373
125     12/31/2006     1,468,668       776,496      692,172     12/31/2005            N/A
126            N/A           N/A           N/A          N/A            N/A            N/A
127     12/31/2006       839,307       398,760      440,547     12/31/2005        778,489
128     12/31/2006       661,552        99,455      562,097     12/31/2005        637,291
129     11/30/2006       689,829       305,083      384,746     12/31/2005        656,261
130            N/A           N/A           N/A          N/A            N/A            N/A
131            N/A           N/A           N/A          N/A            N/A            N/A
132     12/31/2006       940,509       512,297      428,212     12/31/2005        913,482
133     12/31/2006     1,569,621       659,727      909,894     12/31/2005            N/A
134     12/31/2006     1,341,976       735,129      606,847     12/31/2005      1,260,945

       3RD MOST      3RD MOST     3RD MOST
        RECENT        RECENT       RECENT
 #     EXPENSES         NOI      RIOD ENDING   U/W EGI (2)  U/W EXPENSES    U/W NOI
---  ------------  ------------  -----------  ------------  ------------  -----------
 45  $  1,092,331  $  1,404,811  12/31/2004   $  2,695,521  $  1,228,041  $ 1,467,480
 46           N/A           N/A         N/A      1,590,960       214,986    1,375,974
 47       244,033     1,428,904  12/31/2004      1,723,704       296,350    1,427,354
 48     1,401,025       727,059  12/31/2004      2,458,755     1,362,769    1,095,986
 49     1,484,345     1,228,366  12/31/2004      2,806,448     1,518,132    1,288,316
 50     2,518,239     1,392,326  12/31/2004      5,173,261     2,927,686    2,245,575
 51       944,315     1,126,568  12/31/2004      2,086,402       836,254    1,250,148
 52     1,248,196     1,117,674  12/31/2004      2,427,559     1,221,540    1,206,019
 53       564,879     1,204,338  12/31/2004      1,994,367       619,215    1,375,152
 54           N/A           N/A         N/A      1,464,480       525,664      938,816
 55       748,891       776,568  12/31/2004      1,687,212       783,937      903,275
 56           N/A           N/A         N/A      2,614,484     1,484,039    1,130,445
 57           N/A           N/A         N/A      1,366,486       241,937    1,124,549
 58     1,017,021     1,437,123  12/31/2004      2,485,560     1,258,913    1,226,647
 59           N/A           N/A         N/A      1,849,290       988,989      860,301
 60       953,911       718,329  12/31/2004      1,918,982       992,562      926,420
 61           N/A           N/A         N/A      2,645,786     1,575,882    1,069,904
 62       452,548     1,031,711  12/31/2004      1,601,634       474,114    1,127,520
 63           N/A           N/A         N/A      1,863,799       804,972    1,058,827
 64           N/A           N/A         N/A      1,458,825       591,646      867,179
 65       986,871     1,281,920  12/31/2004      2,338,018     1,226,722    1,111,296
 66           N/A           N/A         N/A      2,073,650       954,365    1,119,285
 67       373,812       889,060  12/31/2004      1,351,360       401,082      950,278
 68           N/A           N/A         N/A      1,167,287       217,282      950,005
 69           N/A           N/A         N/A      1,663,535       763,848      899,687
 70       310,382       913,732  12/31/2004      1,303,758       287,360    1,016,398
 71           N/A           N/A         N/A      1,133,988       258,854      875,134
 72           N/A           N/A         N/A      2,126,436     1,158,536      967,900
 73       776,182       757,522  12/31/2004      1,540,101       802,751      737,350
 74           N/A           N/A         N/A      1,292,484       573,784      718,700
75a        56,546       391,083  12/31/2004        447,160        84,452      362,709
75b        30,330       209,768  12/31/2004        239,846        45,298      194,548
75c        23,776       164,439  12/31/2004        188,018        35,510      152,508
75d        16,737       115,756  12/31/2004        132,354        24,997      107,357
75e        14,703       101,692  12/31/2004        116,274        21,960       94,315
75f         8,306        57,445  12/31/2004         65,682        12,405       53,278
 76       183,249       762,605  12/31/2004      1,157,348       244,478      912,870
 77       343,616       458,383  12/31/2004      1,327,441       414,576      912,865
 78           N/A           N/A         N/A      1,122,028       261,072      860,956
79a           N/A           N/A         N/A        535,683       319,390      216,293
79b           N/A           N/A         N/A        277,803       170,617      107,186
 80           N/A           N/A         N/A        664,928       339,646      325,282
 81           N/A           N/A         N/A        499,727       325,709      174,018
 82           N/A           N/A         N/A        242,780       173,409       69,371
 83           N/A           N/A         N/A        273,142       191,469       81,673
 84           N/A           N/A         N/A        228,176       185,573       42,603
 85           N/A           N/A         N/A      1,404,896       493,131      911,765
 86           N/A           N/A         N/A      3,141,117     1,888,262    1,252,855
 87       717,128       650,684  12/31/2004      1,437,992       760,918      677,074
 88           N/A           N/A         N/A      1,082,807       287,629      795,178
 89           N/A           N/A         N/A      1,825,641     1,079,233      746,408
 90       369,618       869,810  12/31/2004      1,200,900       433,935      766,965
 91       888,257       608,682  12/31/2004      1,597,201       928,865      668,336
 92       119,602       645,297  12/31/2004        770,175       144,819      625,356
 93           N/A           N/A         N/A      1,065,832       367,174      698,658
 94           N/A           N/A         N/A        943,243       205,320      737,923
 95       726,471       606,834  12/31/2004      1,371,207       786,327      584,880
 96           N/A           N/A         N/A      1,049,335       508,596      540,739
 97       483,126       557,244  12/20/2004      1,305,077       576,858      728,219
 98       564,018       615,491  12/31/2004      1,202,832       613,300      589,532
 99       286,226       536,747  12/31/2004        838,664       282,977      555,687
100           N/A           N/A         N/A        788,679       178,545      610,134
101           N/A           N/A         N/A        905,633       261,320      644,313
102           N/A           N/A         N/A        717,315       181,944      535,371
103           N/A           N/A         N/A      1,280,902       631,546      649,356
104           N/A           N/A         N/A        708,945       134,610      574,335
105           N/A           N/A         N/A      2,128,307     1,267,052      861,255
106     1,002,477       587,838  12/31/2004      1,616,037       945,181      670,856
107       493,310       580,688  12/31/2004      1,183,267       525,172      658,095
108           N/A           N/A         N/A      1,517,196       906,296      610,900
109     1,049,775       508,184  12/31/2004      2,086,889     1,307,703      779,186
110           N/A           N/A         N/A        909,947       295,700      614,247
111       136,571       595,616  12/31/2004        760,042       171,998      588,044
112           N/A           N/A         N/A      1,400,750       837,411      563,339
113           N/A           N/A         N/A      1,271,751       674,975      596,776
114     1,065,314       290,370  12/31/2004      2,055,841     1,371,992      683,849
115       583,397       367,083  12/31/2004      1,056,371       589,484      466,887
116       118,212       760,342  12/31/2004        991,175       241,492      749,683
117           N/A           N/A         N/A        910,326       305,672      604,654
118           N/A           N/A         N/A        615,032       120,657      494,375
119           N/A           N/A         N/A        787,280       200,306      586,974
120           N/A           N/A         N/A        832,391       298,575      533,815
121           N/A           N/A         N/A        836,220       347,410      488,810
122       595,870       443,371  12/22/2004      1,056,591       526,280      530,311
123       190,692       337,689  12/31/2004        716,660       239,024      477,636
124       334,612       368,761  12/31/2004        809,698       380,478      429,220
125           N/A           N/A         N/A      1,631,631       840,054      791,577
126           N/A           N/A         N/A        637,727       162,469      475,258
127       373,386       405,103  12/31/2004        850,707       372,921      477,786
128       101,758       535,533  12/31/2004        767,033       212,608      554,425
129       299,047       357,214  12/31/2004        742,007       289,850      452,157
130           N/A           N/A         N/A        589,824       165,328      424,496
131           N/A           N/A         N/A        766,496       372,345      394,151
132       513,265       400,217  12/31/2004        962,878       526,160      436,718
133           N/A           N/A         N/A      1,375,671       699,389      676,282
134       759,516       501,429  12/31/2004      1,398,447       781,669      616,778

                                                             CUT-OFF DATE       MOST          MOST          MOST           MOST
             LOAN                                              PRINCIPAL       RECENT        RECENT        RECENT         RECENT
 #   CROSSED GROUP PROPERTY NAME                             BALANCE (1)      EGI (2)       EXPENSES        NOI        PERIOD ENDING
---  ------- ----- -------------                            --------------  ------------  ------------  ------------   -------------
135           1    Bushnell Lakeside Office Building        $    4,300,000     $ 619,742  $    170,812  $    448,930     12/31/2006
136           1    Fort Knox Self-Storage of Upper Marlboro      4,200,000       881,737       319,926       561,811     11/30/2006
137           2    Colony Apartments                             4,200,000       934,553       521,434       413,119     12/31/2006
138           2    Knoll & Chicory Apartments                    4,017,330       645,493       263,369       382,124     12/31/2006
139           1    Comfort Suites Richmond Hill                  3,992,768     1,055,632       598,183       457,449     12/31/2006
140           1    301 North Lewis Road                          3,992,438       765,994       206,558       559,436     10/31/2006
141           2    Stone Hollow Apartments                       3,900,000       786,306       407,994       378,312     12/31/2006
142           2    Spartan Village Apartments                    3,788,752       609,414       281,040       328,374     11/30/2006
143           1    Savannah Suites Hampton                       3,689,827     1,239,250       703,382       535,868     12/31/2006
144           2    Brandywine                                    3,670,000       664,921       303,022       361,899      9/30/2006
145           2    The Cove Apartments                           3,600,000       438,960       172,673       266,287     11/30/2006
146a          1    3375 Gardens Medical Plaza                    1,835,294       517,432       234,659       282,773     12/31/2006
146b          1    3385 Plaza North Medical                      1,764,706       554,251       231,086       323,165     12/31/2006
147           1    Wyndham Hills                                 3,568,106       558,156       190,079       368,077      12/1/2006
148           1    Blue Stone Bay Commons                        3,493,324       376,369        80,326       296,043     12/21/2006
149           2    Tabard Apartments                             3,450,000       553,366       211,309       342,057     12/31/2006
150           1    Fort Knox Self-Storage of Leesburg            3,400,000       694,239       270,936       423,303     11/30/2006
151           1    Frederick Self-Storage                        3,400,000       825,174       321,980       503,194     11/30/2006
152           1    White Birch Plaza                             3,400,000           N/A           N/A           N/A            N/A
153           1    Eubanks Court                                 3,370,000       363,999        75,907       288,092     12/31/2006
154           1    The Offices at Johns Creek                    3,353,000           N/A           N/A           N/A            N/A
155           1    Shoppes at Live Oak                           3,313,929           N/A           N/A           N/A            N/A
156           1    HRubin Orlando Warehouse                      3,290,000           N/A           N/A           N/A            N/A
157           1    Tartan Square                                 3,244,031           N/A           N/A           N/A            N/A
158           2    Bolivar Square                                3,200,000       682,532       406,918       275,614      9/30/2006
159           1    Northglenn Greens                             3,113,729       636,376       271,730       364,646     12/31/2006
160           1    Meadow View Shopping Plaza                    3,093,110       370,432       134,668       235,764     10/31/2006
161           1    Chamberlain Plaza                             3,038,239       453,121       127,956       325,165     10/31/2006
162           1    Valle Verde Pads #2 and #3                    3,000,000           N/A           N/A           N/A            N/A
163           2    Savannah Garden Apartments                    2,835,702       557,332       205,677       351,655     10/31/2006
164           1    Emerald Center                                2,797,049           N/A           N/A           N/A            N/A
165           1    Stone Oak North                               2,791,537       375,120       107,007       268,113     12/31/2006
166           2    Presidential Court                            2,717,303       367,987       188,648       179,339     11/16/2006
167           2    Holiday Village Mobile Home Park              2,700,000       465,280       164,840       300,440     12/31/2006
168           2    Parkway East Townhomes                        2,700,000           N/A           N/A           N/A            N/A
169           1    Marysville Industrial                         2,694,985       346,729        52,284       294,445     11/30/2006
170           1    A1A Self-Storage                              2,600,000       572,220       267,630       304,590     11/30/2006
171           1    HRubin Lee Warehouse                          2,517,000           N/A           N/A           N/A            N/A
172           1    Medford Place Shopping Center                 2,514,936       162,423        35,029       127,394     10/31/2006
173           1    Fort Knox Self-Storage of Frederick           2,400,000       532,525       232,319       300,206     11/30/2006
174           1    Shops at Bailey Cove                          2,390,075           N/A           N/A           N/A            N/A
175           2    Maple Ridge Apartments                        2,300,000       559,300       311,454       247,846     12/31/2006
176           1    Sterling Climate Controlled Storage           2,200,000       416,092       192,749       223,343     12/31/2006
177           1    Covington Plaza                               2,060,000       250,702        44,191       206,511     10/31/2006
178           1    HRubin Jupiter Warehouse                      1,950,000       210,286         1,531       208,755     12/31/2006
179           1    31st Street                                   1,942,918       243,985        25,163       218,822     12/31/2006
180           2    Park Place I & II                             1,898,173       448,349       221,389       226,960     12/31/2006
181           1    Chisholm Trail Office Suites                  1,867,246           N/A           N/A           N/A            N/A
182           1    Williamson Ranch Retail                       1,863,000       139,146        14,495       124,651      8/31/2006
183           2    Country Squire Apartments                     1,850,000       632,915       488,533       144,382     12/31/2006
184           1    Gulf Collection                               1,698,291       201,378        36,231       165,147     12/31/2006
185           1    A&A Storage - Rogers                          1,696,793       293,700       106,080       187,620     12/31/2006
186           1    Eckerd - Germantown, MD                       1,678,444       223,358             -       223,358     12/31/2006
187           1    Oasis at the Islands                          1,650,500       207,431        69,213       138,218     12/31/2006
188           1    Rich DVM Industrial Building                  1,596,968           N/A           N/A           N/A            N/A
189           2    Eastgate Apartments                           1,568,681       283,788       141,363       142,425     12/31/2006
190           1    Greene Professional Center                    1,547,115       202,289        47,487       154,802     12/31/2007
191           1    Oregon City Retail                            1,500,000           N/A           N/A           N/A            N/A
192           1    Executive Court                               1,495,459       318,491       120,306       198,185      9/30/2006
193           1    Montrose Self Storage                         1,447,489       244,467        95,907       148,560     12/31/2006
194           1    Grosse Pointe Retail                          1,443,958       133,574        67,051        66,523     10/31/2006
195           1    Riviera De Sandia Mobile Home Park            1,422,452       325,727       129,151       196,576     11/17/2006
196           1    A&A Storage - Bentonville                     1,417,321       216,577        64,536       152,041     12/31/2006
197           2    Chestnut Acres Apartments                     1,300,000       598,733       295,764       302,969     12/31/2006
198           1    Waldorf Self-Storage                          1,300,000       332,071       170,173       161,898     11/30/2006
199           1    Malvern Post Office Building                  1,295,785           N/A           N/A           N/A            N/A
200           1    Commerce Crossing Retail Center               1,272,611       174,379        35,659       138,720      9/30/2006
201           1    Duvall Town Center                            1,223,000       174,949        41,517       133,432     12/31/2006
202           2    Apple Creek Village Mobile Home Park          1,220,953       204,746        55,635       149,111     11/30/2006
203           1    Lexington Park Self-Storage                   1,200,000       293,012       141,547       151,465     11/30/2006
204           1    Eastland Shopping Center                      1,195,112       194,162        58,448       135,714     12/31/2006
205           1    Siler City Family Dollar                      1,191,893           N/A           N/A           N/A            N/A
206           1    Caribou Shoppes                                 994,841           N/A           N/A           N/A            N/A
207           1    Stillman Office                                 765,000       146,550        52,106        94,444     10/31/2006
                                                            --------------  ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     $3,297,738,705  $447,231,458  $203,801,739  $243,429,719
                                                            ==============  ========================================

MAXIMUM:                                                    $  300,000,000  $ 67,174,656  $ 25,242,453  $ 41,932,203
MINIMUM:                                                    $      275,000  $     81,248  $         --  $     34,997

                         2ND MOST      2ND MOST       2ND MOST      2ND MOST       3RD MOST       3RD MOST      3RD MOST
                          RECENT        RECENT         RECENT        RECENT         RECENT         RECENT        RECENT
 #                        EGI (2)      EXPENSES         NOI       PERIOD ENDING     EGI (2)       EXPENSES         NOI
---                    ------------  ------------   ------------  -------------  -------------  ------------  ------------
135                    $    558,912  $    139,780   $    419,132     12/31/2005            N/A           N/A           N/A
136                         810,012       301,480        508,532     12/31/2005        874,967       292,736       582,231
137                         883,816       499,821        383,995     12/31/2005        855,162       485,393       369,769
138                         637,034       266,483        370,551     12/31/2005            N/A           N/A           N/A
139                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
140                         724,333       191,990        532,343     12/31/2005        782,553       179,416       603,137
141                         713,227       374,406        338,821     12/31/2005        661,052       319,775       341,277
142                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
143                       1,415,983       695,582        720,401     12/31/2005            N/A           N/A           N/A
144                         634,844       298,095        336,749     12/31/2005        648,959       293,108       355,851
145                         445,061       165,090        279,971     12/31/2005        436,814       171,106       265,708
146a                        528,613       211,692        316,922     12/31/2005        553,950       208,399       345,550
146b                        469,052       201,590        267,461     12/31/2005        447,996       217,317       230,679
147                         546,906       186,627        360,279     12/31/2005        533,009       185,041       347,968
148                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
149                         516,374       187,125        329,249     12/31/2005        512,110       198,997       313,113
150                         710,975       262,791        448,184     12/31/2005        686,600       229,320       457,280
151                         760,563       313,880        446,683     12/31/2005        848,465       286,577       561,888
152                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
153                         311,727        78,305        233,422     12/31/2005            N/A           N/A           N/A
154                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
155                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
156                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
157                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
158                         671,882       406,441        265,441     12/31/2005        711,962       405,687       306,275
159                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
160                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
161                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
162                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
163                         511,500       188,931        322,569     12/31/2005        442,278       198,543       243,735
164                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
165                         375,120        97,834        277,286     12/31/2005            N/A           N/A           N/A
166                         357,675       216,764        140,911     12/31/2005        334,403       182,719       151,684
167                         441,750       170,309        271,441     12/31/2005        445,800       187,162       258,638
168                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
169                         267,658        62,595        205,063     12/31/2005        375,313        54,834       320,479
170                         548,142       216,392        331,750     12/31/2005        506,884       186,795       320,089
171                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
172                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
173                         518,568       211,238        307,330     12/31/2005        506,139       203,144       302,995
174                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
175                         498,511       296,226        202,285     12/31/2005        534,658       304,520       230,138
176                         421,636       194,218        227,418     12/31/2005        425,686       186,658       239,028
177                         236,502        69,015        167,487     12/31/2005        245,465        59,749       185,716
178                         203,171         5,776        197,395     12/31/2005            N/A           N/A           N/A
179                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
180                         360,226       219,981        140,245     12/31/2005        347,420       177,128       170,292
181                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
182                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
183                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
184                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
185                         288,570       128,654        159,916     12/31/2005        296,168       103,268       192,900
186                         223,358             -        223,358     12/31/2005        223,358            --       223,358
187                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
188                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
189                         283,658       122,045        161,613     12/31/2005        286,924       125,052       161,872
190                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
191                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
192                         278,464       114,607        163,857     12/31/2005        252,463       112,041       140,422
193                         213,065        76,302        136,763     12/31/2005        181,346        51,586       129,760
194                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
195                         331,342       139,827        191,515     12/31/2005        330,241       126,465       203,776
196                         215,983        76,811        139,172     12/31/2005        212,850        57,205       155,645
197                         584,063       325,611        258,452     12/31/2005        605,992       331,235       274,757
198                         348,770       159,082        189,688     12/31/2005        353,641       151,500       202,141
199                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
200                         172,791        44,982        127,809     12/31/2005            N/A           N/A           N/A
201                         152,247        39,683        112,564     12/31/2005        153,538        37,760       115,778
202                         215,291        79,031        136,260     12/31/2005        227,874        77,213       150,661
203                         304,271       144,382        159,889     12/31/2005        306,029       135,837       170,192
204                         184,221        50,454        133,767     12/31/2005        187,071        64,378       122,693
205                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
206                             N/A           N/A            N/A            N/A            N/A           N/A           N/A
207                         144,226        53,276         90,950     12/31/2005        143,911        55,756        88,155
                       ------------  ------------   ------------                 -------------  ------------  ------------
TOTAL/WEIGHTED AVERAGE $335,620,291  $152,726,860:  $182,893,431                 $ 305,567,494  $140,473,498  $165,093,995
                       ============  ============   ============                 =============  ============  ============

MAXIMUM:               $ 65,535,291  $ 24,336,875   $ 41,198,416                 $  64,095,433  $ 22,853,424  $ 41,242,009
MINIMUM:               $     64,183  $         --   $     55,454                 $      65,751  $         --  $     57,445

                           3RD MOST
                            RECENT
 #                       PERIOD ENDING   U/W EGI (2)  U/W EXPENSES  U/W NOI
---                      -------------  ------------  ------------  -------
135                               N/A      $ 605,925     $ 170,065  $   435,860
136                        12/31/2004        917,384       320,316      597,068
137                        12/31/2004        935,190       532,440      402,750
138                               N/A        636,306       254,376      381,930
139                               N/A      1,059,481       573,351      486,130
140                        12/31/2004        775,365       214,376      560,989
141                        12/31/2004        776,025       406,982      369,043
142                               N/A        623,231       284,181      339,050
143                               N/A      1,239,256       741,649      497,607
144                        12/31/2004        677,125       297,464      379,661
145                        12/31/2004        507,329       180,445      326,884
146a                       12/31/2004        501,328       256,506      244,823
146b                       12/31/2004        504,693       240,531      264,163
147                        12/31/2004        557,506       197,783      359,723
148                               N/A        387,570        77,316      310,254
149                        12/31/2004        549,677       218,121      331,556
150                        12/31/2004        685,892       264,648      421,244
151                        12/31/2004        854,678       321,097      533,581
152                               N/A        425,854       115,864      309,990
153                               N/A        421,484       111,511      309,973
154                               N/A        423,223        65,090      358,133
155                               N/A        415,007       118,309      296,698
156                               N/A        506,799       161,119      345,680
157                               N/A        406,278       102,951      303,327
158                        12/31/2004        727,442       401,681      325,761
159                               N/A        650,982       269,299      381,683
160                               N/A        434,141       150,061      284,080
161                               N/A        496,249       133,523      362,726
162                               N/A        394,418        61,135      333,283
163                        12/31/2004        538,521       229,968      308,553
164                               N/A        329,029        71,647      257,382
165                               N/A        371,640       102,013      269,627
166                        12/31/2004        395,096       143,168      251,928
167                        12/31/2004        460,785       192,919      267,866
168                               N/A        540,706       258,035      282,671
169                        12/31/2004        403,563        75,155      328,408
170                        12/31/2004        593,102       300,219      292,883
171                               N/A        339,056       107,412      231,644
172                               N/A        334,738        51,506      283,232
173                        12/31/2004        579,737       231,191      348,546
174                               N/A        325,987        65,780      260,207
175                        12/31/2004        539,593       315,481      224,112
176                        12/31/2004        400,821       192,304      208,517
177                        12/31/2004        260,606        65,684      194,922
178                               N/A        292,230        92,324      199,906
179                               N/A        239,101        42,772      196,329
180                        12/31/2004        457,829       256,229      201,600
181                               N/A        258,514        65,081      193,433
182                               N/A        213,354        52,467      160,887
183                               N/A        634,072       410,935      223,137
184                               N/A        193,269        38,293      154,976
185                        12/31/2004        294,106       119,277      174,829
186                        12/31/2004        218,891         6,567      212,324
187                               N/A        223,774        69,367      154,407
188                               N/A        236,517        65,023      171,494
189                        12/31/2004        309,352       140,911      168,441
190                               N/A        186,047        36,181      149,866
191                               N/A        199,840        40,275      159,565
192                        12/31/2004        289,909       131,497      158,412
193                        12/31/2004        260,538       108,968      151,570
194                               N/A        177,598        41,247      136,351
195                        12/31/2004        334,474       148,462      186,012
196                        12/31/2004        216,996        76,897      140,099
197                        12/31/2004        610,522       325,882      284,640
198                        12/31/2004        341,225       169,695      171,530
199                               N/A        127,870        14,062      113,808
200                               N/A        171,681        43,410      128,271
201                        12/31/2004        161,963        43,839      118,124
202                        12/31/2004        199,329        84,836      114,493
203                        12/31/2004        314,198       149,019      165,179
204                        12/31/2004        203,960        56,965      146,995
205                               N/A        140,063        26,279      113,784
206                               N/A        103,691         4,148       99,543
207                        12/31/2004        135,738        58,145       77,593
                                        ------------  ------------  -----------
TOTAL/WEIGHTED AVERAGE:                 $534,082,502  $223,848,743  $10,233,761
                                        ============  ============  ===========

MAXIMUM:                                $ 80,882,236  $ 27,241,184  $53,641,052
MINIMUM:                                $     65,682  $      4,148  $    42,603

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY THREE WESTLAKE PARK AND FOUR WESTLAKE PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) The Underlying Mortgage Loans secured by GHC Brookside Park I & II, GHC Icemorelee Apartments, GHC Downing Place Apartments, GHC Peachtree Court Apartments, GHC Rockwood Place Apartments and GHC Carriage Hill Apartments are cross-collateralized and cross-defaulted.

(1)  Assumes a Cut-off Date in May 2007.

(2)  EFFECTIVE GROSS INCOME

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                         CONTRACTUAL      U/W                       ANNUAL
                                            ENGINEERING   RECURRING    RECURRING       LC & TI   CONTRACTUAL      ANNUAL    TAX &
             LOAN                            RESERVE AT  REPLACEMENT  REPLACEMENT     RESERVE AT   RECURRING        U/W   INSURANCE
 #  CROSSED GROUP LOAN NAME                 ORIGINATION RESERVE/FF&E RESERVE/FF&E    ORIGINATION   LC & TI       LC & TI   ESCROWS
 -  ------- ----- ---------                 ----------- ------------ ------------    ----------- -----------     -------- ---------
 1            2   Alliance SAFD - PJ         $1,708,314      N/A       $950,400           N/A        N/A            N/A      Both
 2            1   599 Lexington Avenue          N/A          N/A       $254,430           N/A        N/A         $838,788    None
 3    (A)     1   Four Westlake Park         $    2,000   $ 12,213     $ 84,160           N/A        N/A         $637,494    Both
 4    (A)     1   Three Westlake Park           N/A       $ 83,188     $ 62,442       $2,951,433     N/A         $473,452    Both
 5            1   Two North LaSalle          $2,300,000   $138,391     $110,626       $1,168,140     N/A         $588,906     Tax
 6            1   Park Central               $  300,000   $138,486     $ 83,092       $  917,293     N/A         $656,756    Both
 7            2   Alliance SAFD - HC4        $  375,469   $484,500     $193,800           N/A        N/A            N/A      Both
 8            2   Broadway Portfolio            N/A          N/A       $113,750           N/A        N/A            N/A      Both
 9            1   Greenwich Financial
                  Center                        N/A          N/A       $ 12,191           N/A      $ 60,278      $ 42,729    Both
10            2   Latitudes Apartments          N/A          N/A       $ 67,200           N/A        N/A            N/A      Both
11            1   Metro Square 95 Office
                  Park                          N/A       $ 94,381     $ 70,965       $  498,256   $141,936  (1) $440,138    Both
12            1   300-318 East Fordham Road     N/A       $  6,042     $  6,042           N/A      $ 15,025      $ 15,470    Both
13            1   Flatbush Center            $  302,500      N/A       $ 45,312           N/A        N/A         $ 67,780    Both
14            2   Canterbury Apartments         N/A          N/A       $ 94,500           N/A        N/A            N/A      Both
15            1   SouthPointe Pavilions         N/A          N/A       $ 30,536           N/A        N/A         $164,924    None
16            2   Laurel Springs Apartments
                  Portfolio                     N/A          N/A       $100,800           N/A        N/A            N/A      Both
17            1   The Gucci Building            N/A       $  2,711     $  2,030           N/A      $102,846      $ 74,735    None
18            1   8320, 8400 Ward Parkway
                  and One Petticoat Lane        N/A          N/A       $104,952       $   21,900   $262,800      $234,916     Tax
19            1   Sheraton Four Points LAX      N/A         3.0%         4.0%    (2)      N/A        N/A            N/A      Both
20            1   Midwestern Distribution
                  Portfolio                     N/A       $ 78,828     $118,244       $  600,000      N/A        $238,956    Both
21            1   University Commons            N/A          N/A       $ 34,160           N/A        N/A         $ 41,745     Tax
22            1   El Paseo Simi Valley          N/A          N/A       $ 29,511           N/A        N/A         $ 66,524    None
23            2   Wind River Apartments         N/A          N/A       $ 51,900           N/A        N/A            N/A      Both
24            1   8330 Ward Parkway and
                  Building B                    N/A          N/A       $ 72,534       $   16,667   $200,004      $261,508     Tax
25            2   La Costa Apartments           N/A          N/A       $115,500           N/A        N/A            N/A      Both
26            2   Carriage Club Apartments      N/A          N/A       $ 40,200           N/A        N/A            N/A      Both
27            2   Paces Commons Apartments      N/A          N/A       $ 67,200           N/A        N/A            N/A      Both
28            2   Mallard Creek II
                  Apartments                    N/A          N/A       $ 43,200           N/A        N/A            N/A      Both
29            2   Jefferson Place               N/A          N/A       $106,000           N/A        N/A            N/A      Both
30            1   Cordata Medical Building      N/A       $ 24,000     $ 19,777       $    2,750   $ 33,000      $102,076    Both
31            1   Wildewood Portfolio           N/A       $ 31,416     $ 23,560           N/A      $300,000      $219,765    Both
32            1   Schaumburg Corners (REFI)  $   22,500   $ 23,940     $ 23,930           N/A      $ 79,800  (3) $122,843    Both
33            1   The Shoppes at St.
                  Clair Square                  N/A          N/A       $  7,145           N/A        N/A         $ 42,466     Tax
34            2   Alexan Cityview
                  Apartments                 $  300,000   $ 61,600     $ 77,000           N/A        N/A            N/A      Both
35            2   Park at Woodlake           $  546,150      N/A       $141,000           N/A        N/A            N/A      Both
36            2   Reflections Apartments     $   25,300      N/A       $ 72,000           N/A        N/A            N/A      Both
37            2   Jefferson Creek               N/A          N/A       $ 75,000           N/A        N/A            N/A      Both
38            2   Hunter's Chase             $   49,940      N/A       $106,000           N/A        N/A            N/A      Both
39            1   Conyers Commons               N/A       $ 11,940     $ 11,936           N/A      $ 20,004      $ 44,589    Both
40            2   Villagio Apartments           N/A       $ 90,000     $ 54,000           N/A        N/A            N/A      Both
41            2   The Hollows Apartments     $   23,100      N/A       $108,000           N/A        N/A            N/A      Both
42            2   Sturbridge Square
                  Apartments                    N/A       $ 67,500     $ 67,500           N/A        N/A            N/A      Both
43            2   Parke Orcutt Apartments       N/A          N/A       $ 23,400           N/A        N/A            N/A      Both
44            2   River Park Place
                  Apartments                 $   69,500   $ 55,600     $ 69,500           N/A        N/A            N/A      Both
45            2   Orleans Square Apartments     N/A       $118,000     $118,000           N/A        N/A            N/A      Both
46            1   Duke University Medical
                  Complex                       N/A       $ 12,083     $ 15,840           N/A        N/A         $103,393    Both
47            1   Skihawk Building              N/A       $ 24,000     $ 25,400           N/A        N/A         $ 66,040    Both
48            2   Wind River Crossing        $    6,600      N/A       $ 88,000           N/A        N/A            N/A      Both
49            2   Sands Point Apartments     $   69,462   $123,750     $123,750           N/A        N/A            N/A      Both
50            1   Courtyard DFW Airport         N/A         4.0%         4.0%             N/A        N/A            N/A      Both
51            2   Seabreeze Apartments       $    6,250   $ 46,000     $ 46,000           N/A        N/A            N/A      Both
52            2   Versailles Apartments      $    5,000   $ 65,004     $ 65,000           N/A        N/A            N/A      Both
53            1   Quail Lakes                $   37,500      N/A       $ 27,294           N/A        N/A         $ 69,371     Tax
54            2   Summerlyn Place
                  Apartments                    N/A          N/A       $ 21,000           N/A        N/A            N/A      Both
55            2   Woodmere Trace Apartments  $  202,677      N/A       $ 55,000           N/A        N/A            N/A      Both
56            2   Spring House               $   12,500   $ 93,000     $ 93,000           N/A        N/A            N/A      Both
57            1   Comcast Woodridge          $   75,625      N/A       $  8,027           N/A        N/A            N/A   Insurance
58            2   Riding Club Apartments     $   37,500   $102,000     $102,000           N/A        N/A            N/A      Both

                                                         CONTRACTUAL        U/W                    ANNUAL
                                            ENGINEERING   RECURRING      RECURRING    LC & TI   CONTRACTUAL  ANNUAL    TAX &
             LOAN                            RESERVE AT  REPLACEMENT    REPLACEMENT  RESERVE AT   RECURRING    U/W   INSURANCE
 #  CROSSED GROUP LOAN NAME                 ORIGINATION RESERVE/FF&E   RESERVE/FF&E ORIGINATION   LC & TI   LC & TI   ESCROWS
 -  ------- ----- ---------                 ----------- ------------   ------------ ----------- ----------- -------- ---------
59            2   On the Green                  N/A       $ 53,000       $ 53,000       N/A          N/A       N/A      Both
60            2   Walnut Creek Crossing         N/A          N/A         $ 70,000       N/A          N/A       N/A      Both
61            2   Oak Run Apartments            N/A       $105,000       $105,000       N/A          N/A       N/A      Both
62            1   800 Wyman Park Drive       $    7,312   $ 12,639       $ 12,639    $  346,166   $ 40,008  $ 56,156    Both
63            1   Columbia Medical Complex      N/A          N/A         $ 13,193       N/A          N/A    $ 36,799     Tax
64            2   Oakbrook Apartments        $  101,250      N/A         $ 24,300       N/A          N/A       N/A      Both
65            2   Wyandotte Commons
                  Apartments                 $   53,750   $ 85,500       $ 85,500        N/A         N/A       N/A      Both
66            2   Country Club Villas        $   67,500   $ 70,500       $ 70,500        N/A         N/A       N/A      Both
67            1   Hammonton Retail Center    $    4,375   $  7,958       $ 12,391        N/A         N/A    $ 30,351    Both
68            1   Colerain Shopping Center   $    4,469   $ 11,280       $ 15,761        N/A      $ 45,000  $ 39,155    Both
69            2   Heritage Park Estates         N/A       $ 37,500       $ 37,500        N/A         N/A       N/A      Both
70            1   Los Mares Plaza               N/A       $  6,583       $  6,583    $   50,000   $ 17,045  $ 38,981    Both
71            1   Greensboro Village
                  Shopping Center               N/A          N/A         $ 10,530        N/A          N/A   $ 28,783    None
72            1   Skymark Tower              $   16,250   $ 23,079       $ 23,079        N/A      $208,861  $104,798    Both
73            2   Vista Crossing             $    5,500      N/A         $ 58,000        N/A          N/A      N/A      Both
74            2   Chapel Hill Apartments        N/A          N/A         $ 28,800        N/A          N/A      N/A      Both
75            1   Duke Portfolio             $   21,903   $  9,245       $  9,245        N/A          N/A   $ 51,466    Both
76            1   Spring Lane Galleria       $    3,750      N/A         $ 15,999        N/A          N/A   $ 31,696    Both
77            1   Elgin O'Hare Commerce
                  Center                        N/A       $ 24,000       $ 36,824        N/A      $ 60,000  $ 52,474    Both
78            1   Draper Anchored Retail        N/A       $ 8,594        $  8,580    $    3,081   $ 36,972  $ 37,744    Both
79    (B)     2   GHC Brookside Park I & II  $   36,875   $ 37,500       $ 37,500        N/A         N/A       N/A      Both
80    (B)     2   GHC Icemorelee Apartments  $   10,500   $ 25,000       $ 25,000        N/A         N/A       N/A      Both
81    (B)     2   GHC Downing Place
                  Apartments                 $    5,625   $ 25,000       $ 25,000        N/A         N/A       N/A      Both
82    (B)     2   GHC Peachtree Court
                  Apartments                 $    4,687   $ 12,500       $ 12,500        N/A         N/A       N/A      Both
83    (B)     2   GHC Rockwood Place
                  Apartments                    N/A       $ 12,500       $ 12,500        N/A         N/A       N/A      Both
84    (B)     2   GHC Carriage Hill
                  Apartments                    N/A       $ 11,500       $ 11,500        N/A         N/A       N/A      Both
85            2   Mission Village               N/A       $ 50,000       $ 50,000        N/A         N/A       N/A      Both
86            1   Springhill Suites Dallas
                  Las Colinas Irving            N/A          4.0%           4.0%         N/A         N/A       N/A      Both
87            2   Bandera Crossing           $   23,650      N/A         $ 51,000        N/A         N/A       N/A      Both
88            1   105 South York             $   39,063   $  7,224       $  7,292        N/A      $ 36,000  $ 43,245    Both
89            2   Hampton Greens Apartments  $   12,500   $ 77,250       $ 77,250        N/A         N/A        N/A     Both
90            1   720 Washington Avenue         N/A       $ 14,724       $ 10,964    $  150,000   $ 72,000  $ 72,867    Both
91            2   Cypress Creek Apartments   $  129,690      N/A         $ 64,000        N/A         N/A        N/A     Both
92            1   Mequon Marketplace            N/A          N/A         $  6,350        N/A         N/A    $ 15,966    None
93            1   Shops on Galaxie              N/A       $  4,212       $  6,317    $   76,068   $ 42,115  $ 40,319    Both
94            1   Alcoa Industrial              N/A          N/A         $ 19,252        N/A         N/A    $ 45,928    None
95            2   Willow Brook Crossing      $   11,660      N/A         $ 52,000        N/A         N/A       N/A      Both
96            2   Pelham Apartments             N/A          N/A         $ 21,600        N/A         N/A       N/A      Both
97            2   Southern Oaks Apartments      N/A       $ 56,000       $ 56,000        N/A         N/A       N/A      Both
98            2   Timber Ridge Apartments       N/A       $ 48,500       $ 48,500        N/A         N/A       N/A      Both
99            1   Terrace Ridge Shopping
                  Center                        N/A       $  9,978       $  9,978        N/A      $ 33,258  $ 24,611    Both
100           2   Village Plaza Apartments
                  - West Wing                   N/A       $ 12,000       $ 12,000        N/A         N/A       N/A      Both
101           1   Physicians Plaza of Cool
                  Springs                       N/A       $  5,343       $  5,226        N/A         N/A    $ 40,939    Both
102           1   Renaissance Courtyard         N/A          N/A         $  5,053    $  198,790   $ 30,000  $ 31,367    Both
103           1   The American Building         N/A       $ 13,868       $ 13,898    $   75,000   $ 40,000  $ 52,771    Both
104           1   Windward Way Shopping
                  Center                        N/A          N/A         $  2,930        N/A      $ 15,000  $ 23,815    Both
105           1   Homewood Suites Irving
                  DFW                           N/A          4.0%           4.0%         N/A         N/A       N/A      Both
106           2   Broadmoor Apartments       $   18,750   $ 64,000       $ 64,000        N/A         N/A       N/A      Both
107           2   Canterbury Place              N/A       $ 42,000       $ 42,000        N/A         N/A       N/A      Both
108           2   Remington Court
                  Apartments                 $  700,000   $ 65,000       $ 65,000        N/A         N/A       N/A      Both
109           1   Comfort Inn Lehigh Valley
                  West                       $   96,543      4.0%           4.0%         N/A         N/A       N/A      Both
110           1   Douglas Physicians Center     N/A          N/A         $  6,048        N/A         N/A    $ 37,848    Both
111           1   Hillsboro Promenade           N/A       $  5,210       $  5,484        N/A      $ 27,420  $ 25,898    Both
112           1   College View Manor            N/A       $ 26,100       $ 21,750        N/A         N/A       N/A      Both
113           2   Huntington Park
                  Apartments                    N/A       $ 49,000  (4)  $ 49,000        N/A         N/A       N/A      Both
114           1   Springhill Suites Dallas
                  NW Highway                    N/A          4.0%           4.0%         N/A         N/A       N/A      Both
115           2   Hunterwood Apartments         N/A          N/A         $ 40,000        N/A         N/A       N/A      Both
116           1   Radio Road Industrial         N/A          N/A         $ 26,250        N/A         N/A    $ 53,041    None

                                                         CONTRACTUAL      U/W                    ANNUAL
                                            ENGINEERING   RECURRING    RECURRING    LC & TI   CONTRACTUAL  ANNUAL    TAX &
             LOAN                            RESERVE AT  REPLACEMENT  REPLACEMENT  RESERVE AT   RECURRING    U/W   INSURANCE
 #  CROSSED GROUP LOAN NAME                 ORIGINATION RESERVE/FF&E RESERVE/FF&E ORIGINATION   LC & TI   LC & TI   ESCROWS
 -  ------- ----- ---------                 ----------- ------------ ------------ ----------- ----------- -------- ---------
117           1   Heritage Office               N/A          N/A       $  3,530        N/A         N/A    $ 32,911    Both
118           1   Boise Block 44                N/A       $  4,272     $  4,664        N/A      $ 28,500  $ 24,305    Both
119           1   Oxford Town Center            N/A          N/A       $  5,034        N/A      $ 25,200  $ 29,439    Both
120           1   West Hills                    N/A       $  9,600     $  9,635        N/A         N/A    $ 35,107    None
121           2   Regent House               $   31,300   $ 16,248     $ 16,250        N/A         N/A       N/A      Both
122           2   Centre Apartments             N/A       $ 28,800     $ 28,800        N/A         N/A       N/A      Both
123           1   New York Avenue Office
                  Building                      N/A       $  4,824     $  3,642        N/A      $ 31,200  $ 41,080    Both
124           2   Willow Glen                $   69,676      N/A       $ 30,000        N/A         N/A       N/A      Both
125           1   Savannah Suites Norfolk       N/A          4.0%         4.0%         N/A         N/A       N/A      Both
126           1   County Line Medical           N/A       $  5,220     $  5,215    $  246,200   $ 17,628  $ 10,431    Both
127           2   Chapelwood Apartments         N/A       $ 33,250     $ 33,250        N/A         N/A       N/A      Both
128           1   Klug Industrial               N/A          N/A       $ 15,143        N/A         N/A    $ 19,411    None
129           2   Westridge Apartments       $    5,000   $ 20,000     $ 25,000        N/A         N/A       N/A      Both
130           2   Pear Tree Village             N/A       $ 16,750     $ 17,000        N/A         N/A       N/A      Both
131           2   Hamilton Bay Apartments       N/A       $ 17,088     $ 17,095        N/A         N/A       N/A       Tax
132           2   Porterwood Apartments         N/A       $ 33,996     $ 34,816        N/A         N/A       N/A      Both
133           1   Savannah Suites
                  Chesapeake                    N/A          4.0%         4.0%         N/A         N/A       N/A      Both
134           1   Hampton Inn Richmond Hill     N/A          3.0%         4.0%         N/A         N/A       N/A      Both
135           1   Bushnell Lakeside Office
                  Building                      N/A       $  3,000     $  4,396        N/A      $ 29,400  $ 27,647    Both
136           1   Fort Knox Self-Storage of
                  Upper Marlboro             $   40,969   $  8,877     $  8,877        N/A         N/A       N/A      Both
137           2   Colony Apartments             N/A       $ 32,004     $ 35,072        N/A         N/A       N/A      Both
138           2   Knoll & Chicory
                  Apartments                    N/A       $ 19,000     $ 19,000        N/A         N/A       N/A      Both
139           1   Comfort Suites Richmond
                  Hill                          N/A          3.0%         4.0%         N/A         N/A       N/A      Both
140           1   301 North Lewis Road          N/A          N/A       $  9,578        N/A         N/A    $ 45,798    None
141           2   Stone Hollow Apartments       N/A       $ 27,996     $ 28,336        N/A         N/A       N/A      Both
142           2   Spartan Village
                  Apartments                 $   50,000   $ 20,000     $ 20,000        N/A         N/A       N/A      Both
143           1   Savannah Suites Hampton       N/A          4.0%         4.0%         N/A         N/A       N/A      Both
144           2   Brandywine                 $   46,750   $ 26,000     $ 26,000        N/A         N/A       N/A      Both
145           2   The Cove Apartments        $   13,438   $ 10,500     $ 10,500        N/A         N/A       N/A      Both
146           1   Gardens Medical Plaza
                  Portfolio                     N/A       $ 11,965     $ 11,966        N/A      $ 72,879  $ 71,654    Both
147           1   Wyndham Hills                 N/A       $  4,200     $  5,718        N/A      $ 28,200  $ 25,292    Both
148           1   Blue Stone Bay Commons        N/A          N/A       $  1,575        N/A      $  7,980  $ 10,850    Both
149           2   Tabard Apartments             N/A       $ 28,800     $ 28,800        N/A         N/A       N/A      Both
150           1   Fort Knox Self-Storage
                  of Leesburg                $   16,675   $  8,493     $  8,493        N/A         N/A       N/A      Both
151           1   Frederick Self-Storage     $  155,510   $ 10,622     $ 10,622        N/A         N/A       N/A      Both
152           1   White Birch Plaza             N/A       $  4,320     $  4,026    $      938   $ 11,250  $ 16,340     Tax
153           1   Eubanks Court                 N/A       $  8,483     $  8,398    $   15,000   $ 12,500  $ 12,978    Both
154           1   The Offices at Johns
                  Creek                         N/A       $  2,220     $  3,327        N/A      $ 12,000  $ 49,525    Both
155           1   Shoppes at Live Oak           N/A          N/A       $  1,293        N/A      $  5,000  $  5,418    Both
156           1   HRubin Orlando Warehouse      N/A       $ 12,000     $  4,998        N/A         N/A    $ 10,875    None
157           1   Tartan Square                 N/A       $  2,543     $  2,543    $      787   $  9,438  $ 20,606    Both
158           2   Bolivar Square             $    7,562      N/A       $ 37,250        N/A         N/A       N/A      Both
159           1   Northglenn Greens          $   26,493      N/A       $ 13,350        N/A         N/A    $ 46,002    Both
160           1   Meadow View Shopping
                  Plaza                         N/A       $  3,156     $  3,158        N/A      $ 10,524  $ 11,169    Both
161           1   Chamberlain Plaza             N/A          N/A       $  2,963        N/A      $ 24,210  $ 25,787    Both
162           1   Valle Verde Pads #2
                  and #3                        N/A          N/A       $  1,423    $   66,720   $  5,040  $ 11,943    Both
163           2   Savannah Garden
                  Apartments                 $   50,000   $ 30,240     $ 30,250        N/A         N/A       N/A      Both
164           1   Emerald Center                N/A          N/A       $  2,599        N/A      $ 12,823  $ 15,455    Both
165           1   Stone Oak North               N/A       $  3,965     $  4,275    $   28,500   $ 28,500  $ 15,726    Both
166           2   Presidential Court            N/A       $ 12,750     $ 12,750        N/A         N/A        N/A     Both
167           2   Holiday Village Mobile
                  Home Park                     N/A       $ 13,100     $ 13,100        N/A         N/A       N/A      Both
168           2   Parkway East Townhomes     $    6,000   $ 17,500     $ 17,500        N/A         N/A       N/A      Both
169           1   Marysville Industrial      $      375   $  7,675     $  7,675    $   15,350   $ 15,350  $ 15,350    Both
170           1   A1A Self-Storage              N/A       $  8,208     $  8,072        N/A         N/A       N/A      Both
171           1   HRubin Lee Warehouse          N/A          N/A       $  2,520        N/A         N/A    $  8,067    None
172           1   Medford Place Shopping
                  Center                        N/A          N/A       $    906        N/A      $  9,062  $ 10,632    Both
173           1   Fort Knox Self-Storage of
                  Frederick                  $   56,106   $  6,875     $  6,875        N/A         N/A       N/A      Both
174           1   Shops at Bailey Cove          N/A       $  2,119     $  2,119        N/A      $ 10,879  $ 14,264    Both

                                                         CONTRACTUAL      U/W                    ANNUAL
                                            ENGINEERING   RECURRING    RECURRING    LC & TI   CONTRACTUAL  ANNUAL    TAX &
             LOAN                            RESERVE AT  REPLACEMENT  REPLACEMENT  RESERVE AT   RECURRING    U/W   INSURANCE
 #  CROSSED GROUP LOAN NAME                 ORIGINATION RESERVE/FF&E RESERVE/FF&E ORIGINATION   LC & TI   LC & TI   ESCROWS
 -  ------- ----- ---------                 ----------- ------------ ------------ ----------- ----------- -------- ---------
175           2   Maple Ridge Apartments     $    9,375   $ 21,500     $ 21,500        N/A         N/A       N/A      Both
176           1   Sterling Climate
                  Controlled Storage            N/A       $  4,616     $  4,616        N/A         N/A       N/A      Both
177           1   Covington Plaza            $   29,130   $  2,600     $  4,681        N/A       $  9,996 $ 14,421    Both
178           1   HRubin Jupiter Warehouse      N/A          N/A       $  2,000        N/A         N/A    $  6,651    None
179           1   31st Street                   N/A          N/A       $    587        N/A       $  2,000 $  6,503    Both
180           2   Park Place I & II          $   27,750   $ 29,316     $ 29,316        N/A         N/A       N/A      Both
181           1   Chisholm Trail Office
                  Suites                        N/A       $  1,468     $  2,202        N/A       $ 22,025 $ 14,099    Both
182           1   Williamson Ranch Retail       N/A          N/A       $    665        N/A         N/A    $  6,650    Both
183           2   Country Squire Apartments  $   65,875   $ 27,250     $ 27,250        N/A         N/A       N/A      Both
184           1   Gulf Collection            $    6,562      N/A       $    750        N/A       $  7,500 $  7,165    Both
185           1   A&A Storage - Rogers          N/A          N/A       $ 11,348        N/A         N/A       N/A      Both
186           1   Eckerd - Germantown, MD       N/A          N/A       $  1,100        N/A         N/A       N/A      None
187           1   Oasis at the Islands          N/A       $    936     $  1,080    $   30,000   $  7,200  $  6,630    Both
188           1   Rich DVM Industrial
                  Building                   $   56,562      N/A       $  3,066        N/A         N/A    $  9,591    Both
189           2   Eastgate Apartments        $   83,687   $ 18,252     $ 18,250        N/A         N/A       N/A      Both
190           1   Greene Professional
                  Center                        N/A       $    804     $    804        N/A         N/A    $  6,456    Both
191           1   Oregon City Retail            N/A          N/A       $  1,195        N/A         N/A    $  7,435    Both
192           1   Executive Court            $    8,125   $  4,401     $  4,410    $   20,000   $ 20,044  $ 20,044    Both
193           1   Montrose Self Storage      $    5,250   $  4,388     $  4,388        N/A         N/A       N/A      Both
194           1   Grosse Pointe Retail       $   21,313      N/A       $  1,149        N/A       $  7,657 $  7,657    Both
195           1   Riviera De Sandia Mobile
                  Home Park                  $    3,125   $  4,350     $  4,350        N/A         N/A       N/A      Both
196           1   A&A Storage - Bentonville     N/A          N/A       $  8,775        N/A         N/A       N/A      Both
197           2   Chestnut Acres Apartments     N/A       $ 29,500     $ 29,500        N/A         N/A       N/A      Both
198           1   Waldorf Self-Storage       $  162,840   $  6,698     $  6,698        N/A         N/A       N/A      Both
199           1   Malvern Post Office
                  Building                   $   75,000   $  1,200     $    888        N/A         N/A    $  2,089    None
200           1   Commerce Crossing Retail
                  Center                     $    3,797      N/A       $  1,511    $   20,000   $ 10,070  $ 10,070    Both
201           1   Duvall Town Center         $    1,250   $  1,155     $  1,563        N/A       $  8,300 $  8,282    Both
202           2   Apple Creek Village
                  Mobile Home Park           $   53,350   $  4,015     $  4,015        N/A         N/A       N/A      Both
203           1   Lexington Park
                  Self-Storage               $  116,380   $  6,840     $  6,840        N/A         N/A       N/A      Both
204           1   Eastland Shopping Center   $   51,250      N/A       $  5,164        N/A       $  9,996 $ 13,348    None
205           1   Siler City Family Dollar      N/A          N/A       $  1,480        N/A       $  2,400 $  4,686    Both
206           1   Caribou Shoppes               N/A          N/A       $  3,675        N/A         N/A    $  5,433    None
207           1   Stillman Office               N/A       $  1,288     $  1,288        N/A         N/A    $  8,320    Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY THREE WESTLAKE PARK AND FOUR WESTLAKE PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY GHC BROOKSIDE PARK I & II, GHC ICEMORELEE APARTMENTS, GHC DOWNING PLACE APARTMENTS, GHC PEACHTREE COURT APARTMENTS, GHC ROCKWOOD PLACE APARTMENTS AND GHC CARRIAGE HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1) BEGINNING ON THE SECOND PAYMENT DATE, THE BORROWER IS OBLIGATED TO MAKE MONTHLY PAYMENTS TO THE ROLLOVER RESERVE FUND FOR THE THEN CURRENT YEAR IN ACCORDANCE WITH THE FOLLOWING SCHEDULE: (2007) $11,828, (2008) $19,703,
     (2009) $29,569, (2010) $39,425, (201 FOLLOWING SCHEDULE: (2007) $11,828,
     (2008) $19,703, (2009) $29,569, (2010) $39,425, (2011) $49,282, (2012)
     $59,138, (2013) $39,425, (2014) $39,425, (2015) $39,425 AND (2016)
     $39,425.

(2) THE BORROWER IS OBLIGATED TO MAKE MONTHLY DEPOSITS TO THE FF&E RESERVE OF 3%, FOR THE FIRST TWO YEARS OF THE LOAN AND 4% OF GROSS INCOME THEREAFTER.

(3) IN THE EVENT THAT EITHER THE BABIES 'R US TENANT OR THE OFFICE DEPOT TENANT EXTEND THEIR RESPECTIVE LEASES FOR A MINIMUM TERM OF FIVE YEARS, THEN BORROWER'S OBLIGATION FOR MONTHLY DEPOSITS SHALL THEREAFTER BE SUSPENDED. FOR MONTHLY DEPOSITS SHALL THEREAFTER BE SUSPENDED.

(4) IN THE EVENT THAT THE DEFERRED MAINTENANCE IS NOT COMPLETED TO THE SATISFACTION OF BENEFICIARY WITHIN 120 DAYS, GRANTOR SHALL ESTABLISH WITH THE BENEFICIARY A RESERVE IN AN AMOUNT EQUAL TO THE LESSER OF $38,750 OR 125% OF THE COSTS OF THE DEFERRED MAINTEN AMOUNT EQUAL TO THE LESSER OF $38,750 OR 125% OF THE COSTS OF THE DEFERRED MAINTENANCE NOT YET COMPLETED.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                      CUT-OFF
                                                        DATE
                                                     PRINCIPAL    PROPERTY
  #   CROSSED  PROPERTY NAME                        BALANCE (1)     TYPE      SQ. FT.
----  -------  ----------------------------------  ------------  ----------  ---------
  2            599 Lexington Avenue                $300,000,000    Office    1,019,461
  3     (A)    Four Westlake Park                    82,400,000    Office      561,065
  4     (A)    Three Westlake Park                   63,200,000    Office      414,792
  5            Two North LaSalle                    127,440,000    Office      691,410
  6            Park Central                         115,000,000    Office      553,944
  9            Greenwich Financial Center            52,800,000    Office       81,270
 11            Metro Square 95 Office Park           48,000,000    Office      472,322
 12            300-318 East Fordham Road             47,000,000    Retail       71,540
 13            Flatbush Center                       45,000,000    Retail      141,599
 15            SouthPointe Pavilions                 42,000,000    Retail      199,692
 17            The Gucci Building                    40,600,000    Retail       13,533
 18a           8400 Ward Parkway                     16,125,000    Office      117,290
 18b           8320 Ward Parkway                     14,555,000    Office      105,916
 18c           One Petticoat                          8,320,000    Office      116,751
 20            Midwestern Distribution Portfolio     33,950,000  Industrial    788,292
 21            University Commons                    32,933,112    Retail      233,436
 22            El Paseo Simi Valley                  32,000,000    Retail      196,737
 24a           Building B                            16,785,000    Office      148,780
 24b           8330 Ward Parkway                     11,215,000    Office       91,755
 30            Cordata Medical Building              23,974,415    Office       98,886
 31            Wildewood Portfolio                   22,800,000    Office      157,068
 32            Schaumburg Corners (REFI)             22,750,000    Retail      159,536
 33            The Shoppes at St. Clair Square       22,476,150    Retail       84,383
 39            Conyers Commons                       17,250,000    Retail      119,362
 46            Duke University Medical Complex       14,500,000    Office       79,202
 47            Skihawk Building                      14,437,848  Industrial    254,002
 53            Quail Lakes                           12,925,000    Retail      140,201
 57            Comcast Woodridge                     12,100,000    Office       80,269
 62            800 Wyman Park Drive                  11,600,000    Office       84,262
 63            Columbia Medical Complex              11,511,000    Office       65,965
 67            Hammonton Retail Center               10,750,000    Retail       82,607
 68            Colerain Shopping Center              10,600,000    Retail      105,075
 70            Los Mares Plaza                       10,500,000    Retail       42,613
 71            Greensboro Village Shopping Center    10,155,201    Retail       70,203
 72            Skymark Tower                         10,000,000    Office      115,393
 75a           Creighton Crossing                     3,615,000    Retail       17,315
 75b           Bowles Farm                            1,939,000    Retail       10,200
 75c           Patterson Road                         1,520,000    Office       10,093
 75d           Ski Chalet                             1,070,000    Retail        8,750
 75e           Athens Road                              940,000   Mixed Use     18,138
 75f           Enterprise                               531,000    Retail        2,900
 76            Spring Lane Galleria                   9,600,000    Retail      106,661
 77            Elgin O'Hare Commerce Center           9,550,000  Industrial    244,986
 78            Draper Anchored Retail                 9,335,243    Retail       57,203
 88            105 South York                         8,151,500   Mixed Use     48,616
 90            720 Washington Avenue                  7,775,000   Mixed Use     73,090
 92            Mequon Marketplace                     7,600,000    Retail       42,330
 93            Shops on Galaxie                       7,600,000   Mixed Use     42,054
 94            Alcoa Industrial                       7,300,000  Industrial    128,344
 99            Terrace Ridge Shopping Center          7,100,000    Retail       66,517
101            Physicians Plaza of Cool Springs       7,000,000    Office       34,843
102            Renaissance Courtyard                  6,600,000   Mixed Use     33,685
103            The American Building                  6,600,000    Office       81,750
104            Windward Way Shopping Center           6,500,000    Retail       29,299
110            Douglas Physicians Center              6,250,000    Office       40,323
111            Hillsboro Promenade                    6,182,207    Retail       50,877
116            Radio Road Industrial                  5,688,814  Industrial    175,000
117            Heritage Office                        5,600,000    Office       35,297
118            Boise Block 44                         5,500,000    Retail       31,091
119            Oxford Town Center                     5,500,000    Retail       33,559
120            West Hills                             5,494,376    Office       48,175
123            New York Avenue Office Building        5,278,000    Office       24,278
126            County Line Medical                    5,075,000    Office       34,769
128            Klug Industrial                        4,994,609  Industrial    100,950
135            Bushnell Lakeside Office Building      4,300,000    Office       29,308
140            301 North Lewis Road                   3,992,438    Retail       63,855
146a           3375 Gardens Medical Plaza             1,835,294    Office       24,350
146b           3385 Plaza North Medical               1,764,706    Office       23,513
147            Wyndham Hills                          3,568,106    Office       38,117
148            Blue Stone Bay Commons                 3,493,324    Retail       10,613
152            White Birch Plaza                      3,400,000    Retail       26,838
153            Eubanks Court                          3,370,000  Industrial     44,200
154            The Offices at Johns Creek             3,353,000    Office       22,188
155            Shoppes at Live Oak                    3,313,929    Retail       11,750
156            HRubin Orlando Warehouse               3,290,000  Industrial     49,982
157            Tartan Square                          3,244,031    Retail       16,956
159            Northglenn Greens                      3,113,729    Office       47,677
160            Meadow View Shopping Plaza             3,093,110    Retail       21,055
161            Chamberlain Plaza                      3,038,239    Retail       29,630
162            Valle Verde Pads #2 and #3             3,000,000    Retail        9,484
164            Emerald Center                         2,797,049    Retail       17,329
165            Stone Oak North                        2,791,537    Office       28,503
169            Marysville Industrial                  2,694,985  Industrial     51,166
171            HRubin Lee Warehouse                   2,517,000  Industrial     25,199
172            Medford Place Shopping Center          2,514,936    Retail        9,062
174            Shops at Bailey Cove                   2,390,075    Retail       14,128
177            Covington Plaza                        2,060,000    Retail       17,336
178            HRubin Jupiter Warehouse               1,950,000  Industrial     23,017
179            31st Street                            1,942,918    Retail        4,000
181            Chisholm Trail Office Suites           1,867,246    Office       14,683
182            Williamson Ranch Retail                1,863,000    Office        6,652
184            Gulf Collection                        1,698,291    Retail        7,500
186            Eckerd - Germantown, MD                1,678,444    Retail       10,908

                                                                                 MAJOR
                                                                              TENANT # 1
                                MAJOR                                MAJOR       LEASE
                              TENANT # 1                          TENANT # 1  EXPIRATION
  #                             NAME                                SQ. FT.      DATE
----  ----------------------------------------------------------  ----------  ----------
  2                     Shearman & Sterling LLP                     517,658    8/31/2022
  3                  BP Corporation North America                   495,929    6/30/2010
  4                     ConocoPhillips Company                      245,029    2/28/2011
  5                  Neal, Gerber & Eisenberg, LLP                  187,289    5/31/2017
  6                        Exclusive Resorts                         79,243    4/30/2014
  9                   Salomon Smith Barney, Inc.                     20,956    5/31/2014
 11                       Wachovia Bank, N.A.                       171,712   11/30/2015
 12                       Aledra/Kiddie Town                         26,000    4/30/2025
 13                   Mayfair Supermarkets, Inc.                     61,594    9/30/2018
 15                      Bed Bath & Beyond Inc                       35,450    1/31/2014
 17                       Gucci America, Inc.                        13,533    1/31/2016
 18a                        Black & Veatch                          117,290   12/31/2014
 18b                  MidAmerica Health Partners                    105,916    4/30/2013
 18c                    Lewis, Rice & Fingerish                      32,427    4/30/2008
 20                         Resolve MSS US                          246,140    7/31/2011
 21                       Ross Dress for Less                        30,056    1/31/2016
 22                             Kohl's                               88,003    1/31/2029
 24a                    Teva Neuroscience, LLC                       82,842    5/31/2011
 24b                 Generali USA Life Reassurance                   46,923    7/31/2013
 30                Madrona Medical Group, Inc., P.S.                 98,886   12/31/2021
 31                    Titan Systems Corporation                     61,130    1/31/2012
 32                           Babies R Us                            43,105    3/31/2011
 33                        Barnes and Noble                          25,866    3/31/2017
 39                      The Sports Authority                        39,797    1/31/2017
 46                         Duke University                          41,889    9/30/2011
 47                    HPD/Valley Wine Warehouse                    254,002   12/31/2023
 53                           SMart Foods                            42,167   12/31/2014
 57                             Comcast                              80,269   12/31/2018
 62                  The Johns Hopkins University                    48,650    3/30/2012
 63              Hospital Space - Outpatient Services                30,012    4/30/2016
 67                           Super Fresh                            45,366   10/31/2015
 68                            Golds Gym                             60,000    1/31/2019
 70               Krikorian San Clemente Cinemas, LLC                23,639    5/31/2017
 71                      Publix Tennessee LLC                        45,600    11/1/2025
 72                 Fidelity National Flood Service                  24,703    8/31/2009
 75a                       Riverbound, Inc.                           3,900    4/30/2009
 75b                   Mattress Discounters Corp                      4,400   10/31/2009
 75c               Patterson Avenue Family Practice                  10,093    1/31/2009
 75d                    Peter Glenn of Vermont                        8,750    9/30/2010
 75e                           TBE Group                              3,150   12/31/2009
 75f                  Enterprise Leasing Company                      2,900    5/31/2008
 76                           Lowe's Food                            46,937   11/30/2016
 77                   Dovenmuehle Mortgage, Inc.                     40,312    9/30/2010
 78                          Jo-Ann Stores                           35,000    1/31/2017
 88                          5th/3rd Bank                            14,436    1/31/2023
 90               University of Minnesota Physicians                 42,943   12/31/2015
 92                          Pick 'n Save                            42,330    5/31/2022
 93                      Japanese/Sushi Rest.                         6,815    5/31/2022
 94                      Minka Lighting, Inc.                       128,344   12/31/2013
 99                       Publix Supermarket                         55,000    2/11/2012
101                      Franklin Dermatology                         8,253    2/1/2016
102                     Ferris Baker Watts Inc.                       8,331    4/30/2013
103             The Mayor and City Council of Baltimore              12,402    6/30/2010
104                           Sola Salon                              5,511    7/31/2016
110   Pinnacle Orthopaedics and Sports Medicine Specialists, LLC     12,107   11/30/2016
111                             Wendy's                              15,957   12/31/2008
116                  Minka Lighting, Incorporated                   175,000    4/30/2008
117                        Peterson & Myers                          18,302   10/31/2021
118                      Mongolian Grill & Bar                        3,402    4/30/2011
119                   Rite Aid of Michigan, Inc.                     11,180   12/31/2025
120                     West Hlills Development                      48,175    3/31/2022
123                          SunTrust Bank                           14,778   10/31/2008
126                  Westerville Internal Medicine                   11,172    1/31/2019
128                   Programmed Composites, Inc.                   100,950    3/31/2015
135               Medical Outsourcing Services (MOS)                  6,278   12/31/2008
140                     Amelia's Grocery Outlet                      17,032   11/30/2012
146a                          DaVita/TRC                              5,382    9/30/2010
146b                           Angiocath                              4,494    5/31/2013
147                 Robert W. Baird & Company, Inc.                   7,541    6/30/2011
148                         Bedding Experts                           2,604    4/30/2011
152                       Rookies Bar & Grill                         6,256   10/31/2016
153                          Sierra Airgas                            6,773   10/31/2009
154                          Fusion Sleep                             5,859    2/18/2011
155                         Firestone Tires                           7,550    1/1/2027
156                     Suncoast Roofers Supply                      49,982    3/31/2014
157                           Carmelita's                             5,700    1/31/2011
159                        Tri-County Health                         14,975   11/30/2011
160                         Cort Furniture                            9,585    3/31/2011
161                       Asian Buffet Group                          5,250    8/10/2011
162                   Check City Parternship LLC                      2,316    5/31/2011
164                           Elite Dance                             3,220    3/31/2009
165                      Kid'N Around Therapy                         4,500   10/31/2009
169                          Rising Stars                            12,500    7/31/2009
171                     Suncoast Roofers Supply                      25,199    9/30/2016
172                           ImmediaDent                             1,650    2/15/2012
174                 De Zheng Xue d/b/a I Love Sushi                   2,147   12/31/2011
177                       Buckets Sports Bar                          7,650   12/31/2011
178                     Suncoast Roofers Supply                      23,017   11/30/2014
179                            BCP Bank                               2,150    2/28/2021
181                       Comm Vault Systems                          2,869    4/30/2008
182                       Financial Title Co                          3,500   11/30/2010
184                            T-Mobile                               2,875    1/31/2010
186                             Eckerd                               10,908    1/15/2022

                                                                     MAJOR
                                                                  TENANT # 2
                               MAJOR                     MAJOR       LEASE
                             TENANT # 2               TENANT # 2  EXPIRATION
  #                             NAME                     SQ. FT.     DATE
----  ----------------------------------------------  ----------  ----------
  2              Kirkpatrick & Lockhart                125,176    10/31/2017
  3            New Era Life Insurance Co.               64,828     5/31/2010
  4           BP Corporation North America             142,638    11/30/2011
  5          Computershare Investor Service             78,875     7/31/2016
  6             Utility Engineering Corp                63,883     6/30/2015
  9             Shumway Capital Partners                13,470    10/31/2014
 11                Skate World, Inc.                   101,768     2/28/2019
 12                 Jewelry Exchange                    14,000    12/30/2017
 13                    Ballys Gym                       32,470     1/31/2010
 15                Barnes & Noble Inc                   26,484     1/31/2014
 17                       N/A                             N/A         N/A
 18a                      N/A                             N/A         N/A
 18b                      N/A                             N/A         N/A
 18c  Rouse, Handricks, German, May & Shank, P.C.       13,225     9/30/2010
 20                  Agilysis, Inc.                    224,600     1/31/2016
 21                     Best Buy                        30,046     1/31/2016
 22                  Vons Pavilions                     44,104    10/31/2028
 24a                  IndyMac Bank                      33,054     5/27/2009
 24b           Black & Veatch Corporation               18,940     2/28/2013
 30                       N/A                             N/A         N/A
 31           Mantech Systems Engineering               43,052     6/30/2013
 32                   Office Depot                      31,093    12/31/2011
 33                    Red Robin                         7,000      2/4/2027
 39                       Ross                          30,184     1/31/2017
 46       Duke University Health Systems, Inc.          27,735     1/31/2014
 47                       N/A                             N/A         N/A
 53                 Longs Drug Store                    25,744     2/28/2013
 57                       N/A                             N/A         N/A
 62         People Encouraging People, Inc.              9,908     6/30/2011
 63          Twin County Medical Associates              9,026      5/2/2011
 67                   Fashion Bug                       12,500     1/31/2011
 68                 Michael's Crafts                    25,000     8/31/2010
 70                 Bank of the West                     3,496     8/31/2007
 71                 HCA Realty, Inc.                     3,404    11/30/2011
 72                  Wachovia Bank                      15,344     4/30/2009
 75a           Orthodontic Centers of VA                 2,615    10/31/2008
 75b            Five Guys Famous Burgers                 2,000    11/30/2015
 75c                      N/A                             N/A         N/A
 75d                      N/A                             N/A         N/A
 75e           Diamond/Triumph Auto Glass                2,640     8/31/2007
 75f                      N/A                             N/A         N/A
 76                    Office Max                       23,500     2/28/2013
 77               Set Screw & Mfg. Co.                  25,713    10/31/2014
 78                   Asian Buffet                       6,017     8/31/2016
 88           Delta Controls Chicago, Inc.               4,500     7/31/2010
 90                     US Bank                          6,858     9/30/2007
 92                       N/A                             N/A         N/A
 93            Green Jungle Family Center                5,021    10/31/2011
 94                       N/A                             N/A         N/A
 99                  Pro Copy, Inc.                      4,077    11/30/2010
101             Dr. Wilmont C Burch Jr.                  5,955     2/13/2016
102            Cape Fear Commercial, LLC                 3,941     6/30/2013
103          Quadel Consulting Corporation               6,276     9/30/2007
104         Restaurant - Tran & Kao - Sushi              2,550     7/31/2011
110     Northwes Georgia Oncology Centers, P.C.          6,820     5/31/2016
111                    Valvoline                         7,500     6/30/2018
116                       N/A                             N/A         N/A
117               Salomon Smith Barney                   8,632     1/31/2013
118     Cazba - Greek & Mediterranean Fine Food          2,687     8/31/2013
119                Pet Supplies Plus                     7,000     2/14/2011
120                       N/A                             N/A         N/A
123             Rogers, Lovelock, Fritz                  9,500     9/30/2009
126         Professionals for Women's Health             4,000     6/30/2009
128                       N/A                             N/A         N/A
135              1st Advantage Mortgage                  3,259     8/31/2008
140                  Family Dollar                       8,113     2/28/2009
146a            Internal Medicine of PB                  2,576     3/31/2009
146b                   Wholistic                         2,732    11/30/2011
147                      Bubon                           4,035     2/14/2009
148                   3 Day Blinds                       2,000     1/31/2016
152                 The Iowa Clinic                      2,400     8/31/2011
153                Vitamin Adventure                     6,277     5/31/2007
154        Sarah Care Adult Daycare Services             5,237     3/14/2011
155                     Pro Golf                         3,000      1/1/2017
156                       N/A                             N/A         N/A
157              North Texas Emergency                   4,128     9/30/2011
159              University of Phoenix                  14,110    10/31/2009
160                     AutoZone                         7,570     7/31/2015
161                   Fiesta Time                        4,000     7/31/2009
162            Orthodontic Education LTD                 2,200     3/31/2012
164                     Cingular                         2,302     7/31/2010
165               Bayamar Home Health                    3,000    12/31/2009
169                   Clean Crawl                        7,762    11/30/2011
171                       N/A                             N/A         N/A
172             Crossroads Wireless, LLC                 1,620      8/4/2011
174                 Bana Bagels, LLC                     2,100     6/30/2011
177                  Black Dog Pub                       2,460     7/31/2010
178                       N/A                             N/A         N/A
179             Queensboro Flooring Corp                 1,200     3/31/2016
181           Assured Property Management                1,761    11/30/2009
182                  Barekzai/Tarin                      3,152     7/31/2011
184             Fidelity National Title                  1,750     9/30/2010
186                       N/A                             N/A         N/A

                                                              MAJOR
                                                           TENANT # 3
                        MAJOR                    MAJOR        LEASE
                     TENANT # 3                TENANT # 3  EXPIRATION
  #                     NAME                    SQ. FT.       DATE
----  ---------------------------------------  ----------  ----------
  2             Goodwin Procter LLP              117,298   11/30/2008
  3                     N/A                        N/A         N/A
  4             Murphy Oil Company                21,682    6/30/2010
  5           Hartford Fire Insurance             63,421   12/31/2012
  6       Williams Production RMT Company         62,936    4/30/2011
  9   Axa Investment Managers, North America      11,738   11/30/2008
 11           Baptist Medical Center              89,234    8/16/2013
 12                 Duane Reade                   10,840   11/30/2011
 13                   Staples                     26,702    9/30/2013
 15                  Old Navy                     14,932    1/31/2009
 17                     N/A                        N/A         N/A
 18a                    N/A                        N/A         N/A
 18b                    N/A                        N/A         N/A
 18c            Steve's Floral Shop                2,693   10/31/2011
 20                World Almanac                 124,500    8/31/2016
 21                  Michaels                     23,823    2/28/2015
 22                   Borders                     20,027    1/31/2020
 24a        University of Pheonix, Inc.           19,890    7/31/2010
 24b       Catholic Family Credit Union            1,924   10/31/2009
 30                     N/A                        N/A         N/A
 31      Eagan McAllister Associates, Inc.        28,800    7/31/2011
 32               Hancock Fabrics                 19,190    7/31/2008
 33               Banana Republic                  6,400    1/31/2013
 39               Kirkland's Home                  7,500    1/31/2017
 46            GM Hock Construction                4,936    1/31/2008
 47                     N/A                        N/A         N/A
 53                 Office Max                    25,077    4/30/2011
 57                     N/A                        N/A         N/A
 62                Mahan Rykiel                    6,133    7/31/2008
 63   Hospital Space - Future Expansion Space      6,667    1/31/2012
 67                Commerce Bank                   3,500   11/30/2016
 68                Shoe Carnival                  12,000    5/31/2008
 70              Blockbuster Inc.                  3,232    5/31/2009
 71                Allannco, LLC                   3,102    4/30/2011
 72               Lasco Bathware                  10,951    7/31/2008
 75a              Check Into Cash                  1,200    6/30/2007
 75b          Wireless Mechanicsville              1,900    6/30/2010
 75c                    N/A                        N/A         N/A
 75d                    N/A                        N/A         N/A
 75e         Brinks Home Security, Inc             2,580    5/31/2009
 75f                    N/A                        N/A         N/A
 76             Mesquite Baja Grill                5,764   10/31/2009
 77               The Storehouse                  24,839    1/31/2010
 78               Sweet and Sassy                  4,372    9/30/2011
 88               Prime Financial                  4,100   12/31/2011
 90                  New Life                      3,072   10/31/2008
 92                     N/A                        N/A         N/A
 93              Regent Financial                  3,964    8/31/2013
 94                     N/A                        N/A         N/A
 99         Gladstone's Grilled Chicken            1,660    2/28/2010
101                 Dr. Winters                    5,833     1/1/2017
102       Metropolitan Life Insurance Co           3,843   12/31/2011
103       Richter, Cornbrooks and Gribble          6,276    1/31/2010
104              Top Shelf Liquors                 2,500   11/30/2009
110     Georgia Cancer Specialists I, P.C.         5,751    6/30/2016
111              Blockbuster Video                 6,000     6/3/2008
116                     N/A                        N/A         N/A
117                  Wall Foss                     4,540   12/31/2008
118                    Opal                        2,287    8/31/2013
119               Oxford Big Boy                   4,770   11/14/2015
120                     N/A                        N/A         N/A
123                     N/A                        N/A         N/A
126              Kings Medical MRI                 3,952    8/31/2011
128                     N/A                        N/A         N/A
135                 Dr. Elliot                     2,399    1/31/2014
140        Keller Williams Realty Group            7,700     1/8/2009
146a                 MedSpeech                     2,148    2/28/2013
146b                  Vedere                       2,166    8/31/2009
147                    MECCI                       3,200    7/31/2009
148                 Starbuck's                     1,809    9/30/2015
152                Snap Fitness                    2,000    6/30/2011
153          JL's Custom Tile & Stone              5,600    1/31/2008
154              Laser Aesthetica                  4,001    1/08/2011
155                 Nail Salon                     1,200     1/1/2017
156                     N/A                        N/A         N/A
157           Leslie's Poolmart, Inc               3,000   12/31/2010
159                 Data Fusion                    3,334    9/30/2007
160             Super Dance Records                2,000    5/31/2008
161               Dollars & Cents                  3,860    1/31/2011
162               Eric V Lac DMD                   1,668    2/28/2014
164                   Quiznos                      2,200    2/28/2010
165                  MediQuip                      3,000   11/30/2009
169                Judah Praise                    5,061    3/31/2009
171                     N/A                        N/A         N/A
172              Dinner by Design                  1,562    8/21/2011
174    Mattcorp Inc., d/b/a Mattress Express       1,500    7/31/2011
177               Competitive PCs                  1,280   11/30/2010
178                     N/A                        N/A         N/A
179     Vasilatzoglou & Guimbard (Boutique)          650    3/31/2016
181                 Irina Bybee                    1,599    8/31/2008
182                     N/A                        N/A         N/A
184              Tomales Dona Tere                 1,253   11/30/2011
186                     N/A                        N/A         N/A

                                                      CUT-OFF
                                                        DATE
                                                     PRINCIPAL    PROPERTY
  #   CROSSED  PROPERTY NAME                        BALANCE (1)     TYPE      SQ. FT.
----  -------  ----------------------------------  ------------  ----------  ---------
187            Oasis at the Islands                 $1,650,500     Retail       7,200
188            Rich DVM Industrial Building          1,596,968   Industrial    20,438
190            Greene Professional Center            1,547,115     Office       8,038
191            Oregon City Retail                    1,500,000     Retail       7,968
192            Executive Court                       1,495,459     Office      20,044
194            Grosse Pointe Retail                  1,443,958     Retail       7,657
199            Malvern Post Office Building          1,295,785     Retail       5,918
200            Commerce Crossing Retail Center       1,272,611     Retail      10,070
201            Duvall Town Center                    1,223,000     Retail       7,813
204            Eastland Shopping Center              1,195,112     Retail      34,426
205            Siler City Family Dollar              1,191,893     Retail      14,800
206            Caribou Shoppes                         994,841     Retail       3,500
207            Stillman Office                         765,000     Office       8,587

                                                                                 MAJOR
                                                                              TENANT # 1
                                MAJOR                                MAJOR       LEASE
                              TENANT # 1                          TENANT # 1  EXPIRATION
  #                             NAME                                SQ. FT.      DATE
----  ----------------------------------------------------------  ----------  ----------
187                         Simply Burgers                            3,000    1/31/2016
188                        J.E. Rich Company                          6,813    2/28/2019
190                    Martha Jefferson Hospital                      5,318    11/1/2016
191                             Tan Rio                               2,803   11/30/2016
192                        Atlantic Services                          6,185   12/31/2009
194                   Men's Wearhouse of MI, Inc                      5,007    5/31/2016
199                  United States Postal Service                     5,918    9/25/2018
200                           McGilvery's                             5,044    4/6/2009
201                             CB Bain                               3,170   12/31/2009
204                              LEADS                               13,300    7/31/2007
205                          Family Dollar                            8,000    8/31/2016
206                         Caribou Coffee                            3,500    3/31/2012
207                       RG Crown Bank, FSB                          2,378   12/31/2006

                                                                     MAJOR
                                                                  TENANT # 2
                               MAJOR                     MAJOR       LEASE
                             TENANT # 2               TENANT # 2  EXPIRATION
  #                             NAME                     SQ. FT.     DATE
----  ----------------------------------------------  ----------  ----------
187               Orient Sushi & Grill                   2,450    10/31/2010
188          Newport Center Animal Hospital              6,813     2/28/2019
190                 Jay Knight, DDS                      2,720     2/15/2017
191                  The UPS Store                       1,657     7/31/2011
192                De Castro & Knabe                     3,162     7/31/2007
194              American Home Fitness                   2,650     12/9/2012
199                       N/A                             N/A         N/A
200                   RT Tan, Inc.                       2,541    12/31/2009
201                     Teriyaki                         1,430     2/28/2015
204                  Licking County                     12,121     6/30/2009
205                  Rent-A-Center                       4,400     8/31/2011
206      Einstein's Brothers Bagels (sublease)               0      4/1/2012
207             Duma and Associates LLC                  2,157    10/31/2007

                                                              MAJOR
                                                           TENANT # 3
                        MAJOR                    MAJOR        LEASE
                     TENANT # 3                TENANT # 3  EXPIRATION
  #                     NAME                    SQ. FT.       DATE
----  ---------------------------------------  ----------  ----------
187                Quizno's Subs                   1,750    9/30/2013
188        Crown Valley Animal Hospital            6,812    2/28/2019
190                     N/A                        N/A         N/A
191                 Great Clips                    1,269    3/31/2010
192             Developer Services                 2,870   12/31/2007
194                     N/A                        N/A         N/A
199                     N/A                        N/A         N/A
200                 Avant Gard                     2,485     3/2/2009
201             Mediterranean Grill                1,233   12/31/2010
204               Golden Carriage                  2,600     7/1/2008
205                   Andy's                       2,400    8/31/2011
206                     N/A                        N/A         N/A
207          Commonwealth Orthodontics             1,786    6/30/2008

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY THREE WESTLAKE PARK AND FOUR WESTLAKE PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  ASSUMES A CUT-OFF DATE IN MAY 2007.

                              MULTIFAMILY SCHEDULE

                                                                                       UTILITIES                    SUBJECT
                                                                                        TENANT               #       STUDIO
 #   CROSSED  PROPERTY NAME                                PROPERTY SUBTYPE              PAYS            ELEVATORS   UNITS
---  -------  ------------------------------------       --------------------  ------------------------  ---------  -------
 1a           Park Pointe North                              Conventional         Electric/Gas/Water         0         16
 1b           Park Place at Turtle Run                       Conventional        Electric/Water/Sewer        0         28
 1c           Stillwater                                     Conventional        Electric/Water/Sewer        0        120
 1d           Canyon Creek                                   Conventional        Electric/Water/Sewer        0        N/A
 1e           Woodland Meadows                               Conventional        Electric/Water/Sewer        0        N/A
 1f           Cranes Landing                                 Conventional              Electric              0        N/A
 1g           Waterford                                      Conventional        Electric/Water/Sewer        0         48
 1h           Hunters Glen                                   Conventional        Electric/Water/Sewer        0        N/A
 1i           Enclave at Cityview                            Conventional           Electric/Water           0        160
 1j           Off Broadway                                   Conventional        Electric/Water/Sewer        0        N/A
 1k           Churchill Crossing                             Conventional        Electric/Water/Sewer        0        N/A
 1l           The Equestrian                                 Conventional        Electric/Water/Sewer        0        N/A
 1m           Wallingford                                    Conventional        Electric/Water/Sewer        0        N/A
 1n           Fairway on the Park                            Conventional        Electric/Water/Sewer        0        N/A
 1o           Bellevue Heights                               Conventional        Electric/Water/Sewer        0        N/A
 1p           Stone Ridge                                    Conventional        Electric/Water/Sewer        0        N/A
 1q           Eagle's Point                                  Conventional           Electric/Water           0         24
 1r           Surrey Oaks                                    Conventional        Electric/Water/Sewer        0        N/A
 1s           Heritage Place                                 Conventional        Electric/Water/Sewer        0        N/A
 1t           Cedar Glen                                     Conventional        Electric/Water/Sewer        0        N/A
 1u           Park Ridge                                     Conventional        Electric/Water/Sewer        0        N/A
 1v           Windsor Court                                  Conventional        Electric/Water/Sewer        0        N/A
 1w           Wooded Creek                                   Conventional        Electric/Water/Sewer        0        N/A
 1x           Meadowchase                                    Conventional        Electric/Water/Sewer        0        N/A
 1y           Bent Creek                                     Conventional        Electric/Water/Sewer        0        N/A
 1z           Shadowbluff                                    Conventional        Electric/Water/Sewer        0        N/A
1aa           Lofts on Hulen                                 Conventional           Electric/Water           0         4
1ab           Woods at Lakeshore                             Conventional        Electric/Water/Sewer        0        N/A
1ac           Summer's Point                                 Conventional        Electric/Water/Sewer        0         60
1ad           Creekside                                      Conventional           Electric/Water           0         16
1ae           The Savoy                                      Conventional        Electric/Water/Sewer        0        N/A
1af           The Corners                                    Conventional        Electric/Water/Sewer        0        N/A
 7a           The Cascades                                   Conventional        Electric/Water/Sewer        0        N/A
 7b           The Place at Green Trails                      Conventional           Electric/Water           0        N/A
 7c           Broadmead                                      Conventional        Electric/Water/Sewer        0        N/A
 7d           Harbour                                        Conventional           Electric/Water           0        N/A
 7e           Deerbrook Forest Apartments                    Conventional        Electric/Water/Sewer        0        N/A
 7f           Carrington Court                               Conventional        Electric/Water/Sewer        0        N/A
 7g           Beacon Hill                                    Conventional        Electric/Water/Sewer        0        N/A
 7h           Somerset Place                                 Conventional           Electric/Water           0         20
 7i           Chalfonte                                      Conventional           Electric/Water           0        N/A
 7j           Avalon Bay                                     Conventional        Electric/Water/Sewer        0        N/A
 8a           3885 Broadway                                  Conventional            Electric/Gas            1         1
 8b           4455 Broadway                                  Conventional            Electric/Gas            1         22
 8c           3915 Broadway                                  Conventional            Electric/Gas            1        N/A
 8d           80 Fort Washington                             Conventional            Electric/Gas            1         6
 8e           3900 Broadway                         (1)      Conventional            Electric/Gas            1        N/A
 8f           884 Riverside                                  Conventional            Electric/Gas            1         3
 8g           86 Fort Washington                    (2)      Conventional            Electric/Gas            1        N/A
 8h           66-72 Fort Washington Avenue          (3)      Conventional            Electric/Gas            1         2
 10           Latitudes Apartments                           Conventional        Electric/Water/Sewer        0        N/A
 14           Canterbury Apartments                          Conventional        Electric/Water/Sewer        0         94
16a           Laurel Springs Apartments I                    Conventional        Electric/Water/Sewer        0        N/A
16b           Laurel Springs Apartments III                  Conventional        Electric/Water/Sewer        0        N/A
16c           Laurel Springs Apartments II                   Conventional        Electric/Water/Sewer        0        N/A
 23           Wind River Apartments                          Conventional        Electric/Water/Sewer        0        N/A
 25           La Costa Apartments                            Conventional        Electric/Water/Sewer        0        N/A
 26           Carriage Club Apartments                       Conventional        Electric/Water/Sewer        0        N/A
 27           Paces Commons Apartments                       Conventional        Electric/Water/Sewer        0        N/A
 28           Mallard Creek II Apartments                    Conventional        Electric/Water/Sewer        0        N/A
 29           Jefferson Place                                Conventional        Electric/Water/Sewer        0        N/A
 34           Alexan Cityview Apartments                     Conventional      Electric/Gas/Water/Sewer      0        N/A
 35           Park at Woodlake                               Conventional        Electric/Water/Sewer        0        N/A
 36           Reflections Apartments                         Conventional           Electric/Water           0        N/A
 37           Jefferson Creek                                Conventional        Electric/Water/Sewer        0        N/A
 38           Hunter's Chase                                 Conventional      Electric/Gas/Water/Sewer      0        N/A
 40           Villagio Apartments                            Conventional              Electric              0        N/A
 41           The Hollows Apartments                         Conventional        Electric/Water/Sewer        0        N/A
 42           Sturbridge Square Apartments                   Conventional            Electric/Gas            0        N/A
 43           Parke Orcutt Apartments                        Conventional         Electric/Gas/Water         0        N/A
 44           River Park Place Apartments                    Conventional           Electric/Water           0        N/A
 45           Orleans Square Apartments                      Conventional              Electric              0        N/A
 48           Wind River Crossing                            Conventional        Electric/Water/Sewer        0        N/A
 49           Sands Point Apartments                         Conventional        Electric/Water/Sewer        0         16
 51           Seabreeze Apartments                           Conventional              Electric              0        N/A
 52           Versailles Apartments                          Conventional              Electric              0         20
 54           Summerlyn Place Apartments                     Conventional        Electric/Water/Sewer        0        N/A

         SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT
          STUDIO     STUDIO     1 BR     1 BR        1 BR      2 BR      2 BR      2 BR      3 BR       3 BR       3 BR
 #      AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT
---  -  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------
 1a       $608        $660      396       $672       $875      312       $846     $1,100       46     $1,099     $1,300
 1b       $852        $900      224       $915      $1,030      98      $1,091    $1,360      N/A       N/A        N/A
 1c       $422        $465      344       $499       $560       52       $684      $700       N/A       N/A        N/A
 1d        N/A         N/A      192       $537       $600      224       $643      $720        24       $907      $1,040
 1e        N/A         N/A      160       $825       $870      120       $995     $1,086       16      $1,209     $1,300
 1f        N/A         N/A       88       $711       $760      116       $842      $880        48       $983      $1,010
 1g       $431        $435      312       $520       $610      212       $687      $760         8       $894       $900
 1h        N/A         N/A      248       $653       $890       28       $951     $1,109      N/A        N/A        N/A
 1i       $453        $480      184       $531       $625       64       $769      $825         8       $961      $1,045
 1j        N/A         N/A       92       $536       $565      228       $641      $750       N/A        N/A        N/A
 1k        N/A         N/A      224       $491       $660      120       $685      $780       N/A        N/A        N/A
 1l        N/A         N/A      120       $652       $735       82       $773      $805       N/A        N/A        N/A
 1m        N/A         N/A      266       $484       $665      180       $656      $820        16       $831       $930
 1n        N/A         N/A      220       $452       $520      182       $594      $675       N/A        N/A        N/A
 1o        N/A         N/A       15       $608       $650      169       $778     $1,800       41       $970      $1,160
 1p        N/A         N/A      192       $436       $595      191       $609      $675       N/A        N/A        N/A
 1q       $431        $449      152       $585       $660       64       $752      $850       N/A        N/A        N/A
 1r        N/A         N/A      172       $488       $610       76       $702      $810       N/A        N/A        N/A
 1s        N/A         N/A      120       $543       $600       80       $679      $740       N/A        N/A        N/A
 1t        N/A         N/A      112       $575       $660       88       $726      $810        18       $853       $915
 1u        N/A         N/A      108       $598       $650       60       $714      $775       N/A        N/A        N/A
 1v        N/A         N/A      120       $479       $540      160       $628      $710       N/A        N/A        N/A
 1w        N/A         N/A       92       $548       $605      104       $660      $725       N/A        N/A        N/A
 1x        N/A         N/A      234       $496       $644       48       $688      $790       N/A        N/A        N/A
 1y        N/A         N/A       64       $546       $579      136       $650      $715       N/A        N/A        N/A
 1z        N/A         N/A      170       $504       $590       50       $655      $685       N/A        N/A        N/A
1aa       $405        $410      166       $408       $525      155       $545      $825       N/A        N/A        N/A
1ab        N/A         N/A       88       $688       $775       40       $792      $835       N/A        N/A        N/A
1ac       $412        $435       96       $496       $550       8        $662      $680       N/A        N/A        N/A
1ad       $378        $399       92       $414       $470       56       $564      $615       N/A        N/A        N/A
1ae        N/A         N/A       96       $470       $489       56       $645      $689       N/A        N/A        N/A
1af        N/A         N/A       45       $489       $680       40       $617      $695       N/A        N/A        N/A
 7a        N/A         N/A      256       $874      $1,080      60      $1,075    $1,160      N/A        N/A        N/A
 7b        N/A         N/A      171       $516       $600      104       $710      $895       N/A        N/A        N/A
 7c        N/A         N/A      151       $540       $680       84       $703      $795       N/A        N/A        N/A
 7d        N/A         N/A      176       $530       $640       56       $650      $740       N/A        N/A        N/A
 7e        N/A         N/A       92       $555       $675       60       $678      $800       N/A        N/A        N/A
 7f        N/A         N/A        3       $572       $619      102       $700      $899         6       $992      $1,100
 7g        N/A         N/A       84       $572       $640       37       $712      $780       N/A        N/A        N/A
 7h       $391        $435      122       $505       $633       47       $629      $720         1        $825       $825
 7i        N/A         N/A       56       $600       $705       30       $742      $860       N/A        N/A        N/A
 7j        N/A         N/A      112       $401       $475      108       $506      $575       N/A        N/A        N/A
 8a       $627        $627       21       $752       $897       36       $835     $1,387        6       $806      $1,184
 8b       $670        $825       13       $739       $965       32       $751     $1,134        5       $664       $801
 8c        N/A         N/A      N/A        N/A        N/A       28       $704     $1,800       16       $757      $1,725
 8d       $653        $775       25       $634       $925       13       $800     $1,166       16       $805      $1,350
 8e        N/A         N/A      N/A        N/A        N/A      N/A        N/A       N/A         6       $728      $1,438
 8f       $639        $761       15       $709       $901       12       $739     $1,041        2       $632       $636
 8g        N/A         N/A      25        $751      $1,050      23       $747     $1,200       11       $797      $1,500
 8h       $851        $851      N/A        N/A        N/A      N/A        N/A       N/A        12       $694      $1,130
 10        N/A         N/A      269       $869      $1,084     159      $1,053    $1,216       20      $1,369     $1,527
 14       $484        $580      180       $586       $664      356       $683      $849       N/A        N/A        N/A
16a        N/A         N/A      120       $556       $689      120       $631      $742       N/A        N/A        N/A
16b        N/A         N/A      N/A        N/A        N/A       84       $655      $839        84       $741       $960
16c        N/A         N/A      N/A        N/A        N/A       24       $659      $810        72       $730       $870
 23        N/A         N/A      128       $672       $823      153       $867     $1,361       65       $996      $1,760
 25        N/A         N/A      270       $726       $775      192       $951      $980       N/A        N/A        N/A
 26        N/A         N/A      110       $676       $761      136       $814      $966        22       $937      $1,000
 27        N/A         N/A      154       $603       $709      142       $742      $881        40       $898       $990
 28        N/A         N/A      103       $678       $837      140       $836     $1,109       45      $1,048     $1,399
 29        N/A         N/A      200       $770       $840      224       $983     $1,045      N/A       N/A         N/A
 34        N/A         N/A      144       $790       $905      120      $1,039    $1,195       44      $1,359     $1,400
 35        N/A         N/A      436       $549       $735      128       $746      $794       N/A       N/A         N/A
 36        N/A         N/A      72        $641       $670      108       $768      $800       108       $927       $960
 37        N/A         N/A      206       $811       $960       94      $1,062    $1,130      N/A        N/A        N/A
 38        N/A         N/A      288       $552       $750      136       $693      $750       N/A        N/A        N/A
 40        N/A         N/A      N/A        N/A        N/A       84       $805     $1,078       60       $995      $1,543
 41        N/A         N/A      336       $524       $580       96       $719      $770       N/A        N/A        N/A
 42        N/A         N/A      132       $769      $1,000     138       $970     $1,332      N/A        N/A        N/A
 43        N/A         N/A       24      $1,015     $1,150      48      $1,371    $1,460       45      $1,484     $1,560
 44        N/A         N/A      118       $669       $825      152       $807      $970         8       $1,115     $1,245
 45        N/A         N/A      354       $439       $580      102       $613      $730        16        $728       $745
 48        N/A         N/A      256       $554       $625       96       $722      $785       N/A         N/A        N/A
 49       $425        $460      268       $483       $595      167       $587      $755        44        $704       $740
 51        N/A         N/A       64       $863       $975      120      $1,057    $1,300      N/A        N/A        N/A
 52       $617        $709       98       $712       $729      115       $855      $899        27      $1,010     $1,032
 54        N/A         N/A       48       $746       $845       84       $823     $1,005        8      $1,140     $1,275

       SUBJECT   SUBJECT    SUBJECT
        4 BR      4 BR        4 BR
 #      UNITS   AVG. RENT  MAX. RENT
---    -------  ---------  ---------
 1a      N/A        N/A       N/A
 1b      N/A        N/A       N/A
 1c      N/A        N/A       N/A
 1d      N/A        N/A       N/A
 1e      N/A        N/A       N/A
 1f      N/A        N/A       N/A
 1g      N/A        N/A       N/A
 1h      N/A        N/A       N/A
 1i      N/A        N/A       N/A
 1j      N/A        N/A       N/A
 1k      N/A        N/A       N/A
 1l      N/A        N/A       N/A
 1m      N/A        N/A       N/A
 1n      N/A        N/A       N/A
 1o      N/A        N/A       N/A
 1p      N/A        N/A       N/A
 1q      N/A        N/A       N/A
 1r      N/A        N/A       N/A
 1s      N/A        N/A       N/A
 1t      N/A        N/A       N/A
 1u      N/A        N/A       N/A
 1v      N/A        N/A       N/A
 1w      N/A        N/A       N/A
 1x      N/A        N/A       N/A
 1y      N/A        N/A       N/A
 1z      N/A        N/A       N/A
1aa      N/A        N/A       N/A
1ab      N/A        N/A       N/A
1ac      N/A        N/A       N/A
1ad      N/A        N/A       N/A
1ae      N/A        N/A       N/A
1af      N/A        N/A       N/A
 7a      N/A        N/A       N/A
 7b      N/A        N/A       N/A
 7c      N/A        N/A       N/A
 7d      N/A        N/A       N/A
 7e      N/A        N/A       N/A
 7f      N/A        N/A       N/A
 7g      N/A        N/A       N/A
 7h      N/A        N/A       N/A
 7i      N/A        N/A       N/A
 7j      N/A        N/A       N/A
 8a      N/A        N/A       N/A
 8b       5        $926      $1,500
 8c      N/A        N/A       N/A
 8d      15        $971      $1,890
 8e      15        $715      $1,768
 8f      27        $992      $2,044
 8g       1        $775       $775
 8h      24        $763      $1,644
 10      N/A        N/A       N/A
 14      N/A        N/A       N/A
16a      N/A        N/A       N/A
16b      N/A        N/A       N/A
16c      N/A        N/A       N/A
 23      N/A        N/A       N/A
 25      N/A        N/A       N/A
 26      N/A        N/A       N/A
 27      N/A        N/A       N/A
 28      N/A        N/A       N/A
 29      N/A        N/A       N/A
 34      N/A        N/A       N/A
 35      N/A        N/A       N/A
 36      N/A        N/A       N/A
 37      N/A        N/A       N/A
 38      N/A        N/A       N/A
 40      36       $1,518     $1,756
 41      N/A        N/A       N/A
 42      N/A        N/A       N/A
 43      N/A        N/A       N/A
 44      N/A        N/A       N/A
 45      N/A        N/A       N/A
 48      N/A        N/A       N/A
 49      N/A        N/A       N/A
 51      N/A        N/A       N/A
 52      N/A        N/A       N/A
 54      N/A        N/A       N/A

                                                                                       UTILITIES                    SUBJECT
                                                                                        TENANT               #       STUDIO
 #   CROSSED  PROPERTY NAME                                PROPERTY SUBTYPE              PAYS            ELEVATORS   UNITS
---  -------  ------------------------------------       --------------------  ------------------------  ---------  -------
 55           Woodmere Trace Apartments                      Conventional           Electric/Water           0        N/A
 56           Spring House                                   Conventional         Electric/Water/Gas         0        N/A
 58           Riding Club Apartments                         Conventional      Electric/Gas/Water/Sewer      0        N/A
 59           On the Green                                   Conventional      Electric/Gas/Water/Sewer      0        N/A
 60           Walnut Creek Crossing                          Conventional      Electric/Gas/Water/Sewer      0        N/A
 61           Oak Run Apartments                             Conventional           Electric/Water           0        N/A
 64           Oakbrook Apartments                            Conventional        Electric/Water/Sewer        0        N/A
 65           Wyandotte Commons Apartments                   Conventional      Electric/Gas/Water/Sewer      0        N/A
 66           Country Club Villas                            Conventional      Electric/Gas/Water/Sewer      0        N/A
 69           Heritage Park Estates                          Conventional              Electric              2         8
 73           Vista Crossing                                 Conventional        Electric/Water/Sewer        0        N/A
 74           Chapel Hill Apartments                         Conventional      Electric/Gas/Water/Sewer      0        N/A
79a    (B)    GHC Brookside Park I                           Conventional              Electric              0        N/A
79b    (B)    GHC Brookside Park II                          Conventional              Electric              0        N/A
 80    (B)    GHC Icemorelee Apartments                      Conventional              Electric              0        N/A
 81    (B)    GHC Downing Place Apartments                   Conventional              Electric              0        N/A
 82    (B)    GHC Peachtree Court Apartments                 Conventional              Electric              0        N/A
 83    (B)    GHC Rockwood Place Apartments                  Conventional              Electric              0        N/A
 84    (B)    GHC Carriage Hill Apartments                   Conventional              Electric              0        N/A
 85           Mission Village                                Conventional              Electric              0        N/A
 87           Bandera Crossing                               Conventional        Electric/Water/Sewer        0        N/A
 89           Hampton Greens Apartments                      Conventional           Electric/Water           0        N/A
 91           Cypress Creek Apartments                       Conventional        Electric/Water/Sewer        0        N/A
 95           Willow Brook Crossing                          Conventional        Electric/Water/Sewer        0        N/A
 96           Pelham Apartments                              Conventional        Electric/Water/Sewer        0        N/A
 97           Southern Oaks Apartments                       Conventional              Electric              0        N/A
 98           Timber Ridge Apartments                        Conventional              Electric              0        N/A
100           Village Plaza Apartments - West Wing           Conventional              Electric              1        N/A
106           Broadmoor Apartments                           Conventional           Electric/Water           0        N/A
107           Canterbury Place                               Conventional              Electric              0        N/A
108           Remington Court Apartments                     Conventional        Electric/Water/Sewer        0        N/A
112           College View Manor                             Conventional              Electric              1         12
113           Huntington Park Apartments                     Conventional              Electric              0        N/A
115           Hunterwood Apartments                          Conventional        Electric/Water/Sewer        0        N/A
121           Regent House                                   Conventional                None                2         8
122           Centre Apartments                              Conventional              Electric              0        N/A
124           Willow Glen                                    Conventional              Electric              0        N/A
127           Chapelwood Apartments                          Conventional            Electric/Gas            0         1
129           Westridge Apartments                           Conventional              Electric              0        N/A
130           Pear Tree Village                              Conventional           Gas, Electric            0        N/A
131           Hamilton Bay Apartments                        Conventional              Electric              3        N/A
132           Porterwood Apartments                          Conventional       Electric, Sewer, Water       0        N/A
137           Colony Apartments                              Conventional              Electric              0        N/A
138           Knoll & Chicory Apartments                     Conventional              Electric              0        N/A
141           Stone Hollow Apartments                        Conventional       Electric, Sewer, Water       0        N/A
142           Spartan Village Apartments                     Conventional              Electric              0        N/A
144           Brandywine                                     Conventional              Electric              0        N/A
145           The Cove Apartments                            Conventional         Electric/Gas/Sewer         1        N/A
149           Tabard Apartments                              Conventional            Electric/Gas            0        N/A
158           Bolivar Square                                 Conventional              Electric              0        N/A
163           Savannah Garden Apartments                     Conventional            Electric/Gas            0        N/A
166           Presidential Court                             Conventional      Electric/Gas/Water/Sewer      1         42
167           Holiday Village Mobile Home Park           Manufactured Housing            N/A                N/A       N/A
168           Parkway East Townhomes                         Conventional           Electric/Water           0        N/A
175           Maple Ridge Apartments                         Conventional              Electric              0        N/A
180           Park Place I & II                              Conventional              Electric              0        N/A
183           Country Squire Apartments                      Conventional        Electric/Water/Sewer        0        N/A
189           Eastgate Apartments                            Conventional            Electric/Gas            0        N/A
195           Riviera De Sandia Mobile Home Park         Manufactured Housing            N/A                N/A       N/A
197           Chestnut Acres Apartments                      Conventional              Electric              0         4
202           Apple Creek Village Mobile Home Park       Manufactured Housing            N/A                N/A       N/A

        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT
         STUDIO     STUDIO     1 BR     1 BR        1 BR      2 BR      2 BR      2 BR      3 BR       3 BR       3 BR
 #     AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT
---    ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------
 55       N/A         N/A      170       $701       $780       50       $829      $860       N/A        N/A        N/A
 56       N/A         N/A      208       $531       $659      164       $662      $829       N/A        N/A        N/A
 58       N/A         N/A      128       $442       $565      202       $547      $710        78       $667       $810
 59       N/A         N/A      112       $616       $665      100       $812      $955       N/A        N/A        N/A
 60       N/A         N/A      206       $546       $610       74       $736      $799       N/A        N/A        N/A
 61       N/A         N/A      360       $492       $655       60       $741      $888       N/A        N/A        N/A
 64       N/A         N/A       32       $631       $746      120       $752     $1,040       10       $883       $939
 65       N/A         N/A      N/A        N/A       N/A       264       $555      $720        78       $724       $870
 66       N/A         N/A      174       $549       $706      108       $719      $804       N/A        N/A        N/A
 69      $618        $625       66       $755       $860       67      $1,063    $1,385        9      $1,117     $1,250
 73       N/A         N/A      172       $553       $650       60       $737      $825       N/A        N/A        N/A
 74       N/A         N/A       96       $661       $790       48       $810      $931       N/A        N/A        N/A
79a       N/A         N/A       10       $409       $409       40       $474      $474        40       $523       $523
79b       N/A         N/A      N/A        N/A       N/A        25       $480      $480        25       $544       $544
 80       N/A         N/A       20       $438       $479       20       $513      $554        40       $618       $681
 81       N/A         N/A       15       $355       $355       35       $425      $425        35       $475       $475
 82       N/A         N/A      N/A        N/A       N/A        25       $414      $419        25       $429       $434
 83       N/A         N/A      N/A        N/A       N/A        22       $465      $465        28       $513       $515
 84       N/A         N/A      N/A        N/A       N/A        21       $438      $459        25       $463       $479
 85       N/A         N/A       24       $537       $540      160       $601      $615        16       $794       $799
 87       N/A         N/A      116       $570       $670       88       $767      $865       N/A        N/A        N/A
 89       N/A         N/A      255       $444       $570       54       $650      $739       N/A        N/A        N/A
 91       N/A         N/A      208       $492       $525       48       $701      $875       N/A        N/A        N/A
 95       N/A         N/A      152       $532       $620       56       $699      $720       N/A        N/A        N/A
 96       N/A         N/A       40       $551       $699      104       $623      $720       N/A        N/A        N/A
 97       N/A         N/A      136       $470       $569       88       $557      $650       N/A        N/A        N/A
 98       N/A         N/A      134       $542       $650       60       $671      $795       N/A        N/A        N/A
100       N/A         N/A       10       $950       $950       20      $1,293    $1,350       14      $1,535     $1,650
106       N/A         N/A      176       $509      $1,260      80       $707      $780       N/A        N/A        N/A
107       N/A         N/A       40       $482       $485       80       $622      $630        48       $727       $750
108       N/A         N/A      164       $482       $560       96       $621      $673       N/A        N/A        N/A
112     $1,362      $1,500      53      $1,701     $2,000      22      $2,144    $2,285      N/A        N/A        N/A
113       N/A         N/A       64       $518       $571      132       $614      $688       N/A        N/A        N/A
115       N/A         N/A      108       $514      $1,033      52       $701      $915       N/A        N/A        N/A
121      $908       $1,050      41      $1,136     $1,500      16      $1,425    $1,695      N/A        N/A        N/A
122       N/A         N/A      N/A        N/A       N/A        64       $895     $1,075       32      $1,106     $1,300
124       N/A         N/A       40       $478       $520       56       $587      $720        24       $665       $705
127      $425        $425       29       $496       $550      102       $570      $625         1       $695       $695
129       N/A         N/A       48       $591       $645       52       $682      $745       N/A        N/A        N/A
130       N/A         N/A      N/A        N/A       N/A        14       $685      $685        54       $740       $780
131       N/A         N/A       24      $1,196     $1,300      24      $1,481    $1,500      N/A        N/A        N/A
132       N/A         N/A       88       $570       $699       48       $703      $705       N/A        N/A        N/A
137       N/A         N/A       80       $560       $605       48       $715      $749       N/A        N/A        N/A
138       N/A         N/A       12       $620       $635       52       $714      $735        12       $819       $830
141       N/A         N/A       64       $532       $569       48       $668      $715       N/A        N/A        N/A
142       N/A         N/A      N/A        N/A       N/A        80       $662      $725       N/A        N/A        N/A
144       N/A         N/A       80       $545       $555       24       $717      $730       N/A        N/A        N/A
145       N/A         N/A       42      $1,039     $1,350     N/A        N/A       N/A       N/A        N/A        N/A
149       N/A         N/A       76       $448       $500       20       $660      $660       N/A        N/A        N/A
158       N/A         N/A      144       $423       $600        5       $580      $600       N/A        N/A        N/A
163       N/A         N/A       31       $349       $395       90       $392      $525       N/A        N/A        N/A
166      $564        $663        9       $839       $932      N/A        N/A       N/A       N/A        N/A        N/A
167       N/A         N/A      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A        N/A
168       N/A         N/A      N/A        N/A       N/A        42       $690      $710        28       $734       $745
175       N/A         N/A        8       $575       $625       78       $599      $650       N/A        N/A        N/A
180       N/A         N/A       38       $373       $400       10       $428      $525        35       $553       $645
183       N/A         N/A       50       $448       $493       57       $524      $595       N/A        N/A        N/A
189       N/A         N/A       51       $350       $365       22       $491      $565       N/A        N/A        N/A
195       N/A         N/A      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A        N/A
197      $393        $415      110       $454       $495        4       $524      $530       N/A        N/A        N/A
202       N/A         N/A      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A        N/A

       SUBJECT   SUBJECT    SUBJECT
        4 BR      4 BR        4 BR
 #      UNITS   AVG. RENT  MAX. RENT
---    -------  ---------  ---------
 55      N/A        N/A        N/A
 56      N/A        N/A        N/A
 58      N/A        N/A        N/A
 59      N/A        N/A        N/A
 60      N/A        N/A        N/A
 61      N/A        N/A        N/A
 64      N/A        N/A        N/A
 65      N/A        N/A        N/A
 66      N/A        N/A        N/A
 69      N/A        N/A        N/A
 73      N/A        N/A        N/A
 74      N/A        N/A        N/A
79a      10        $552       $552
79b      N/A        N/A        N/A
 80      20        $687       $756
 81      15        $510       $510
 82      N/A        N/A        N/A
 83      N/A        N/A        N/A
 84      N/A        N/A        N/A
 85      N/A        N/A        N/A
 87      N/A        N/A        N/A
 89      N/A        N/A        N/A
 91      N/A        N/A        N/A
 95      N/A        N/A        N/A
 96      N/A        N/A        N/A
 97      N/A        N/A        N/A
 98      N/A        N/A        N/A
100       4       $1,638     $1,700
106      N/A        N/A        N/A
107      N/A        N/A        N/A
108      N/A        N/A        N/A
112      N/A        N/A        N/A
113      N/A        N/A        N/A
115      N/A        N/A        N/A
121      N/A        N/A        N/A
122      N/A        N/A        N/A
124      N/A        N/A        N/A
127      N/A        N/A        N/A
129      N/A        N/A        N/A
130      N/A        N/A        N/A
131      N/A        N/A        N/A
132      N/A        N/A        N/A
137      N/A        N/A        N/A
138      N/A        N/A        N/A
141      N/A        N/A        N/A
142      N/A        N/A        N/A
144      N/A        N/A        N/A
145      N/A        N/A        N/A
149      N/A        N/A        N/A
158      N/A        N/A        N/A
163      N/A        N/A        N/A
166      N/A        N/A        N/A
167      N/A        N/A        N/A
168      N/A        N/A        N/A
175      N/A        N/A        N/A
180      N/A        N/A        N/A
183       2        $970       $975
189      N/A        N/A        N/A
195      N/A        N/A        N/A
197      N/A        N/A        N/A
202      N/A        N/A        N/A

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY GHC BROOKSIDE PARK I & II, GHC ICEMORELEE APARTMENTS, GHC DOWNING PLACE APARTMENTS, GHC PEACHTREE COURT APARTMENTS, GHC ROCKWOOD PLACE APARTMENTS AND GHC CARRIAGE HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1) TOTAL NUMBER OF UNITS FOR 3900 BROADWAY INCLUDES SIX 5 BR UNITS WITH AVERAGE IN PLACE RENTS OF $811 AND A MAXIMUM IN PLACE RENT OF $1,040.

(2) TOTAL NUMBER OF UNITS FOR 86 FORT WASHINGTON INCLUDES FIVE 5 BR UNITS WITH AVERAGE IN PLACE RENTS OF $852 AND A MAXIMUM IN PLACE RENT OF $1,033.

(3) TOTAL NUMBER OF UNITS FOR 66-72 FORT WASHINGTON AVENUE INCLUDES SIX 5 BR UNITS WITH AVERAGE IN PLACE RENTS OF $1,123 AND A MAXIMUM IN PLACE RENT OF $2,074.

                        RECURRING RESERVE CAP INFORMATION

                                                                                         CONTRACTUAL      CONTRACTUAL
                                                                         CUT-OFF DATE     RECURRING        RECURRING
                 LOAN                                                     PRINCIPAL      REPLACEMENT      REPLACEMENT
 #     CROSSED  GROUP  LOAN NAME                                         BALANCE (1)       RESERVE        RESERVE CAP
-----  -------  -----  ----------------------------------------------  ---------------  ------------     --------------
  1               2    Alliance SAFD - PJ                                 $475,000,000     $0                N/A
  3      (A)      1    Four Westlake Park                                 $ 82,400,000  $112,213             N/A
  4      (A)      1    Three Westlake Park                                $ 63,200,000   $83,188             N/A
  5               1    Two North LaSalle                                  $127,440,000  $138,391             N/A
  6               1    Park Central                                       $115,000,000  $138,486             N/A
  7               2    Alliance SAFD - HC4                                $ 93,000,000  $484,500             N/A
  9               1    Greenwich Financial Center                         $ 52,800,000     $0                N/A
 11               1    Metro Square 95 Office Park                        $ 48,000,000   $94,381             N/A
 12               1    300-318 East Fordham Road                          $ 47,000,000   $6,042            $12,084
 17               1    The Gucci Building                                 $ 40,600,000   $2,711              N/A
 18               1    8320, 8400 Ward Parkway and One Petticoat Lane     $ 39,000,000     $0                N/A
 20               1    Midwestern Distribution Portfolio                  $ 33,950,000   $78,828          $236,484
 24               1    8330 Ward Parkway and Building B                   $ 28,000,000     $0                N/A
 30               1    Cordata Medical Building                           $ 23,974,415   $24,000           $72,000
 31               1    Wildewood Portfolio                                $ 22,800,000   $31,416           $62,832
 32               1    Schaumburg Corners (REFI)                          $ 22,750,000   $23,940           $47,880
 34               2    Alexan Cityview Apartments                         $ 22,080,000   $61,600           $61,600
 39               1    Conyers Commons                                    $ 17,250,000   $11,940             N/A
 40               2    Villagio Apartments                                $ 16,800,000   $90,000             N/A
 42               2    Sturbridge Square Apartments                       $ 16,700,000   $67,500          $100,000
 44               2    River Park Place Apartments                        $ 15,500,000   $55,600             N/A
 45               2    Orleans Square Apartments                          $ 15,480,000  $118,000             N/A
 46               1    Duke University Medical Complex                    $ 14,500,000   $12,083           $36,249
 47               1    Skihawk Building                                   $ 14,437,848   $24,000           $72,000
 49               2    Sands Point Apartments                             $ 14,000,000  $123,750             N/A
 50               1    Courtyard DFW Airport                              $ 13,978,944     $0             $206,930
 51               2    Seabreeze Apartments                               $ 13,500,000   $46,000             N/A
 52               2    Versailles Apartments                              $ 13,000,000   $65,004          $195,000
 56               2    Spring House                                       $ 12,110,000   $93,000             N/A
 58               2    Riding Club Apartments                             $ 12,000,000  $102,000             N/A
 59               2    On the Green                                       $ 11,900,000   $53,000             N/A
 61               2    Oak Run Apartments                                 $ 11,650,000  $105,000             N/A
 62               1    800 Wyman Park Drive                               $ 11,600,000   $12,639           $25,279
 65               2    Wyandotte Commons Apartments                       $ 11,000,000   $85,500             N/A
 66               2    Country Club Villas                                $ 10,800,000   $70,500             N/A
 67               1    Hammonton Retail Center                            $ 10,750,000   $7,958              N/A
 68               1    Colerain Shopping Center                           $ 10,600,000   $11,280           $45,000
 69               2    Heritage Park Estates                              $ 10,500,000   $37,500           $75,000
 70               1    Los Mares Plaza                                    $ 10,500,000   $6,583              N/A
 72               1    Skymark Tower                                      $ 10,000,000   $23,079             N/A
 75               1    Duke Portfolio                                     $  9,615,000   $9,245            $18,490
 77               1    Elgin O'Hare Commerce Center                       $  9,550,000   $24,000           $72,000
 78               1    Draper Anchored Retail                             $  9,335,243   $8,594              N/A
 79      (B)      2    GHC Brookside Park I & II                          $  3,100,000   $37,500             N/A
 80      (B)      2    GHC Icemorelee Apartments                          $  3,100,000   $25,000             N/A
 81      (B)      2    GHC Downing Place Apartments                       $  1,600,000   $25,000             N/A
 82      (B)      2    GHC Peachtree Court Apartments                     $    650,000   $12,500             N/A
 83      (B)      2    GHC Rockwood Place Apartments                      $    570,000   $12,500             N/A
 84      (B)      2    GHC Carriage Hill Apartments                       $    275,000   $11,500             N/A
 85               2    Mission Village                                    $  9,250,000   $50,000             N/A
 86               1    Springhill Suites Dallas Las Colinas Irving        $  8,986,464    4.0%            $108,188
 88               1    105 South York                                     $  8,151,500   $7,224            $21,678
 89               2    Hampton Greens Apartments                          $  7,900,000   $77,250             N/A
 90               1    720 Washington Avenue                              $  7,775,000   $14,724             N/A
 93               1    Shops on Galaxie                                   $  7,600,000   $4,212              N/A
 97               2    Southern Oaks Apartments                           $  7,200,000   $56,000             N/A
 98               2    Timber Ridge Apartments                            $  7,150,000   $48,500             N/A
 99               1    Terrace Ridge Shopping Center                      $  7,100,000   $9,978              N/A
100               2    Village Plaza Apartments - West Wing               $  7,100,000   $12,000           $12,000
101               1    Physicians Plaza of Cool Springs                   $  7,000,000   $5,343            $21,372


        CONTRACTUAL     CONTRACTUAL
         RECURRING       RECURRING                         CONTRACTUAL           CONTRACTUAL
          LC & TI         LC & TI      CONTRACTUAL        OTHER RESERVE         OTHER RESERVE
 #        RESERVE       RESERVE CAP   OTHER RESERVE        DESCRIPTION               CAP
-----  ------------    -------------  -------------  -----------------------     ------------
  1       $0               N/A             $0        Cash Collateral Reserve (6)     N/A
  3       $0               N/A             $0                  N/A                   N/A
  4       $0               N/A             $0                  N/A                   N/A
  5       $0               N/A             $0                  N/A                   N/A
  6       $0               N/A             $0                  N/A                   N/A
  7       $0               N/A             $0        Cash Collection Reserve (6)     N/A
  9     $60,278            N/A             $0                  N/A                   N/A
 11    $141,936    (2) $2,500,000          $0                  N/A                   N/A
 12     $15,025          $30,050           $0                  N/A                   N/A
 17    $102,846            N/A             $0                  N/A                   N/A
 18    $262,800        $1,003,200          $0                  N/A                   N/A
 20       $0            $600,000           $0                  N/A                   N/A
 24    $200,004         $600,200           $0                  N/A                   N/A
 30     $33,000         $100,000           $0                  N/A                   N/A
 31    $300,000        $1,500,000          $0                  N/A                   N/A
 32     $79,800    (3)  $175,000           $0                  N/A                   N/A
 34       $0               N/A             $0                  N/A                   N/A
 39     $20,004         $100,000           $0                  N/A                   N/A
 40       $0               N/A             $0                  N/A                   N/A
 42       $0               N/A             $0                  N/A                   N/A
 44       $0               N/A             $0                  N/A                   N/A
 45       $0               N/A             $0                  N/A                   N/A
 46       $0               N/A             $0                  N/A                   N/A
 47       $0            $410,000           $0                  N/A                   N/A
 49       $0               N/A             $0                  N/A                   N/A
 50       $0               N/A           $87,906       Seasonality Reserve           N/A
 51       $0               N/A             $0                  N/A                   N/A
 52       $0               N/A             $0                  N/A                   N/A
 56       $0               N/A             $0                  N/A                   N/A
 58       $0               N/A             $0                  N/A                   N/A
 59       $0               N/A             $0                  N/A                   N/A
 61       $0               N/A             $0                  N/A                   N/A
 62     $40,008         $120,000           $0                  N/A                   N/A
 65       $0               N/A             $0                  N/A                   N/A
 66       $0               N/A             $0                  N/A                   N/A
 67       $0               N/A             $0                  N/A                   N/A
 68     $45,000         $180,000           $0                  N/A                   N/A
 69       $0               N/A             $0                  N/A                   N/A
 70     $17,045          $50,000           $0                  N/A                   N/A
 72    $208,861            N/A             $0          Low DSCR Cash Sweep   (6)     N/A
 75       $0               N/A             $0                  N/A                   N/A
 77     $60,000         $150,000           $0                  N/A                   N/A
 78     $36,972         $110,918           $0                  N/A                   N/A
 79       $0               N/A             $0                  N/A                   N/A
 80       $0               N/A             $0                  N/A                   N/A
 81       $0               N/A             $0                  N/A                   N/A
 82       $0               N/A             $0                  N/A                   N/A
 83       $0               N/A             $0                  N/A                   N/A
 84       $0               N/A             $0                  N/A                   N/A
 85       $0               N/A             $0                  N/A                   N/A
 86       $0               N/A             $0                  N/A                   N/A
 88     $36,000         $108,000           $0                  N/A                   N/A
 89       $0               N/A             $0                  N/A                   N/A
 90     $72,000         $250,000           $0                  N/A                   N/A
 93     $42,115         $120,000           $0                  N/A                   N/A
 97       $0               N/A             $0                  N/A                   N/A
 98       $0               N/A             $0                  N/A                   N/A
 99     $33,258          $99,776           $0                  N/A                   N/A
100       $0               N/A             $0                  N/A                   N/A
101       $0               N/A             $0                  N/A                   N/A

                                                                                         CONTRACTUAL       CONTRACTUAL
                                                                         CUT-OFF DATE     RECURRING         RECURRING
                 LOAN                                                     PRINCIPAL      REPLACEMENT       REPLACEMENT
 #     CROSSED  GROUP  LOAN NAME                                         BALANCE (1)       RESERVE         RESERVE CAP
-----  -------  -----  ----------------------------------------------  ---------------  ------------     -------------
102               1    Renaissance Courtyard                               $ 6,600,000     $0                N/A
103               1    The American Building                               $ 6,600,000   $13,868             N/A
104               1    Windward Way Shopping Center                        $ 6,500,000     $0                N/A
105               1    Homewood Suites Irving DFW                          $ 6,490,372    4.0%             $81,505
106               2    Broadmoor Apartments                                $ 6,400,000   $64,000             N/A
107               2    Canterbury Place                                    $ 6,300,000   $42,000             N/A
108               2    Remington Court Apartments                          $ 6,300,000   $65,000             N/A
109               1    Comfort Inn Lehigh Valley West                      $ 6,290,554    4.0%               N/A
111               1    Hillsboro Promenade                                 $ 6,182,207   $5,210              N/A
112               1    College View Manor                                  $ 6,100,000   $26,100             N/A
113               2    Huntington Park Apartments                          $ 6,000,000   $49,000     (4)     N/A
114               1    Springhill Suites Dallas NW Highway                 $ 5,991,058    4.0%             $79,685
118               1    Boise Block 44                                      $ 5,500,000   $4,272            $12,815
119               1    Oxford Town Center                                  $ 5,500,000     $0                N/A
120               1    West Hills                                          $ 5,494,376   $9,600              N/A
121               2    Regent House                                        $ 5,400,000   $16,248           $32,500
122               2    Centre Apartments                                   $ 5,345,000   $28,800             N/A
123               1    New York Avenue Office Building                     $ 5,278,000   $4,824              N/A
126               1    County Line Medical                                 $ 5,075,000   $5,220            $26,000
127               2    Chapelwood Apartments                               $ 5,000,000   $33,250          $166,250
129               2    Westridge Apartments                                $ 4,900,000   $20,000             N/A
130               2    Pear Tree Village                                   $ 4,832,745   $16,750           $50,250
131               2    Hamilton Bay Apartments                             $ 4,750,000   $17,088             N/A
132               2    Porterwood Apartments                               $ 4,600,000   $33,996             N/A
134               1    Hampton Inn Richmond Hill                           $ 4,491,863    3.0%            $150,000
135               1    Bushnell Lakeside Office Building                   $ 4,300,000   $3,000            $9,000
136               1    Fort Knox Self-Storage of Upper Marlboro            $ 4,200,000   $8,877              N/A
137               2    Colony Apartments                                   $ 4,200,000   $32,004             N/A
138               2    Knoll & Chicory Apartments                          $ 4,017,330   $19,000             N/A
139               1    Comfort Suites Richmond Hill                        $ 3,992,768    3.0%            $125,000
141               2    Stone Hollow Apartments                             $ 3,900,000   $27,996             N/A
142               2    Spartan Village Apartments                          $ 3,788,752   $20,000             N/A
144               2    Brandywine                                          $ 3,670,000   $26,000             N/A
145               2    The Cove Apartments                                 $ 3,600,000   $10,500             N/A
146               1    Gardens Medical Plaza Portfolio                     $ 3,600,000   $11,965             N/A
147               1    Wyndham Hills                                       $ 3,568,106   $4,200            $8,400
148               1    Blue Stone Bay Commons                              $ 3,493,324     $0                N/A
149               2    Tabard Apartments                                   $ 3,450,000   $28,800             N/A
150               1    Fort Knox Self-Storage of Leesburg                  $ 3,400,000   $8,493              N/A
151               1    Frederick Self-Storage                              $ 3,400,000   $10,622             N/A
152               1    White Birch Plaza                                   $ 3,400,000   $4,320              N/A
153               1    Eubanks Court                                       $ 3,370,000   $8,483              N/A
154               1    The Offices at Johns Creek                          $ 3,353,000   $2,220              N/A
155               1    Shoppes at Live Oak                                 $ 3,313,929     $0                N/A
156               1    HRubin Orlando Warehouse                            $ 3,290,000   $12,000           $60,000
157               1    Tartan Square                                       $ 3,244,031   $2,543            $7,629
160               1    Meadow View Shopping Plaza                          $ 3,093,110   $3,156            $6,312
161               1    Chamberlain Plaza                                   $ 3,038,239     $0                N/A
162               1    Valle Verde Pads #2 and #3                          $ 3,000,000     $0                N/A
163               2    Savannah Garden Apartments                          $ 2,835,702   $30,240          $151,250
164               1    Emerald Center                                      $ 2,797,049     $0                N/A
165               1    Stone Oak North                                     $ 2,791,537   $3,965              N/A
166               2    Presidential Court                                  $ 2,717,303   $12,750           $12,750
167               2    Holiday Village Mobile Home Park                    $ 2,700,000   $13,100             N/A
168               2    Parkway East Townhomes                              $ 2,700,000   $17,500             N/A
169               1    Marysville Industrial                               $ 2,694,985   $7,675            $25,000
170               1    A1A Self-Storage                                    $ 2,600,000   $8,208              N/A
172               1    Medford Place Shopping Center                       $ 2,514,936     $0                N/A
173               1    Fort Knox Self-Storage of Frederick                 $ 2,400,000   $6,875              N/A
174               1    Shops at Bailey Cove                                $ 2,390,075   $2,119            $6,357


       CONTRACTUAL      CONTRACTUAL
        RECURRING        RECURRING                          CONTRACTUAL            CONTRACTUAL
         LC & TI          LC & TI      CONTRACTUAL         OTHER RESERVE          OTHER RESERVE
 #       RESERVE        RESERVE CAP   OTHER RESERVE         DESCRIPTION                CAP
-----  ------------    -------------  -------------  -----------------------      ------------
102     $30,000          $60,000           $0                  N/A                   N/A
103     $40,000         $160,000           $0                  N/A                   N/A
104     $15,000          $30,000           $0                  N/A                   N/A
105       $0               N/A           $41,207       Seasonality Reserve           N/A
106       $0               N/A             $0                  N/A                   N/A
107       $0               N/A             $0                  N/A                   N/A
108       $0               N/A             $0                  N/A                   N/A
109       $0               N/A           $19,624       Seasonality Reserve           N/A
111     $27,420          $54,840           $0                  N/A                   N/A
112       $0               N/A             $0                  N/A                   N/A
113       $0               N/A             $0                  N/A                   N/A
114       $0               N/A             $0                  N/A                   N/A
118     $28,500          $82,500           $0                  N/A                   N/A
119     $25,200         $100,000           $0                  N/A                   N/A
120       $0            $119,988           $0                  N/A                   N/A
121       $0               N/A             $0                  N/A                   N/A
122       $0               N/A             $0                  N/A                   N/A
123     $31,200         $156,000           $0                  N/A                   N/A
126     $17,628          $85,000           $0                  N/A                   N/A
127       $0               N/A             $0                  N/A                   N/A
129       $0               N/A             $0                  N/A                   N/A
130       $0               N/A             $0                  N/A                   N/A
131       $0               N/A             $0                  N/A                   N/A
132       $0               N/A             $0                  N/A                   N/A
134       $0               N/A             $0                  N/A                   N/A
135     $29,400         $100,000           $0                  N/A                   N/A
136       $0               N/A             $0                  N/A                   N/A
137       $0               N/A             $0                  N/A                   N/A
138       $0               N/A             $0                  N/A                   N/A
139       $0               N/A             $0                  N/A                   N/A
141       $0               N/A             $0                  N/A                   N/A
142       $0               N/A             $0                  N/A                   N/A
144       $0               N/A             $0                  N/A                   N/A
145       $0               N/A             $0                  N/A                   N/A
146     $72,879            N/A             $0                  N/A                   N/A
147     $28,200          $60,000           $0                  N/A                   N/A
148     $7,980           $24,000           $0                  N/A                   N/A
149       $0               N/A             $0                  N/A                   N/A
150       $0               N/A             $0                  N/A                   N/A
151       $0               N/A             $0                  N/A                   N/A
152     $11,250          $67,500           $0                  N/A                   N/A
153     $12,500          $25,000           $0                  N/A                   N/A
154     $12,000          $48,000           $0                  N/A                   N/A
155     $5,000           $30,000           $0                  N/A                   N/A
156       $0               N/A             $0                  N/A                   N/A
157     $9,438           $37,752           $0                  N/A                   N/A
160     $10,524          $42,096           $0                  N/A                   N/A
161     $24,210          $72,630           $0                  N/A                   N/A
162     $5,040           $25,000           $0                  N/A                   N/A
163       $0               N/A             $0                  N/A                   N/A
164     $12,823          $25,647           $0                  N/A                   N/A
165     $28,500         $114,000           $0                  N/A                   N/A
166       $0               N/A             $0                  N/A                   N/A
167       $0               N/A             $0                  N/A                   N/A
168       $0               N/A             $0                  N/A                   N/A
169     $15,350          $46,050           $0                  N/A                   N/A
170       $0               N/A             $0                  N/A                   N/A
172     $9,062           $60,000           $0                  N/A                   N/A
173       $0               N/A             $0                  N/A                   N/A
174     $10,879          $32,637           $0                  N/A                   N/A

        CONTRACTUAL      CONTRACTUAL
         RECURRING        RECURRING                         CONTRACTUAL           CONTRACTUAL
          LC & TI          LC & TI     CONTRACTUAL         OTHER RESERVE         OTHER RESERVE
 #        RESERVE        RESERVE CAP  OTHER RESERVE         DESCRIPTION               CAP
-----  ------------    -------------  -------------  -----------------------     ------------
175       $0               N/A             $0                  N/A                   N/A
176       $0               N/A             $0                  N/A                   N/A
177     $9,996           $30,000           $0                  N/A                   N/A
179     $2,000           $15,000           $0                  N/A                   N/A
180       $0               N/A             $0         Advance Rent Reserve   (5)     N/A
181     $22,025          $66,075           $0                  N/A                   N/A
183       $0               N/A             $0                  N/A                   N/A
184     $7,500           $30,000           $0                  N/A                   N/A
187     $7,200           $30,000           $0                  N/A                   N/A
189       $0               N/A             $0                  N/A                   N/A
190       $0               N/A           $15,413       Kinght Rent Reserve   (6)     N/A
192     $20,044          $50,000           $0                  N/A                   N/A
193       $0               N/A             $0                  N/A                   N/A
194     $7,657           $70,000           $0                  N/A                   N/A
195       $0               N/A             $0                  N/A                   N/A
197       $0               N/A             $0                  N/A                   N/A
198       $0               N/A             $0                  N/A                   N/A
199       $0               N/A             $0                  N/A                   N/A
200     $10,070          $50,000           $0                  N/A                   N/A
201     $8,300           $24,900           $0                  N/A                   N/A
202       $0               N/A             $0                  N/A                   N/A
203       $0               N/A             $0                  N/A                   N/A
204     $9,996          $240,000           $0                  N/A                   N/A
205     $2,400             N/A             $0                  N/A                   N/A
207       $0               N/A             $0                  N/A                   N/A

                                                                                         CONTRACTUAL       CONTRACTUAL
                                                                         CUT-OFF DATE     RECURRING         RECURRING
                 LOAN                                                     PRINCIPAL      REPLACEMENT       REPLACEMENT
 #     CROSSED  GROUP  LOAN NAME                                         BALANCE (1)       RESERVE         RESERVE CAP
-----  -------  -----  ----------------------------------------------  ---------------  ------------     -------------
175               2    Maple Ridge Apartments                              $ 2,300,000   $21,500           $43,000
176               1    Sterling Climate Controlled Storage                 $ 2,200,000   $4,616              N/A
177               1    Covington Plaza                                     $ 2,060,000   $2,600              N/A
179               1    31st Street                                         $ 1,942,918     $0                N/A
180               2    Park Place I & II                                   $ 1,898,173   $29,316             N/A
181               1    Chisholm Trail Office Suites                        $ 1,867,246   $1,468              N/A
183               2    Country Squire Apartments                           $ 1,850,000   $27,250             N/A
184               1    Gulf Collection                                     $ 1,698,291     $0                N/A
187               1    Oasis at the Islands                                $ 1,650,500    $936               N/A
189               2    Eastgate Apartments                                 $ 1,568,681   $18,252           $52,500
190               1    Greene Professional Center                          $ 1,547,115    $804               N/A
192               1    Executive Court                                     $ 1,495,459   $4,401              N/A
193               1    Montrose Self Storage                               $ 1,447,489   $4,388              N/A
194               1    Grosse Pointe Retail                                $ 1,443,958     $0                N/A
195               1    Riviera De Sandia Mobile Home Park                  $ 1,422,452   $4,350              N/A
197               2    Chestnut Acres Apartments                           $ 1,300,000   $29,500           $59,000
198               1    Waldorf Self-Storage                                $ 1,300,000   $6,698              N/A
199               1    Malvern Post Office Building                        $ 1,295,785   $1,200            $6,000
200               1    Commerce Crossing Retail Center                     $ 1,272,611     $0                N/A
201               1    Duvall Town Center                                  $ 1,223,000   $1,155              N/A
202               2    Apple Creek Village Mobile Home Park                $ 1,220,953   $4,015              N/A
203               1    Lexington Park Self-Storage                         $ 1,200,000   $6,840              N/A
204               1    Eastland Shopping Center                            $ 1,195,112     $0                N/A
205               1    Siler City Family Dollar                            $ 1,191,893     $0                N/A
207               1    Stillman Office                                     $   765,000   $1,288            $2,576

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY THREE WESTLAKE PARK AND FOUR WESTLAKE PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY GHC BROOKSIDE PARK I & II, GHC ICEMORELEE APARTMENTS, GHC DOWNING PLACE APARTMENTS, GHC PEACHTREE COURT APARTMENTS, GHC ROCKWOOD PLACE APARTMENTS AND GHC CARRIAGE HILL APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  ASSUMES A CUT-OFF DATE IN MAY 2007.

(2) BEGINNING ON THE SECOND PAYMENT DATE, THE BORROWER IS OBLIGATED TO MAKE MONTHLY PAYMENTS TO THE ROLLOVER RESERVE FUND FOR THE THEN CURRENT YEAR IN ACCORDANCE WITH THE FOLLOWING SCHEDULE: (2007) $11,828, (2008) $19,703,
     (2009) $29,569, (2010) $39,425, (2011) $49,282, (2012) $59,138, (2013)
     $39,425, (2014) $39,425, (2015) $39,425 AND (2016) $39,425.

(3) IN THE EVENT THAT EITHER THE BABIES 'R US TENANT OR THE OFFICE DEPOT TENANT EXTEND THEIR RESPECTIVE LEASES FOR A MINIMUM TERM OF FIVE YEARS, THEN BORROWER'S OBLIGATION FOR MONTHLY DEPOSITS SHALL THEREAFTER BE SUSPENDED.

(4) IN THE EVENT THAT THE DEFERRED MAINTENANCE IS NOT COMPLETED TO THE SATISFACTION OF BENEFICIARY WITHIN 120 DAYS, GRANTOR SHALL ESTABLISH WITH THE BENEFICIARY A RESERVE IN AN AMOUNT EQUAL TO THE LESSER OF $38,750 OR 125% OF THE COSTS OF THE DEFERRED MAINTENANCE NOT YET COMPLETED.

(5) THE BORROWER SHALL DEPOSIT ANY RENT RECEIVED FROM TENANTS FOR PERIODS MORE THAN ONE MONTH IN ADVANCE RECEIPT INTO THE ADVANCED RENT RESERVE. THE LENDER WILL MAKE MONTHLY DISBURSEMENTS FOR THE AMOUNT CONTAINED IN THE ADVANCE RENT RESERVE APPLICABLE TO THAT MONTH'S RENT TO THE BORROWER ON THE FIRST BORROWER ON THE FIRST DAY OF EACH MONTH.

(6)  SEE ANNEX A-1 FOR DETAILED DESCRIPTIONS OF CONTRACTUAL OTHER RESERVES.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                    Underlying Mortgage Loans by Open Periods

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                   WEIGHTED
                                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                 CUT-OFF DATE         INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
CONCENTRATION       BALANCE           BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------
   Top 1        $  475,000,000          14.4%       5.3650%     1.37x        79.2%
   Top 3           920,600,000(2)       27.9%       5.4491%     1.33         76.2%
   Top 5         1,163,040,000          35.3%       5.4918%     1.32         76.7%
   Top 7         1,326,040,000          40.2%       5.5210%     1.32         76.3%
  Top 10         1,477,360,000          44.8%       5.5427%     1.31         76.4%
                ----------------------------------------------------------------------
ENTIRE POOL     $3,297,738,705         100.0%       5.6650%     1.31x        75.6%
                ======================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) THE TOP 3 LOANS INCLUDE THE CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS FOR THREE WESTLAKE PARK AND FOUR WESTLAKE PARK, WHICH HAVE BEEN TREATED AS ONE LOAN.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                               WEIGHTED
                                NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
                               UNDERLYING     CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                                MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.            179.5     $2,833,276,057(2)       85.9%       5.6543%     1.32x        75.7%
KeyBank National Association       27.5        464,462,649(2)       14.1%       5.7302%     1.26         74.9%
                               -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             207     $3,297,738,705         100.0%       5.6650%     1.31x        75.6%
                               ===================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) COLUMN FINANCIAL AND KEYBANK WILL EACH CONTRIBUTE THEIR 20% INTEREST IN THE $750 MILLION WHOLE LOAN FOR THE 599 LEXINGTON MORTGAGE LOAN INTO THE TRUST.

THE MORTGAGE WHOLE LOAN WAS CO-ORIGINATED BY COLUMN FINANCIAL ($150 MILLION), KEYBANK ($150 MILLION) AND JP MORGAN ($450 MILLION).

                             MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       RANGE OF            MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
5.3400% - 5.4900%              7       $  708,020,000        21.5%       5.3730%     1.36x        77.9%
5.4901% - 5.6401%             33          831,395,954        25.2%       5.5397%     1.29         75.0%
5.6402% - 5.7902%             66          961,091,983        29.1%       5.7033%     1.30         75.9%
5.7903% - 5.9403%             47          353,786,871        10.7%       5.8780%     1.26         75.6%
5.9404% - 6.0904%             30          248,108,190         7.5%       5.9967%     1.33         75.3%
6.0905% - 6.2405%             12          119,777,614         3.6%       6.1989%     1.34         67.3%
6.2406% - 6.3906%              9           64,976,937         2.0%       6.3374%     1.15         70.1%
6.3907% - 6.6000%              3           10,581,157         0.3%       6.4953%     1.30         69.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207       $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                          =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.6000%
MINIMUM MORTGAGE INTEREST RATE:     5.3400%
WTD. AVG. MORTGAGE INTEREST RATE:   5.6650%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                            WEIGHTED
                               NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE       MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   PRINCIPAL BALANCES (1)        LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------
    $275,000 -    1,000,000         5      $    3,254,841         0.1%       5.8729%     1.31x        70.6%
   1,000,001 -    1,500,000        15          19,926,032         0.6%       5.8914%     1.56         66.5%
   1,500,001 -    2,000,000        14          24,408,130         0.7%       6.0125%     1.30         66.3%
   2,000,001 -    3,000,000        16          41,218,587         1.2%       5.9416%     1.43         69.2%
   3,000,001 -    4,000,000        25          86,161,252         2.6%       5.8511%     1.46         68.3%
   4,000,001 -    5,000,000        12          54,873,900         1.7%       5.8535%     1.44         70.6%
   5,000,001 -    6,000,000        14          77,157,952         2.3%       5.8822%     1.35         71.1%
   6,000,001 -    8,000,000        24         165,948,133         5.0%       5.7166%     1.31         74.3%
   8,000,001 -   10,000,000        11         102,828,207         3.1%       5.7312%     1.30         76.6%
  10,000,001 -   12,500,000        17         192,616,201         5.8%       5.7561%     1.27         77.5%
  12,500,001 -   15,000,000         9         123,421,793         3.7%       5.8586%     1.35         70.3%
  15,000,001 -   20,000,000        10         171,980,000         5.2%       5.7043%     1.25         77.4%
  20,000,001 -   40,000,000        18         497,903,677        15.1%       5.7407%     1.27         76.2%
  40,000,001 -   80,000,000        11         543,200,000        16.5%       5.7616%     1.28         74.7%
  80,000,001 -  180,000,000         4         417,840,000        12.7%       5.5981%     1.30         77.0%
 180,000,001 - $475,000,000         2         775,000,000        23.5%       5.4145%     1.33         77.6%
                              ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           207      $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                              =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $475,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    275,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 15,931,105

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
       RANGE OF           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 ORIGINAL AMORTIZATION     MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)       LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
     Interest Only             65      $2,370,155,000        71.9%       5.6070%     1.31x        76.4%
     180   -   300             13         101,547,214         3.1%       6.0157%     1.42         64.4%
     301   -   360            129         826,036,492        25.0%       5.7882%     1.28         74.4%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       207      $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                          =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(3):   353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF               UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        ORIGINAL TERMS             MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
          58   -   84                 14       $  420,930,941        12.8%       5.8626%     1.34x        71.3%
          85   -   120               160        2,589,588,310        78.5%       5.6162%     1.30         76.4%
          121  -   300                33          287,219,454         8.7%       5.8148%     1.30         74.5%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              207       $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                                  =================================================================================


MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      58
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   115

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
      RANGE OF            UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION     MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 TERMS (MONTHS) (1, 2)       LOANS        BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
    Interest Only             65       $2,370,155,000        71.9%       5.6070%     1.31x        76.4%
    178   -   240              3            7,231,619         0.2%       6.3320%     1.22         59.5%
    241   -   300             10           94,315,595         2.9%       5.9914%     1.43         64.8%
    301   -   358             36          110,553,883         3.4%       5.8428%     1.36         70.1%
    359   -   360             93          715,482,609        21.7%       5.7798%     1.27         75.1%
                          ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207       $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                          ==================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     178
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   352

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF                  UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       REMAINING TERMS                MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)      LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
         53    -   60                      11     $  337,997,489       10.2%        5.7741%     1.34x        72.6%
         61    -   84                       3         82,933,452        2.5%        6.2234%     1.34         65.8%
         85    -   115                      6        592,092,841       18.0%        5.3829%     1.36         79.3%
         116   -   118                    144      1,834,361,437       55.6%        5.6856%     1.28         76.3%
         119   -   290                     43        450,353,487       13.7%        5.7672%     1.30         71.9%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   207     $3,297,738,705      100.0%        5.6650%     1.31x        75.6%
                                     =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     290
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   112

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF YEARS              REAL        PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
BUILT/RENOVATED (1)        PROPERTIES    BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
   1949   -    1985            15      $   90,515,255         2.7%       5.9325%     1.32x       71.0%
   1986   -    1995            24         441,201,171        13.4%       5.6204%     1.29        74.4%
   1996   -    2000            45         538,222,328        16.3%       5.7571%     1.30        74.8%
   2001   -    2003            35         410,606,203        12.5%       5.6857%     1.30        76.4%
   2004   -    2007           147       1,817,193,748        55.1%       5.6305%     1.31        76.2%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       266      $3,297,738,705       100.0%       5.6650%     1.31x       75.6%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED:        1949
WTD. AVG. YEAR BUILT/RENOVATED:     2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                      OCCUPANCY RATES AT UNDERWRITING (1,2)

                                                                          WEIGHTED
                             NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                             MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF               REAL        PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)   PROPERTIES    BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
   43%   -    80%                21       $  163,638,596          5.0%      5.6909%     1.44x        71.5%
   81%   -    85%                16          164,752,787          5.0%      5.5027%     1.37         76.8%
   86%   -    90%                21          223,298,526          6.8%      5.5263%     1.33         78.5%
   91%   -    93%                40          434,135,986         13.2%      5.6228%     1.34         77.2%
   94%   -    95%                34          480,528,598         14.6%      5.7078%     1.28         77.7%
   96%   -    97%                27          583,452,453         17.7%      5.6453%     1.25         76.1%
   98%   -   100%               107        1,247,931,759         37.8%      5.7152%     1.30         73.8%
                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         266       $3,297,738,705        100.0%      5.6650%     1.31x        75.6%
                             ================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      43%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    94%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
        U/W DSCRS            LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
1.07x -  1.19                  8       $  121,672,262         3.7%       5.8890%     1.14x         74.4%
1.20  -  1.23                 69          997,030,706        30.2%       5.7641%     1.21          77.9%
1.24  -  1.27                 33          753,739,525        22.9%       5.5980%     1.25          76.3%
1.28  -  1.35                 41          269,448,199         8.2%       5.7755%     1.31          76.5%
1.36  -  1.40                 14          826,496,952        25.1%       5.5003%     1.37          75.8%
1.41  -  1.50                 13           92,929,469         2.8%       5.7691%     1.46          72.3%
1.51  -  1.75                 17          188,877,155         5.7%       5.7688%     1.57          64.8%
1.76  -  2.00                  5           30,344,438         0.9%       5.7987%     1.87          59.3%
2.01  -  2.86x                 7           17,200,000         0.5%       5.5077%     2.50          54.8%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207       $3,297,738,705       100.0%       5.6650%     1.31x         75.6%
                          =================================================================================

MAXIMUM U/W DSCR:     2.86x
MINIMUM U/W DSCR:     1.07x
WTD. AVG. U/W DSCR:   1.31x

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
30.2% - 60.0%                  25       $  135,055,033         4.1%       5.7193%     1.67x        54.5%
60.1% - 65.0%                  14          121,978,425         3.7%       6.0975%     1.38         63.2%
65.1% - 70.0%                  23          297,490,057         9.0%       5.7526%     1.37         68.4%
70.1% - 73.0%                  16          127,493,136         3.9%       5.9306%     1.38         71.4%
73.1% - 75.0%                  23          456,154,131        13.8%       5.5801%     1.26         74.8%
75.1% - 79.0%                  47          752,675,753        22.8%       5.7144%     1.26         77.6%
79.1% - 80.0%                  58        1,384,416,020        42.0%       5.5793%     1.29         79.6%
80.1% - 88.8%                   1           22,476,150         0.7%       5.6700%     1.11         88.8%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       207       $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                           =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     88.8%
MINIMUM CUT-OFF DATE LTV RATIO (1):     30.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   75.6%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Texas                             70      $  834,076,908        25.3%       5.5642%     1.33x        76.4%
New York                          13         475,453,918        14.4%       5.6463%     1.27         73.5%
North Carolina                    23         260,040,005         7.9%       5.8194%     1.21         77.9%
Illinois                          10         226,354,084         6.9%       5.6532%     1.25         78.7%
Florida                           16         215,665,580         6.5%       5.6151%     1.33         77.6%
California                        16         210,814,991         6.4%       5.7584%     1.39         66.3%
   Southern California (2)        10         160,930,391         4.9%       5.6889%     1.41         66.1%
   Northern California (2)         6          49,884,600         1.5%       5.9828%     1.34         66.9%
Colorado                           2         118,113,729         3.6%       5.7555%     1.24         78.5%
Georgia                            9         107,819,961         3.3%       5.5691%     1.33         77.0%
Arizona                            8         104,637,791         3.2%       5.3968%     1.37         78.7%
Ohio                              12         101,909,746         3.1%       5.9108%     1.38         74.9%
Virginia                          13          79,309,998         2.4%       5.8674%     1.36         77.3%
Missouri                           7          77,932,745         2.4%       5.7531%     1.23         76.7%
Maryland                           9          55,178,444         1.7%       5.6787%     1.53         72.9%
Connecticut                        1          52,800,000         1.6%       5.3400%     1.25         75.4%
South Carolina                     2          50,600,000         1.5%       5.9414%     1.20         80.0%
Tennessee                          6          47,289,807         1.4%       5.6369%     1.29         76.2%
Louisiana                          7          46,847,049         1.4%       5.7140%     1.46         77.8%
Nebraska                           1          42,000,000         1.3%       5.7100%     1.46         76.2%
Minnesota                          4          32,975,000         1.0%       5.7019%     1.22         77.0%
Washington                         3          27,892,400         0.8%       5.6917%     1.24         72.2%
Oregon                             4          15,893,886         0.5%       5.7987%     1.25         62.9%
Wisconsin                          3          15,185,436         0.5%       5.8217%     1.32         75.1%
Alabama                            4          12,935,736         0.4%       5.7176%     1.37         77.0%
Pennsylvania                       3          11,578,777         0.4%       5.7979%     1.54         63.9%
New Jersey                         1          10,750,000         0.3%       5.8800%     1.19         79.0%
Idaho                              2          10,400,000         0.3%       5.7417%     1.23         74.4%
Utah                               1           9,335,243         0.3%       5.7500%     1.24         78.4%
Indiana                            4           8,683,249         0.3%       5.9953%     1.28         75.9%
Michigan                           2           6,943,958         0.2%       5.9426%     1.37         74.0%
District of Columbia               1           5,400,000         0.2%       5.6900%     1.26         55.7%
Massachusetts                      1           4,750,000         0.1%       5.5700%     1.16         60.1%
Iowa                               1           3,400,000         0.1%       5.8600%     1.20         68.0%
Arkansas                           2           3,114,115         0.1%       5.8600%     1.33         71.4%
Kentucky                           1           3,038,239         0.1%       6.6000%     1.21         56.4%
Nevada                             1           3,000,000         0.1%       6.0800%     1.47         60.1%
North Dakota                       1           2,700,000         0.1%       6.3600%     1.26         80.0%
Kansas                             1           1,495,459        0.05%       6.2700%     1.21         64.5%
New Mexico                         1           1,422,452        0.04%       6.1000%     1.75         56.9%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          266      $3,297,738,705       100.0%       5.6650%     1.31x        75.6%
                             =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                   WEIGHTED              WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE              AVERAGE        WEIGHTED
                                     UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED   CUT-OFF        AVERAGE
                                      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   DATE LTV    REMAINING IO
LOAN TYPE                               LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   RATIO (1)     PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans               63      $2,320,555,000       70.4%        5.6047%     1.31x      76.4%           107
Balloon Loans with Partial IO Term        80         630,840,000       19.1%        5.7890%     1.27       75.1%            36
Balloon Loans without IO Term             51         203,415,335        6.2%        5.8163%     1.41       69.2%           N/A
Interest Only ARD Loan                     2          49,600,000        1.5%        5.7131%     1.45       76.7%           119
ARD Loans without IO Term                  3          43,906,640        1.3%        5.6708%     1.25       73.6%           N/A
Fully Amortizing Loans                     4          40,164,731        1.2%        6.3550%     1.10       68.8%           N/A
ARD Loans with Partial IO Term             4           9,257,000        0.3%        5.7088%     1.38       65.3%            59
                                     ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  207      $3,297,738,705      100.0%        5.6650%     1.31x      75.6%           N/A
                                     =============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                     WEIGHTED
                          NUMBER OF                   PERCENTAGE OF   AVERAGE               WEIGHTED
                          MORTGAGED    CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                            REAL         PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE            PROPERTIES     BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------
Multifamily                 138       $1,539,642,090      46.7%       5.6276%    1.30x       77.8%
Office                       39        1,033,406,983      31.3%       5.6403%    1.27        75.3%
Retail                       50          474,836,397      14.4%       5.7853%    1.28        73.6%
Hotel                        11          102,184,907       3.1%       5.7752%    1.61        65.8%
Industrial                   12           91,340,225       2.8%       5.7891%    1.43        66.4%
Mixed Use                     5           31,066,500       0.9%       5.8024%    1.27        76.5%
Self Storage                 11           25,261,603       0.8%       5.6288%    2.11        60.8%
                         -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     266       $3,297,738,705     100.0%       5.6650%    1.31x       75.6%
                         =============================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                WEIGHTED
                                                     NUMBER OF                   PERCENTAGE OF   AVERAGE               WEIGHTED
                                                     MORTGAGED   CUT-OFF DATE       INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                         PROPERTY                      REAL        PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE            SUB-TYPE                   PROPERTIES    BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                         Conventional                  135      $1,534,298,685      46.5%       5.6258%   1.30x        77.8%
                         Manufactured Housing           3            5,343,405       0.2%       6.1537%   1.40         73.7%
                                                    -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                138      $1,539,642,090      46.7%       5.6276%   1.30x        77.8%
                                                    =============================================================================
OFFICE
                         Central Business District      9       $  764,318,000      23.2%       5.5700%   1.28x        75.1%
                         Suburban                       30         269,088,983       8.2%       5.8398%   1.25         75.8%
                                                    -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 39      $1,033,406,983      31.3%       5.6403%   1.27x        75.3%
                                                    =============================================================================
RETAIL
                         Anchored                       20      $  358,403,068      10.9%       5.7454%   1.30x        73.9%
                         Unanchored                     30         116,433,330       3.5%       5.9079%   1.25         72.7%
                                                    -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 50      $  474,836,397      14.4%       5.7853%   1.28x        73.6%
                                                    =============================================================================
HOTEL
                         Limited Service                10      $   63,684,907       1.9%       5.8370%   1.67x        62.8%
                         Full Service                    1          38,500,000       1.2%       5.6730%   1.51         70.8%
                                                    -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 11      $  102,184,907       3.1%       5.7752%   1.61x        65.8%
                                                    =============================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

            PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                      WEIGHTED      WEIGHTED          WEIGHTED
                                                                       AVERAGE       AVERAGE      AVERAGE REMAINING     WEIGHTED
                          NUMBER OF                  PERCENTAGE OF    REMAINING     REMAINING      LOCKOUT PLUS YM       AVERAGE
RANGE OF REMAINING       UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT       LOCKOUT     PLUS STATIC PREMIUM    REMAINING
TERMS TO STATED           MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD    PLUS YM PERIOD         PERIOD           MATURITY
MATURITY (MONTHS) (1,2)    LOANS       BALANCE (1)     BALANCE      (MONTHS)(1)    (MONTHS)(1)       (MONTHS)(1)      (MONTHS)(1,2)
-----------------------------------------------------------------------------------------------------------------------------------
       53 -  70               11     $  337,997,489       10.2%          35            46                 46                55
       71 - 110                3         82,933,452        2.5%          18            75                 75                81
      111 - 115                6        592,092,841       18.0%         108           108                108               114
      116 - 117               87        813,848,023       24.7%         109           112                112               116
      118 - 119               92      1,369,990,068       41.5%         101           113                113               118
      120 - 290                8        100,876,833        3.1%         108           179                179               183
                         ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207     $3,297,738,705      100.0%          95           106                106               112
                         ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                   WEIGHTED
                                                                      WEIGHTED     AVERAGE         WEIGHTED
                                                                      AVERAGE     REMAINING    AVERAGE REMAINING      WEIGHTED
                         NUMBER OF                   PERCENTAGE OF   REMAINING     LOCKOUT      LOCKOUT PLUS YM        AVERAGE
                         UNDERLYING   CUT-OFF DATE      INITIAL       LOCKOUT      PLUS YM    PLUS STATIC PREMIUM     REMAINING
                          MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD       PERIOD           PERIOD           MATURITY
PREPAYMENT OPTION          LOANS       BALANCE (1)      BALANCE     (MONTHS)(1)  (MONTHS)(1)      (MONTHS)(1)       (MONTHS)(1,2)
---------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance        174      $2,863,664,453       86.8%         107          107             107                112
Lockout / Yield
   Maintenance (3)           18         314,723,904        9.5%          22           93              93                103
Yield Maintenance (4)        15         119,350,348        3.6%           0          108             108                118
                         --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     207      $3,297,738,705      100.0%          95          106             106                112
                         ========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(3) INCLUDES THE SHOPPES AT ST. CLAIR SQUARE LOAN; HOWEVER, THE BORROWER ALSO HAS THE OPTION TO DEFEASE THE LOAN.

(4) INCLUDES THE 8320, 8400 WARD PARKWAY AND ONE PETTICOAT LANE, AND 8330 WARD PARKWAY AND BUILDING B LOANS; HOWEVER, THE BORROWERS ALSO HAVE THE OPTION TO DEFEASE THE LOANS.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                          WEIGHTED
                         OPEN PERIOD                   PERCENTAGE OF  WEIGHTED  WEIGHTED  AVERAGE              WEIGHTED
                          NUMBER OF     CUT-OFF DATE      INITIAL      AVERAGE  AVERAGE   MORTGAGE  WEIGHTED    AVERAGE
       RANGE OF            MORTGAGE      PRINCIPAL     MORTGAGE POOL    OPEN      LOAN    INTEREST   AVERAGE  CUT-OFF DATE
     OPEN PERIODS           LOANS       BALANCE (1)       BALANCE      PERIOD     TERM      RATE    U/W DSCR  LTV RATIO(1)
--------------------------------------------------------------------------------------------------------------------------
         1 - 3               101      $   830,913,968      25.2%          3       126     5.7501%     1.29x      74.0%
         4 - 6                94        1,403,274,738      42.6%          4       111     5.7102%     1.30       75.9%
         6 - 8                 8          935,850,000      28.4%          7       117     5.5038%     1.34       76.1%
         9 - 61                4          127,700,000       3.9%         23        66     5.7953%     1.23       78.9%
                         -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      207      $ 3,297,738,705     100.0%          6       115     5.6650%     1.31x      75.6%
                         =================================================================================================

MAXIMUM OPEN PERIOD:     61
MINIMUM OPEN PERIOD:      1
WTD. AVG. OPEN PERIOD:    6

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                         WEIGHTED
                           NUMBER OF                     PERCENTAGE OF    AVERAGE                  WEIGHTED
                           MORTGAGED    CUT-OFF DATE        INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                             REAL         PRINCIPAL      MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)       BALANCE         RATES     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Fee                           262      $3,253,822,705         98.7%        5.6620%     1.31x         75.5%
Fee/Leasehold                   2          26,155,000          0.8%        5.8243%     1.25          79.7%
Leasehold                       2          17,761,000          0.5%        5.9816%     1.24          77.4%
                          ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       266      $3,297,738,705        100.0%        5.6650%     1.31x         75.6%
                          ====================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                           WEIGHTED
                               NUMBER OF                    PERCENTAGE OF   AVERAGE               WEIGHTED
                              UNDERLYING  CUT-OFF DATE         INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                               MORTGAGE     PRINCIPAL        LOAN GROUP 1  INTEREST  AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS     BALANCE (1)         BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Column Financial, Inc.           98.5     $1,323,439,164(2)      75.0%      5.6914%    1.33x        73.2%
KeyBank National Association     22.5        442,179,904(2)      25.0%      5.7202%    1.26         74.8%
                              ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           121     $1,765,619,068        100.0%      5.6986%    1.31x        73.6%
                              ==============================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) COLUMN FINANCIAL AND KEYBANK WILL EACH CONTRIBUTE THEIR 20% INTEREST IN THE $750 MILLION WHOLE LOAN FOR THE 599 LEXINGTON MORTGAGE LOAN INTO THE TRUST. THE MORTGAGE WHOLE LOAN WAS CO-ORIGINATED BY COLUMN FINANCIAL ($150 MILLION), KEYBANK ($150 MILLION) AND JP MORGAN ($450 MILLION).

                             MORTGAGE INTEREST RATES

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF  AVERAGE               WEIGHTED
                         UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
      RANGE OF            MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST  AVERAGE   CUT-OFF DATE
MORTGAGE INTEREST RATES     LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
5.3400%  -  5.4900%           3      $   92,100,000        5.2%      5.3934%    1.39x        67.8%
5.4901%  -  5.6401%          23         722,905,954       40.9%      5.5416%    1.29         74.8%
5.6402%  -  5.7902%          32         541,562,278       30.7%      5.7261%    1.33         73.8%
5.7903%  -  5.9403%          33         184,578,425       10.5%      5.8801%    1.28         72.6%
5.9404%  -  6.0904%          16         142,784,876        8.1%      6.0085%    1.41         73.5%
6.0905%  -  6.2405%           6          30,179,441        1.7%      6.1596%    1.40         68.2%
6.2406%  -  6.3906%           5          40,926,937        2.3%      6.3486%    1.10         71.3%
6.3907%  -  6.6000%           3          10,581,157        0.6%      6.4953%    1.30         69.1%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     121      $1,765,619,068      100.0%      5.6986%    1.31x        73.6%
                         ============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.6000%
MINIMUM MORTGAGE INTEREST RATE:     5.3400%
WTD. AVG. MORTGAGE INTEREST RATE:   5.6986%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                          WEIGHTED
                                NUMBER OF                  PERCENTAGE OF  AVERAGE               WEIGHTED
                               UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST  AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES (1)        LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
$    765,000  -     1,000,000        2     $    1,759,841        0.1%      5.7696%    1.28x       67.0%
   1,000,001  -     1,500,000       13         17,405,080        1.0%      5.9246%    1.48        68.3%
   1,500,001  -     2,000,000       10         17,491,276        1.0%      5.9593%    1.29        65.8%
   2,000,001  -     3,000,000       11         27,965,582        1.6%      5.8948%    1.49        68.1%
   3,000,001  -     4,000,000       17         58,352,501        3.3%      5.8551%    1.51        65.9%
   4,000,001  -     5,000,000        5         22,573,825        1.3%      5.7662%    1.76        65.9%
   5,000,001  -     6,000,000        9         49,312,952        2.8%      5.8822%    1.39        70.2%
   6,000,001  -     8,000,000       14         95,388,133        5.4%      5.7449%    1.30        71.0%
   8,000,001  -    10,000,000        7         65,238,207        3.7%      5.7410%    1.32        74.9%
  10,000,001  -    12,500,000        7         77,216,201        4.4%      5.8610%    1.28        74.5%
  12,500,001  -    15,000,000        4         55,841,793        3.2%      5.8553%    1.51        63.6%
  15,000,001  -    20,000,000        1         17,250,000        1.0%      5.7800%    1.19        75.8%
  20,000,001  -    40,000,000       10        296,383,677       16.8%      5.7693%    1.31        73.8%
  40,000,001  -    80,000,000        7        338,600,000       19.2%      5.6576%    1.29        74.8%
  80,000,001  -   180,000,000        3        324,840,000       18.4%      5.6706%    1.28        76.2%
 180,000,001  -  $300,000,000        1        300,000,000       17.0%      5.4930%    1.26        75.0%
                              ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           121     $1,765,619,068      100.0%      5.6986%     1.31x       73.6%
                              ============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):  $300,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):  $    765,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):  $ 14,591,893

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
      RANGE OF            UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
ORIGINAL AMORTIZATION      MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
     TERMS (MONTHS) (1)      LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
Interest Only                  26      $1,116,965,000        63.3%       5.6314%     1.32x         74.2%
     180 - 300                 13         101,547,214         5.8%       6.0157%     1.42          64.4%
     301 - 360                 82         547,106,854        31.0%       5.7769%     1.29          74.0%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       121      $1,765,619,068       100.0%       5.6986%     1.31x         73.6%
                          =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   350

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF               UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         ORIGINAL TERMS            MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS       BALANCE (2)       BALANCE         RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
 58 -  84                               9      $  326,630,941        18.5%       5.7689%     1.34x        72.8%
 85 - 120                              92       1,260,626,846        71.4%       5.6428%     1.32         74.0%
121 - 300                              20         178,361,281        10.1%       5.9640%     1.27         72.0%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               121      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                                  =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      58
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
       RANGE OF           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION     MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
 TERMS (MONTHS) (1, 2)       LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
Interest Only                  26      $1,116,965,000        63.3%       5.6314%     1.32x        74.2%
     178 - 240                  3           7,231,619         0.4%       6.3320%     1.22         59.5%
     241 - 300                 10          94,315,595         5.3%       5.9914%     1.43         64.8%
     301 - 358                 30          92,289,720         5.2%       5.8420%     1.38         69.2%
     359 - 360                 52         454,817,134        25.8%       5.7637%     1.27         75.0%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       121      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                          =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3)      360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     178
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   349

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
            RANGE OF                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        REMAINING TERMS               MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)      LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
             53 - 60                      7       $  313,697,489       17.8%        5.7538%     1.34x        72.7%
             61 - 84                      2           12,933,452        0.7%        6.1356%     1.26         76.4%
             85 - 115                     3            7,292,841        0.4%        5.9545%     1.26         75.3%
            116 - 118                    71        1,021,557,275       57.9%        5.6556%     1.31         74.4%
            119 - 290                    38          410,138,011       23.2%        5.7452%     1.31         72.1%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 121       $1,765,619,068      100.0%        5.6986%     1.31x        73.6%
                                     =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     290
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   110


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF YEARS          REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
1969 - 1985                    7       $   37,731,859        2.1%        5.7666%     1.35x        71.1%
1986 - 1995                   15          384,134,050       21.8%        5.5498%     1.28         75.4%
1996 - 2000                   28          354,071,191       20.1%        5.7541%     1.33         72.9%
2001 - 2003                   19          272,038,031       15.4%        5.6898%     1.31         75.6%
2004 - 2007                   61          717,643,938       40.6%        5.7506%     1.33         72.3%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      130       $1,765,619,068      100.0%        5.6986%     1.31x        73.6%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED:        1969
WTD. AVG. YEAR BUILT/RENOVATED:     1999

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                     OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF               REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------
43% -  80%                        16      $  102,317,310        5.8%        5.8079%     1.51x        66.7%
81% -  85%                         7          27,047,192        1.5%        5.8058%     1.58         72.0%
86% -  90%                         6          40,810,000        2.3%        5.7020%     1.39         74.3%
91% -  93%                        11          80,465,335        4.6%        5.7548%     1.45         71.3%
94% -  95%                         7         161,394,112        9.1%        6.0074%     1.26         75.2%
96% -  97%                         8         354,320,000       20.1%        5.5299%     1.26         75.1%
98% - 100%                        75         999,265,119       56.6%        5.6898%     1.30         73.7%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          130      $1,765,619,068      100.0%        5.6986%     1.31x        73.6%
                             =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      43%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    96%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
       U/W DSCRS             LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
1.07x - 1.19                    5      $   85,272,262         4.8%       5.9913%     1.12x        77.4%
1.20  - 1.23                   36         473,621,907        26.8%       5.7646%     1.21         76.6%
1.24  - 1.27                   16         591,674,022        33.5%       5.5690%     1.26         76.0%
1.28  - 1.34                   20         152,208,565         8.6%       5.7242%     1.31         74.9%
1.35  - 1.40                    9         176,341,250        10.0%       5.6729%     1.37         69.1%
1.41  - 1.50                   10          76,829,469         4.4%       5.7852%     1.47         71.8%
1.51  - 1.74                   13         162,004,703         9.2%       5.7846%     1.57         62.9%
1.75  - 2.00                    6          31,766,890         1.8%       5.8121%     1.86         59.2%
2.01  - 2.76x                   6          15,900,000         0.9%       5.5026%     2.47         56.8%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       121      $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                          =================================================================================

MAXIMUM U/W DSCR:    2.76x
MINIMUM U/W DSCR:    1.07x
WTD. AVG. U/W DSCR:  1.31x

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL     LOAN GROUP 1    INTEREST    AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------ ------------------------------------------------------
35.3% - 60.0%                  21       $  123,787,731        7.0%        5.7058%     1.69x         54.6%
60.1% - 65.0%                  10           30,128,425        1.7%        5.8232%     1.55          61.5%
65.1% - 70.0%                  17          254,504,046       14.4%        5.7539%     1.39          68.5%
70.1% - 73.0%                  12          110,724,963        6.3%        5.9614%     1.35          71.3%
73.1% - 75.0%                  13          418,725,379       23.7%        5.5447%     1.26          74.8%
75.1% - 79.0%                  38          681,760,052       38.6%        5.7193%     1.26          77.5%
79.1% - 80.0%                   9          123,512,323        7.0%        5.7239%     1.23          79.5%
80.1% - 88.8%                   1           22,476,150        1.3%        5.6700%     1.11          88.8%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       121       $1,765,619,068      100.0%        5.6986%     1.31x         73.6%
                           =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     88.8%
MINIMUM CUT-OFF DATE LTV RATIO (1):     35.3%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   73.6%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE    WEIGHTED     AVERAGE
                                REAL        PRINCIPAL      LOAN GROUP 1    INTEREST     AVERAGE    CUT-OFF DATE
STATE                        PROPERTIES    BALANCE (1)        BALANCE        RATE      U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
New York                           5      $  405,453,918        23.0%        5.5438%      1.26x       75.2%
Illinois                           9         213,354,084        12.1%        5.6406%      1.25        78.9%
Texas                             11         200,647,945        11.4%        5.6741%      1.41        67.5%
California                        12         173,776,240         9.8%        5.7258%      1.43        66.2%
   Southern California (2)         8         141,180,391         8.0%        5.6865%      1.44        66.0%
   Northern California (2)         4          32,595,848         1.8%        5.8961%      1.41        67.1%
Colorado                           2         118,113,729         6.7%        5.7555%      1.24        78.5%
Florida                           11          83,248,929         4.7%        5.9516%      1.30        74.8%
Missouri                           6          73,100,000         4.1%        5.7500%      1.23        76.6%
North Carolina                     5          64,825,005         3.7%        6.0748%      1.17        72.3%
Maryland                           9          55,178,444         3.1%        5.6787%      1.53        72.9%
Connecticut                        1          52,800,000         3.0%        5.3400%      1.25        75.4%
Ohio                               4          50,820,112         2.9%        5.9160%      1.43        72.6%
Georgia                            7          42,832,472         2.4%        5.7955%      1.31        73.7%
Nebraska                           1          42,000,000         2.4%        5.7100%      1.46        76.2%
Virginia                          12          28,789,998         1.6%        5.8628%      1.61        72.7%
Washington                         3          27,892,400         1.6%        5.6917%      1.24        72.2%
Tennessee                          2          17,155,201         1.0%        5.6547%      1.20        75.0%
Minnesota                          2          15,375,000         0.9%        5.8339%      1.23        74.5%
Oregon                             3          13,176,583         0.7%        5.7531%      1.25        64.7%
Pennsylvania                       3          11,578,777         0.7%        5.7979%      1.54        63.9%
Wisconsin                          2          11,168,106         0.6%        5.7396%      1.35        77.6%
New Jersey                         1          10,750,000         0.6%        5.8800%      1.19        79.0%
Utah                               1           9,335,243         0.5%        5.7500%      1.24        78.4%
Michigan                           2           6,943,958         0.4%        5.9426%      1.37        74.0%
Indiana                            3           5,847,547         0.3%        6.0755%      1.23        74.6%
Idaho                              1           5,500,000         0.3%        5.7700%      1.21        76.4%
Louisiana                          2           4,997,049         0.3%        5.8057%      1.26        75.9%
Alabama                            2           3,837,563         0.2%        5.9909%      1.42        73.9%
Iowa                               1           3,400,000         0.2%        5.8600%      1.20        68.0%
Arkansas                           2           3,114,115         0.2%        5.8600%      1.33        71.4%
Kentucky                           1           3,038,239         0.2%        6.6000%      1.21        56.4%
Nevada                             1           3,000,000         0.2%        6.0800%      1.47        60.1%
Arizona                            1           1,650,500         0.1%        6.1800%      1.21        70.1%
Kansas                             1           1,495,459         0.1%        6.2700%      1.21        64.5%
New Mexico                         1           1,422,452         0.1%        6.1000%      1.75        56.9%
                             ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          130      $1,765,619,068       100.0%        5.6986%      1.31x       73.6%
                             ==================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                            WEIGHTED
                               NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED        WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                               MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                        LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans        24      $1,067,365,000         60.5%      5.6276%     1.31x         74.1%           100
Balloon Loans with Partial
   IO Term                         41         374,790,000         21.2%      5.7795%     1.28          74.7%            35
Balloon Loans without
   IO Term                         43         180,535,697         10.2%      5.8063%     1.43          68.9%           N/A
Interest Only ARD Loan              2          49,600,000          2.8%      5.7131%     1.45          76.7%           119
ARD Loans without IO Term           3          43,906,640          2.5%      5.6708%     1.25          73.6%           N/A
Fully Amortizing Loans              4          40,164,731          2.3%      6.3550%     1.10          68.8%           N/A
ARD Loans with Partial
   IO Term                          4           9,257,000          0.5%      5.7088%     1.38          65.3%            59
                              -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           121      $1,765,619,068        100.0%      5.6986%     1.31x         73.6%           N/A
                              =================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                              WEIGHTED
                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                 MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------
OFFICE              39       $1,033,406,983        58.5%       5.6403%     1.27x        75.3%
RETAIL              50          474,836,397        26.9%       5.7853%     1.28         73.6%
HOTEL               11          102,184,907         5.8%       5.7752%     1.61         65.8%
INDUSTRIAL          12           91,340,225         5.2%       5.7891%     1.43         66.4%
MIXED USE            5           31,066,500         1.8%       5.8024%     1.27         76.5%
SELF STORAGE        11           25,261,603         1.4%       5.6288%     2.11         60.8%
MULTIFAMILY          2            7,522,452         0.4%       5.9054%     1.34         59.6%
                ---------------------------------------------------------------------------------
                   130       $1,765,619,068       100.0%       5.6986%     1.31x        73.6%
                =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          WEIGHTED
                                             NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                             MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY                       REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE                    PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
OFFICE
                CENTRAL BUSINESS DISTRICT        9       $  764,318,000        43.3%       5.5700%     1.28x        75.1%
                SUBURBAN                        30          269,088,983        15.2%       5.8398%     1.25         75.8%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         39       $1,033,406,983        58.5%       5.6403%     1.27x        75.3%
                                            =================================================================================
RETAIL
                ANCHORED                        20       $  358,403,068        20.3%       5.7454%     1.30x        73.9%
                UNANCHORED                      30          116,433,330         6.6%       5.9079%     1.25         72.7%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         50       $  474,836,397        26.9%       5.7853%     1.28x        73.6%
                                            =================================================================================
HOTEL
                LIMITED SERVICE                 10       $   63,684,907         3.6%       5.8370%     1.67x        62.8%
                FULL SERVICE                     1           38,500,000         2.2%       5.6730%     1.51         70.8%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         11       $  102,184,907         5.8%       5.7752%     1.61x        65.8%
                                            =================================================================================
MULTIFAMILY
                CONVENTIONAL                     1       $    6,100,000         0.3%       5.8600%     1.25x        60.2%
                MANUFACTURED HOUSING             1            1,422,452         0.1%       6.1000%     1.75         56.9%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          2       $    7,522,452         0.4%       5.9054%     1.34x        59.6%
                                            =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                                 PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                 WEIGHTED        WEIGHTED          WEIGHTED
                                                                 AVERAGE         AVERAGE      AVERAGE REMAINING      WEIGHTED
RANGE OF REMAINING   NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING      LOCKOUT PLUS YM       AVERAGE
  TERMS TO STATED   UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM    REMAINING
     MATURITY        MORTGAGE      PRINCIPAL     LOAN GROUP 1     PERIOD     PLUS YM PERIOD         PERIOD           MATURITY
  (MONTHS)(1,2)        LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1,2)
--------------------------------------------------------------------------------------------------------------------------------
 53  -   70              7      $  313,697,489       17.8%           34             45                45                55
 71  -  110              2          12,933,452        0.7%           73             78                78                82
111  -  115              3           7,292,841        0.4%          112            112               112               115
116  -  117             40         414,206,605       23.5%          112            112               112               117
118  -  119             62         918,510,021       52.0%           97            113               113               118
120  -  290              7          98,978,660        5.6%          110            180               180               184
                    ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE:            121      $1,765,619,068      100.0%           90            104               104               110
                    ============================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                     WEIGHTED        WEIGHTED          WEIGHTED
                                                                      AVERAGE        AVERAGE      AVERAGE REMAINING      WEIGHTED
                          NUMBER OF                 PERCENTAGE OF    REMAINING      REMAINING      LOCKOUT PLUS YM       AVERAGE
                         UNDERLYING  CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM    REMAINING
                          MORTGAGE     PRINCIPAL     LOAN GROUP 1     PERIOD     PLUS YM PERIOD         PERIOD           MATURITY
PREPAYMENT OPTION           LOANS     BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
LOCKOUT / DEFEASANCE         101     $1,469,587,988      83.2%          105            105               105                110
LOCKOUT / YIELD
   MAINTENANCE (3)             9        194,130,731      11.0%           24             97                97                110
YIELD MAINTENANCE (4)         11        101,900,348       5.8%            0            114               114                118
                         -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      121     $1,765,619,068     100.0%           90            104               104                110
                         ===========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(3) INCLUDES THE SHOPPES AT ST. CLAIR SQUARE LOAN; HOWEVER, THE BORROWER ALSO HAS THE OPTION TO DEFEASE THE LOAN.

(4) INCLUDES THE 8320, 8400 WARD PARKWAY AND ONE PETTICOAT LANE, 8330 WARD PARKWAY AND BUILDING B AND THE SHOPPES AT ST. CLAIR SQUARE LOANS;

     HOWEVER, THE BORROWERS ALSO HAVE THE OPTION TO DEFEASE THE LOANS.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                         WEIGHTED
                         OPEN PERIOD                  PERCENTAGE OF  WEIGHTED  WEIGHTED   AVERAGE               WEIGHTED
                          NUMBER OF    CUT-OFF DATE      INITIAL      AVERAGE   AVERAGE  MORTGAGE  WEIGHTED     AVERAGE
   RANGE OF                MORTGAGE      PRINCIPAL     LOAN GROUP 1    OPEN      LOAN    INTEREST   AVERAGE   CUT-OFF DATE
OPEN PERIODS                LOANS       BALANCE (1)      BALANCE      PERIOD     TERM      RATE    U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
  1  -   3                    58      $  408,427,660       23.1%         3        134     5.8026%    1.34x        70.7%
  4  -   6                    57         856,091,407       48.5%         4        107     5.7120%    1.32         73.8%
  7  -   8                     5         386,100,000       21.9%         7        120     5.5403%    1.31         74.6%
  9  -  19                     1         115,000,000        6.5%        19         60     5.7605%    1.23         78.8%
                         -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      121      $1,765,619,068      100.0%         6        113     5.6986%    1.31x        73.6%
                         =================================================================================================

MAXIMUM OPEN PERIOD:     19
MINIMUM OPEN PERIOD:      1
WTD. AVG. OPEN PERIOD:    6

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Fee                           126      $1,721,703,068        97.5%       5.6938%     1.32x         73.4%
Fee/Leasehold                   2          26,155,000         1.5%       5.8243%     1.25          79.7%
Leasehold                       2          17,761,000         1.0%       5.9816%     1.24          77.4%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       130      $1,765,619,068       100.0%       5.6986%     1.31x         73.6%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                             WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                               UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                                MORTGAGE      PRINCIPAL       LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS        BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.             81       $1,509,836,893        98.5%        5.6218%     1.30x         77.9%
KeyBank National Association        5           22,282,745         1.5%        5.9277%     1.19          75.5%
                               ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            86       $1,532,119,637       100.0%        5.6262%     1.30x         77.9%
                               ==================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) COLUMN FINANCIAL AND KEYBANK WILL EACH CONTRIBUTE THEIR 20% INTEREST IN THE $750 MILLION WHOLE LOAN FOR THE 599 LEXINGTON MORTGAGE LOAN INTO THE TRUST.

THE MORTGAGE WHOLE LOAN WAS CO-ORIGINATED BY COLUMN FINANCIAL ($150 MILLION), KEYBANK ($150 MILLION) AND JP MORGAN ($450 MILLION).

                             MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
     RANGE OF             UNDERLYING    CUT-OFF DATE      INITIAL       MORTGAGE   WEIGHTED      AVERAGE
MORTGAGE INTEREST          MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
      RATES                 LOANS        BALANCE (1)        BALANCE       RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
5.3450% - 5.4700%              4       $  615,920,000        40.2%       5.3699%     1.36x        79.4%
5.4701% - 5.5951%              9           92,990,000         6.1%       5.5148%     1.27         77.5%
5.5952% - 5.7202%             31          398,588,752        26.0%       5.6648%     1.26         78.2%
5.7203% - 5.8453%              7           60,809,399         4.0%       5.7745%     1.24         79.6%
5.8454% - 5.9704%             13          213,080,000        13.9%       5.9054%     1.23         79.1%
5.9705% - 6.0955%             12           37,083,314         2.4%       6.0367%     1.27         73.9%
6.0956% - 6.2206%              5           19,598,173         1.3%       6.1142%     1.21         78.6%
6.2207% - 6.3700%              5           94,050,000         6.1%       6.2598%     1.33         64.9%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:   6.3700%
MINIMUM MORTGAGE INTEREST RATE:   5.3450%
WTD. AVG. MORTGAGE INTEREST RATE: 5.6262%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                             UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE    WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL       LOAN GROUP 2    INTEREST    AVERAGE     CUT-OFF DATE
  PRINCIPAL BALANCES (1)        LOANS       BALANCE (1)       BALANCE        RATE      U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
   $275,000 -    1,000,000        3       $    1,495,000         0.1%       5.9945%      1.34x         74.9%
  1,000,001 -    1,500,000        2            2,520,953         0.2%       5.6620%      2.10          54.0%
  1,500,001 -    2,000,000        4            6,916,854         0.5%       6.1471%      1.33          67.4%
  2,000,001 -    3,000,000        5           13,253,004         0.9%       6.0403%      1.29          71.4%
  3,000,001 -    4,000,000        8           27,808,752         1.8%       5.8428%      1.35          73.3%
  4,000,001 -    5,000,000        7           32,300,075         2.1%       5.9145%      1.21          73.9%
  5,000,001 -    6,000,000        5           27,845,000         1.8%       5.8821%      1.27          72.7%
  6,000,001 -    8,000,000       10           70,560,000         4.6%       5.6784%      1.32          78.7%
  8,000,001 -   10,000,000        4           37,590,000         2.5%       5.7141%      1.25          79.5%
 10,000,001 -   12,500,000       10          115,400,000         7.5%       5.6858%      1.26          79.5%
 12,500,001 -   15,000,000        5           67,580,000         4.4%       5.8613%      1.22          75.8%
 15,000,001 -   20,000,000        9          154,730,000        10.1%       5.6958%      1.25          77.5%
 20,000,001 -   40,000,000        8          201,520,000        13.2%       5.6987%      1.22          79.8%
 40,000,001 -   80,000,000        4          204,600,000        13.4%       5.9338%      1.26          74.5%
 80,000,001 -  180,000,000        1           93,000,000         6.1%       5.3450%      1.37          79.9%
180,000,001 - $475,000,000        1          475,000,000        31.0%       5.3650%      1.37          79.2%
                             -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          86       $1,532,119,637       100.0%       5.6262%      1.30x         77.9%
                             ===================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $475,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $    275,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1): $ 17,815,345

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
       RANGE OF                   UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 ORIGINAL AMORTIZATION             MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)               LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
Interest Only                         39       $1,253,190,000        81.8%       5.5852%     1.31x        78.4%
360                                   47          278,929,637        18.2%       5.8105%     1.26         75.3%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                                  =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   360
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3): 360

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF               UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        ORIGINAL TERMS             MORTGAGE      PRINCIPAL       LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
59  -  84                              5       $   94,300,000         6.2%       6.1872%     1.34x        66.0%
85  - 120                             68        1,328,961,465        86.7%       5.5910%     1.29         78.7%
121 - 122                             13          108,858,173         7.1%       5.5704%     1.35         78.5%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                                  =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    59
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1): 117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
          RANGE OF                UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   REMAINING AMORTIZATION          MORTGAGE      PRINCIPAL       LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
    TERMS (MONTHS) (1, 2)            LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
Interest Only                         39       $1,253,190,000        81.8%       5.5852%     1.31x        78.4%
356 - 360                             47          278,929,637        18.2%       5.8105%     1.26         75.3%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                                  =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   356
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3): 360

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                         WEIGHTED
         RANGE OF           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
      REMAINING TERMS      UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    TO STATED MATURITY      MORTGAGE      PRINCIPAL       LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
     (MONTHS) (1, 2)          LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
 56 -  60                       4       $   24,300,000         1.6%       6.0361%     1.28x        72.2%
 61 -  84                       1           70,000,000         4.6%       6.2396%     1.36         63.8%
 85 - 115                       3          584,800,000        38.2%       5.3758%     1.37         79.3%
116 - 118                      73          812,804,162        53.1%       5.7233%     1.25         78.6%
119 - 120                       5           40,215,475         2.6%       5.9916%     1.24         69.4%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                           =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   120
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2): 113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS             MORTGAGE      PRINCIPAL       LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
       BUILT/RENOVATED (1)           LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
1949 - 1985                             8      $   52,783,396         3.4%       6.0510%     1.30x        71.0%
1986 - 1995                             9          57,067,121         3.7%       6.0952%     1.36         67.6%
1996 - 2000                            17         184,151,137        12.0%       5.7630%     1.26         78.3%
2001 - 2003                            16         138,568,173         9.0%       5.6775%     1.30         77.9%
2004 - 2007                            86       1,099,549,810        71.8%       5.5521%     1.30         78.7%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                                  =================================================================================

MOST RECENT YEAR BUILT/RENOVATED: 2007
OLDEST YEAR BUILT/RENOVATED:      1949
WTD. AVG. YEAR BUILT/RENOVATED:   2003

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MAY 2007.

                      OCCUPANCY RATES AT UNDERWRITING (1,2)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF                 MORTGAGE      PRINCIPAL       LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)         LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
67% -  80%                             5       $   61,321,286        4.0%        5.4956%     1.32x        79.5%
81% -  85%                             9          137,705,595        9.0%        5.4432%     1.33         77.7%
86% -  90%                            15          182,488,526       11.9%        5.4871%     1.32         79.4%
91% -  93%                            29          353,670,651       23.1%        5.5927%     1.31         78.5%
94% -  95%                            27          319,134,486       20.8%        5.5563%     1.29         79.0%
96% -  97%                            19          229,132,453       15.0%        5.8239%     1.24         77.8%
98% - 100%                            32          248,666,640       16.2%        5.8172%     1.31         74.1%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              136       $1,532,119,637      100.0%        5.6262%     1.30x        77.9%
                                  =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):   100%
MINIMUM OCCUPANCY RATE AT U/W (1):    67%
WTD. AVG. OCCUPANCY RATE AT U/W (1):  92%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF              MORTGAGE       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
     U/W DSCRS               LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
1.16x - 1.19                    3       $   36,400,000         2.4%       5.6493%     1.19x        67.2%
1.20  - 1.23                   33          523,408,799        34.2%       5.7637%     1.21         79.1%
1.24  - 1.27                   17          162,065,503        10.6%       5.7039%     1.25         77.5%
1.28  - 1.35                   20          111,639,634         7.3%       5.8127%     1.30         78.5%
1.36  - 1.40                    6          655,755,702        42.8%       5.4619%     1.37         77.7%
1.41  - 1.42                    1            1,850,000         0.1%       6.3700%     1.42         56.9%
1.43  - 1.48                    2           14,250,000         0.9%       5.6046%     1.44         77.0%
1.49  - 1.54                    1           15,480,000         1.0%       5.6500%     1.52         80.0%
1.55  - 2.86x                   3           11,270,000         0.7%       5.6408%     1.83         67.6%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                           =================================================================================

MAXIMUM U/W DSCR:     2.86x
MINIMUM U/W DSCR:     1.16x
WTD. AVG. U/W DSCR:   1.30x

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL       LOAN GROUP 2   INTEREST   AVERAGE     CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
30.2% - 40.0%                   1       $    1,300,000         0.1%       5.5700%     2.86x        30.2%
40.1% - 60.0%                   3            9,967,303         0.7%       5.9062%     1.28         55.6%
60.1% - 65.0%                   4           91,850,000         6.0%       6.1875%     1.32         63.7%
65.1% - 70.0%                   6           42,986,011         2.8%       5.7445%     1.23         67.9%
70.1% - 73.0%                   4           16,768,173         1.1%       5.7275%     1.52         72.4%
73.1% - 75.0%                  10           37,428,752         2.4%       5.9759%     1.27         74.5%
75.1% - 79.0%                   9           70,915,702         4.6%       5.6669%     1.24         78.0%
79.1% - 80.0%                  49        1,260,903,697        82.3%       5.5651%     1.30         79.6%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        86       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                           =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     30.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   77.9%

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Texas                            59       $  633,428,963        41.3%       5.5293%     1.30x        79.2%
North Carolina                   18          195,215,000        12.7%       5.7346%     1.22         79.7%
Florida                           5          132,416,651         8.6%       5.4035%     1.35         79.4%
Arizona                           7          102,987,291         6.7%       5.3843%     1.37         78.8%
New York                          8           70,000,000         4.6%       6.2396%     1.36         63.8%
Georgia                           2           64,987,489         4.2%       5.4199%     1.34         79.3%
Ohio                              8           51,089,634         3.3%       5.9056%     1.32         77.2%
South Carolina                    2           50,600,000         3.3%       5.9414%     1.20         80.0%
Virginia                          1           50,520,000         3.3%       5.8700%     1.21         80.0%
Louisiana                         5           41,850,000         2.7%       5.7030%     1.48         78.1%
California                        4           37,038,752         2.4%       5.9114%     1.20         66.7%
   Southern California (2)        2           19,750,000         1.3%       5.7058%     1.20         66.9%
   Northern California (2)        2           17,288,752         1.1%       6.1463%     1.20         66.5%
Tennessee                         4           30,134,606         2.0%       5.6268%     1.34         76.8%
Minnesota                         2           17,600,000         1.1%       5.5866%     1.20         79.3%
Illinois                          1           13,000,000         0.8%       5.8600%     1.24         74.7%
Alabama                           2            9,098,173         0.6%       5.6023%     1.35         78.2%
District of Columbia              1            5,400,000         0.4%       5.6900%     1.26         55.7%
Idaho                             1            4,900,000         0.3%       5.7100%     1.25         72.1%
Missouri                          1            4,832,745         0.3%       5.8000%     1.20         79.2%
Massachusetts                     1            4,750,000         0.3%       5.5700%     1.16         60.1%
Wisconsin                         1            4,017,330         0.3%       6.0500%     1.25         68.1%
Indiana                           1            2,835,702         0.2%       5.8300%     1.38         78.8%
Oregon                            1            2,717,303         0.2%       6.0200%     1.22         54.5%
North Dakota                      1            2,700,000         0.2%       6.3600%     1.26         80.0%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         136       $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                             =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED      WEIGHTED
                                    UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE     PRINCIPAL      LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                              LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans             39      $1,253,190,000       81.8%      5.5852%    1.31x       78.4%           114
Balloon Loans with Partial IO Term      39         256,050,000       16.7%      5.8029%    1.26        75.6%            37
Balloon Loans without IO Term            8          22,879,637        1.5%      5.8953%    1.25        72.0%           N/A
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 86      $1,532,119,637      100.0%      5.6262%    1.30x       77.9%           N/A
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                              REAL        PRINCIPAL      LOAN GROUP 2   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE             PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Multifamily                   136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       136      $1,532,119,637       100.0%       5.6262%     1.30x        77.9%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                               WEIGHTED
                                                 NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                                 MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                          PROPERTY                  REAL         PRINCIPAL      LOAN GROUP 2   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE             SUB-TYPE               PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                          Conventional              134       $1,528,198,685        99.7%       5.6248%    1.30x         77.9%
                          Manufactured Housing        2            3,920,953         0.3%       6.1732%     1.27         79.8%
                                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             136       $1,532,119,637       100.0%       5.6262%    1.30x         77.9%
                                                 =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                       WEIGHTED     WEIGHTED           WEIGHTED        WEIGHTED
                                                                       AVERAGE       AVERAGE       AVERAGE REMAINING    AVERAGE
        RANGE OF         NUMBER OF                   PERCENTAGE OF    REMAINING     REMAINING       LOCKOUT PLUS YM    REMAINING
   REMAINING TERMS TO    UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT       LOCKOUT      PLUS STATIC PREMIUM   MATURITY
     STATED MATURITY      MORTGAGE      PRINCIPAL    LOAN GROUP 2      PERIOD     PLUS YM PERIOD         PERIOD         (MONTHS)
     (MONTHS) (1,2)        LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)       (1,2)
--------------------------------------------------------------------------------------------------------------------------------
 56 -  73                     4      $   24,300,000        1.6%           44            54                 54              57
 74 - 113                     1          70,000,000        4.6%            8            74                 74              81
114 - 115                     3         584,800,000       38.2%          108           108                108             114
116 - 117                    47         399,641,418       26.1%          106           113                113             116
118 - 119                    30         451,480,047       29.5%          109           112                112             118
120 - 120                     1           1,898,173        0.1%           36           117                117             120
                         -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      86      $1,532,119,637      100.0%          102           108                108             113
                         =======================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                         WEIGHTED
                                                                                                          AVERAGE
                                                                          WEIGHTED       WEIGHTED        REMAINING
                                                                          AVERAGE         AVERAGE     LOCKOUT PLUS       WEIGHTED
                             NUMBER OF                   PERCENTAGE OF   REMAINING       REMAINING    YM PLUS STATIC      AVERAGE
                             UNDERLYING   CUT-OFF DATE      INITIAL       LOCKOUT         LOCKOUT         PREMIUM       REMAINING
                              MORTGAGE      PRINCIPAL    LOAN GROUP 2      PERIOD     PLUS YM PERIOD      PERIOD         MATURITY
PREPAYMENT OPTION              LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)    (MONTHS) (1)   (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             73      $1,394,076,465       91.0%         110             110             110            115
Lockout / Yield Maintenance       9         120,593,173        7.9%          18              86              86             92
Yield Maintenance                 4          17,450,000        1.1%           0              72              72            118
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          86      $1,532,119,637      100.0%         102             108             108            113
                             =======================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                               WEIGHTED
                          OPEN PERIOD                    PERCENTAGE OF   WEIGHTED   WEIGHTED   AVERAGE                 WEIGHTED
                           NUMBER OF     CUT-OFF DATE       INITIAL       AVERAGE   AVERAGE    MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF              MORTGAGE      PRINCIPAL       LOAN GROUP 2     OPEN       LOAN     INTEREST    AVERAGE   CUT-OFF DATE
   OPEN PERIODS              LOANS       BALANCE (1)        BALANCE       PERIOD      TERM       RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
3 -  4                         67       $  894,754,052       58.4%           4         118      5.7058%    1.26x         78.5%
5 -  6                         13           74,915,586        4.9%           6         118      5.6809%    1.29          76.5%
7 -  8                          3          549,750,000       35.9%           7         115      5.4781%    1.37          77.1%
9 - 61                          3           12,700,000        0.8%          61         120      6.1100%    1.20          79.9%
                          --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        86       $1,532,119,637       100.0%          5         117      5.6262%    1.30x         77.9%
                          ========================================================================================================

MAXIMUM OPEN PERIOD:           61
MINIMUM OPEN PERIOD:            3
WTD. AVG. OPEN PERIOD:          5

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                     UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                             REAL        PRINCIPAL       LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Fee                           136      $1,532,119,637       100.0%       5.6262%     1.30x         77.9%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       136      $1,532,119,637       100.0%       5.6262%     1.30x         77.9%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2007.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                            DISTRIBUTION DATE STATEMENT

                                                 TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification Tables                 8 - 16
Mortgage Loan Detail                                                       17
NOI Detail                                                                 18
Principal Prepayment Detail                                                19
Historical Detail                                                          20
Delinquency Loan Detail                                                    21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                            24
Modified Loan Detail                                                       25
Historical Liquidated Loan Detail                                          26
Historical Bond / Collateral Realized Loss Reconciliation                  27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                       30
Supplemental Reporting                                                     31

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact: General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact: Marty O'Conner
Phone Number: (816) 221-8800

                                 MASTER SERVICER

Wachovia Bank, National Association
8739 Research Drive
URP 4, NC1075
Charlotte, NC 28262

Contact: Lea Land
Phone Number: (704) 593-7950

                                SPECIAL SERVICER

ING Clarion Partners, LLC
c/o GMAC Commercial Mortgage Corporation
12th Floor
New York, NY 10169

Contact: Bruce Morrison
Phone Number: (212) 883-2500

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                        CERTIFICATE DISTRIBUTION DETAIL


               PASS-THROUGH  ORIGINAL  BEGINNING    PRINCIPAL     INTEREST
CLASS   CUSIP     RATE        BALANCE   BALANCE   DISTRIBUTION  DISTRIBUTION
----------------------------------------------------------------------------
  A-1            0.000000%     0.00       0.00        0.00          0.00
  A-2            0.000000%     0.00       0.00        0.00          0.00
 A-AB            0.000000%     0.00       0.00        0.00          0.00
  A-3            0.000000%     0.00       0.00        0.00          0.00
 A-1-A           0.000000%     0.00       0.00        0.00          0.00
  A-M            0.000000%     0.00       0.00        0.00          0.00
 A-MFL           0.000000%     0.00       0.00        0.00          0.00
  A-J            0.000000%     0.00       0.00        0.00          0.00
   B             0.000000%     0.00       0.00        0.00          0.00
   C             0.000000%     0.00       0.00        0.00          0.00
   D             0.000000%     0.00       0.00        0.00          0.00
   E             0.000000%     0.00       0.00        0.00          0.00
   F             0.000000%     0.00       0.00        0.00          0.00
   G             0.000000%     0.00       0.00        0.00          0.00
   H             0.000000%     0.00       0.00        0.00          0.00
   J             0.000000%     0.00       0.00        0.00          0.00
   K             0.000000%     0.00       0.00        0.00          0.00
   L             0.000000%     0.00       0.00        0.00          0.00
   M             0.000000%     0.00       0.00        0.00          0.00
   N             0.000000%     0.00       0.00        0.00          0.00
   O             0.000000%     0.00       0.00        0.00          0.00
   P             0.000000%     0.00       0.00        0.00          0.00
   Q             0.000000%     0.00       0.00        0.00          0.00
   S             0.000000%     0.00       0.00        0.00          0.00
   R             0.000000%     0.00       0.00        0.00          0.00
   V             0.000000%     0.00       0.00        0.00          0.00
----------------------------------------------------------------------------
Totals                         0.00       0.00        0.00          0.00
============================================================================

                     REALIZED LOSS/                             CURRENT
        PREPAYMENT  ADDITIONAL TRUST     TOTAL       ENDING  SUBORDINATION
CLASS     PREMIUM     FUND EXPENSES   DISTRIBUTION  BALANCE     LEVEL (1)
--------------------------------------------------------------------------
  A-1      0.00           0.00            0.00        0.00      0.00
  A-2      0.00           0.00            0.00        0.00      0.00
 A-AB      0.00           0.00            0.00        0.00      0.00
  A-3      0.00           0.00            0.00        0.00      0.00
 A-1-A     0.00           0.00            0.00        0.00      0.00
  A-M      0.00           0.00            0.00        0.00      0.00
 A-MFL     0.00           0.00            0.00        0.00      0.00
  A-J      0.00           0.00            0.00        0.00      0.00
   B       0.00           0.00            0.00        0.00      0.00
   C       0.00           0.00            0.00        0.00      0.00
   D       0.00           0.00            0.00        0.00      0.00
   E       0.00           0.00            0.00        0.00      0.00
   F       0.00           0.00            0.00        0.00      0.00
   G       0.00           0.00            0.00        0.00      0.00
   H       0.00           0.00            0.00        0.00      0.00
   J       0.00           0.00            0.00        0.00      0.00
   K       0.00           0.00            0.00        0.00      0.00
   L       0.00           0.00            0.00        0.00      0.00
   M       0.00           0.00            0.00        0.00      0.00
   N       0.00           0.00            0.00        0.00      0.00
   O       0.00           0.00            0.00        0.00      0.00
   P       0.00           0.00            0.00        0.00      0.00
   Q       0.00           0.00            0.00        0.00      0.00
   S       0.00           0.00            0.00        0.00      0.00
   R       0.00           0.00            0.00        0.00      0.00
   V       0.00           0.00            0.00        0.00      0.00
--------------------------------------------------------------------------
Totals     0.00           0.00            0.00        0.00      0.00
==========================================================================

                               ORIGINAL   BEGINNING                                               ENDING
                PASS-THROUGH   NOTIONAL    NOTIONAL     INTEREST     PREPAYMENT      TOTAL       NOTIONAL
CLASS   CUSIP       RATE        AMOUNT     AMOUNT     DISTRIBUTION     PREMIUM    DISTRIBUTION    AMOUNT
---------------------------------------------------------------------------------------------------------
 A-X              0.000000       0.00        0.00         0.00          0.00          0.00          0.00
---------------------------------------------------------------------------------------------------------

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                            CERTIFICATE FACTOR DETAIL

                                                                             REALIZED LOSS/
                     BEGINNING     PRINCIPAL      INTEREST     PREPAYMENT   ADDITIONAL TRUST     ENDING
CLASS     CUSIP       BALANCE    DISTRIBUTION   DISTRIBUTION     PREMIUM      FUND EXPENSES      BALANCE
---------------------------------------------------------------------------------------------------------
 A-1                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-AB               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-1-A               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-M                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-MFL               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  O                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Q                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  S                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  R                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  V                 0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 BEGINNING                                 ENDING
                 NOTIONAL      INTEREST     PREPAYMENT    NOTIONAL
CLASS   CUSIP     AMOUNT     DISTRIBUTION     PREMIUM      AMOUNT
-------------------------------------------------------------------
A-X             0.00000000    0.00000000    0.00000000   0.00000000

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                             RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

                                                                                              STATED      UNPAID       CURRENT
                                                                                              ENDING      ENDING      PRINCIPAL
LOAN   STATED BEGINNING    UNPAID BEGINNING  SCHEDULED  UNSCHEDULED   PRINCIPAL   REALIZED  PRINCIPAL   PRINCIPAL   DISTRIBUTION
GROUP  PRINCIPAL BALANCE  PRINCIPAL BALANCE  PRINCIPAL   PRINCIPAL   ADJUSTMENTS    LOSS     BALANCE     BALANCE       AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
  1           0.00               0.00           0.00        0.00         0.00       0.00       0.00        0.00         0.00
  2           0.00               0.00           0.00        0.00         0.00       0.00       0.00        0.00         0.00
--------------------------------------------------------------------------------------------------------------------------------
Total         0.00               0.00           0.00        0.00         0.00       0.00       0.00        0.00         0.00
================================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                           NET                                                                          REMAINING
                                        AGGREGATE                 DISTRIBUTABLE                                           UNPAID
                            ACCRUED    PREPAYMENT  DISTRIBUTABLE   CERTIFICATE              ADDITIONAL                DISTRIBUTABLE
        ACCRUAL  ACCRUAL  CERTIFICATE   INTEREST    CERTIFICATE      INTEREST     WAC CAP   TRUST FUND    INTEREST     CERTIFICATE
CLASS    DATES     DAYS     INTEREST    SHORTFALL     INTEREST      ADJUSTMENT   SHORTFALL   EXPENSES   DISTRIBUTION     INTEREST
-----------------------------------------------------------------------------------------------------------------------------------
 A-1       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-2       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-AB       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-3       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-1-A      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-M       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-MFL      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-J       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-X       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  B        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  C        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  D        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  E        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  F        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  G        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  H        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  J        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  K        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  L        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  M        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  N        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  O        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  P        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  Q        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  S        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  V        0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
===================================================================================================================================

                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                 CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                             (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2007-C2                          PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                                    DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                     0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                       0.00
   Less Delinquent Master Servicing Fees                              0.00
   Less Reductions to Master Servicing Fees                           0.00
   Plus Master Servicing Fees for Delinquent Payments Received        0.00
   Plus Adjustments for Prior Master Servicing Calculation            0.00
   Total Master Servicing Fees Collected                              0.00
Current 1 Month LIBOR Rate                                        0.000000%
Next 1 Month LIBOR Rate                                           0.000000%
Rating Agency Trigger Event                                             No
Swap Default                                                            No

Appraisal Reduction Amount

         APPRAISAL   CUMULATIVE   MOST RECENT
 LOAN    REDUCTION      ASER        APP. RED.
NUMBER   EFFECTED      AMOUNT         DATE
----------------------------------------------

----------------------------------------------
Total
==============================================

(1)  The Available Distribution Amount includes any Prepayment Premiums .

                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                 CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                             (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2007-C2                          PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                                    DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00
   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00
   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====
TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00
   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00
   INTEREST RESERVE DEPOSIT                                                 0.00
   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                 RATINGS DETAIL

                    ORIGINAL RATINGS        CURRENT RATINGS (1)
                -----------------------   -----------------------
CLASS   CUSIP   FITCH   MOODY'S   S & P   FITCH   MOODY'S   S & P
-----------------------------------------------------------------
 A-1
 A-2
 A-AB
 A-3
A-1-A
 A-M
A-MFL
 A-J
 A-X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
  S
  V

NR - Designates that the class was not rated by the above agency at the time of original issuance.

 X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                  %
              #                   OF                WEIGHTED
SCHEDULED     OF    SCHEDULED    AGG.   WAM         AVG DSCR
 BALANCE    LOANS    BALANCE     BAL.   (2)   WAC      (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                    STATE (3)

                               % OF               WEIGHTED
           # OF    SCHEDULED   AGG.   WAM           AVG
STATE     PROPS.    BALANCE    BAL.   (2)   WAC   DSCR (1)
----------------------------------------------------------

----------------------------------------------------------
Totals
==========================================================

See footnotes on last page of this section.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE     # OF   SCHEDULED   AGG.   WAM         WEIGHTED AVG
COVERAGE RATIO   LOANS    BALANCE    BAL.   (2)   WAC     DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % OF
 NOTE     # OF   SCHEDULED   AGG.   WAM         WEIGHTED AVG
 RATE    LOANS    BALANCE    BAL.   (2)   WAC     DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % OF
                 # OF    SCHEDULED   AGG.   WAM         WEIGHTED AVG
PROPERTY TYPE   PROPS.    BALANCE    BAL.   (2)   WAC     DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % OF
             # OF   SCHEDULED   AGG.   WAM         WEIGHTED AVG
SEASONING   LOANS    BALANCE    BAL.   (2)   WAC     DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.   WAM         WEIGHTED AVG
       TERM (2)         LOANS    BALANCE    BAL.   (2)   WAC     DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM         WEIGHTED AVG
          TERM           LOANS    BALANCE    BAL.   (2)   WAC     DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED    # OF   SCHEDULED   AGG.   WAM         WEIGHTED AVG
      TERM         LOANS    BALANCE    BAL.   (2)   WAC     DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % OF
AGE OF MOST    # OF   SCHEDULED   AGG.   WAM         WEIGHTED AVG
 RECENT NOI   LOANS    BALANCE    BAL.   (2)   WAC     DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                % OF
SCHEDULED   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                             % OF
         # OF    SCHEDULED   AGG.   WAM           WEIGHTED
STATE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

See footnotes on last page of this section.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE    # OF    SCHEDULED   AGG.   WAM           WEIGHTED
COVERAGE RATIO   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                           % OF
NOTE   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
RATE   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------

----------------------------------------------------------
Totals
==========================================================

                                PROPERTY TYPE (3)

                                     % OF
                 # OF    SCHEDULED   AGG.   WAM           WEIGHTED
PROPERTY TYPE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % OF
            # OF    SCHEDULED   AGG.   WAM           WEIGHTED
SEASONING   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM (2)          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
        TERM             LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
      TERM         LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % OF
AGE OF MOST    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
RECENT NOI    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                % OF
SCHEDULED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                              % OF
          # OF    SCHEDULED   AGG.   WAM           WEIGHTED
STATE    PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-------------------------------------------------------------

-------------------------------------------------------------
Totals
=============================================================

See footnotes on last page of this section.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE    # OF    SCHEDULED   AGG.   WAM           WEIGHTED
COVERAGE RATIO   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                                     % OF
      NOTE       # OF    SCHEDULED   AGG.   WAM           WEIGHTED
      RATE       LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                PROPERTY TYPE (3)

                                     % OF
                 # OF    SCHEDULED   AGG.   WAM           WEIGHTED
 PROPERTY TYPE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                     % OF
                 # OF    SCHEDULED   AGG.   WAM           WEIGHTED
   SEASONING     LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

See footnotes on last page of this section.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
      TERM (2)          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
         TERM            LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
      TERM         LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % OF
AGE OF MOST   # OF    SCHEDULED   AGG.   WAM           WEIGHTED
 RECENT NOI   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                          ANTICIPATED
 LOAN           PROPERTY                  INTEREST   PRINCIPAL    GROSS    REPAYMENT    MATURITY
NUMBER   ODCR   TYPE (1)   CITY   STATE    PAYMENT    PAYMENT    COUPON      DATE         DATE
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
================================================================================================

          NEG.   BEGINNING     ENDING    PAID   APPRAISAL   APPRAISAL    RES.    MOD.
 LOAN    AMORT   SCHEDULED   SCHEDULED   THRU   REDUCTION   REDUCTION   STRAT.   CODE
NUMBER   (Y/N)    BALANCE     BALANCE    DATE      DATE       AMOUNT     (2)      (3)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
=====================================================================================

                             (1) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) RESOLUTION STRATEGY CODE

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) MODIFICATION CODE

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                   NOI DETAIL

                                            ENDING       MOST       MOST    MOST RECENT   MOST RECENT
 LOAN           PROPERTY                  SCHEDULED     RECENT     RECENT    NOI START      NOI END
NUMBER   ODCR     TYPE     CITY   STATE    BALANCE    FISCAL NOI    NOI         DATE          DATE
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
=====================================================================================================

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                                   PRINCIPAL PREPAYMENT AMOUNT                     PREPAYMENT PENALTIES
                           OFFERING DOCUMENT   ----------------------------------   ----------------------------------------------
LOAN NUMBER   LOAN GROUP    CROSS-REFERENCE    PAYOFF AMOUNT   CURTAILMENT AMOUNT   PREPAYMENT PREMIUM   YIELD MAINTENANCE PREMIUM
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                HISTORICAL DETAIL

                                                                                                                          RATE
                                         DELINQUENCIES                                           PREPAYMENTS         AND MATURITIES
----------------------------------------------------------------------------------------  ------------------------  ----------------
                                                                                                                        NEXT
                                        90 DAYS                                                                       WEIGHTED
              30-59 DAYS  60-89 DAYS    OR MORE   FORECLOSURE     REO      MODIFICATIONS  CURTAILMENTS    PAYOFF        AVG.
DISTRIBUTION  ----------  ----------  ----------  -----------  ----------  -------------  ------------  ----------  ------------
DATE          #  BALANCE  #  BALANCE  #  BALANCE  #   BALANCE  #  BALANCE    #   BALANCE   #   BALANCE  #  BALANCE  COUPON REMIT WAM
------------------------------------------------------------------------------------------------------------------------------------


Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                         DELINQUENCY LOAN DETAIL

                 OFFERING       # OF                  CURRENT  OUTSTANDING  STATUS OF
                 DOCUMENT      MONTHS  PAID THROUGH    P & I       P & I    MORTGAGE
LOAN NUMBER  CROSS-REFERENCE  DELINQ.     DATE       ADVANCES  ADVANCES **   LOAN (1)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
=====================================================================================

             RESOLUTION  SERVICING                 ACTUAL   OUTSTANDING
              STRATEGY    TRANSFER  FORECLOSURE  PRINCIPAL   SERVICING   BANKRUPTCY   REO
LOAN NUMBER   CODE (2)      DATE        DATE      BALANCE    ADVANCES       DATE     DATE
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Totals
=========================================================================================

                           (1) STATUS OF MORTGAGE LOAN

 A - Payments Not Received But Still in Grace Period
 B - Late Payment But Less Than 1 Month Delinquent
 0 - Current
 1 - One Month Delinquent
 2 - Two Months Delinquent
 3 - Three or More Months Delinquent
 4 - Assumed Scheduled Payment (Performing Matured Loan)
 7 - Foreclosure
 9 - REO

                           (2) RESOLUTION STRATEGY CODE

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                          OFFERING     SERVICING  RESOLUTION
DISTRIBUTION   LOAN       DOCUMENT     TRANSFER    STRATEGY   SCHEDULED  PROPERTY
    DATE      NUMBER  CROSS-REFERENCE    DATE      CODE (1)    BALANCE   TYPE (2)  STATE
----------------------------------------------------------------------------------------

                                    NET                                   REMAINING
DISTRIBUTION  INTEREST   ACTUAL  OPERATING   NOI        NOTE  MATURITY  AMORTIZATION
    DATE        RATE    BALANCE    INCOME   DATE  DSCR  DATE    DATE        TERM
------------------------------------------------------------------------------------


                          (1) RESOLUTION STRATEGY CODE

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          OFFERING     RESOLUTION     SITE
DISTRIBUTION   LOAN       DOCUMENT      STRATEGY   INSPECTION                APPRAISAL  APPRAISAL      OTHER REO
    DATE      NUMBER  CROSS-REFERENCE    CODE(1)      DATE     PHASE 1 DATE    DATE       VALUE    PROPERTY REVENUE  COMMENT
----------------------------------------------------------------------------------------------------------------------------


                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                ADVANCE SUMMARY

                                                                 CURRENT PERIOD INTEREST
            CURRENT P&I  OUTSTANDING P&I  OUTSTANDING SERVICING    ON P&I AND SERVICING
LOAN GROUP    ADVANCES       ADVANCES           ADVANCES              ADVANCES PAID
----------------------------------------------------------------------------------------
     1          0.00           0.00                0.00                    0.00
     2          0.00           0.00                0.00                    0.00
----------------------------------------------------------------------------------------
Totals          0.00           0.00                0.00                    0.00
========================================================================================

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

           OFFERING
 LOAN      DOCUMENT      PRE-MODIFICATION  POST-MODIFICATION  PRE-MODIFICATION  POST-MODIFICATION  MODIFICATION  MODIFICATION
NUMBER  CROSS-REFERENCE       BALANCE           BALANCE         INTEREST RATE     INTEREST RATE        DATE       DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                    BEGINNING      FEES,       MOST RECENT    GROSS SALES   NET PROCEEDS   NET PROCEEDS
DISTRIBUTION        SCHEDULED    ADVANCES,      APPRAISED     PROCEEDS OR    RECEIVED ON  AVAILABLE FOR     REALIZED
    DATE      ODCR   BALANCE   AND EXPENSES*  VALUE OR BPO  OTHER PROCEEDS   LIQUIDATION   DISTRIBUTION  LOSS TO TRUST
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------------------------------------------------
Cumulative Total
======================================================================================================================

              DATE OF CURRENT  CURRENT PERIOD  CUMULATIVE  LOSS TO LOAN
DISTRIBUTION    PERIOD ADJ.      ADJUSTMENT    ADJUSTMENT    WITH CUM
    DATE         TO TRUST         TO TRUST      TO TRUST   ADJ. TO TRUST
------------------------------------------------------------------------

------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------
Cumulative Total
========================================================================

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  OFFERING      BEGINNING      AGGREGATE    PRIOR REALIZED       AMOUNTS       INTEREST    MODIFICATION
DISTRIBUTION      DOCUMENT     BALANCE AT   REALIZED LOSS   LOSS APPLIED      COVERED BY    (SHORTAGES)/    /APPRAISAL
    DATE      CROSS-REFERENCE  LIQUIDATION    ON LOANS     TO CERTIFICATES  CREDIT SUPPORT    EXCESSES    REDUCTION ADJ.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
========================================================================================================================

                ADDITIONAL      REALIZED LOSS       RECOVERIES OF       (RECOVERIES)/
DISTRIBUTION  (RECOVERIES)       APPLIED TO       REALIZED LOSSES    LOSSES APPLIED TO
    DATE        /EXPENSES   CERTIFICATES TO DATE    PAID AS CASH   CERTIFICATE INTEREST
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
=======================================================================================

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

   OFFERING      STATED PRINCIPAL  CURRENT ENDING      SPECIAL SERVICING FEES                    NON-RECOVERABLE
   DOCUMENT         BALANCE AT        SCHEDULED    ------------------------------        (PPIS)    (SCHEDULED     INTEREST ON
CROSS-REFERENCE    CONTRIBUTION        BALANCE     MONTHLY  LIQUIDATION  WORK OUT  ASER  EXCESS     INTEREST)      ADVANCES
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

   OFFERING      MODIFIED INTEREST
   DOCUMENT      RATE (REDUCTION)   ADDITIONAL
CROSS-REFERENCE       /EXCESS       TRUST FUND
----------------------------------------------

----------------------------------------------
Totals
==============================================

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                      REIMB OF ADVANCES TO THE SERVICER
    OFFERING      STATED PRINCIPAL   CURRENT ENDING   ---------------------------------
    DOCUMENT         BALANCE AT         SCHEDULED                     LEFT TO REIMBURSE   OTHER (SHORTFALLS)/
CROSS-REFERENCE     CONTRIBUTION         BALANCE      CURRENT MONTH    MASTER SERVICER          REFUNDS         COMMENTS
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
========================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                        0.00
========================================================================================================================
Interest Shortfall Reconciliation Detail Part 1 Total                        0.00
========================================================================================================================
Total Interest Shortfall Allocated to Trust                                  0.00
========================================================================================================================

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                              DEFEASED LOAN DETAIL

              OFFERING DOCUMENT   ENDING SCHEDULED
LOAN NUMBER    CROSS-REFERENCE         BALANCE       MATURITY DATE   NOTE RATE   DEFEASANCE STATUS
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
==================================================================================================

                                                                           For Additional Information please contact
                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]         CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     (301) 815-6600
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                   SERIES 2007-C2                  PAYMENT DATE:                  06/15/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:                   05/31/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                       ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
May 2008                                 85        85        85        85        85
May 2009                                 68        68        68        68        68
May 2010                                 44        44        44        44        44
May 2011                                 13         0         0         0         0
May 2012 and thereafter                   0         0         0         0         0
Weighted average life (in years)        2.6       2.4       2.4       2.4       2.4

                             CLASS A-2 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                       ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
May 2008                                100       100       100       100       100
May 2009                                100       100       100       100       100
May 2010                                100       100       100       100       100
May 2011                                100        93        84        75        65
May 2012 and thereafter                   0         0         0         0         0
Weighted average life (in years)        4.6       4.5       4.4       4.2       3.9

                             CLASS A-AB CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                       ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
May 2008                                100       100       100       100       100
May 2009                                100       100       100       100       100
May 2010                                100       100       100       100       100
May 2011                                100       100       100       100       100
May 2012                                 98        98        98        98        98
May 2013                                 82        82        82        82        82
May 2014                                 47        47        47        47        47
May 2015                                 29        29        29        29        29
May 2016                                 10        10        10        10        10
May 2017 and thereafter                   0         0         0         0         0
Weighted average life (in years)        7.3       7.3       7.3       7.2       7.2

                             CLASS A-3 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                       ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
May 2008                                100       100       100       100       100
May 2009                                100       100       100       100       100
May 2010                                100       100       100       100       100
May 2011                                100       100       100       100       100
May 2012                                100       100       100       100       100
May 2013                                100       100       100       100       100
May 2014                                100       100       100       100       100
May 2015                                100       100       100       100       100
May 2016                                100       100       100       100       100
May 2017 and thereafter                   0         0         0         0         0
Weighted average life (in years)        9.7       9.7       9.6       9.5       9.3

                            CLASS A-1-A CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                       ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
May 2008                                100       100       100       100       100
May 2009                                100       100       100       100       100
May 2010                                100       100       100       100       100
May 2011                                100       100       100       100       100
May 2012                                 98        98        98        98        97
May 2013                                 98        97        97        97        97
May 2014                                 93        93        92        92        92
May 2015                                 93        92        92        92        92
May 2016                                 92        91        90        88        61
May 2017 and thereafter                   0         0         0         0         0
Weighted average life (in years)        9.4       9.4       9.3       9.3       9.0

                             CLASS A-M CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                       ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
May 2008                                100       100       100       100       100
May 2009                                100       100       100       100       100
May 2010                                100       100       100       100       100
May 2011                                100       100       100       100       100
May 2012                                100       100       100       100       100
May 2013                                100       100       100       100       100
May 2014                                100       100       100       100       100
May 2015                                100       100       100       100       100
May 2016                                100       100       100       100       100
May 2017 and thereafter                   0         0         0         0         0
Weighted average life (in years)        9.9       9.9       9.9       9.8       9.6

                            CLASS A-MFL CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                       ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%       100%
May 2008                                100       100       100       100        100
May 2009                                100       100       100       100        100
May 2010                                100       100       100       100        100
May 2011                                100       100       100       100        100
May 2012                                100       100       100       100        100
May 2013                                100       100       100       100        100
May 2014                                100       100       100       100        100
May 2015                                100       100       100       100        100
May 2016                                100       100       100       100        100
May 2017 and thereafter                   0         0         0         0          0
Weighted average life (in years)        9.9       9.9       9.9       9.8        9.6

                             CLASS A-J CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                       ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%       100%
May 2008                                100       100       100       100        100
May 2009                                100       100       100       100        100
May 2010                                100       100       100       100        100
May 2011                                100       100       100       100        100
May 2012                                100       100       100       100        100
May 2013                                100       100       100       100        100
May 2014                                100       100       100       100        100
May 2015                                100       100       100       100        100
May 2016                                100       100       100       100        100
May 2017 and thereafter                   0         0         0         0          0
Weighted average life (in years)        9.9       9.9       9.9       9.9        9.6

                                    EXHIBIT D

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

     DISTRIBUTION DATE             BALANCE
----------------------------   --------------
June 2007                      $64,298,000.00
July 2007                      $64,298,000.00
August 2007                    $64,298,000.00
September 2007                 $64,298,000.00
October 2007                   $64,298,000.00
November 2007                  $64,298,000.00
December 2007                  $64,298,000.00
January 2008                   $64,298,000.00
February 2008                  $64,298,000.00
March 2008                     $64,298,000.00
April 2008                     $64,298,000.00
May 2008                       $64,298,000.00
June 2008                      $64,298,000.00
July 2008                      $64,298,000.00
August 2008                    $64,298,000.00
September 2008                 $64,298,000.00
October 2008                   $64,298,000.00
November 2008                  $64,298,000.00
December 2008                  $64,298,000.00
January 2009                   $64,298,000.00
February 2009                  $64,298,000.00
March 2009                     $64,298,000.00
April 2009                     $64,298,000.00
May 2009                       $64,298,000.00
June 2009                      $64,298,000.00
July 2009                      $64,298,000.00
August 2009                    $64,298,000.00
September 2009                 $64,298,000.00
October 2009                   $64,298,000.00
November 2009                  $64,298,000.00
December 2009                  $64,298,000.00
January 2010                   $64,298,000.00
February 2010                  $64,298,000.00
March 2010                     $64,298,000.00
April 2010                     $64,298,000.00
May 2010                       $64,298,000.00
June 2010                      $64,298,000.00
July 2010                      $64,298,000.00
August 2010                    $64,298,000.00
September 2010                 $64,298,000.00
October 2010                   $64,298,000.00
November 2010                  $64,298,000.00
December 2010                  $64,298,000.00
January 2011                   $64,298,000.00
February 2011                  $64,298,000.00
March 2011                     $64,298,000.00
April 2011                     $64,298,000.00
May 2011                       $64,298,000.00
June 2011                      $64,298,000.00
July 2011                      $64,298,000.00
August 2011                    $64,298,000.00
September 2011                 $64,298,000.00
October 2011                   $64,298,000.00
November 2011                  $64,298,000.00
December 2011                  $64,298,000.00
January 2012                   $64,298,000.00
February 2012                  $64,298,000.00
March 2012                     $64,298,000.00
April 2012                     $64,173,511.11
May 2012                       $63,303,000.00
June 2012                      $62,518,000.00
July 2012                      $61,640,000.00
August 2012                    $60,847,000.00
September 2012                 $60,050,000.00
October 2012                   $59,160,000.00
November 2012                  $58,355,000.00
December 2012                  $57,456,000.00
January 2013                   $56,642,000.00
February 2013                  $55,824,000.00
March 2013                     $54,736,000.00
April 2013                     $53,908,000.00
May 2013                       $52,988,000.00
June 2013                      $52,152,000.00
July 2013                      $51,224,000.00
August 2013                    $50,379,000.00
September 2013                 $49,529,000.00
October 2013                   $48,588,000.00
November 2013                  $47,730,000.00
December 2013                  $46,780,000.00
January 2014                   $45,913,000.00
February 2014                  $45,041,000.00
March 2014                     $31,824,000.00
April 2014                     $30,957,000.00
May 2014                       $30,001,000.00
June 2014                      $29,126,000.00
July 2014                      $28,161,000.00
August 2014                    $27,276,000.00
September 2014                 $26,386,000.00
October 2014                   $25,408,000.00
November 2014                  $24,509,000.00
December 2014                  $23,522,000.00
January 2015                   $22,614,000.00
February 2015                  $21,701,000.00
March 2015                     $20,533,000.00
April 2015                     $19,610,000.00
May 2015                       $18,599,000.00
June 2015                      $17,666,000.00
July 2015                      $16,645,000.00
August 2015                    $15,703,000.00
September 2015                 $14,756,000.00
October 2015                   $13,721,000.00
November 2015                  $12,764,000.00
December 2015                  $11,719,000.00
January 2016                   $10,752,000.00
February 2016                  $ 9,780,000.00
March 2016                     $ 8,639,000.00
April 2016                     $ 7,657,000.00
May 2016                       $ 6,588,000.00
June 2016                      $ 5,595,000.00
July 2016                      $ 4,516,000.00
August 2016                    $ 3,513,000.00
September 2016                 $ 2,505,000.00
October 2016                   $ 1,410,000.00
November 2016                  $   392,000.00
December 2016 and thereafter   $         0.00

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C2, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-MFL and Class A-J will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including May 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including May 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC will be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, a nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441 1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W 8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as an "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange including the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will-

     -    have its own series designation;

     -    consist of one or more classes with various payment characteristics;

     -    evidence beneficial ownership interests in a trust established by us;
          and

     -    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April 10, 2007.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                          31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION                                                         129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR                    We are Credit Suisse First Boston Mortgage
                                 Securities Corp., the depositor with respect to each series of certificates offered by this prospectus. Our principal offices are located at Eleven Madison Avenue, New York, New York
                                 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse
                                 Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA),
                                 Inc. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." herein.

                                 All references to "we," "us" and "our" in this prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp.

THE SPONSOR                      Column Financial, Inc., a Delaware corporation,
                                 and an affiliate of the depositor, will act as a sponsor with respect to the trust fund.
                                 Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit
                                 Suisse (USA) Inc. The principal offices of
                                 Column Financial, Inc. are located at Eleven
                                 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. See "The
                                 Sponsor" herein.

                                 In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED     The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade.
                                 See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES                     We may not publicly offer all the
                                 commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                 Offered" above.

THE GOVERNING DOCUMENTS          In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 -    the issuance of each series of offered
                                      certificates;

                                 - the creation of and transfer of assets to the related trust; and

                                 - the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 -    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                 -    one or more special servicers that will
                                      generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS                  The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                 -    rental or cooperatively-owned buildings
                                      with multiple dwelling units or
                                      residential properties containing
                                      condominium units;

                                 - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 -    office buildings;

                                 -    hospitality properties;

                                 -    casino properties;

                                 -    health care-related facilities;

                                 -    industrial facilities;

                                 -    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 -    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 - manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 -    recreational and resort properties;

                                 -    arenas and stadiums;

                                 -    churches and other religious facilities;

                                 -    parking lots and garages;

                                 -    mixed use properties;

                                 -    other income-producing properties; and/or

                                 -    unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 -    may provide for no accrual of interest;

                                 - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 -    may permit the negative amortization or
                                      deferral of accrued interest;

                                 -    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 -    may provide for payments of principal,
                                      interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor" herein.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 In addition to the asset classes described above in this "Characterization of the Mortgage Assets" section, we may include other asset classes in the trust with respect to any series of offered certificates. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS       If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                 - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 -    other mortgage loans that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus;
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans that--

                                 -    conform to the description of mortgage
                                      assets in this prospectus; and

                                 -    satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 If any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                                 In addition, if so specified under
                                 circumstances described in the related
                                 prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

                                 Further, if so specified in the related
                                 prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES                     An offered certificate may entitle the holder
                                 to receive--

                                 -    a stated principal amount;

                                 -    interest on a principal balance or
                                      notional amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 -    payments of principal, with
                                      disproportionate, nominal or no payments of interest;

                                 -    payments of interest, with
                                      disproportionate, nominal or no payments of principal;

                                 -    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 -    payments of principal to be made, from
                                      time to time or for designated periods, at a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES                     Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                 -    guaranteed investment contracts in
                                      accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 -    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 -    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS                  As and to the extent described in the related
                                 prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans to cover--

                                 - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                 -    property protection expenses;

                                 -    other servicing expenses; or

                                 - any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

OPTIONAL TERMINATION             We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                 - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES                     Any class of offered certificates will
                                 constitute or evidence ownership of--

                                 - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                 See  "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS     If you are a fiduciary of a retirement plan or
                                 other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange including the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents (other than Annual Reports on Form 10-K) filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

     - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be either Cadwalader, Wickersham & Taft LLP or Skadden, Arps, Slate, Meagher & Flom LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     In addition, under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a United States Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non- United States partner, even if no cash distributions are made to such partner. Accordingly, the related Governing Document will prohibit transfer of a REMIC residual certificate to a United States Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a United States corporation) is (or is permitted to be under the related partnership agreement) a non- United States Person.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their direct or indirect beneficial owners (other than through a U.S. Corporation) are (and are required to be under the related partnership agreement) United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     - persons that are fiduciaries with respect to Plans, in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 2007-05, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by either Cadwalader, Wickersham & Taft LL or Skadden, Arps, Slate, Meagher & Flom LLP (as provided in the related prospectus supplement).

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[GRAPHIC OMITTED]

111. HILLSBORO PROMENADE
     HILLSBORO, OR

[GRAPHIC OMITTED]

9.   GREENWICH FINANCIAL CENTER
     GREENWICH, CT

[GRAPHIC OMITTED]

7A.  THE CASCADES
     WEST PALM BEACH, FL

[GRAPHIC OMITTED]

172. MEDFORD PLACE SHOPPING CENTER
     CARMEL, IN

[GRAPHIC OMITTED]

3.   FOUR WESTLAKE PARK
     HOUSTON, TX

11.  METRO SQUARE 95 OFFICE PARK
     JACKSONVILLE, FL

[GRAPHIC OMITTED]

93.  SHOPS ON GALAXIE
     APPLE VALLEY, MN

[GRAPHIC OMITTED]

6.   PARK CENTRAL
     DENVER, CO

[GRAPHIC OMITTED]

43.  PARKE ORCUTT APARTMENTS
     ORCUTT, CA

[GRAPHIC OMITTED]

102. RENAISSANCE COURTYARD
     WILLMINGTON, MC

[GRAPHIC OMITTED]

198. 8320 WARD PARKWAY
     KANSAS CITY, MO

[GRAPHIC OMITTED]

21.  UNIVERSITY COMMONS
     BURLINGTON, NC

[GRAPHIC OMITTED]

15.  SOUTHPOINTE PAVILLIONS
     LINCOLN, NE

[GRAPHIC OMITTED]

19.  SHERATON FOUR POINTS LAX
     LOS ANGELES, CA

[GRAPHIC OMITTED]

18.  WOODLAND MEADOWS
     TAMARAC, FL

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2007-C2.xls." The spreadsheet file "CSMC 2007-C2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                               TABLE OF CONTENTS

            Prospectus Supplement

Important Notice About Information
  Presented in This Prospectus
  Supplement and the Accompanying
  Prospectus........................     S-4
Notice to Residents of the United
  Kingdom...........................     S-4
Summary of Prospectus Supplement....     S-7
Risk Factors........................    S-45
Capitalized Terms Used in This
  Prospectus Supplement.............    S-72
Forward-Looking Statements..........    S-72
Affiliations........................    S-72
Description of the Issuing Entity...    S-72
Description of the Depositor........    S-74
Description of the Sponsors and
  Mortgage Loan Sellers.............    S-74
Description of the Underlying
  Mortgage Loans....................    S-78
Description of the Offered
  Certificates......................   S-144
Yield and Maturity Considerations...   S-174
Description of the Swap Agreement...   S-180
The Series 2007-C2 Pooling and
  Servicing Agreement...............   S-183
Certain Legal Aspects of Mortgage
  Loans for Mortgaged Properties
  Located in Texas and New York.....   S-225
U.S. Federal Income Tax
  Consequences......................   S-226
ERISA Considerations................   S-230
Legal Investment....................   S-233
Use of Proceeds.....................   S-234
Underwriting........................   S-234
Legal Matters.......................   S-235
Rating..............................   S-236
Glossary............................   S-238

                     Dealer Prospectus Delivery Obligation

    Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                 $2,910,254,000
                                 (Approximate)

                            CREDIT SUISSE COMMERCIAL
                                 MORTGAGE TRUST
                                 SERIES 2007-C2

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-C2

Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-MFL
                                 and Class A-J
                        --------------------------------
                             PROSPECTUS SUPPLEMENT
                        --------------------------------

                                 CREDIT SUISSE

                              FINACORP SECURITIES

                          KEYBANC CAPITAL MARKETS INC.

                             RBS GREENWICH CAPITAL

                              WACHOVIA SECURITIES

                                 April 27, 2007

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